==============================================================================



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
                                   Depositor,

                             BANK OF AMERICA, N.A.,
                              Mortgage Loan Seller,


                          MIDLAND LOAN SERVICES, INC.,
                                Master Servicer,


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                Special Servicer,


                                       and


                        WELLS FARGO BANK MINNESOTA, n.a.,
                        Trustee and REMIC Administrator,


                        ---------------------------------


                           SECOND AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2000

     (Amending and Restating the Amended and Restated Pooling and Servicing
      Agreement dated as of February 1, 2000 which had amended and restated the Pooling and Servicing Agreement dated as of December 1, 1999)


                        ---------------------------------


                  Commercial Mortgage Pass-Through Certificates

                                  Series 2000-1

==============================================================================

                                TABLE OF CONTENTS
                                -----------------

Section                                                                     Page
-------                                                                     ----

                                    ARTICLE I

  DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND THE
                                  CERTIFICATES

SECTION 1.01   Defined Terms..................................................
SECTION 1.02   Certain Calculations in Respect of the Mortgage Pool...........
SECTION 1.03   Incorporation of Preliminary Statement.........................


                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

SECTION 2.01   Conveyance of Mortgage Loans...................................
SECTION 2.02   Acceptance of REMIC I by Trustee...............................
SECTION 2.03 Mortgage Loan Seller's Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations
               and Warranties.................................................
SECTION 2.04   Representations and Warranties of the Depositor................
SECTION 2.05   Representations and Warranties of the Mortgage Loan
               Seller.........................................................
SECTION 2.06   Representations and Warranties of the Master Servicer..........
SECTION 2.07   Representations and Warranties of the Special Servicer.........
SECTION 2.08   Representations and Warranties of the Trustee and the
               REMIC Administrator............................................
SECTION 2.09   Issuance of the Class R-I Certificates; Creation of the
               REMIC I Regular Interests......................................
SECTION 2.10   Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by the Trustee........................................
SECTION 2.11   Issuance of the Class R-II Certificates; Creation of the
               REMIC II Regular Interests.....................................
SECTION 2.12   Conveyance of the Class MG, Class MH, Class MJ, Class MK
               and Class MX Uncertificated Interests; Acceptance of
               such Interests by the Trustee..................................
SECTION 2.13   Issuance of the Class R-III Certificates; Creation of
               the REMIC III Regular Interests................................
SECTION 2.14   Conveyance of the Class MA-1, Class MA-2, Class MA-3,
               Class MA-4, Class MA-1C and Class MA-2C Uncertificated
               Interests; Acceptance of such Interests by the Trustee.........
SECTION 2.15   Issuance of the Class R-IIIU Certificates; Creation of
               the REMIC IIIU Regular Interests...............................
SECTION 2.16   Conveyance of the Class UA-1A, Class UA-2A, Class UA-1B,
               Class UA-2B, Class UA-3B, Class UX, Class MB, Class MC
               and Class MD Uncertificated Interests; Acceptance of
               such Interests by the Trustee..................................
SECTION 2.17   Issuance of the REMIC IV Certificates..........................


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01   Administration of the Mortgage Loans...........................
SECTION 3.02   Collection of Mortgage Loan Payments...........................
SECTION 3.03   Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Servicing Advances; Reserve Accounts.......
SECTION 3.04   Certificate Account, the Distribution Account, the
               REMIC II Distribution Account, the REMIC III
               Distribution Account, the REMIC IIIU Distribution
               Account and the REMIC IV Distribution Account..................
SECTION 3.05   Permitted Withdrawals From the Certificate Account and
               the Distribution Account.......................................
SECTION 3.06   Investment of Funds in the Certificate Account, the
               Interest Reserve Account and the REO Account...................
SECTION 3.07   Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage..........................................
SECTION 3.08   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Subordinate Financing..............................
SECTION 3.09   Realization Upon Defaulted Mortgage Loans......................
SECTION 3.10   Trustee to Cooperate; Release of Mortgage Files................
SECTION 3.11   Servicing Compensation; Interest on Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               Regarding Back-up Servicing Advances...........................
SECTION 3.12   Inspections; Collection of Financial Statements................
SECTION 3.13   Annual Statement as to Compliance..............................
SECTION 3.14   Reports by Independent Public Accountants......................
SECTION 3.15   Access to Certain Information..................................
SECTION 3.16   Title to REO Property; REO Account.............................
SECTION 3.17   Management of REO Property.....................................
SECTION 3.18   Sale of Defaulted Mortgage Loans and REO Properties............
SECTION 3.19   Additional Obligations of the Master Servicer and the
               Special Servicer...............................................
SECTION 3.20   Modifications, Waivers, Amendments and Consents................
SECTION 3.21   Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping...............................
SECTION 3.22   Sub-Servicing Agreements.......................................
SECTION 3.23   Designation of Special Servicer by the Majority
               Certificateholder of the Controlling Class.....................
SECTION 3.24   Confidentiality................................................
SECTION 3.25   No Solicitation of Prepayments.................................
SECTION 3.26   Certain Matters with Respect to Loans Permitting
               Defeasance, Franchise Loans and Certain Loans Permitting
               Additional Debt................................................
SECTION 3.27   [RESERVED].....................................................
SECTION 3.28   Maintenance of Portfolio Mortgage Loan Environmental
               Policy.........................................................


                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

SECTION 4.01   Distributions on the Certificates..............................
SECTION 4.02   Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer.......................
SECTION 4.03   P&I Advances...................................................
SECTION 4.04   Allocation of Realized Losses and Additional Trust Fund
               Expenses.......................................................
SECTION 4.05   Interest Reserve Account.......................................


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01   The Certificates...............................................
SECTION 5.02   Registration of Transfer and Exchange of Certificates..........
SECTION 5.03   Book-Entry Certificates........................................
SECTION 5.04   Mutilated, Destroyed, Lost or Stolen Certificates..............
SECTION 5.05   Persons Deemed Owners..........................................
SECTION 5.06   Certification by Certificate Owners............................
SECTION 5.07   Regarding the Identification of Certain
               Certificateholders.............................................


                                   ARTICLE VI

  THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL
                      SERVICER AND THE REMIC ADMINISTRATOR

SECTION 6.01   Liability of the Depositor, the Mortgage Loan Seller,
               the Master Servicer, the Special Servicer and the REMIC
               Administrator..................................................
SECTION 6.02   Merger, Consolidation or Conversion of the Depositor,
               the Mortgage Loan Seller, the Master Servicer, the
               Special Servicer or the REMIC Administrator....................
SECTION 6.03   Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer, the REMIC Administrator
               and Others.....................................................
SECTION 6.04   Master Servicer, Special Servicer and REMIC
               Administrator Not to Resign....................................
SECTION 6.05   Rights of the Depositor and the Trustee in Respect of
               the Master Servicer, the Special Servicer and the REMIC
               Administrator..................................................


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01   Events of Default..............................................
SECTION 7.02   Trustee to Act; Appointment of Successor.......................
SECTION 7.03   Notification to Certificateholders.............................
SECTION 7.04   Waiver of Events of Default....................................
SECTION 7.05   Additional Remedies of Trustee Upon Event of Default...........


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01   Duties of Trustee..............................................
SECTION 8.02   Certain Matters Affecting the Trustee..........................
SECTION 8.03   Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans.................................
SECTION 8.04   Trustee May Own Certificates...................................
SECTION 8.05   Fees of Trustee; Indemnification of Trustee....................
SECTION 8.06   Eligibility Requirements for Trustee...........................
SECTION 8.07   Resignation and Removal of the Trustee.........................
SECTION 8.08   Successor Trustee..............................................
SECTION 8.09   Merger or Consolidation of Trustee.............................
SECTION 8.10   Appointment of Co-Trustee or Separate Trustee..................
SECTION 8.11   Appointment of Custodians......................................
SECTION 8.12   Access to Certain Information..................................
SECTION 8.13   Filings with the Securities and Exchange Commission............
SECTION 8.14   Year 2000 Compliance...........................................
SECTION 8.15   Maintenance of Mortgage File...................................


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01   Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.................................................
SECTION 9.02   Additional Termination Requirements............................


                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

SECTION 10.01  REMIC Administration...........................................
SECTION 10.02  Depositor, Master Servicer, Special Servicer and Trustee
               to Cooperate with REMIC Administrator..........................
SECTION 10.03  Fees of the REMIC Administrator................................
SECTION 10.04  Use of Agents..................................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01  Amendment......................................................
SECTION 11.02  Recordation of Agreement; Counterparts.........................
SECTION 11.03  Limitation on Rights of Certificateholders.....................
SECTION 11.04  Governing Law..................................................
SECTION 11.05  Notices........................................................
SECTION 11.06  Severability of Provisions.....................................
SECTION 11.07  Successors and Assigns; Beneficiaries..........................
SECTION 11.08  Article and Section Headings...................................
SECTION 11.09  Notices to and from Rating Agencies............................
SECTION 11.10  Requests for Information; Standing Requests....................

LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A-1       Form of Class A-1A Certificate
EXHIBIT A-2       Form of Class A-2A Certificate
EXHIBIT A-3       Form of Class A-1B Certificate
EXHIBIT A-4       Form of Class A-2B Certificate
EXHIBIT A-5       Form of Class A-3B Certificate
EXHIBIT A-6       Form of Class X Certificate
EXHIBIT A-7       Form of Class B Certificate
EXHIBIT A-8       Form of Class C Certificate
EXHIBIT A-9       Form of Class D Certificate
EXHIBIT A-10      Form of Class E Certificate
EXHIBIT A-11      Form of Class F Certificate
EXHIBIT A-12      Form of Class G Certificate
EXHIBIT A-13      Form of Class H Certificate
EXHIBIT A-14      Form of Class K Certificate
EXHIBIT A-15      Form of Class L Certificate
EXHIBIT A-16      Form of Class M Certificate
EXHIBIT A-17      Form of Class N Certificate
EXHIBIT A-18      Form of Class R-I Certificate
EXHIBIT A-19      Form of Class R-II Certificate
EXHIBIT A-20      Form of Class R-III Certificate
EXHIBIT A-21      Form of Class R-IIIU Certificate
EXHIBIT A-22      Form of Class R-IV Certificate
EXHIBIT B         Form of Investment Representation Letter
EXHIBIT C-1       Form of Transfer Affidavit and Agreement Pursuant to
                  Section 5.02(d)(i)(B)
EXHIBIT C-2       Form of Transferor Certificate Pursuant to
                  Section 5.02(d)(i)(D)
EXHIBIT D         Request for Release
EXHIBIT E         Form of REO Status Report
EXHIBIT F         Form of ERISA Representation Letter
EXHIBIT G         Form of Interim Custodial Certification
EXHIBIT H         Form of Final Custodial Certification
EXHIBIT I         Form of Operating Statement Analysis Report
EXHIBIT J         Servicer Watch List
EXHIBIT K         Operating Statement Analysis Worksheet
EXHIBIT L         Environmental Policy
EXHIBIT M         Request for Review

SCHEDULE I        Mortgage Loan Schedule
SCHEDULE II       Schedule of Mortgage Loans Under Section 3.08(e)
SCHEDULE III      Sub-Servicing Agreements in Effect as of the Original
                  Closing Date
SCHEDULE P9       Exceptions to Portfolio Mortgage Loan Representation (ix)
SCHEDULE P41(A)   Exceptions to Portfolio Mortgage Loan Representation (xli)(A)
SCHEDULE P41(B)   Exceptions to Portfolio Mortgage Loan Representation (xli)(B)
SCHEDULE P41(K)   Exceptions to Portfolio Mortgage Loan Representation (xli)(K)
SCHEDULE P59      Exceptions to Portfolio Mortgage Loan Representation (lix)
SCHEDULE P61      Exceptions to Portfolio Mortgage Loan Representation (lxi)
SCHEDULE C9       Exceptions to Conduit Mortgage Loan Representation (ix)
SCHEDULE C23      Exceptions to Conduit Mortgage Loan Representation (xxiii)
SCHEDULE C43      Exceptions to Conduit Mortgage Loan Representation (xliii)
SCHEDULE C44      Exceptions to Conduit Mortgage Loan Representation (xliv)
SCHEDULE C45      Exceptions to Conduit Mortgage Loan Representation (xlv)
SCHEDULE C46(C)   Exceptions to Conduit Mortgage Loan Representation (xlvi)(C)
SCHEDULE C48(A)   Exceptions to Conduit Mortgage Loan Representation (xlviii)(A)
SCHEDULE C48(B)   Exceptions to Conduit Mortgage Loan Representation (xlviii)(B)
SCHEDULE C48(C)   Exceptions to Conduit Mortgage Loan Representation (xlviii)(C)
SCHEDULE C48(G)   Exceptions to Conduit Mortgage Loan Representation (xlviii)(G)
SCHEDULE C48(H)   Exceptions to Conduit Mortgage Loan Representation (xlviii)(H)
SCHEDULE C48(J)   Exceptions to Conduit Mortgage Loan Representation (xlviii)(J)

            This Second Amended and Restated Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of September 1, 2000, among BANC OF AMERICA COMMERCIAL MORTGAGE INC. (successor in interest to NationsLink Funding Corporation), as Depositor, BANK OF AMERICA, N.A., as Mortgage Loan Seller, MIDLAND LOAN SERVICES, INC., as Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A. (successor in interest to Norwest Bank Minnesota, National Association), as Trustee and as REMIC Administrator.

                            PRELIMINARY STATEMENT:

            This Agreement, dated and effective as of September 1, 2000, amends and restates the Amended and Restated Pooling and Servicing Agreement, dated as of February 1, 2000 (the "First Amended Pooling Agreement") which had amended and restated the Pooling and Servicing Agreement, dated as of December 1, 1999 among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Mortgage Loan Seller, Midland Loan Services Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and as REMIC Administrator (the "Original Pooling Agreement"). This Agreement is being executed at the direction of the holders of Certificates entitled to 100% of the Voting Rights allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C, Class D, Class E, Class F and Class X Certificates, as issued under the Original Pooling Agreement (the "Original Certificates"), and with the agreement of all of the parties hereto, for the purpose of (i) causing all such Class A-1, Class A-2, Class A-3 and Class A-4 Certificates to be restructured and to be redesignated as the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B Certificates, (ii) resetting the principal balances of and/or the pass-through rates of the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates (as so redesignated), and the Class B, Class C and Class D Certificates, (iii) making, in connection with such restructuring, two additional REMIC elections with respect to the Trust Fund and (iv) providing for the book-entry registration of the newly created Classes of Certificates. For the avoidance of doubt, it is noted that the first Distribution Date on the New Certificates hereunder shall be the Distribution Date in October 2000, and the changes made hereby are effective in respect of such Distribution Date for the full related Interest Accrual Period that began September 1, 2000.

            The Depositor issued the Original Certificates on December 1, 1999 pursuant to the Original Pooling Agreement. Interests in the Trust established by the Original Pooling Agreement corresponding to the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D and the Class X Certificates being issued under this Agreement (the "New Certificates") were issued to the Mortgage Loan Seller in partial consideration for the Mortgage Loans. Pursuant to this amendment, effective on the Second Sequel Closing Date, the Mortgage Loan Seller will transfer such interests to the Depositor, and the Depositor will transfer such interests to the Trustee in exchange for certain uncertificated interests, the New Certificates and the Class R-IIIU and Class R-IV Certificates. No changes to the First Amended Pooling Agreement are made hereby, with respect to the Class G, Class H, and Class K Certificates (the "Unaffected REMIC III Certificates") and no changes to the Original Pooling Agreement are made hereby with respect to the Class E, Class F, Class L, Class M and Class N Certificates (the "Unaffected REMIC II Certificates" and, collectively with the Unaffected REMIC III Certificates, the "Unaffected Certificates"), or to the Class R-I, Class R-II and Class R-III Certificates, and in this and every other respect, except as expressly amended hereby, the Original Pooling Agreement as amended and restated by the First Amended Pooling Agreement, continues in full force and effect as amended and restated hereby. The New Certificates, together with the Unaffected Certificates and the Residual Certificates, collectively, evidence the entire beneficial ownership interest in the Trust.

            It is the intention of the parties, and each of the parties hereto acknowledges, that this amendment and restatement of the Original Pooling Agreement, as amended and restated by the First Amended Pooling Agreement shall not in any way affect the rights or obligations of a Sub-Servicer under the Amended and Restated Master Subservicing Agreement for Securitization Transactions, dated as of March 25, 1998 among Bank of America, N.A. (successor interest to NationsBank, N.A.), Bankers Mutual, (successor in interest to Bankers Mutual Mortgage Inc.), Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Midland Loan Services, Inc. (successor in interest to Midland Loan Services, L.P.), Patrician Financial Company Limited Partnership and Prudential MultiFamily Mortgage Inc. (successor in interest to Washington Mortgage Financial Group. Ltd.), as supplemented by Sub-Servicer Addition Agreements dated as of September 25, 1998 executed by ARCS Commercial Mortgage Co., L.P., a California Limited Partnership, and Bank of America, N.A. (successor in interest to Bank of America NT&SA), and as made applicable to the securitization transaction contemplated by this Agreement by the related Confirmation, dated as of December 21, 1999, executed by the Sub-Servicers listed on Schedule III.

            As provided herein, the Trustee will elect that the Trust Fund be treated for federal income tax purposes as five separate real estate mortgage investment conduits ("REMIC I," "REMIC II," "REMIC III," "REMIC IIIU" and "REMIC IV" respectively). The Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D and Class X Certificates constitute "regular interests" in REMIC IV, and the Class R-IV Certificates constitute the sole Class of "residual interest" in REMIC IV for purposes of the REMIC Provisions. The Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, and Class UA-3B Uncertificated Interests constitute "regular interests" in REMIC IIIU, and the Class R-IIIU Certificates constitute the sole Class of "residual interest" in REMIC IIIU for purposes of the REMIC Provisions. The Class G, Class H and Class K Certificates and the Class UX Uncertificated Interest constitute "regular interests" in REMIC III, and the Class R-III Certificates constitute the sole Class of "residual interest" in REMIC III for purposes of the REMIC Provisions. The Class E, Class F, Class L, Class M and Class N Certificates and the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C, Class MA-2C, Class MB, Class MC, Class MD, Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests constitute "regular interests" in REMIC II, and the Class R-II Certificates constitute the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions. The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole Class of "residual interest" in REMIC I for purposes of the REMIC Provisions.

            The following table sets forth the designation, the Pass-Through Rate, and the Initial Class Principal Balance for each of the Classes of Regular Certificates as of the Second Sequel Closing Date:

                                                             Initial Class
     Designation     Issuing REMIC     Pass-Through Rate   Principal Balance
     -----------     -------------     -----------------   -----------------
     Class A-1A           IV         7.1090% per annum        $153,230,577
     Class A-2A           IV         7.3330% per annum(1)     $299,000,640
     Class A-1B           IV         6.8010% per annum         $55,591,451
     Class A-2B           IV         7.2570% per annum(1)      $38,390,866
     Class A-3B           IV         7.4180% per annum(1)      $19,967,220
     Class X              IV             Variable(2)              N/A(3)
     Class B              IV         7.5120% per annum(1)      $40,999,766
     Class C              IV         7.6510% per annum(1)      $35,142,657
     Class D              IV         7.6463% per annum(4)      $11,714,219
     Class E              II         7.7488% per annum(5)      $27,333,177
     Class F              II         7.7488% per annum(5)      $11,714,219
     Class G              III        6.85% per annum           $11,714,219
     Class H              III        6.85% per annum           $19,523,698 (6)
     Class K              III        6.85% per annum            $3,904,740
     Class L              II         6.00% per annum           $15,618,958
     Class M              II         6.00% per annum            $7,809,479
     Class N              II         6.00% per annum           $19,523,699


---------------------------------

(1) Initial Pass-Through Rate. The Pass-Through Rate for the Class A-2A, Class A-2B, Class A-3B and Class B and Class C Certificates for each Distribution Date shall not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(2)   Calculated in accordance  with the  definition of "Class X  Pass-Through
      Rate".

(3) The Class X Certificates will not have a Class Principal Balance; rather, such Class of Certificates will accrue interest as provided herein on the Class X Notional Amount.

(4) Initial Pass-Through Rate. The Pass-Through Rate for the Class D Certificates for each Distribution Date shall equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date minus 0.1025% per annum.

(5) Initial Pass-Through Rate. The Pass-Through Rate for the Class E and Class F Certificates for each Distribution Date shall equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(6) The Original Class Principal Balances of the original Class H and Class J Certificates were $13,666,589 and $5,857,109, respectively. On the First Sequel Closing Date, the original Class H and Class J Certificates were exchanged for the Class H Certificates having the Initial Class Principal Balance shown above, which represents the sum of such Class Principal Balances of such original Class H and J Certificates.

            The following table sets forth the designation, the initial Uncertificated Principal Balance and per annum rates of interest for the REMIC I Regular Interests as of the Second Sequel Closing Date:

     REMIC I                                             Initial
     Regular Interest        REMIC I                 Uncertificated
     Designation         Remittance Rate            Principal Balance
     -----------         ---------------            -----------------
     Class LA-1                (1)                      $49,633,396
     Class LA-2                (1)                      $29,354,604
     Class LA-3                (1)                      $51,733,026
     Class LA-4                (1)                      $34,553,195
     Class LA-1C               (1)                      $85,948,613
     Class LA-2C               (1)                     $332,891,723
     Class LB                  (1)                      $40,999,766
     Class LC                  (1)                      $35,142,657
     Class LD                  (1)                      $11,714,219
     Class LE                  (1)                      $27,333,177
     Class LF                  (1)                      $11,714,219
     Class LG                  (1)                      $11,714,219
     Class LH                  (1)                      $13,666,589
     Class LJ                  (1)                       $5,857,109
     Class LK                  (1)                       $3,904,740
     Class LL                  (1)                      $15,618,958
     Class LM                  (1)                       $7,809,479
     Class LN                  (1)                      $19,523,699

---------------------------------

(1) The REMIC I Remittance Rate for each Class of REMIC I Regular Interests is the Weighted Average Adjusted Net Mortgage Rate.

            The following table sets forth the designation, the initial Uncertificated Principal Balance and per annum rates of interest for the REMIC II Uncertificated Regular Interests as of the Second Sequel Closing Date:

 REMIC II Uncertificated
    Regular Interest           REMIC II        Initial Uncertificated
       Designation          Remittance Rate       Principal Balance
       -----------          ---------------       -----------------
       Class MA-1                 (1)                $49,633,396
       Class MA-2                 (1)                $29,354,064
       Class MA-3                 (1)                $51,733,026
       Class MA-4                 (1)                $34,553,195
       Class MA-1C                (1)                $85,948,613
       Class MA-2C                (1)               $332,891,723
       Class MB                   (1)                 40,999,766
       Class MC                   (1)                 35,142,657
       Class MD                   (1)                 11,714,219
       Class MG                   (1)                $11,714,219
       Class MH                   (1)                $13,666,589
       Class MJ                   (1)                 $5,857,109
       Class MK                   (1)                 $3,904,740
       Class MX                   (2)                    (3)

---------------------------------

(1) The REMIC II Remittance Rate for each Class of REMIC II Regular Interests (other than the Class MX Uncertificated Interest) is the Weighted Average Adjusted Net Mortgage Rate.

(2) The Pass-Through Rate for the Class MX Uncertificated Regular Interest is the Class MX Pass-Through Rate.

(3) The Class MX Uncertificated Regular Interest will not have an Uncertificated Principal Balance; rather such Class of REMIC II Uncertificated Regular Interests will receive interest as provided herein on the Class MX Notional Amount.

            The following table sets forth the designation, the initial Uncertificated Principal Balance and per annum rate of interest for the REMIC III Uncertificated Regular Interest as of the Second Sequel Closing Date:

 REMIC III Uncertificated
     Regular Interest                                   Initial Uncertificated
        Designation         REMIC III Remittance Rate      Principal Balance
        -----------         -------------------------      -----------------

         Class UX                      (1)                        (2)

---------------------------------

(1) The Pass-Through Rate for the Class UX Uncertificated Regular Interest is the Class UX Pass-Through Rate.

(2) The Class UX Uncertificated Regular Interest will not have an Uncertificated Principal Balance; rather, such Class of REMIC III Uncertificated Regular Interest will receive interest as provided herein on the Class UX Notional Amount.

            The following table sets forth the designation, the initial Uncertificated Principal Balances and per annum rates of interest for the REMIC IIIU Regular Interests as of the Second Sequel Closing Date:

        REMIC IIIU
     Regular Interest                                    Initial Uncertificated
        Designation        REMIC IIIU Remittance Rate       Principal Balance
        -----------        --------------------------       -----------------

        Class UA-1A                    (1)                     $153,230,577

        Class UA-2A                    (1)                     $299,000,640

        Class UA-1B                    (1)                      $55,591,451

        Class UA-2B                    (1)                      $38,390,866

        Class UA-3B                    (1)                      $19,967,220

---------------------------------

(1) The REMIC IIIU Remittance Rate for each Class of REMIC IIIU Regular Interests is the Weighted Average Adjusted Net Mortgage Rate.

            The Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV Certificates will be Residual Certificates bearing no Pass-Through Rate and having no initial Certificate Principal Balances.

            In consideration of the mutual agreements herein contained, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                    ARTICLE I

  DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND THE
                                  CERTIFICATES

            SECTION 1.01      Defined Terms

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Accrued Certificate Interest": With respect to any Class of Regular Certificates, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Regular Certificates outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of any Class of Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Actual/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Actual 365/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular
Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

            "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month in order to produce the actual amount of interest accrued (or, if such Mortgage Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan or REO Loan during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate by (ii) the actual number of days of accrued interest for the related period for such Mortgage Loan, divided by 30; provided, however, that the months of December (other than the month of December in a year preceding a leap year in the case of an Actual/360 Basis Mortgage Loan), January and February shall be treated as having 30 days.

            "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance":  Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(f) or Section 4.03(d), as applicable.

            "Adverse REMIC Event": With respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in
Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the State of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located,
(c) the laws of the states in which any Mortgage Loan documents are held and/or any REO Properties are located, (d) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (e) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, a limited appraisal and a summary report) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer, in the case of a limited appraisal and summary report with respect to a Mortgage Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less).

            "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of (i) the Determination Date immediately following the later of (a) the date on which the most recent Appraisal that meets the requirements of Section 3.19(b) in respect of such Required Appraisal Loan was obtained by the Special Servicer, and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of Section 3.19(b) hereof, and (ii) as of each Determination Date thereafter) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item and net of any reserves for debt service coverage, capital expenditures and replacement reserves), over (y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof, net of (ii) the amount of any liens on such property (other than in respect of items described in clause (x)(v) above) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is required to be obtained pursuant to Section 3.19(b) but has not been received within the time period contemplated by such section, then until the date such Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan; provided that upon receipt of an Appraisal acceptable for purposes of Section 3.19(b) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

            "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

            "Assignment Documents": With respect to any Mortgage Loan, any of the following:

               (i) the documents identified in clause (iii) of the definition of Mortgage File, together with any intervening assignments from the originator to the most recent assignee prior to the Trustee;

               (ii) the documents identified in clause (v) of the definition of Mortgage File, together with any intervening assignments from the originator to the most recent assignee prior to the Trustee;

               (iii) any UCC-2 or UCC-3 filing identified in clause (xi) of the definition of Mortgage File, including any intervening UCC-2 or UCC-3 from each assignee of record prior to the Trustee; or

               (iv) an original assignment of any related Security Agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), together with any collateral therefor (including without limitation securities) in the Mortgage Loan Seller's possession, which assignment may be included as part of the corresponding assignment of the related Mortgage referred to in clause (iii) of the definition of Mortgage File.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Final Distribution Date":  As defined in Section 4.01(c).

            "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Certificate Account pursuant to Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (v) any amounts deposited in the Distribution Account in error, and (vi) with respect to each Mortgage Loan which does not accrue interest on a 30/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year in the case of an Actual/360 Basis Mortgage Loan), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(vi) of this definition.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Original Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bank": As defined in Section 2.08.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Prospectus": That certain prospectus dated September 14, 2000, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, Pittsburgh, Pennsylvania, Los Angeles, California and the cities in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2000-1 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, Certificate Account".

            "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificate Notional Amount": With respect to any Class X Certificate, the hypothetical or notional principal amount on which such Certificate accrues interest, which, as of any date of determination, is equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01 or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports": As defined in Section 4.02(a).

            "Class": Collectively, all of the Certificates, REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC III Uncertificated Regular Interests or REMIC IIIU Regular Interests bearing the same alphabetical and, if applicable, numerical Class designation.

            "Class A Certificate": Any one of the Class A-1A, Class A-2A, Class A-1B, Class A-2B or Class A-3B Certificates.

            "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-1A Pass-Through Rate": A per annum rate equal to 7.1090%.

            "Class A-2A Certificate": Any one of the Certificates with a "Class A-2A" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-2A Pass-Through Rate": A per annum rate equal to 7.3330%; provided however, that the Class A-2A Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-1B Certificate": Any one of the Certificates with a "Class A-1B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-1B Pass-Through Rate": A per annum rate equal to 6.8010%.

            "Class A-2B Certificate": Any one of the Certificates with a "Class A-2B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-2B Pass-Through Rate": A per annum rate equal to 7.2570%; provided however, that the Class A-2B Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-3B Certificate": Any one of the Certificates with a "Class A-3B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class A-3B Pass-Through Rate": A per annum rate equal to 7.4180%; provided however, that the Class A-3B Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": A per annum rate equal to 7.5120%; provided however, that the Class B Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": A per annum rate equal to 7.6510%; provided however, that the Class C Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date minus 0.1025% per annum.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LE Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class E Certificates.

            "Class E Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class E Pass-Through Rate. For the avoidance of doubt, the Class E Component Pass-Through Rate is zero.

            "Class E Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LF Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class F Certificates.

            "Class F Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class F Pass-Through Rate. For the avoidance of doubt, the Class F Component Pass-Through Rate is zero.

            "Class F Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": A per annum rate equal to 6.85%.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": A per annum rate equal to 6.85%.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": A per annum rate equal to 6.85%.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LL Uncertificated Interest, which corresponds to the Certificate Principal Balance of the Class L Certificates.

            "Class L Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class L Pass-Through Rate.

            "Class L Pass-Through Rate": A per annum rate equal to 6.00%.

            "Class LA-1 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4 Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1C Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2C Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in REMIC I which is held as an asset of REMIC II and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LM Uncertificated Interest, which corresponds to the Certificate Balance of the Class M Certificates.

            "Class M Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class M Pass-Through Rate.

            "Class M Pass-Through Rate": A per annum rate equal to 6.00%.

            "Class MA-1 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-3 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-4 Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-1C Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MA-2C Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IIIU and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MB Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MB Uncertificated Interest.

            "Class MB Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class B Pass-Through Rate.

            "Class MB Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MC Component": That portion of Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MC Uncertificated Interest.

            "Class MC Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class C Pass-Through Rate.

            "Class MC Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MD Component": That portion of Class X Notional Amount equal to the Uncertificated Principal Balance of the Class MD Uncertificated Interest.

            "Class MD Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class D Pass-Through Rate.

            "Class MD Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MG Component": That portion of the Class UX Notional Amount equal to the Uncertificated Principal Balance of the Class MG Uncertificated Interest.

            "Class MG Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class G Pass-Through Rate.

            "Class MG Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MH Component": That portion of the Class UX Notional Amount equal to the Uncertificated Principal Balance of the Class MH Uncertificated Interest.

            "Class MH Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class H Pass-Through Rate.

            "Class MH Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MJ Component": That portion of the Class UX Notional Amount equal to the Uncertificated Principal Balance of the Class MJ Uncertificated Interest.

            "Class MJ Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class H Pass-Through Rate.

            "Class MJ Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MK Component": That portion of the Class UX Notional amount equal to the Uncertificated Principal Balance of the Class MK Uncertificated Interest.

            "Class MK Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class K Pass-Through Rate.

            "Class MK Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class MX Component": That portion of the Class X Notional Amount equal to the Class MX Notional Amount.

            "Class MX Notional Amount": The aggregate hypothetical or notional principal amount on which the Class MX Uncertificated Interest collectively accrues interest, which amount is equal to the aggregate of the Uncertificated Principal Balances of the Class LE, Class LF, Class LL, Class LM, Class LN Uncertificated Interests which correspond to the Certificate Principal Balances of the Class E, Class F, Class L, Class M, Class N Certificates as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date).

            "Class MX Pass-Through Rate": With respect to any Distribution Date, a rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class E Component, the Class F Component, the Class L Component, the Class M Component, and the Class N Component, weighted on the basis of their respective portions of the Class MX Notional Amount.

            "Class MX Uncertificated Interest": A regular interest in REMIC II which is held as an asset of REMIC III and having an initial Class Notional Amount equal to the Class MX Notional Amount and per annum rate of interest equal to the Class MX Pass-Through Rate.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Component": With respect to the Class MX Uncertificated Interest, at any date of determination, that portion of the Class MX Notional Amount equal to the Uncertificated Principal Balance of the Class LN Uncertificated Interest, which corresponds to the Certificate Balance of the Class N Certificates.

            "Class N Component Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate minus the Class N Pass-Through Rate.

            "Class N Pass-Through Rate": A per annum rate equal to 6.00%.

            "Class Notional Amount": The Class UX Notional Amount, the Class MX Notional Amount or the Class X Notional Amount.

            "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. As of the Original Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Original Class Principal Balance. On the First Sequel Closing Date, the certificates that had been designated "Class H" and "Class J", under the Original Pooling Agreement were redesignated and exchanged for the Class H Certificates, and the Class G and Class K Certificates were reissued as of the First Sequel Closing Date. The Class Principal Balance of such Certificates as of the Second Sequel Closing Date shall equal the Initial Class Principal Balance thereof. As of the Second Sequel Closing Date, the Certificates that had been designated "Class A-1", "Class A-2", "Class A-3", "Class A-4", Class A-1C and Class A-2C under the Original Pooling Agreement shall be redesignated the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates, and the Class B, Class C and Class D Certificates are reissued as of the Second Sequel Closing Date, and the Class Principal Balance of each such Class of Certificates as of the Second Sequel Closing Date shall equal the Initial Class Principal Balance thereof.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing the sole Class of "residual interest" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto and evidencing the sole Class of "residual interest" in REMIC III for purposes of the REMIC Provisions.

            "Class R-IIIU Certificate": Any one of the Certificates with a "Class R-IIIU" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing the sole Class of "residual interest" in REMIC IIIU for purposes of the REMIC Provisions.

            "Class R-IV Certificate": Any one of the Certificates with a "Class R-IV" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing the sole Class of "residual interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class UA-1A Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-1A Uncertificated Interest.

            "Class UA-1A Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1A Pass-Through Rate.

            "Class UA-1A Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-2A Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-2A Uncertificated Interest.

            "Class UA-2A Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2A Pass-Through Rate.

            "Class UA-2A Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-1B Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-1B Uncertificated Interest.

            "Class UA-1B Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-1B Pass-Through Rate.

            "Class UA-1B Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-2B Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-2B Uncertificated Interest.

            "Class UA-2B Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-2B Pass-Through Rate.

            "Class UA-2B Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UA-3B Component": That portion of the Class X Notional Amount equal to the Uncertificated Principal Balance of the Class UA-3B Uncertificated Interest.

            "Class UA-3B Component Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Rate minus the Class A-3B Pass-Through Rate.

            "Class UA-3B Uncertificated Interest": A regular interest in REMIC IIIU which is held as an asset of REMIC IV and having the initial Uncertificated Principal Balance and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class UX Notional Amount": The aggregate hypothetical or notional principal balance on which the Class UX Uncertificated Interest collectively accrues interest, which amount is equal to the aggregate of (i) the Uncertificated Principal Balances of the Class MG, Class MH, Class MJ and Class MK Uncertificated Interests and (ii) the Class MX Notional Amount, in each case as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date).

            "Class UX Pass-Through Rate": A rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class MG Component, the Class MH Component, the Class MJ Component and the Class MK Component and the Class MX Pass-Through Rate, weighted on the basis of their respective portions of the Class MX Notional Amount.

            "Class UX Uncertificated Interest": A regular interest in REMIC III which is held as an asset of REMIC IV and having an initial Class Notional Amount equal to the Class UX Notional Amount and a per annum rate of interest equal to the Class UX Pass-Through Rate.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-6, and evidencing a "regular interest" in REMIC IV for purposes of the REMIC Provisions.

            "Class X Notional Amount": The aggregate hypothetical or notional principal amount on which the Class X Certificates collectively accrue interest, which amount is equal to the aggregate of the Uncertificated Principal Balances of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, Class UA-3B, Class MB, Class MC and Class MD Uncertificated Interests and (ii) the Class UX Notional Amount in each case as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date) in each case.

            "Class X Pass-Through Rate": A rate per annum, rounded to eight decimal places, equal to the weighted average of the Component Pass-Through Rates on the Class UA-1A Component, Class UA-2A Component, Class UA-1B Component, Class UA-2B Component, Class UA-3B Component, Class MB Component, Class MC Component and Class MD Component and the Class UX Pass-Through Rate, weighted on the basis of their respective portions of the Class X Notional Amount or the Class UX Notional Amount.

            "CMSA": The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association, the "CSSA") or any successor organization.

            "CMSA Bond Level File": That file made available by the Trustee under Section 4.02(a).

            "CMSA Collateral File": That file made available by the Trustee under Section 4.02(a).

            "CMSA Financial File": That file to be delivered by the Master Servicer under Section 4.02(b) and made available by the Trustee under Section 4.02(a).

            "CMSA Loan Periodic Update File": That file delivered by the Master Servicer under Section 4.02(b) and made available by the Trustee under Section 4.02(a), as set forth in Exhibit 1 to the Confirmation dated December 21, 1999.

            "CMSA Property File": That file delivered by the Master Servicer under Section 4.02(b) and made available by the Trustee under Section 4.02(a) as set forth in Exhibit 1 to the Confirmation dated December 21, 1999.

            "CMSA Loan Set Up File": That file delivered by the Master Servicer under Section 4.02(b), and made available by the Trustee under Section 4.02(a), as set forth in Exhibit 1 to the Confirmation dated December 21, 1999.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date after the Second Sequel Closing Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs; provided, however, that with respect to Mortgage Loan No. 3018413 (Apple Apartments), the Collection Period for any Distribution Date shall be the period commencing on and including the eleventh day of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Original Cut-off Date) and ending on and including the tenth day in the calendar month in which such Distribution Date occurs.

            "Commencement Date": September 1, 2000.

            "Commission": The Securities and Exchange Commission.

            "Component": Any of the Class MB Component, Class MC Component, Class MD Component, Class MG Component, Class MH Component, Class MJ Component, Class MK Component, Class UA-1A Component, Class UA-2A Component, Class UA-1B Component, Class UA-2B Component, Class UA-3B Component, Class E Component, Class F Component, Class L Component, Class M Component and Class N Component.

            "Component Pass-Through Rate": Any of the MB Component Pass-Through Rate, Class MC Component Pass-Through Rate, Class MD Component Pass-Through Rate, Class MG Component Pass-Through Rate, Class MH Component Pass-Through Rate, Class MJ Component Pass-Through Rate, Class MK Component Pass-Through Rate, Class UA-1A Component Pass-Through Rate, Class UA-2A Component Pass-Through Rate, Class UA-1B Component Pass-Through Rate, Class UA-2B Component Pass-Through Rate, Class UA-3B Component Pass-Through Rate, Class E Component Pass-Through Rate, Class F Component Pass-Through Rate, Class L Component Pass-Through Rate, Class M Component Pass-Through Rate and Class N Component Pass-Through Rate.

            "Conduit Loans": Those Mortgage Loans originated by NationsBank, N.A., a predecessor to the Mortgage Loan Seller, as identified on the Mortgage Loan Schedule.

            "Confidential Information": As defined in Section 3.24.

            "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then lowest Payment Priority with at least two percent (2%) of the original Class Principal Balance remaining.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

            "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-1 and for all other purposes, at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-1.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

            "Corresponding Certificate," "Corresponding REMIC I Regular Interest," "Corresponding REMIC II Uncertificated Regular Interest" and "Corresponding REMIC IIIU Regular Interest": The related Classes of REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC IIIU Regular Interests and the Certificates set forth below:

                        Corresponding REMIC  Corresponding REMIC
Corresponding REMIC I   II Uncertificated       IIIU Regular         Corresponding
   Regular Interest      Regular Interest          Interest            Certificate
   ----------------      ----------------          --------            -----------
Class LA-1             Class MA-1                    (1)                   (2)
Uncertificated         Uncertificated
Interest               Interest

Class LA-2             Class MA-2                    (1)                   (2)
Uncertificated         Uncertificated
Interest               Interest

Class LA-3             Class MA-3                    (1)                   (2)
Uncertificated         Uncertificated
Interest               Interest

Class LA-4             Class MA-4                    (1)                   (2)
Uncertificated         Uncertificated
Interest               Interest

Class LA-1C            Class MA-1C                   (1)                   (2)
Uncertificated         Uncertificated
Interest               Interest

Class LA-2C            Class MA-2C                   (1)                   (2)
Uncertificated         Uncertificated
Interest               Interest

Class LB               Class MB                                   Class B Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LC               Class MC                                   Class C Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LD               Class MD                                   Class D Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LE                                                          Class E Certificate
Uncertificated
Interest

Class LF                                                          Class F Certificate
Uncertificated
Interest

Class LG               Class MG                                   Class G Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LH               Class MH                                   Class H Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LJ               Class MJ                                   Class H Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LK               Class MK                                   Class K Certificate
Uncertificated         Uncertificated
Interest               Interest

Class LL                                                          Class L Certificate
Uncertificated
Interest

Class LM                                                          Class M Certificate
Uncertificated
Interest

Class LN                                                          Class N Certificate
Uncertificated
Interest

---------------------------------

(1) The Class UA-1A, Class UA-1B, Class UA-2A, Class UA-2B and Class UA-3B Uncertificated Interests correspond collectively to the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests.

(2) The Class A-1A, Class A-1B, Class A-2A, Class A-2B and Class A-3B Certificates correspond to the Class UA-1A, Class UA-1B, Class UA-2A, Class UA-2B and Class UA-3B Uncertificated Interests.

            "CPR": As defined in the Base Prospectus.

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.02) equal to the aggregate of, without duplication:

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period;

            (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

            (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either.

            "Cut-off Date" : August 1, 2000.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended twelve month period for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Original Closing Date) or the Master Servicer or the Special Servicer (following the Original Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by the number of months represented in the financial statements.

            "Default Charges": Any and all Default Interest and late payment charges paid or payable, as the context requires, in connection with a default under a Mortgage Loan or any successor REO Loan.

            "Default Interest": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent interest in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulted Mortgage Loan": Any Specially Serviced Mortgage Loan as to which a material default has occurred or a default in respect of any payment thereon is reasonably foreseeable, and which the Special Servicer has determined, in its reasonable and good faith judgment, will become the subject of a foreclosure sale or similar proceedings (the basis for which determination shall be set forth in an Officer's Certificate to be delivered to the Master Servicer and the Trustee).

            "Defaulting Party": As defined in Section 7.01(b).

            "Definitive Certificate": As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the Determination Date for the related Distribution Date] were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property, or (vi) for which the Borrower has filed for bankruptcy.

            "Delivery Date": On or about December 21, 1999.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the fifth (5th) Business Day before the Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

            "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II, Class R-III, Class R-IIIU or Class IV Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated, pro rata, to each Class of Certificates in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, Distribution Account".

            "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing in October, 2000.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.02(e).

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Due Period": With respect to any Distribution Date, the period that begins on and includes the 2nd day of the month preceding the month in which such Distribution Date occurs and ends on and includes the 1st day of the month in which such Distribution Date occurs.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's, and "AA-" by S&P (if the deposits are to be held in the account for more than 30 days), or the short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity, (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b), or (iv) any other account which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

            "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make, that must be made within 5 Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "Environmental Policy": The environmental policy issued by Steadfast Insurance Company in the form attached hereto as Exhibit L and naming as insureds the Trustee and the Mortgage Loan Seller.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exemption-Favored Party": Any of (i) NationsBank Corporation (predecessor in interest to Bank of America Corporation), (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation and (iii) any member of a syndicate or selling group of which Bank of America Corporation or a person described in clause (ii) is a manager or co-manager with respect to a Class of Certificates.

            "Fannie Mae": The Federal National Mortgage Association or any successor.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller or an Affiliate thereof pursuant to Section 2.03, by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including, without limitation, by reason of a sale of such Mortgage Loan or REO Property pursuant to Section 3.18(d) hereof) that the Special Servicer has determined, in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will be ultimately recoverable.

            "First Sequel Closing Date": February 16, 2000.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppel agreements entered into by and between lenders and ground lessees and/or ground lessors and/or mortgagees of the ground leasehold estate.

            "Group": A group of Mortgage Loans that are cross-collateralized and cross-defaulted with each other.

            "Group A Mortgage Loans": Those Mortgage Loans indicated as such on the Mortgage Loan Schedule.

            "Group B Mortgage Loans": Those Mortgage Loans indicated as such on the Mortgage Loan Schedule.

            "Group A Senior Certificate Principal Distribution Amount": With respect to the Group A Mortgage Loan, and with respect to any Distribution Date, the portion of the Principal Distribution Amount for the Group A Mortgage Loans for such Distribution Date that represents scheduled payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds, and REO Revenues to the extent allocable to principal.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Original Cut-off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the amount of Liquidation Proceeds received, and Liquidation Expenses incurred, both during the Collection Period ending on such Determination Date and historically, and
(ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class Notional Amount": With respect to the Class X Certificates, the initial Class X Notional Amount thereof as of the Second Sequel Closing Date equal to $771,179,585.

            "Initial Class Principal Balance": As defined in the Preliminary Statement.

            "Initial Pool Balance": The aggregate Original Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Original Closing Date.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

            "Interest Accrual Period": With respect to each Class of REMIC I Regular Interests, REMIC II Uncertificated Regular Interests, REMIC III Uncertificated Regular Interests and REMIC IIIU Regular Interests and each Class of Regular Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Reserve Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Master Servicer in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, Interest Reserve Account".

            "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, any Sub-Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "IRS": The Internal Revenue Service or any successor.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Original Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Charges.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (x) a Final Recovery Determination is made with respect to such REO Property; or (y) such REO Property is purchased by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property repurchased (x) by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03, (y) by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to
Section 3.18 or (z) by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

            "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds": All cash amounts, including REO Revenues, after deducting related expenses, all partial or unscheduled collections (other than Insurance Proceeds) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller or any Affiliate thereof pursuant to Section 2.03; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

            "Lock-Out Period": As defined in the Prospectus Supplement.

            "MAI": Member of the Appraisal Institute.

            "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

            "Master Servicer": Midland Loan Services, Inc., its successor in interest or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), and (v) any amounts deposited in the Certificate Account in error; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

            "Master Servicer Reporting Date": As defined in Section 4.02(b).

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which the Standby Fee and any Primary Servicing Fees are payable.

            "Master Servicing Fee Rate": With respect to each Mortgage Loan (and any related REO Loan), a rate per annum that is 0.30 basis points (0.0030% per annum) less than the Administrative Fee Rate specified for such Mortgage Loan in the Mortgage Loan Schedule.

            "Midland": Midland Loan Services, Inc., or its successor in interest.

            "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

            (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

            (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20) and applicable law.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(c), collectively the following documents:

            (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, without recourse";

            (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

            (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity);

            (iv) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

            (v) an original assignment of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

            (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (ix) a title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy, dated as of the date on which the related Mortgage Loan was funded;

            (x) the original of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee;

            (xi) (A) file copies of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the related UCC-1, UCC-2 or UCC-3 financing statements were in the possession of the Mortgage Loan Seller, an original UCC-2 or UCC-3 financing statement, as applicable, executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest to the Trustee (or a certified copy of such assignment as sent for filing);

            (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

            (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original Ground Lease or a copy thereof;

            (xiv) the original or copy of any intercreditor agreement relating to such Mortgage Loan;

            (xv) the original or copy of any operating lease relating to the related Mortgaged Property;

            (xvi) the original or a copy of the related loan agreement;

            (xvii) the original or a copy of any management agreement relating to such Mortgage Loan;

            (xviii) the original or a copy of any lock-box agreement relating to such Mortgage Loan;

            (xix) the original or a copy of any environmental report and/or engineering report relating to such Mortgage Loan; provided that, if such report is sent directly to the Master Servicer, the Depositor shall have no duty to provide a copy of such report to the Trustee;

            (xx) any additional documents required to be added to the Mortgage File pursuant to this Agreement; and

            (xxi) any environmental policy;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of December 21, 1999, among Bank of America, N.A., the NB Owner Trust and the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Original Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.02(e). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage
Loan:

            (i) the loan number, the control number, whether the Mortgage Loan is a Conduit Loan or a Portfolio Loan and whether the Mortgage Loan is in Group A or Group B;

            (ii) [Reserved]

            (iii) (a) the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis") or on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year, except that during any year, February will accrue interest based upon 28 days in such month (an "Actual 365/360 Basis");

            (iv) the original principal balance;

            (v) the Cut-off Date Balance;

            (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date;

            (vii) the Due Date;

            (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (ix) the Administrative Fee Rate (inclusive of the Primary Servicing Fee Rate);

            (x) the Primary Servicing Fee Rate;

            (xi) the Master Servicing Fee Rate;

            (xii) whether the Mortgagor's interest in the related Mortgaged Property is a leasehold estate;

            (xiii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross-collateralized with such Mortgage Loan;

            (xiv) the property type (e.g., multifamily);

            (xv) the property size (the square feet or units);

            (xvi) the original amortization term; and,

            (xvii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to a Principal Prepayment.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Bank of America, N.A., and its successors and assigns.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Original Closing Date) and applicable law,
(ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding.

            "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Movie Theater Mortgage Loan": As defined in Section 4.01(c)(iv).

            "NB Conduit Originator": Each of ARCS Commercial Mortgage Co., L.P., a California limited partnership, Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and Prudential MultiFamily Mortgage, Inc. (successor in interest to WMF Washington Mortgage Corp).

            "NB Owner Trust": NationsBank Commercial Mortgage Owner Trust I, formerly a Delaware business trust (Certificate of Cancellation filed on December 30, 1999).

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the non-Specially Serviced Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount remitted by the Master Servicer for deposit in the Distribution Account for such Distribution Date pursuant to Section 3.19(e) in connection with such Prepayment Interest Shortfalls.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Default Charges": With respect to any Mortgage Loan or REO Loan, any Default Charges actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.02), net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan, but only to the extent such Advance Interest is reimbursable from such Default Charges in accordance with Section 3.05(a)(viii).

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate. For purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Original Closing Date.

            "New Certificates": As defined in the Preliminary Statement.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Default Charges (but only to the extent such Default Charges would be available to pay Advance Interest under Section 3.05(a)(viii), Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or REO Property which, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Default Charges (but only to the extent such Default Charges would be available to pay Advance Interest under
Section 3.05(a)(viii)), Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class G, Class H, Class K, Class L, Class M and Class N Certificate.

            "Non-U.S. Person": Any person other than a U.S. Person.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, a Responsible Officer of the Trustee or any authorized officer of the Mortgage Loan Seller, as the case may be.

            "Operating Statement Analysis Report": As defined in Section
4.02(b).

            "Operating Statement Analysis Worksheet": A report prepared by the Master Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit K attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit M to "normalize" the full year of annual Net Cash Flow and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee (or, with respect to the Special Servicer, the Master Servicer, which will consist of the related data elements) with a hard copy of each annual operating statement for a Mortgaged Property pursuant to Section 4.02(b).

            "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Mortgage Loan Seller, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

            "Original Certificates": As defined in the Preliminary Statement.

            "Original Class Notional Amount": With respect to the Class X Certificates, the initial Class X Notional Amount thereof as of the Original Closing Date equal to $780,947,924.

            "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the original Class Principal Balance thereof as of the Original Closing Date, in each case as set forth below:

                               Original Class
        Class                Principal Balance
        -----                -----------------
      Class A-1(1)              $ 40,743,740
      Class A-2(1)              $ 29,354,604
      Class A-3(1)              $ 51,733,026
      Class A-4(1)              $ 34,553,195
      Class A-1C(1)             $ 86,672,805
      Class A-2C(1)             $332,891,723
      Class B                   $ 40,999,765
      Class C                   $ 35,142,657
      Class D                   $ 11,714,219
      Class E                   $ 27,333,177
      Class F                   $ 11,714,219
      Class G                   $ 11,714,219
      Class H                   $ 13,666,589
      Class J(2)                $  5,857,109
      Class K                   $  3,904,740
      Class L                   $ 15,618,958
      Class M                   $  7,809,479
      Class N                   $ 19,523,699
---------------------------------

(1) Redesignated without regard to the sequence listed above as Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B.

(2)   Combined into "Class H" on the First Sequel Closing Date.

            "Original Closing Date": December 21, 1999.

            "Original Cut-off Date": December 1, 1999.

            "Original Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Original Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Original Pooling Agreement": As defined in the Preliminary
Statement.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Over 49% Interest": As defined in Section 3.26(h).

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class X Certificates, for any Distribution Date, the Class X Pass-Through Rate. With respect to the Class MX Uncertificated Interest, for any Distribution Date, the Class MX Pass-Through Rate. With respect to the Class UX Uncertificated Interest, for any Distribution Date, the Class UX Pass-Through Rate.

            "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, the Class K Certificates; tenth, the Class L Certificates; eleventh, the Class M Certificates; twelfth, the Class N Certificates, and last, the respective Classes of Residual Certificates.

            "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Original Closing Date (in the case of the Class E, Class F, Class L, Class M and Class N Certificates) or the First Sequel Closing Date (in the case of the Class G, Class H and Class K Certificates), or the Second Sequel Closing Date (in the case of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D and Class X Certificates), as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Permitted Encumbrances": As defined in Section 2.05(b)(v).

            "Permitted Investments": Any one or more of the following obligations:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) repurchase obligations with respect to any security described in clause (i) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "Aaa" by Moody's and "AAA" by S&P;

            (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "P-1" by Moody's, and "A-1+" by S&P;

            (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "P-1" by Moody's, and "A-1+" by S&P;

            (e) units of money markets funds that maintain a constant asset value and which are rated in the highest applicable rating category by each of S&P (i.e. "AAAm" or "AAAmG") and Moody's; and

            (f) any other obligation or security which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, that no investment may have a rating from S&P with an "r" highlighter.

            "Permitted Transferee ": Any Transferee of a Residual Certificate other than either a Disqualified Organization or a Disqualified Non-U.S. Person or any nominee, agent or middleman of either.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of,
(i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "Plan": As defined in Section 5.02(c).

            "Portfolio Loans": Those Mortgage Loans originated by Bank of America NT&SA, a predecessor of the Mortgage Loan Seller, as indicated as such on the Mortgage Loan Schedule.

            "Prepayment Assumption": The assumption used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC IIIU Regular Interests and the New Certificates for federal income tax purposes, which will be 0% of the Mortgage Loans through Lock-Out and Yield Maintenance Periods and prepayments at 100% CPR thereafter, and except that in the case of the Group B Mortgage Loans, 6% CPR is assumed after the expiration of the applicable Lock-Out Periods, if any, through Yield Maintenance Periods, and 100% CPR thereafter. In the case of the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Uncertificated Regular Interests, the REMIC III Uncertificated Regular Interest and the Unaffected Certificates, the assumption used for determining the accrual of original issue discount, market discount and premium if any, for federal income tax purposes will be 0% CPR for the Conduit Mortgage Loans and 6% CPR in the case of the Portfolio Mortgage Loans.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after the first day of such month, any payment of interest (net of related Master Servicing Fees and exclusive of Prepayment Premiums) actually collected from the related Mortgagor and intended to cover the period from the commencement of such month to the date of prepayment.

            "Prepayment Interest Shortfall": With respect to any non-Specially Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such non-Specially Serviced Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such non-Specially Serviced Mortgage Loan and ending on the last day of such calendar month, inclusive.

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

            "Prepayment Premium Amount": As defined in Section 4.01(c).

            "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Original Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Original Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

            "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Missouri and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in California.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prospectus Supplement": That certain prospectus supplement dated September 14, 2000, relating to the Class A, Class B, Class C, Class D, Class E, Class F and Class X Certificates, that is a supplement to the Base Prospectus.

            "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, (c) all accrued and unpaid Advance Interest in respect of related Advances and (d) any related unreimbursed Additional Trust Fund Expenses. With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances,
(c) all accrued and unpaid Advance Interest in respect of related Advances, and
(d) any related unreimbursed Additional Trust Fund Expenses. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rating Agency": Each of Moody's and S&P.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in November 15, 2031.

            "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the Due Date in the Due Period related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Due Period related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Due Period related to the Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

            With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest (other than any Default Interest) so forgiven.

            With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificates": Any Certificate that has been registered under the Securities Act.

            "Regular Certificates": Any of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": Wells Fargo Bank Minnesota, N.A., its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Original Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Original Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property; and (iii) such amounts on or with respect to clauses (i) or (ii) as from time to time are deposited in the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established).

            "REMIC I Distribution Account": The segregated account or accounts created and maintained as a separate sub-account or sub-accounts of the Distribution Account by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, REMIC I Distribution Account" and which account shall be an Eligible Account.

            "REMIC I Distribution Amount": As defined in Section 4.01(a)(i).

            "REMIC I Regular Interests": Any of the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

            "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate sub-account or sub-accounts of the Distribution Account by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, REMIC II Distribution Account" and which account shall be an Eligible Account.

            "REMIC II Distribution Amount": As defined in Section 4.01(a)(i).

            "REMIC II Regular Interests": On and after the Second Sequel Closing Date, the REMIC II Uncertificated Regular Interests and the Unaffected REMIC II Certificates.

            "REMIC II Remittance Rate": With respect to any REMIC II Uncertificated Regular Interest (other than the Class MX Uncertificated Interest), the Weighted Average Adjusted Net Mortgage Rate. With respect to the Class MX Uncertificated Interest, the Class MX Pass-Through Rate.

            "REMIC II Uncertificated Regular Interests": Any of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C, Class MA-2C, Class MB, Class MC, Class MD, Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests.

            "REMIC III": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests, and amounts distributed thereon as from time to time are held in the REMIC III Distribution Account.

            "REMIC III Certificate": Each of the Class G, Class H and Class K and Class R-III Certificates.

            "REMIC III Distribution Amount": As defined in Section 4.01(a)(i).

            "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

            "REMIC III Distribution Account": The segregated account or accounts created and maintained as a separate sub-account or sub-accounts of the Distribution Account by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, REMIC III Distribution Account" and which account shall be an Eligible Account.

            "REMIC III Regular Interests": On and after the First Sequel Closing Date, the REMIC III Uncertificated Regular Interest and the Unaffected REMIC III Certificates.

            "REMIC III Uncertificated Regular Interest": The Class UX Uncertificated Interest.

            "REMIC IIIU": A segregated pool of assets subject hereto and to be administered hereunder and consisting of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests and amounts distributed thereon as from time to time are held in the REMIC IIIU Distribution Account.

            "REMIC IIIU Distribution Account": The segregated account or accounts created and maintained as a separate trust sub-account or sub-accounts of the Distribution Account by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, REMIC IIIU Distribution Account," and which account shall be an Eligible Account.

            "REMIC IIIU Distribution Amount": As defined in Section 4.01(a)(i).

            "REMIC IIIU Regular Interests": Any of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, and Class UA-3B Uncertificated Interests.

            "REMIC IIIU Remittance Rate": With respect to any REMIC IIIU Regular Interest, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC IV": A segregated pool of assets subject hereto and to be administered hereunder and consisting of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, Class UA-3B, Class MB, Class MC, Class MD and Class UX Uncertificated Interests and amounts distributed thereon as from time to time are held in the REMIC IV Distribution Account.

            "REMIC IV Certificate": Any of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class X and Class R-IV Certificates.

            "REMIC IV Distribution Account": The segregated account or accounts created and maintained as a separate trust sub-account or accounts of the Distribution Account by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, REMIC IV Distribution Account," and which account shall be an Eligible Account.

            "REMIC IV Regular Certificates": Any of the REMIC IV Certificates other than the Class R-IV Certificates.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar Class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Special Servicer, in trust for registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-1, REO Account".

            "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Mortgage Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, Special Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, Special Servicer and/or Trustee as the case may be, in respect of an REO Loan.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": A report or reports substantially in the form of Exhibit E attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

            "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

            "Request for Review": A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit M attached hereto.

            "Required Appraisal Loan": As defined in Section 3.19(b).

            "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least two of the following parties (one of which, except with respect to a fidelity bond or errors and omission insurance maintained by a Sub-Servicer but only to the extent in force as of the Original Closing Date, must be an S&P rating) and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Moody's ("A2" or better), Fitch, Inc. ("A" or better), S&P ("A" or better) and A.M. Best ("A: IX" or better); provided, however, that a rating by A.M. Best shall be disregarded and shall not be applicable as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Original Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if each of the Rating Agencies has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

            "Residual Certificate": Any Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificate.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Second Sequel Closing Date": September 27, 2000.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Senior Certificate": Any Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B or Class X Certificate.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and
(ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M or Class N Certificate.

            "Servicer Reports": As defined in Section 4.02 (a) and Section 4.02(b).

            "Servicer Watch List": As defined in Section 4.02(b).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related environmental site assessment report(s) referred to in Section 2.05(b)(xiv), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan.

            "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Original Closing Date, as such list may be amended from time to time thereafter.

            "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties for which such Person is responsible hereunder: (a) in accordance with the higher standard of (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, for other third parties, and (ii) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, owned by it; (b) with a view to the timely collection of all Monthly Payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (c) without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with any related Mortgagor; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; (iv) the Special Servicer's obligation to make Emergency Advances or make (or to direct the Master Servicer to make) Servicing Advances; and (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

            "Similar Law":  As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest.

            "Single-Purpose Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and which has agreed, either in such organizational documents or the loan documents relating to any related Mortgage Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the mortgage loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single-purpose entity requirements.

            "Special Servicer": GMAC Commercial Mortgage Corporation, its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicer Loan Status Report": A report or reports (which need not be in a separate report or reports from the reports listed in clauses
(1), (2), (3), (4) and (6) of Section 4.02(b)) setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the aggregate unpaid principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 25 basis points (0.25%) per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines, in its good faith and reasonable judgment, will continue, unremedied for 30 days and the Mortgagor has not delivered to the Master Servicer a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides such refinancing will occur within 60 days after the date of such Balloon Payment (provided that if such refinancing does not occur during such time, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan); or

            (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure has continued, or the Master Servicer determines, in its good faith and reasonable judgment, will continue, unremedied for 60 days; or

            (c) the Master Servicer has determined, in its good faith and reasonable judgment, that a default in the making of a Monthly Payment (including, without limitation, a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days and the Mortgagor has not delivered to the Master Servicer a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides such refinancing will occur within 60 days after the date of such Balloon Payment (provided that if such refinancing does not occur during such time, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan); or

            (d) there shall have occurred a default under the related loan documents, other than as described in clause (a) or (b) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); or

            (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (h) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

            (w) with respect to the circumstances described in clauses (a) and
(b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (x) with respect to the circumstances described in clauses (c), (e),
(f), and (g) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (d) above, such default is cured; and

            (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

            "Standby Fee": With respect to each Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Standby Fee Rate": With respect to each Mortgage Loan and each REO Loan, .075 basis points (0.00075%) per annum.

            "Startup Day": With respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, the day designated as such for each such REMIC in
Section 10.01(c).

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Original Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), a principal amount initially equal to the Original Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section
1.02 to, principal of or with respect to such Mortgage Loan (or successor REO
Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M, Class N or a Residual Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicer Termination Compensation": As defined in Section 3.22(d).

            "Sub-Servicer Termination Fee": As defined in Section 3.22(d).

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Successor Servicer Retained Fee": As defined in Section 3.11(a).

            "Tax Matters Person": With respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

            "Termination Strip": As defined in Section 3.22(d).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferable Portion": As defined in Section 3.11(a).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created pursuant to the Original Pooling Agreement (as amended and restated hereby) .

            "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV.

            "Trust REMICs": REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC
IV.

            "Trustee": Wells Fargo Bank Minnesota, N.A. (successor in interest to Norwest Bank Minnesota, National Association), in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Original Closing Date) and applicable law.

            "Trustee Fee Rate": A rate of .003% per annum.

            "Trustee's Website": The website maintained by the Trustee and initially located at "www.ctslink.com/cmbs".

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC financing statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "Unaffected Certificates": As defined in the Preliminary Statement.

            "Unaffected REMIC II Certificates": As defined in the Preliminary Statement.

            "Unaffected REMIC III Certificates": As defined in the Preliminary Statement.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Uncertificated Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Uncertificated Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance or the Class MX Notional Amount, as applicable, of such REMIC II Uncertificated Regular Interest outstanding immediately prior to such Distribution Date. With respect to the REMIC III Uncertificated Regular Interest for any Distribution Date, one month's accrued interest at the Class UX Pass-Through Rate for such Distribution Date on the Class UX Notional Amount of such REMIC III Uncertificated Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC IIIU Regular Interest, for any Distribution Date, one month's interest at the REMIC IIIU Remittance Rate applicable to such REMIC IIIU Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC IIIU Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest, REMIC II Uncertificated Regular Interest, REMIC III Regular Interest or REMIC IIIU Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Uncertificated Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Uncertificated Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, over (b) the portion of such Net Aggregate Prepayment Interest Shortfall allocated to the Class E, Class F, Class L, Class M and Class N Certificates pursuant to the definition of "Distributable Certificate Interest," multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Uncertificated Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Uncertificated Regular Interests for such Distribution Date. With respect to the REMIC III Uncertificated Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC III Uncertificated Regular Interest, reduced (to not less than zero) by the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date over
(b) the sum of the portions of such Net Aggregate Prepayment Interest Shortfall allocated to the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C, Class MA-2C, Class MB, Class MC, and Class MD Uncertificated Interests pursuant to the preceding sentence and to the Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates pursuant to the definition of "Distributable Certificate Interest". With respect to any REMIC IIIU Regular Interest, the Uncertificated Accrued Interest in respect of such REMIC IIIU Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the excess of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date over (b) the sum of the portions of such Net Aggregate Prepayment Interest Shortfall allocated to the Class MB, Class MC and Class MD Uncertificated Interests pursuant to the second preceding sentence, to the REMIC III Uncertificated Regular Interest pursuant to the preceding sentence and to the Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates pursuant to the definition of "Distributable Certificate Interest," and (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC IIIU Regular Interest for such distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC IIIU Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": With respect to any Class of REMIC I Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Class Principal Balance of the Corresponding Class of Certificates (in the case of the Class LH Uncertificated Interest and the Class LJ Uncertificated Interest, the Original Class Principal Balance of the Class H and the Class J Certificates as noted in footnote (1) on Page 3 of this Agreement), and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Class Principal Balance or Uncertificated Principal Balance, as applicable, of the Class of REMIC II Regular Interests corresponding thereto on the Distribution Date immediately prior to such date of determination, in each case after giving effect to distributions made, or any Realized Losses or Additional Trust Fund Expenses applied, as of such Distribution Date. The manner in which principal is distributed in reduction of the Uncertificated Principal Balances of the Class MG, Class MH, Class MJ and Class MK Uncertificated Interests, respectively, shall be as follows on any Distribution Date: to the Class MG Uncertificated Interest, then to the Class MH and Class MJ Uncertificated Interests pro rata then to the Class MK Uncertificated Interest until the Principal Balance of each has been reduced to zero. With respect to the Class MA-1, Class MA-2, MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests (i) for the October 2000 Distribution Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date determination after the October 2000 Distribution Date, an amount equal to the aggregate of the Class Principal Balances of the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates on the Distribution Date immediately prior to such date of determination, and as to each such Class of REMIC II Uncertificated Regular Interest, determined by applying (i) principal distributed in reduction of the Class Principal Balances of the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates in the manner provided in the last sentence of this definition to each such Class of REMIC II Uncertificated Regular Interests until the Certificate Principal Balance of the Subordinated Certificates has been reduced to zero and pro rata thereafter and
(ii) any Realized Losses and Additional Trust Fund Expenses applied in reduction of the Class Principal Balances of the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates pro rata among such Classes of REMIC II Uncertificated Regular Interests. With respect to the Class MB, Class MC and Class MD Uncertificated Interests and any Class of REMIC IIIU Uncertificated Regular Interests, (i) for the October 2000 Distribution Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the October 2000 Distribution Date, an amount equal to the Class Principal Balance of the Class of Corresponding Certificates on the Distribution Date immediately prior to such date of determination. The manner on which the principal distributed in reduction of the Class Principal Balances of the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates shall be applied in order to determine the Uncertificated Principal Balances of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests, respectively, shall be as follows on any Distribution Date: (i) first, sequentially to the Class MA-1, Class MA-2, Class MA-3 and Class MA-4 Uncertificated Interests, in that order, until the Uncertificated Principal Balance thereof has been reduced to zero, an amount up to the Group A Senior Certificate Principal Distribution Amount for such Distribution Date; except that for purposes of determining the Uncertificated Principal Balances of the Class MA-1, Class MA-2, Class MA-3 and Class MA-4 Uncertificated Interests, the Group A Senior Certificate Principal Distribution Amount will not be deemed to include any amount attributable to a Conduit Loan and will be deemed to include any portion of the Principal Distribution Amount for the Mortgage Loans in Group B for such Distribution Date that represents scheduled payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds and REO Revenues to the extent allocable to principal, (ii) second, sequentially to the Class MA-1C, Class MA-2C, Class MA-1, Class MA-2, Class MA-3 and Class MA-4 Uncertificated Interests, in that order, until the Uncertificated Principal Balance thereof has been reduced to zero, an amount up to the remaining portion of the Principal Distribution Amount for such Distribution Date remaining after the distribution described in the preceding clause (i).

            "Underwriter":  Banc of America Securities LLC.

            "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 97.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 3.0% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and REO Loans, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date.

            "Weighted Average Master Servicing Fee Rate": 13.981 basis points, or 0.13981% per annum.

            "Withheld Amounts": As defined in Section 4.05.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

            "Yield Maintenance Period": As defined in the Prospectus Supplement.

            SECTION 1.02 Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected in respect of any Group of Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each of the Mortgage Loans constituting such Group. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; and, tenth, as an early recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Mortgagor in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

            (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including, without limitation for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium then due and owing under such REO Loan; and, fifth, as a recovery of any other amounts (including, without limitation, Default Charges) deemed to be due and owing in respect of the related REO Loan.

            (c) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer pursuant to Section 3.11, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

            (d) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the reports to be delivered thereby pursuant to Section 4.02(b).

            SECTION 1.03      Incorporation of Preliminary Statement.

            The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            SECTION 2.01      Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement. Wells Fargo Bank Minnesota, N.A., is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) Each of the NB Owner Trust and, at the direction of the Depositor given pursuant to the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller, concurrently with its execution and delivery hereof, does hereby assign, transfer, sell and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the NB Owner Trust and the Mortgage Loan Seller, respectively, in, to and under the Mortgage Loans identified on the Mortgage Loan Schedule and all other assets included or to be included in REMIC I. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Original Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Original Cut-off
Date) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account, the REMIC IV Distribution Account, the Interest Reserve Account and the REO Account (if established).

            It is intended that the conveyance of the Mortgage Loans and the related rights and property by the NB Owner Trust and the Mortgage Loan Seller to the Trustee, as provided in this Section be, and be construed as, an absolute transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans to the Trustee to secure a debt or other obligation of the NB Owner Trust or the Mortgage Loan Seller, as the case may be. However, in the event that the Mortgage Loans are held to be property of the NB Owner Trust or the Mortgage Loan Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyance provided for in this Section shall be deemed to be a grant by the NB Owner Trust and the Mortgage Loan Seller to the Trustee, for the benefit of the Certificateholders, of a security interest in all of their respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account, the REMIC IV Distribution Account, the Interest Reserve Account or the REO Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305 or 9-115 thereof); and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The NB Owner Trust, the Mortgage Loan Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Depositor's direction, the Trustee shall execute and deliver, and the Master Servicer shall (at its expense) file, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect and maintain the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements and (B) such other statements as may be occasioned by any transfer of any interest of the Trustee, the Master Servicer, the Special Servicer or the Depositor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction. The Depositor shall provide the Master Servicer and the Special Servicer with a power of attorney in a form sufficient to permit the Master Servicer and the Special Servicer to correct any deficiencies in such filings.

            (c) In connection with the assignment pursuant to subsection (b) above, the Mortgage Loan Seller (at the direction of the Depositor or the NB Owner Trust, as the case may be, pursuant to the Mortgage Loan Purchase and Sale Agreement) shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Original Closing Date, the Mortgage File for each Mortgage Loan so assigned by the Mortgage Loan Seller hereunder. If the Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, it may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(c). If the Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A) and (xiii) of the definition of "Mortgage File", with evidence of recording or filing (as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple loans, documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Original Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Original Closing Date (or within such longer period after the Original Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, the delivery requirements of this Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Original Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Original Closing Date (or within such longer period after the Original Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(c) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Original Closing Date, a binding commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof and in any event within 180 days of the Original Closing Date, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any Group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Depositor, the Master Servicer or the Special Servicer shall in any way be liable for any failure by the Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(c).

            If any of the endorsements referred to in clause (i) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for completing promptly the related endorsement in the name of the Trustee (in such capacity).

            (d) The Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 45 days of the Original Closing Date, unless recording/filing information is not available by such time for assignments solely due to recorder's office delay, in which case such submission shall be made promptly after such information does become available from the recorder's office) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses
(iii) and (v) of the definition of "Mortgage File" and each UCC-1, UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". The Mortgage Loan Seller shall provide the Directing Certificateholder with written notice when such documents have been submitted for recording. Each such assignment shall reflect that it should be returned by the public recording office to the party responsible for filing it, who will then forward the original recorded document to the Trustee, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the party responsible for filing it, and who will then forward such document to the Trustee. At such time as such assignments, UCC-1s, UCC-2s and UCC-3s have been returned to the Trustee, the Trustee shall periodically forward a copy of each thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter the Mortgage Loan Seller shall, at its own expense, submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

            (e) All documents and records in the Mortgage Loan Seller's possession (or under its control) relating to the Mortgage Loans (except attorney-client privileged communications or confidential internal credit analysis of the client) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall be delivered or caused to be delivered by the Mortgage Loan Seller to the Master Servicer, within five (5) Business Days of the Original Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (f) The Mortgage Loan Seller shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the Original Closing
Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Trustee.

            (g) In connection with its assignment of the Conduit Mortgage Loans hereunder, each of the Mortgage Loan Seller and the NB Owner Trust hereby expressly assigns to the Trustee for the benefit of the Certificateholders any and all rights the Mortgage Loan Seller or the NB Owner Trust may have with respect to representations and warranties made by an NB Conduit Originator with respect to any Mortgage Loan under the mortgage loan purchase agreement between the Mortgage Loan Seller and the NB Conduit Originator that originated such Mortgage Loan pursuant to which the Mortgage Loan Seller originally acquired such Mortgage Loan from such NB Conduit Originator. In the event such Mortgage Loan is repurchased by the Mortgage Loan Seller, the Trustee shall re-assign such rights under the relevant mortgage loan purchase agreement to the Mortgage Loan Seller in respect of such Mortgage Loan.

            SECTION 2.02      Acceptance of REMIC I by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to any exceptions noted on the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule XXIII, to the provisions of Section 2.01 and to the further review provided for in this Section 2.02, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee, an original or a copy of the Mortgage (with evidence of recording thereon), and an original assignment of such Mortgage executed in favor of the Trustee (in such capacity), in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Seller in respect of the Mortgage Loans, and that it holds and will hold all other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders.

            (b) Within 60 days of the Original Closing Date, the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Seller with respect to each Mortgage Loan pursuant to Section 2.01(c); and, promptly following such review, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit I) to each of the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Seller that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) through (iii), (ix) (without regard to the verification of the effective date) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses, (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File. If within 60 days of the Original Closing Date the Trustee shall receive notice of any Mortgage Loan as to which a Servicing Transfer Event or substitution has occurred during such 60-day period, the Trustee shall, upon receipt of a Request for Review (substantially in the form of Exhibit M), promptly review the Mortgage File delivered or caused to be delivered by the Mortgage Loan Seller with respect to such Mortgage Loan. Such review and the certification regarding the same shall be conducted and prepared in accordance with the standards of review set forth in this paragraph.

            (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Original Closing Date; and no later than 180 days after the Original Closing Date, and subsequently no later than one (1) year after the Original Closing Date and, if any exceptions are noted, every 90 days thereafter until either (i) all exceptions have been removed, or (ii) the second anniversary of the Original Closing Date, the Trustee shall, subject to Section 2.02(d), certify in writing (substantially in the form of Exhibit H) to each of the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Seller that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i), (ii), (ix) (without regard to the verification of the effective date) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller with evidence of recording thereon,
(iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            (d) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iv) through (viii), (x) and (xi), and (xiv) through (xxii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any liability because the text of any assignment or endorsement is not in proper or recordable form, if the requisite recording of any document is not in accordance with the requirements of any applicable jurisdiction, or if a blanket assignment is not permitted in any applicable jurisdiction.

            (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Seller pursuant to Section 2.01(c), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(c) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If and when such party is notified of or discovers any error in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly, but in any event within thirty (30) days, correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto. Such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule.

            SECTION 2.03 Mortgage Loan Seller's Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations and Warranties.

            (a)

               (i) Within 90 days of the earlier of discovery or receipt of written notice by the Mortgage Loan Seller, of a Document Defect in respect of any Mortgage Loan or a breach of any representation or warranty set forth in Section 2.05(b) in respect of any Mortgage Loan, which Document Defect or breach, as the case may be, as determined by the Trustee, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, the Mortgage Loan Seller shall cure such Document Defect or breach, as the case may be, in all material respects or repurchase (or cause an Affiliate to purchase) the affected Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee and the Master Servicer of a written certification that such deposit has been made; provided, that, without limiting any of the foregoing, the absence from the Mortgage File of: (v) the original fully executed Mortgage Note, together with the endorsements identified in clause (i) of the definition of Mortgage File; (w) the original fully executed Mortgage (unless there is included in the Mortgage File a certified copy of the Mortgage and the certificate states that the original signed Mortgage was sent for recordation within the previous 180 days); (x) a title insurance policy or a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy or a written binding commitment "marked up" at the closing of such Mortgage Loan, interim binder or pro forma title insurance policy, evidencing a binding commitment to issue such policy, dated as of the date on which related Mortgage Loan was funded; (y) any material nonconformity to the Mortgage Loan Schedule of any such document or any material irregularity on the face thereof; or (z) copies of the Assignment Documents, together with proof of recordation if the Mortgage Loan Seller deems proof of recordation to be material, reflecting the chain of assignment of the Mortgage Loan to the Trust (without the presence of any factor, such as a lost note affidavit with an acceptable indemnity in the case of a missing Mortgage Note, that reasonably mitigates such absence, non-conformity or irregularity) shall be conclusively presumed to be a Document Defect that materially and adversely affects the interests of the Certificateholders in, or the value of, any Mortgage Loan, and shall obligate the party discovering such to give the aforementioned prompt notice, whereupon the Trustee shall notify the Depositor to cure such Document Defect, or, failing that, repurchase the related Mortgage Loan, all in accordance with the procedures set forth herein. However, with respect to non-Specially Serviced Mortgage Loans only, if such Document Defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or breach within such 90 day period (as evidenced by an Officer's Certificate of the Mortgage Loan Seller delivered to the Trustee, the Special Servicer and the Master Servicer setting forth the circumstances surrounding such delay, the measures being undertaken to cure such Document Defect or breach and a representation that it is diligently pursuing such measures), the Mortgage Loan Seller shall have, with respect to non-Specially Serviced Mortgage Loans only, an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan). Notwithstanding the immediately preceding sentence, within 90 days of the earlier of discovery or receipt of written notice by the Mortgage Loan Seller that there is a Document Defect or other breach of the representations and warranties set forth in Section 2.05(b)(xxxi), (lii), (liii) or (liv) (that causes any Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations
      Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage for a temporary period), the Mortgage Loan Seller shall either cure such defect or breach or repurchase such Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Certificate Account and delivery to the Trustee of a written certification that such deposit has been made.

               (ii) In the event of discovery of a breach of the representation and warranty as to environmental conditions under Section 2.05(b)(xiv) with respect to the Portfolio Mortgage Loans, the Mortgage Loan Seller shall have an opportunity to cure such breach. However, the breach will be deemed to have been cured if and only if the Special Servicer (or, if the Mortgage Loan Seller shall be designated as the Special Servicer, another independent Person designated by the Master Servicer) shall have determined in good faith that (a) the Mortgage Loan Seller has either caused the condition that was the cause of such breach to be eliminated, or has established a reserve for the costs of remediation of the condition that was the cause of such breach and has instituted a program which was reasonably expected to remediate such condition within two years after the program was instituted; (b) the estimated cost to cure is less than 50% of the then-outstanding principal balance of the Mortgage Loan (provided, however, that the estimated cost to cure shall be less than 25% of the then-outstanding principal balance of the Mortgage Loan if such balance is then greater than $3,000,000.00); and, (c) retention of such Mortgage Loan in the Mortgage Pool would not violate the Servicing Standard. The Master Servicer shall not be entitled to Advance Interest from the Trust with respect to Advances made by it with respect to such Mortgage Loan until any such breach is cured or the Mortgage Loan repurchased, but shall be entitled to recover Advance Interest for such period from the Mortgage Loan Seller and the Mortgage Loan Seller shall be obligated to pay such Advance Interest to the Master Servicer at such time and to the same extent that the Master Servicer would be entitled to be paid for such Advance Interest pursuant to Section 3.05(a) (and in any event within 15 days after the Mortgage Loan Seller's receipt of an invoice thereof); provided, however, if the Special Servicer, or the Trustee make such Advances because of a failure of the Master Servicer to do so, then the Special Servicer, or the Trustee shall be entitled to promptly recover Advance Interest with respect to such Advances for such period, but only from the Mortgage Loan Seller, and not from the Trust or the Certificateholders. The Mortgage Loan Seller shall pay expenses of the Trust incurred as a result of such breach. In addition, the Mortgage Loan Seller shall pay any expenses incurred by the Master Servicer, the Special Servicer or the Trustee (including reasonable attorney's fees) in connection with the enforcement of the Mortgage Loan Seller's obligation to pay Advance Interest pursuant to this Section 2.03(a)(ii).

               (iii) In the event of discovery of a breach of the representation and warranty as to there being no Mortgaged Property securing any mortgage loan which is not included in the Trust under Section 2.05(b)(lxi) with respect to the Portfolio Mortgage Loans, in order for the repurchase requirements of Section 2.03(a)(i) to apply, all of the following additional four (4) conditions must be satisfied:

            (A)   The related Mortgage Loan must be in default;

            (B) The mortgage loan which is not included in the Trust must not have been previously disclosed herein (including without limitation in any schedule attached hereto) or the Prospectus Supplement by the Mortgage Loan Seller;

            (C) The mortgage loan which is not included in the Trust must constitute a material additional indebtedness secured by the related Mortgaged Property, as determined by the Master Servicer or the Special Servicer, as applicable; and,

            (D) The field on the Mortgage Loan Schedule entitled "Due on Encumbrance" must have been incorrect as to the related Mortgage Loan.

            (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender or cause to be tendered to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents and funds pertaining to such Mortgage Loan possessed by it (or any Custodian or Sub-Servicer on its behalf), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to or at the direction of the Mortgage Loan Seller, in the same manner. The form, sufficiency and expense of all such instruments and certificates shall be the responsibility of the Mortgage Loan Seller.

            (c) This Section 2.03 provides the sole remedies available to the Certificateholders, or to the Trustee on behalf of the Certificateholders, respecting any Document Defect or any breach of any representation or warranty set forth in Section 2.05(b) hereof. If the Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan in accordance with Section 2.03(a) hereof, or disputes its obligation to repurchase any Mortgage Loan in accordance with any such provision, the Trustee shall promptly notify the Certificateholders and, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. If it is judicially determined or subsequently agreed that the Mortgage Loan Seller is required to repurchase such Mortgage Loan under Section 2.03(a) hereof, the Mortgage Loan Seller shall reimburse the Trustee for all necessary and reasonable costs and expenses incurred in connection with such enforcement, and otherwise the Trustee's right of reimbursement shall be limited to amounts on deposit in the Distribution Account from time to time in accordance with Section 8.05(b) and to such other sources of security and indemnity as shall have been offered to the Trustee by the Certificateholders.

            (d) With respect to any Cross-Collateralized Mortgage Loan, the repurchase requirements of this Section 2.03 shall apply to any other Mortgage Loans with which such Mortgage Loan is cross-collateralized or cross-defaulted, but only if such other Mortgage Loans, singly or in the aggregate, are materially and adversely affected by the default under, or breach of, the repurchased Mortgage Loan, or by the removal of such Mortgage Loan from the Trust. In addition, in the event any Cross-Collateralized Mortgage Loan is repurchased from the Trust, the Master Servicer shall use reasonable efforts to modify such Mortgage Loan so that it is no longer cross-collateralized, if requested to do so by the Directing Certificateholder; provided that no such modification shall be effected, nor such efforts commenced, unless and until the Master Servicer and the Trustee have received from the Depositor, the Directing Certificateholder or the Mortgage Loan Seller an Opinion of Counsel to the effect that such modification will not cause an Adverse REMIC Event to occur.

            SECTION 2.04      Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) As of the Original Closing Date, the transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (viii) Assuming the accuracy of the representation and warranty of the Mortgage Loan Seller made pursuant to Section 2.05(b)(i) hereof as of the Original Closing Date, immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, as of the Original Closing Date, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

            (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            SECTION 2.05 Representations and Warranties of the Mortgage Loan Seller.

            (a) The Mortgage Loan Seller hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Mortgage Loan Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States. As of the Original Closing Date, the NB Owner Trust was a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Mortgage Loan Seller and, as of the Original Closing Date, the NB Owner Trust, and the performance and compliance with the terms of this Agreement by the Mortgage Loan Seller and, as of the Original Closing Date, the NB Owner Trust, will not violate the Mortgage Loan Seller's or, as of the Original Closing Date, the NB Owner Trust's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Each of the Mortgage Loan Seller and, as of the Original Closing Date, the NB Owner Trust, has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller and, as of the Original Closing Date, the NB Owner Trust, enforceable against each of the Mortgage Loan Seller and, as of the Original Closing Date, the NB Owner Trust in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Neither the Mortgage Loan Seller nor, as of the Original Closing Date, the NB Owner Trust, is in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller or, as of the Original Closing Date, the NB Owner Trust to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller or, as of the Original Closing Date, the NB Owner Trust.

               (vi) No litigation is pending or, to the best of the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller or, as of the Original Closing Date, the NB Owner Trust which would prohibit the Mortgage Loan Seller or, as of the Original Closing Date, the NB Owner Trust from entering into this Agreement or, in the Mortgage Loan Seller's or, as of the Original Closing Date, the NB Owner Trust's, good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Mortgage Loan Seller or, as of the Original Closing Date, the NB Owner Trust to perform its obligations under this Agreement or the financial condition of Mortgage Loan Seller or, as of the Original Closing Date, the NB Owner Trust.

               (vii) The Sub-Servicing Agreement in place as of the Original Closing Date among the Master Servicer, ARCS Commercial Mortgage Co., L.P., a California limited partnership, Bank of America, N.A., Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and Prudential MultiFamily Mortgage Inc. (successor in interest to WMF Washington Mortgage Corp.) complies with the requirements of this Agreement

               (viii) The Mortgage Loan Seller is in possession of all licenses necessary to carry on its business, and is in compliance with the laws of each state in which any Mortgaged Property is located, in each case to the extent that the failure to be so in possession or compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            (b) As regards the Mortgage Loans:

            Portfolio Mortgage Loan Representations

            The Mortgage Loan Seller hereby represents and warrants ("Representing Party" with respect to each such representation and warranty so made) with respect to each Portfolio Mortgage Loan, to the other parties hereto and for the benefit of the Certificateholders, as of the date specified in such representation and warranty or, if no such date is specified, as of the Original Closing Date, that:

(i) Immediately prior to the transfer thereof by Representing Party or the NB Owner Trust to the Depositor (or to the Trustee at the direction of the Depositor), the Representing Party or the NB Owner Trust, as the case may be, had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

(ii) The Representing Party or the NB Owner Trust, as the case may be, had full right and authority to sell, assign and transfer such Mortgage Loan to the Depositor (or to the Trustee at the direction of the Depositor).

(iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true, complete and correct in all material respects as of the Original Cut-off Date.

(iv) Such Mortgage Loan was not, as of the Original Cut-off Date or at any time during the twelve month period prior thereto, more than thirty
         (30) days delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Representing Party or the NB Owner Trust.

(v) Each Mortgage securing such Mortgage Loan was recorded in the applicable jurisdiction and constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage), except for (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding, (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued in respect of such Mortgage Loan and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related Borrower to timely pay in full the principal and interest on the Mortgage Loan. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in personal property, except that, with respect to the Mortgage Loans secured by a Mortgaged Property which is a hotel, healthcare facility, or theater, the Representing Party represents that a UCC Financing Statement has been filed and/or recorded in all places necessary to permit a valid security interest in the personal property granted under such Mortgage; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein (except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of general principles of equity), and such personal property constitutes substantially all of the personal property necessary to operate the Mortgagor's business. In the case of each Mortgage Loan secured by a Mortgaged Property that is operated as a hotel, healthcare facility, or theater, the related loan documents contain such provisions as are necessary, and UCC Financing Statements have been filed as necessary, in each case to perfect a valid security interest in the related revenues with respect to such Mortgage Loan.

(vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a title insurance company authorized to do business in the applicable jurisdiction, insuring the originator of the related Mortgage Loan and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances. The premiums due under such title insurance policy have been paid, and to the Representing Party's actual knowledge, each title insurance policy is in full force and effect and no claims have been made under any title insurance policy. Each ALTA policy is assignable to the Trustee without the consent of, or any notice to, the insurer. The Representing Party has no knowledge of any matter which would impair or diminish the coverage of such policy.

(vii) To the best of the Representing Party's knowledge, neither the Representing Party nor the NB Owner Trust has waived any material default, breach, violation or event of acceleration existing and continuing on the Original Closing Date under the related Mortgage or Mortgage Note.

(viii) There is no valid offset, right of rescission, defense or counterclaim to such Mortgage Loan.

(ix) Except as indicated on Schedule P9, the Representing Party has no actual knowledge (A) that there is any proceeding pending for the total or partial condemnation of the related Mortgaged Property or (B) that there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

(x) Such Mortgage Loan and the actions by or on behalf of the originator thereof complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury and relating to the origination, funding and servicing of such Mortgage Loan.

(xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

(xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation or market value deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the security, including realization by judicial or, if applicable, non-judicial foreclosure.

(xiii) The terms of such Mortgage Loan require that the related Mortgaged Property be insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and covering not less than the greater of the replacement cost of the Mortgage Property (with no deduction for depreciation) and the amount necessary to avoid the operation of co-insurance provisions with respect to such Mortgaged Property. If the related Mortgaged Property is located in a 100-year floodplain, such Mortgaged Property is also covered by a flood insurance policy meeting the requirements of the related Mortgage Loan. All such insurance is in full force and effect. With respect to the foregoing policies, to the best of our knowledge
         (1) such insurance policy provides that it shall not be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty days prior written notice, and no notice has been received as of the date hereof; (2) all premiums required to be paid on such policy have been paid; and (3) the Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the mortgagee to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor.

(xiv) There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property, including, without limitation, the presence of asbestos, lead based paint or radon that materially and adversely affects the condition of the related Mortgaged Property. This representation (xiv) acts independently of representation (xiv(a)) regarding the Environmental Policy.

(xiv(a)) Each Portfolio Mortgage Loan is covered by the Environmental Policy;
         all premiums therefor have been paid in full and such policy is in full force and effect. All known environmental conditions, known "Pollution Events" (as defined in the Environmental Policy), or circumstances affecting the Portfolio Mortgaged Property have been disclosed to Steadfast Insurance Company, the issuer of the Environmental Policy. The premiums have been paid through the termination of the Trust Fund.

(xv) Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

(xvi) Except as contained in the related Mortgage File, the terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in writing in any material respect.

(xvii) There are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar charges outstanding (and, to the actual knowledge of the Representing Party, at origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property.

(xviii) The interest of the Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold interest in all the real property constituting a part of the Mortgaged Property.

(xix)    Such Mortgage Loan is a whole loan and not a participation interest.

(xx) The assignment of the related Mortgage to the Trustee is in recordable form and constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

(xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Representing Party or its agents (which shall include the Master Servicer). All of the Depositor's, the Representing Party's and the NB Owner Trust's, as applicable, rights with respect to such deposits are conveyed hereunder.

(xxii) To the best of the Representing Party's knowledge, as of the date of origination of such Mortgage Loan, as of the Original Cut-off Date, and as of the Original Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s), except such liens as may be covered by a title insurance policy.

(xxiii) To the extent required under applicable law as of the Original Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

(xxiv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Representing Party has not received actual notice of any event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration.

(xxv) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, provide for the negative amortization of interest or provide for interest-only payments without any principal amortization.

(xxvi) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Portfolio Mortgage Loan Representations (v) and (xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

(xxvii) Such Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

(xxviii) The Representing Party or the originator of such Mortgage Loan inspected, or caused to be inspected, the related Mortgaged Property either (A) in connection with the origination of the Mortgage Loan or
         (B) at least once since March 1999, except for Mortgage Loan No. 3056355 (Worthington Ford), which was last inspected in November 1997.

(xxix) No fraud with respect to such Mortgage Loan has taken place on the part of the Representing Party or any originator affiliated with the Mortgage Loan Seller, in connection with the origination of such Mortgage Loan.

(xxx) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of this Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

(xxxi) The servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers, including the collection of rent rolls and financial statements on at least an annual basis to the extent that the Mortgagor is required to provide them pursuant to the Mortgage.

(xxxii) Unless the related Mortgaged Property is owner occupied, the Mortgage File for such Mortgage Loan contains an Assignment of Leases either as a separate instrument or incorporated into the related Mortgage, which was recorded in the applicable jurisdiction and which creates, in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the rents and other property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Representing Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No person other than the Mortgagor owns any interest in any payment due under the related leases.

(xxxiii) As of the Original Closing Date, the related Mortgagor was not a debtor in any federal bankruptcy proceeding, or, to the best of the Representing Party's actual knowledge, a debtor in any state insolvency proceeding.

(xxxiv) The Representing Party has no actual knowledge of any pending litigation or other legal proceedings involving the related Mortgagor or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate Net Cash Flow sufficient to service the Mortgage Loan.

(xxxv) Neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon
         (i) payment in full of all amounts due under the related Mortgage Loan or (ii) payment representing not less than the greater of 100% of the value of the property being released (pro-rated using square footage or another customary method), and 100% of the proceeds from the sale of the property being released, but not to exceed 125% of the value of the property being released, in the case of a partial release.

(xxxvi) (1) Such Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constitutes a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Original Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on a aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis).

(xxxvii) With respect to such Mortgage Loan, any prepayment premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(xxxviii)Under the terms of the related Mortgage, any insurance proceeds in excess of de minimis amounts or any condemnation award with respect to the Mortgaged Property will be applied (subject to applicable law) either (1) to the repair or restoration of all or part of the related Mortgaged Property or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option (2) may apply.

(xxxix) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Mortgage Loan.

(xl) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

(xli) With respect to any Mortgage Loan secured by a Mortgage constituting a valid first lien on an unencumbered interest of the Mortgagor as lessee under a Ground Lease of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property, the Representing Party represents and warrants that:

            (A) Except as indicated on Schedule P41(A), the lessor under such Ground Lease has agreed in writing that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee;

            (B) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal or lesser priority with, the Mortgage. The Ground Lease is and, except as indicated on Schedule P41(B), provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest;

            (C) The Ground Lease or a memorandum thereof has been duly recorded, and the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage. There has not been a material change in the terms of the Ground Lease since its recordation;

            (D) The related borrower's interest in the Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the lessor thereunder (or if any such consent is required, it has been obtained in writing prior to the Original Closing Date) and in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor;

            (E) As of the Original Closing Date, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and, to the Representing Party's actual knowledge, there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease;

            (F) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee or its assignee, if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

            (G) Either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to notice and an opportunity to cure any default or breach by the lessee. Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the ground lessor thereunder;

            (H) As of the origination of such Mortgage Loan, such Ground Lease was in full force and effect and, to the Representing Party's actual knowledge, no material default existed under such Ground Lease;

            (I) The Ground Lease is not subject to any liens or encumbrances superior to, or of equal or lesser priority with, the Mortgage;

            (J) All rights of the mortgagee under such Mortgage Loan under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee;

            (K) Except as indicated on Schedule P41(K), such Ground Lease does not permit any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan; and

            (L) The Ground Lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest.

(xlii) Such Mortgage Loan is recourse to the related Mortgagor (subject to any applicable state anti-deficiency legislation or market value deficiency legislation) except as such recourse may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(xliii) No Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or (except in accordance with the terms thereof) in part, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the Mortgaged Property has been released in whole or in part.

(xliv) Such Mortgage Loan contains a "due-on-sale" clause that permits the loan holder to accelerate the maturity of the loan if the related Mortgagor sells the related property without the consent of the Mortgagee (other than by reason of family and estate planning transfers of less than a controlling interest in a Mortgagor, or a substitution or release of collateral within the parameters of paragraph (xxxv) above).

(xlv) The Representing Party is in possession of the related Mortgage File, which contains the related Mortgage, Mortgage Note, Security Agreement (if any) and all material amendments thereto.

(xlvi) Such Mortgage Loan requires the related Mortgagor to be qualified to do business, and requires the related Mortgagor and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would not have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The Representing Party has no actual knowledge that as of the date of origination of such Mortgage Loan, and as of the Original Closing Date, (A) the related Mortgagor was not in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were not valid and in full force and effect.

(xlvii)  [Reserved]

(xlviii) The Representing Party has no actual knowledge of any pending action, suit, proceeding, arbitration or governmental investigation against the related Mortgagor or the related Mortgaged Property which, if adversely decided, would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

(xlix) Such Mortgage Loan requires the related Mortgagor to provide annual operating statements and rent rolls and such requirement has not been modified, waived or amended.

(l) (A) None of the improvements that form part of any Mortgaged Property lie outside the boundaries and restriction lines of such property in any material respect, (B) no improvements on adjoining properties encroach upon any Mortgaged Property in any material respect and (C) no improvement forming part of such Mortgaged Property is in material violation of applicable zoning laws or ordinances.

(li) The following statements are true of the related Mortgaged Property at origination: (i) the Mortgaged Property is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress, (ii) the Mortgaged Property is served by public utilities, water and sewer (or septic facilities), (iii) the Mortgaged Property is a separate tax parcel, (iv) the Mortgaged Property has parking to the extent, if any, required under applicable law, and (v) to the extent that the Mortgaged Property consists of two (2) or more adjoining parcels, such parcels are contiguous.

(lii) Such Mortgage Loan was originated by the Representing Party, an affiliate of the Representing Party, a predecessor in interest to the Representing Party or an originator approved by the Representing Party, such an affiliate or such a predecessor in interest, and such Mortgage Loan was underwritten consistent in all material respects with the standards of the Person originating such Mortgage Loan.

(liii) No Mortgage Loan contains a provision for any defeasance of mortgage collateral.

(liv) In selecting the Mortgage Loans for sale, no selection procedure was employed by the Representing Party which was intended to adversely affect the interests of the Certificateholders.

(lv) Such Mortgage Loan was originated by or for a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including the Representing Party, a "Qualified Originator"); each Mortgaged Property consists of one or more parcels of real property upon which is located one or more commercial structures and otherwise meets the requirements for eligibility under the Secondary Mortgage Market Enhancement Act of 1984 for commercial property.

(lvi) With respect to each Mortgage Loan originated by or for a Person that is not a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including the Representing Party, a "Qualified Originator), hereinafter a "Non-Qualified Originator":

            (A) such Mortgage Loan was underwritten in accordance with standards established by the Qualified Originator (which standards were the same as the Qualified Originator's in all material respects), using application forms and related credit documents approved by the Qualified Originator;

            (B) the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

            (C) the Mortgage Loan was originated by the Non-Qualified Originator pursuant to an ongoing, standing relationship with the Qualified Originator;

            (D) the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, either:

                  (i) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                  (ii) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                  (iii) such closing documents reflect the Non-Qualified
                        Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

(i) The related loan documents do not contain any option which, if exercised, would cause the Mortgage Loan to fail to qualify as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

(ii) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, including taxes.

(iii) Except as indicated on Schedule P59, with respect to junior liens, such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Original Closing Date by any lien junior to or of equal priority with, or prior to, the lien of the related Mortgage without the prior written consent of the holder thereof.

(iv) As of the Original Closing Date, no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, other than the Master Servicer, the Special Servicer or any of their Sub-Servicers.

(v) Except as indicated on Schedule P61, and to the Representing Party's actual knowledge, no Mortgaged Property secures any mortgage loan which is not included in the Trust.

            Conduit Mortgage Loan Representations

            The Mortgage Loan Seller hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to each representation or warranty so made) with respect to each Conduit Mortgage Loan, to the other parties hereto and for the benefit of the Certificateholders, as of the date specified in such representation and warranty or, if no such date is specified, as of the Original Closing Date, that:

                  (i) Immediately prior to the transfer thereof by the Representing Party or the NB Owner Trust to the Trustee, the Representing Party or the NB Owner Trust, as the case may be, had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

                  (ii) The Representing Party or the NB Owner Trust, as the case may be, had full right and authority to sell, assign and transfer such Mortgage Loan to the Trustee.

                  (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true, complete and correct in all material respects as of the Original Cut-off Date.

                  (iv) Such Mortgage Loan was not, as of the Original Cut-off Date or at any time during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Representing Party or the NB Owner Trust.

                  (v) Each Mortgage securing such Mortgage Loan was recorded in the applicable jurisdiction with respect to the full amount of the Mortgage Loan and constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over or parity with the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E), collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related Borrower to timely pay in full the principal and interest on the Mortgage Loan. A UCC Financing Statement has been filed and/or recorded in all places necessary to permit a valid security interest in the personal property granted under such Mortgage; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien and first priority security interest on the property described therein (except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of general principles of equity). In the case of each Mortgage Loan secured by a Mortgaged Property that is operated as a hotel, the related loan documents contain such provisions as are necessary, and UCC Financing Statements have been filed as necessary, in each case to perfect a valid security interest in the hotel revenues with respect to such Mortgage Loan, and, in the case of each Mortgaged Property which constitutes a hotel, healthcare facility, or theater, such personal property constitutes substantially all the personal property required to operate such business.

                  (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company or, to the knowledge of the Representing Party, a title company qualified to issue title insurance in the relevant jurisdiction, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a binding commitment for title insurance "marked-up" at the closing of such loan. The Representing Party or its successors or assigns are the sole named insureds of such policy, all premiums due thereunder have been paid, such policy is in full force and effect, no claims have been made under such policy, and the Representing Party has no knowledge of any matter which would impair or diminish the coverage of such policy. Such policy contains no exclusion for or affirmatively insures access to a public road. Such ALTA policy is assignable to the Trustee without the consent of, or notification to, the insurer.

                  (vii) Neither the Representing Party nor the NB Owner Trust has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

                  (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

                  (ix) Except as indicated on Schedule C9, (A) the Representing Party has no actual knowledge that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and (B) there is no material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

                  (x) Such Mortgage Loan and the actions by or on behalf of the Representing Party complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury and relating to the origination, funding and servicing of such Mortgage Loan.

                  (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

                  (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the security, including realization by judicial or, if applicable, non-judicial foreclosure.

                  (xiii) As regards matters of insurance:

           A. if the related Mortgaged Property is a commercial property, it is insured by (1) a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount, with no deductions for depreciation, not less than the greater of (a) the replacement cost and (b) the amount necessary to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property, (2) except if such Mortgaged Property is operated as a mobile home park, rental insurance in an amount equal to the gross rentals for at least a 12-month period (or, in the case of a Mortgaged Property not having an elevator, for at least a 6-month period), (3) comprehensive general liability insurance coverage, covering at least $1,000,000 per occurrence, and (4) except in the case of Mortgage Loans originated by Bank of America NT&SA or as permitted by the Representing Party's underwriting guidelines, broad form boiler and machinery insurance.

           B. If the related Mortgaged Property is a multifamily property, it is insured by (1) a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and covering rent loss (for at least a 12-month period or, in the case of a Mortgaged Property not having an elevator, for at least a 6-month period), (2) comprehensive general liability insurance coverage, covering at least $1,000,000 per occurrence, and (3) other insurance covering such other hazards, casualties, liabilities and contingencies as required by the holder of the Mortgage Loan and in such amounts and for such periods as required by the holder of the Mortgage Loan.

           C. If the related Mortgaged Property is located in a federally designated special flood hazard area, the related Mortgagor is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof).

           D. With respect to all policies, (1) such insurance policy provides that it shall not be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty days prior written notice, and no notice has been received as of the date hereof; (2) at least ten days prior to the expiration date of such policy, the related Mortgage requires the Mortgagor to deliver to the mortgagee under such Mortgage Loan a renewal policy in form satisfactory to the holder of the Mortgage Loan; (3) all premiums required to be paid on such policy have been paid; and (4) the Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the mortgagee to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor.

                  (xiv) In connection with or subsequent to the origination of such Mortgage Loan, one or more Phase I Environmental Assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property since January 1, 1998, and the Representing Party, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). Where such assessments disclosed the existence of such a material condition or circumstance affecting a Mortgaged Property and recommended that action be taken, (i) a party not related to the related Mortgagor was identified as the responsible party for such condition or circumstance, or (ii) the related Mortgagor was required to obtain an operations and maintenance plan, or (iii) funds sufficient to effect such action were escrowed, in each case consistent with any such recommendation and in accordance with the underwriting standards of the Representing Party. Each Mortgage requires the related Mortgagor to comply with and to cause the related Mortgaged Property to be in compliance with all applicable federal, state and local environmental laws and regulations.

                  (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

                  (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically disclosed in the related Mortgage File.

                  (xvii) There are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to the actual knowledge of the Representing Party, at origination of such Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property.

                  (xviii) The interest of the Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold interest in all the real property constituting a part of the Mortgaged Property.

                  (xix) Such Mortgage Loan is a whole loan and not a participation interest.

                  (xx) The assignment of the related Mortgage to the Trustee is in recordable form and constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

                  (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Representing Party or its agents (which shall include the Master Servicer), and all the Depositor's, the NB Owner Trust's and the Representing Party's rights with respect thereto are conveyed hereunder.

                  (xxii) As of the date of origination of such Mortgage Loan and as of the Original Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien equal or prior to that created by the related Mortgage(s).

                  (xxiii) Except as indicated on Schedule C23, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent, and no improvements on adjoining properties encroach upon such Mortgaged Property to any material extent, and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances except to the extent that they may constitute legal non-conforming uses. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to substantially the full extent of the use or structure at the time of such casualty or destruction, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial mortgage lenders in similar circumstances.

                  (xxiv) To the extent required under applicable law as of the Original Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

                  (xxv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Representing Party has no actual knowledge of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by or disclosed in any other representation and warranty made by the Representing Party with respect to the Conduit Mortgage Loans in this Section 2.05(b).

                  (xxvi) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

                  (xxvii) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, or provide for interest only payments without any principal amortization.

                  (xxviii) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, including taxes.

                  (xxix) To the Representing Party's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan, (A) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

                  (xxx) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in conduit Mortgage Loan Representations (v) and (xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  (xxxi) Such Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

                  (xxxii) The Representing Party or the originator of such Mortgage Loan inspected, or caused to be inspected, the related Mortgaged Property in connection with the origination of the Mortgage Loan.

                  (xxxiii) No fraud with respect to such Mortgage Loan has taken place on the part of the Representing Party or, to the knowledge of the Representing Party, any originator, in connection with the origination of such Mortgage Loan.

                  (xxxiv) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of this Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

                  (xxxv) If such Mortgage Loan is, as of the Original Closing Date, subject to a Sub-Servicing Agreement, such Sub-Servicing Agreement provides that the related Sub-Servicer is not to receive any sub-servicing compensation with respect to such Mortgage Loan during any period that such Mortgage Loan is a Specially Serviced Mortgage Loan or an REO Loan (except for any Termination Strip payable to a Sub-Servicer in connection with a termination thereof without cause as contemplated by Section 3.22(d) hereof).

                  (xxxvi) The servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and prudent and have met customary standards utilized by prudent institutional multifamily and commercial mortgage loan servicers, including the collection of rent rolls, financial statements and operating statements to the extent that that Mortgagor is required to provide such pursuant to the Mortgage Loan Documents.

                  (xxxvii) Unless the related Mortgaged Property is owner occupied, the Mortgage File for such Mortgage Loan contains an Assignment of Leases either as a separate instrument or incorporated into the related Mortgage, which creates, in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Representing Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No person other than the Mortgagor owns any interest in any payment due under the related leases.

                  (xxxviii) [Reserved].

                  (xxxix) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then either (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) or (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

                  (xl) In the event fraud or intentional misrepresentation, misapplication of sale proceeds, insurance proceeds, condemnation proceeds, rents and profits or other sums received by the Mortgagor in its capacity as the owner of the Mortgaged Property, or any violation of the environmental covenants contained in the related loan documents was committed by the Mortgagor in connection with the origination of a Mortgage Loan, such Mortgage Loan becomes a recourse obligation of a principal of the Mortgagor with respect to any damages resulting therefrom, unless such Mortgage Loan is a Mortgage Loan as to which such recourse was not required due to the incorporation of other terms under the underwriting guidelines of the Mortgage Loan Seller, such as a higher debt service coverage ratio or a lower loan-to-value ratio.

                  (xli) As of the Original Closing Date, the related Mortgagor or any guarantor was not a debtor in any federal bankruptcy proceeding, or, to the best of the Representing Party's actual knowledge, a debtor in any state insolvency proceeding.

                  (xlii) There is no pending litigation or other legal proceedings involving the related Mortgagor or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate Net Cash Flow sufficient to service the Mortgage Loan.

                  (xliii) If such Mortgage Loan had a Original Cut-off Date Balance greater than 1% of the Initial Pool Balance, then the related Mortgagor has covenanted in its organizational documents (or its organizational documents otherwise provide for it) to own no significant asset other than the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties. In addition, except as indicated on Schedule C43, if such Mortgage Loan had a Original Cut-off Date Balance greater than 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to be (for so long as such Mortgage Loan is outstanding) a Single-Purpose Entity. Neither the Representing Party nor the NB Owner Trust has waived such covenants and has no knowledge that any such Mortgagor is not in compliance therewith as of the date of origination of the Mortgage Loan.

                  (xliv) Except as indicated on Schedule C44, neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) a substitution of government securities for such Mortgaged Property in a defeasance complying with paragraph (liii) of this Section 2.05(b).

                  (xlv) Except as indicated on Schedule C45, such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Original Closing Date by any lien junior to or of equal priority with, or prior to, the lien of the related Mortgage without the prior written consent of the holder thereof, and the Representing Party has no actual knowledge that the Mortgaged Property secures any Mortgage Loan outside the Trust.

                  (xlvi) With respect to each Mortgage Loan as to which the related Mortgaged Property is operated as a nursing home or congregate care facility:

            (A) To the best of the Representing Party's knowledge (based on due diligence customarily performed by prudent mortgage lenders), as of the Original Cut-off Date, the healthcare facility located on the related Mortgaged Property and the operator with respect to such facility had all certificates (including certificates of occupancy), licenses and permits required by applicable law for the operation of such facility and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility and operator holds a valid certification for such participation, appropriate for the level of care provided at such facility.

            (B) To the best of the Representing Party's knowledge (based on due diligence customarily performed by prudent mortgage lenders), as of the Original Cut-off Date, the related borrower or operator, as the case may be, with respect to the related Mortgaged Property or its operation of the related Mortgaged Property, was in compliance in all material respects with all applicable federal laws and all applicable laws, regulations, quality and safety standards and requirements of the applicable state department of health, and the other related Mortgage Loan documents require that so long as the related Mortgage Loan remains outstanding the related Mortgaged Property shall be operated in compliance in all material respects with such applicable laws and requirements.

            (C) Except as indicated on Schedule C46(C), the related Mortgage Loan documents provide that (1) so long as the related Mortgage Loan remains outstanding, the related Mortgaged Property shall be operated in such a manner that the licenses, permits and authorizations shall remain in full force and effect, (2) without the lender's consent, the licenses, permits and authorizations may not be (a) transferred to any location other than the Mortgaged Property or (b) pledged as collateral for any other loan or indebtedness and (3) so long as the related Mortgage Loan remains outstanding, the borrower may not without the lender's consent (a) rescind, withdraw, revoke, amend, modify, supplement or otherwise alter the nature, tenor or scope of the certificate of need for the related Mortgaged Property, (b) amend or otherwise change the related Mortgaged Property's authorized bed capacity and/or the number of beds approved by the department of health, (c) replace or transfer all or any part of any related Mortgaged Property's beds to another site or location or (d) terminate, materially modify, or materially amend a lease or management contract in effect with respect to the related Mortgaged Property.

            (D) As of the Original Cut-off Date, all cost reports required to be filed under the Medicare, Medicaid, or other similar programs with respect to the related Mortgaged Property were filed as required.

            (E) As of the Original Cut-off Date, the Representing Party has no actual knowledge that the related borrower or related operator as the case may be, has failed to file within the time permitted, including any extensions thereof, all such Medicare, Medicaid or other similar program costs reports.

            (F) As of the Original Cut-off Date, the Representing Party has no actual knowledge that either the related borrower or operator, as the case may be, with respect to the related Mortgaged Property or its operation of such Mortgaged Property (A) is subject to a material audit adjustment or material decrease in reimbursement with respect to its participation in any third-party reimbursement program or (B) has been notified that any managed care or other third-party reimbursement program contract is being or has been canceled, not renewed, or downgraded in any material respect or that any such action is pending, threatened, or contemplated.

                  (xlvii) [Reserved].

                  (xlviii) With respect to any Mortgage Loan secured by a Mortgage constituting a valid first lien on an unencumbered interest of the Mortgagor as lessee under a Ground Lease of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property, the Representing Party represents and warrants that:

            (A) Except as indicated on Schedule C48(A), the lessor under such Ground Lease has agreed in writing and included in the related mortgage file that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee;

            (B) The Ground Lease is not subject to any liens or encumbrances. Except as indicated on Schedule C48(B), the Ground Lease is, and provides that it shall remain, prior to any Mortgage or other lien upon the related fee interest;

            (C) Except as indicated on Schedule C48(C), under the terms of the Ground Lease and/or the related Mortgage, any related insurance proceeds or condemnation award will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option
                  (2) may apply, subject to applicable law;

            (D) The Ground Lease or a memorandum thereof has been duly recorded, and the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage. There has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments that are part of the related Mortgage File;

            (E) The related borrower's interest in the Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the lessor thereunder (or if any such consent is required, it has been obtained in writing prior to the Original Closing Date) or, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor;

            (F) As of the Original Closing Date, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and, to the Representing Party's actual knowledge, there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease;

            (G) Except as indicated on Schedule C48(G), the Ground Lease requires the lessor thereunder to enter into a new lease with the lender upon termination of the ground lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding;

            (H) Except as indicated on Schedule C48(H), all rights of the mortgagee under such Mortgage Loan under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee;

            (I) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by an institutional investor; and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the related Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            (J) Except as indicated on Schedule 48(J), such Ground Lease does not permit any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan;

            (K) Either (A) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (B) the related ground lessor has granted the holder of the Mortgage Loan the right to notice and an opportunity to cure any default or breach by the lessee. Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the ground lessor thereunder;

            (L) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan; and

            (M) As of the origination of such Mortgage Loan, such Ground Lease was in full force and effect and, to the Representing Party's actual knowledge, no material default existed under such Ground Lease.

                  (xlix) Such Mortgage Loan was originated by or for a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any of the foregoing, including the Representing Party, a "Qualified Originator"); each Mortgaged Property consists of one or more separate tax parcels of real property upon which is located one or more commercial structures and otherwise meets the requirements for eligibility under the Secondary Mortgage Market Enhancement Act of 1984 for commercial property.

                  (l) With respect to each Mortgage Loan originated by a Person that is not a Qualified Originator (a "Non-Qualified Originator"):

            (A) such Mortgage Loan was underwritten in accordance with standards established by the Qualified Originator (which standards are the same as the Representing Party's in all material respects), using application forms and related credit documents approved by the Qualified Originator;

            (B) the Qualified Originator approved each application and related credit documents before a commitment by the Non-Qualified Originator was issued, and no such commitment was issued until the Qualified Originator agreed to fund such Mortgage Loan;

            (C) the Mortgage Loan was originated by the Non-Qualified Originator pursuant to an ongoing, standing relationship with the Qualified Originator;

            (D) the closing documents for the Mortgage Loan were prepared on forms approved by the Qualified Originator, and, pursuant to the Non-Qualified Originator's ongoing, standing relationship with the Qualified Originator, and either:

                  (i) such closing documents reflect the Qualified Originator as the original mortgagee, and such Mortgage Loan was actually funded by the Qualified Originator at the closing thereof;

                  (ii) such closing documents reflect the Non-Qualified Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Non-Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator; or

                  (iii) such closing documents reflect the Non-Qualified
                        Originator as the original mortgagee, but include assignment documents executed by the Non-Qualified Originator in favor of the Qualified Originator at the time of the closing of the Mortgage Loan, reflecting the Qualified Originator as the successor and assign to the Non-Qualified Originator, and the Mortgage Loan was funded initially by the Qualified Originator at the closing thereof and then acquired by the Qualified Originator from such Non-Qualified Originator.

                  (li) (1) such Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constitutes a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
      (b) at the Original Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on a aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis).

                  (lii) With respect to such Mortgage Loan, any prepayment premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

                  (liii) If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance
      (1) no earlier than two years after the Original Closing Date, (2) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that the loan be assumed by a Single-Purpose Entity designated by the holder of the Mortgage Loan and that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related mortgage loan documents enable the lender to charge the expenses associated with permitting a defeasance to the Mortgagor (including rating agencies' fees, accounting fees and attorneys' fees).

                  (liv) Under the terms of the related Mortgage, any insurance proceeds or condemnation award with respect to the Mortgaged Property will be applied (subject to applicable law) either (1) to the repair or restoration of all or part of the related Mortgaged Property, or (2) to the payment of the outstanding principal balance of the Mortgage Loan, together with accrued interest, it being understood that in respect of a total or substantially total loss or taking, only option (2) may apply.

                  (lv) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the Mortgage Loan.

                  (lvi) No claims have been made under any title insurance policy, the Representing Party has not taken any action which would materially impair such policy, and to the Representing Party's actual knowledge, no other person has taken any action which would materially impair such policy.

                  (lvii) Each Mortgage Loan originated by the Representing Party or by one of its approved originators was underwritten consistent in all material respects with the standards of the Representing Party as then in effect.

                  (lviii) The related Mortgage File contains an Appraisal of the Mortgaged Property, and such Appraisal and the related appraiser satisfy the requirements of Title XI of the Federal Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  (lix) Except to the extent releases are required or expressly contemplated by the related Mortgage Loan documents or in a writing contained in the related Mortgage File, the Representing Party has not satisfied, canceled, rescinded or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument that would effect any such satisfaction, cancellation, rescission, subordination or release.

                  (lx) Each Mortgage contains a "due on sale" clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a Mortgagor, or a substitution or release of collateral within the parameters of paragraph (xliv) above).

                  (lxi) Such Mortgage Loan requires the related Mortgagor to provide annual operating statements and rent rolls.

                  (lxii) The Mortgage Loan Seller took no action in selecting such Mortgage Loans for sale to the Depositor which to the Mortgage Loan Seller's knowledge would result in delinquencies and losses on the Mortgage Loans being materially in excess of delinquencies and losses on the Mortgage Loan Seller's actual portfolio of commercial mortgage loans.

            (c) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on its behalf and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in subsection (a) above which materially and adversely affects the interests of the Certificateholders or any party hereto or a breach of any of the representations and warranties set forth in subsection (b) above which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to each of the other parties hereto, each Rating Agency and the Directing Certificateholder.

            SECTION 2.06      Representations and Warranties of the Master
Servicer.

            (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Master Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or, to the best of the Master Servicer's knowledge, any of its officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.07      Representations and Warranties of the Special
Servicer.

            (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement.

               (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Special Servicer or any of its respective officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.08 Representations and Warranties of the Trustee and the REMIC Administrator.

            (a) Wells Fargo Bank Minnesota, N.A., both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Original Closing Date, the First Sequel Closing Date and the Second Sequel Closing Date unless otherwise stated below, that:

               (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank which would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (b) The representations and warranties of the Bank set forth in
Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

            SECTION 2.09 Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder as of the Original Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

            SECTION 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

            The Depositor, as of the Original Closing Date, and concurrently with the execution and delivery hereof, has assigned without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Regular Interests, the Class R-II Certificates, the REMIC III Regular Interests, the Class R-III Certificates, the REMIC IIIU Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates. As of the Original Closing Date, the Trustee has acknowledged the assignment to it of the REMIC I Regular Interests and declared that it held and would continue to hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Regular Interests, the Class R-II Certificates, the Class R-III Certificates, the REMIC R IIIU Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates.

            SECTION 2.11 Issuance of the Class R-II Certificates; Creation of the REMIC II Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC II, and in exchange therefor, at the direction of the Depositor, the Original Certificates, have been issued as of the Original Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. As of the First Sequel Closing Date, the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests have been issued to the Depositor in exchange for the Certificates designated as the Class G, Class H, Class J, Class K and Class X Certificates under the Original Pooling Agreement. As of the Second Sequel Closing Date, the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C, Class MA-2C, Class MB, Class MC and Class MD Uncertificated Interests have been issued to the Depositor in exchange for the Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class B, Class C and Class D Certificates under the Original Pooling Agreement and the First Amended Pooling Agreement. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of Class R-II Certificateholders, the Holders of the Unaffected REMIC II Certificates and the Trustee for the benefit of REMIC III, REMIC IIIU and REMIC IV to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

            SECTION 2.12 Conveyance of the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests; Acceptance of such Interests by the Trustee.

            The Depositor, as of the First Sequel Closing Date, and concurrently with the execution and delivery of the First Amended Pooling Agreement, has assigned without recourse all the right, title and interest of the Depositor in and to the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interests, the Class R-III Certificates, the REMIC IIIU Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates. As of the First Sequel Closing Date the Trustee acknowledged the assignment to it of the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests and declared that it held and would continue to hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interests, the Class R-III Certificates, the REMIC IIIU Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates.

            SECTION 2.13 Issuance of the Class R-III Certificates; Creation of the REMIC III Regular Interests.

            Concurrently with the assignment to the Trustee of the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has, as of the First Sequel Closing Date, executed, authenticated and delivered to or upon the order of the Depositor, the Certificates designated as the Class X Certificates under the First Amended Pooling Agreement and the Unaffected REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. As of the Second Sequel Closing Date, the Class UX Uncertificated Interest has been issued to the Depositor in exchange for such class of Certificates designated as the "Class X" Certificate under the First Amended Pooling Agreement. The interests evidenced by the Class R-III Certificates, together with the Unaffected REMIC III Certificates and the REMIC III Uncertificated Regular Interest, constitute the entire beneficial ownership of REMIC III. The rights of the Class R-III Certificateholders, the Holders of the Unaffected REMIC III Certificates and the Trustee for the benefit of REMIC IV to receive distributions from the proceeds of REMIC III shall be as set forth in this Agreement.

            SECTION 2.14 Conveyance of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests; Acceptance of such Interests by the Trustee.

            The Depositor, as of the Second Sequel Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC IIIU Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates. The Trustee acknowledges the assignment to it of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the REMIC IIIU Regular Interests, the Class R-IIIU Certificates and the REMIC IV Certificates.

            SECTION 2.15 Issuance of the Class R-IIIU Certificates; Creation of the REMIC IIIU Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC IIIU, and in exchange therefor, at the direction of the Depositor, the REMIC IIIU Regular Interests have been issued as of the Second Sequel Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-IIIU Certificates in authorized denominations. The interests evidenced by the REMIC IIIU Regular Interests and the Class R-IIIU Certificates constitute the entire beneficial ownership of REMIC IIIU. The rights of the REMIC IV Certificates to receive distributions from the proceeds of REMIC IIIU shall be as set forth in this Agreement.

            SECTION 2.16 Conveyance of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, Class UA-3B, Class UX, Class MB, Class MC and Class MD Uncertificated Interests; Acceptance of such Interests by the Trustee.

            The Depositor, as of the Second Sequel Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all right, title and interest of the Depositor in and to the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, Class UA-3B, Class UX, Class MB, Class MC and Class MD Uncertificated Interests to the Trustee for the benefit of the Holders of the REMIC IV Certificates. The Trustee acknowledges the assignment to it of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, Class UA-3B, Class UX, Class MB, Class MC and Class MD Uncertificated Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the REMIC IV Certificates.

            SECTION 2.17      Issuance of the REMIC IV Certificates.

            Concurrently with the assignment to the Trustee of assets included in REMIC IV, and in exchange therefor, at the direction of the Depositor, the REMIC IV Certificates have been issued as of the Second Sequel Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class X and Class R-IV Certificates in authorized denominations. The interests evidenced by the REMIC IV Certificates constitute the entire beneficial ownership of REMIC IV. The rights of the REMIC IV Certificates to receive distributions from the proceeds of REMIC IV shall be as set forth in this Agreement.

                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01      Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders (as determined in accordance with the Servicing Standard by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with any and all applicable laws and the terms of this Agreement, and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein.

            (b) Subject to Section 3.01(a) and the terms and provisions of this Agreement, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.22, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent. Unless the same Person acts in both capacities, the Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

            (d) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

            SECTION 3.02      Collection of Mortgage Loan Payments.

            Each of the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer or the Special Servicer each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

            Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

            SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Servicing Advances; Reserve Accounts.

            (a) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages;
(iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer);
(v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall promptly deliver all Escrow Payments received by it to the Master Servicer for deposit in the applicable Servicing Account.

            (b) The Master Servicer shall (with the cooperation of the Special Servicer in the case of Specially Serviced Mortgage Loans), (i) maintain accurate records with respect to each Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (but at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans), except for an Emergency Advance, subject to Section 3.19(d), advance with respect to the related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, that are, or may become, a lien thereon, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance (any determination that such advance would be a Nonrecoverable Servicing Advance shall be made in accordance with Section 3.11(g)), unless, with respect to the payment of taxes and assessments, the Master Servicer reasonably anticipates that such bill will be paid by the Mortgagor by the close of business on or before the penalty date, but in any event the Master Servicer shall make such advance (i) within 120 days after such date or (ii) five Business Days (if such advance relates to a Conduit Loan) or sixty (60) Business Days (if such advance relates to a Portfolio Loan) after the Master Servicer has received confirmation that such item has not been paid, whichever is earlier, provided that during such period the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to confirm whether such bill has been paid, and provided further that in any event the Master Servicer shall immediately make such advance if a tax sale of the mortgaged property is imminent. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this sentence shall not be construed to limit the rights of the Master Servicer or the Special Servicer to enforce on behalf of the Trust any obligations of the related Mortgagor under such Mortgage Loan.

            (d) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Mortgagor in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. The Special Servicer shall promptly deliver all Reserve Funds received by it to the Master Servicer for deposit in the applicable Reserve Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Original Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Original Closing Date and the date as of which such action or remediations are required by the related mortgage loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04 Certificate Account, the Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account and the REMIC IV Distribution Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within two Business Days of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Original Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Original Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest at the respective Mortgage Rates on the Mortgage Loans and all Prepayment Premiums received in respect of the Mortgage Loans;

               (iii) (A) with respect to any Portfolio Mortgage Loan and any Conduit Mortgage Loan initially primary serviced by Bank of America, N.A. (as indicated on the initial Mortgage Loan Schedule), the portion of any Default Charges required for the reimbursement of related Advance Interest under Section 3.05(a)(viii), and (B) with respect to any other Mortgage Loan, to the extent allocable to the period that such other Mortgage Loan is a Specially Serviced Mortgage Loan, all payments on account of Default Charges on such Specially Serviced Mortgage Loan;

               (iv) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are required to be deposited in the Distribution Account pursuant to Section 9.01);

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single interest policy;

               (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

               (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made; and

               (ix) any proceeds from the repurchase of Mortgage Loans by the Mortgage Loan Seller under Section 2.03 of this Agreement.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Certificate Account and (B) with respect to any amount representing a sub-servicing fee (including, without limitation, a Primary Servicing Fee, if applicable) that otherwise would be required to be deposited by the Master Servicer in the Certificate Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Certificate Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Certificate Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees, Net Default Charges, charges for beneficiary statements or demands, charges for checks returned for insufficient funds and similar fees (excluding Prepayment Premiums) received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(vi) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust as holder of the REMIC I Regular Interests the REMIC II Uncertificated Regular Interests, the REMIC III Uncertificated Regular Interest and the REMIC IIIU Regular Interests and the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

               (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
      Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Certificate Account pursuant to Section 9.01.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            (c) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the REMIC II Uncertificated Regular Interests, the REMIC III Uncertificated Regular Interest, the REMIC IIIU Regular Interests and the Certificateholders (other than the Class R-I Certificateholders). The REMIC II Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed to (i) withdraw from the Distribution Account and shall be deemed to deposit in the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(ii) and Section 4.01(c)(v) hereof on such date and (ii) to withdraw from the REMIC II Distribution Account and distribute to the Holders of the Unaffected REMIC II Certificates and the Class R-II Certificate on such Distribution Date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect thereof pursuant to Section 4.01(a)(iv), Section 4.01(b) and Section 4.01(c)(i) on such date.

            (d) The Trustee shall establish and maintain the REMIC III Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of REMIC III Uncertificated Regular Interest, the REMIC IIIU Regular Interests and the Certificateholders (other than the holders of the Unaffected REMIC II Certificates and the Class R-I and Class R-II Certificateholders). The REMIC III Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC III Distribution Account on such date the portion of the Available Distribution Amount to be distributed in respect of the Class MG, Class MH, Class MJ and Class MK, and Class MX Uncertificated Interests, respectively, pursuant to Section 4.01(a)(v) and Section 4.01(c)(v) hereof on such date.

            (e) The Trustee shall establish and maintain the REMIC IIIU Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the REMIC IIIU Regular Interests and the Certificateholders (other than the holders of the Unaffected Certificates and the Class R-I, Class R-II and Class R-III Certificateholders). The REMIC IIIU Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed (i) to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC IIIU Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests, respectively, pursuant to Section 4.01(a)(ii) and Section 4.01(c)(v) hereof on such date and
(ii) to withdraw from the REMIC IIIU Distribution Account and distribute to the holders of the Class R-IIIU Certificates on such Distribution Date the portion of the Available Distribution Amount to be distributed in respect thereof pursuant to Section 4.01(a)(vi) on such date.

            (f) The Trustee shall establish and maintain the REMIC IV Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Holders of the REMIC IV Certificates. The REMIC IV Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, the Trustee shall be deemed (i) to withdraw from the REMIC IIIU Distribution Account and shall be deemed to deposit in the REMIC IV Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, and Class UA-3B Uncertificated Interests, respectively, pursuant to
Section 4.01(a)(ii) and Section 4.01(c)(v) hereof on such date, and (ii) to withdraw from the REMIC III Distribution Account and shall be deemed to deposit in the REMIC IV Distribution Account on such date the portion of the Available Distribution Amount to be distributed in respect of the Class UX Uncertificated Interest pursuant to Section 4.01(a)(ii) hereof on such date and (iii) to withdraw from the REMIC II Distribution Account and shall be deemed to deposit in the REMIC IV Distribution Account on such date the portion of the Available Distribution Amount and the Prepayment Premiums to be distributed in respect of the Class MB, Class MC and Class MD Uncertificated Interests pursuant to Section 4.01(a)(ii) and Section 4.01(c)(v) hereof on such date.

            (g) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Original Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account, the REMIC IIIU Distribution Account and the REMIC IV Distribution Account shall be established at the Corporate Trust Office of the Trustee as of (i) the Original Closing Date, in the case of the Distribution Account and the REMIC II Distribution Account, (ii) the First Sequel Closing Date in the case of the REMIC III Distribution Account and (iii) the Second Sequel Closing Date, the REMIC IIIU Distribution Account and the REMIC IV Distribution Account. The Trustee shall give notice to the other parties hereto of the new location of such accounts prior to any change thereof.

            SECTION 3.05 Permitted Withdrawals From the Certificate Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a), any P&I Advances to be made on, each Master Servicer Remittance Date;

               (ii) to reimburse the Trustee or the Master Servicer, as applicable, in that order, for unreimbursed P&I Advances made thereby in respect of any Mortgage Loan or REO Loan, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being payable from, and limited to, amounts that represent Late Collections of interest and principal (net of related Master Servicing Fees (but not the Special Servicer's Standby
      Fee), Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

               (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon, and to pay the Standby Fee to the Special Servicer out of the Master Servicing Fee with respect to such Mortgage Loan (or paid as an Advance if collections to be applied to such Master Servicing Fee are insufficient);

               (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

               (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

               (vi) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being payable from, and limited to, (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

               (vii) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances and Advance Interest at the Reimbursement Rate (to the extent such Advance Interest will not be reimbursable from Default Charges to the extent contemplated by the immediately following clause (viii)) made thereby with respect to any Mortgage Loan, REO Loan or REO Property that have been determined to be Nonrecoverable Advances;

               (viii) to pay the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, any Advance Interest due and owing thereto, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) being payable from, and limited to, Default Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made (but only as to any Portfolio Mortgage Loans or any Conduit Mortgage Loans initially primary serviced by Bank of America, N.A. (as indicated on the initial Mortgage Loan Schedule), and any other Mortgage Loan to the extent allocable to the period when such other Mortgage Loan was a Specially Serviced Mortgage Loan or an REO Loan);

               (ix) at or following such time as the Master Servicer reimburses itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or
      Section 3.03, and insofar as payment has not already been made pursuant to clause (viii) above, to pay the Trustee, the Special Servicer or the Master Servicer, as the case may be, and in that order, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

               (x) to pay the Master Servicer, as additional servicing compensation in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Certificate Account for any Collection Period;

               (xi) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Prepayment Interest Excesses to the extent not offset by Prepayment Interest Shortfalls, and, to the extent not either (A) related to a Portfolio Mortgage Loan or a Conduit Mortgage Loan initially primary serviced by Bank of America, N.A. (as indicated on the initial Mortgage Loan Schedule), and required for the reimbursement of Advance Interest under Section 3.05(a)(viii), or (B) related to any Mortgage Loan and allocable to the period that such Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan, any Default Charges collected on the Mortgage Loans, and to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), any Net Default Charges collected on any Mortgage Loan to the extent allocable to the period that such Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan;

               (xii) to reimburse, out of general collections on the Mortgage Loans and any REO Properties, the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person would be reimbursable thereto pursuant to Section 6.03;

               (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the reasonable costs of the advice of counsel contemplated by Section 3.17(a), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (C) the reasonable costs of Appraisals obtained pursuant to Section 3.11(g) or 4.03(c), (D) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a) and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

               (xiv) to pay itself, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Mortgage Loan Seller or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) and Section 8.13;

               (xvi) to pay any costs and expenses contemplated in Section 3.11(h), the last sentence of Section 7.02 and the last sentence of
      Section 8.08(a);

               (xvii) to deposit into the Interest Reserve Account the Withheld Amounts required to be deposited pursuant to Section 4.05; and,

               (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited in the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xviii) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses
(ii) through (xviii) above.

            The Master Servicer shall pay to the Special Servicer from the Certificate Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Trustee shall be deemed to make withdrawals from the REMIC I Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) as contemplated by Section 3.04(c), to deposit into the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests;

               (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to Section 8.05(a), and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

               (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

               (iv) as contemplated by Section 11.01(g), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

               (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(g); and

               (vii) to make distributions to the Holders of the Class R-I Certificates as contemplated by Section 4.01(a)(iii) or Section 9.01, as applicable; and

               (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee (i) shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (A) to deposit into the REMIC III Distribution Account on the related Distribution Date the portions of the Available Distribution Amount to be distributed with respect to the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests on each Distribution Date pursuant to Section 4.01(a)(ii) or Section 9.01, as applicable, (B) to deposit into the REMIC IIIU Distribution Account on the related Distribution Date the portions of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests on each Distribution Date pursuant to Sections 4.01(a)(i) and 4.01(c)(v) or Section 9.01, as applicable, and (C) to deposit into the REMIC IV Distribution Account on the related Distribution Date the portions of the Available Distribution Amount and Prepayment Premiums to be distributed with respect to the Class MB, Class MC and Class MD Uncertificated Interests on each Distribution Date pursuant to Sections 4.01(a)(i) and 4.01(c)(v) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC II Distribution Account for any of the following purposes: (A) to make distributions to Holders of the Unaffected REMIC II Certificates pursuant to
Section 4.01(b) and Section 4.01(c)(i) or Section 9.01, as applicable, (B) to make distributions to Holders of the Class R-II Certificates pursuant to Section 4.01(a)(iv) or Section 9.01, as applicable, and (C) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to
Section 9.01.

            (d) The Trustee (i) shall be deemed to make withdrawals from the REMIC III Distribution Account for the following purposes: to deposit into the REMIC IV Distribution Account on the related Distribution Date the portion of the Available Distribution Amount to be distributed with respect to the Class UX Uncertificated Interest on each Distribution Date pursuant to Section 4.01(a)(i) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC III Distribution Account for any of the following purposes: (A) to make distributions to the Holders of the Unaffected REMIC III Certificates pursuant to Section 4.01(b) or Section 9.01, as applicable; (B) to make distributions to the Holders of the Class R-III Certificates pursuant to Section 4.01(a)(v) or
Section 9.01, as applicable; and (C) to clear and terminate the REMIC III Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (e) The Trustee (i) shall be deemed to make withdrawals from the REMIC IIIU Distribution Account for any of the following purposes: to deposit into the REMIC IV Distribution Account the portion of the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC IIIU Regular Interests on each Distribution Date pursuant to Section 4.01(a)(ii) and
Section 4.01(c)(v) or Section 9.01, as applicable; and (ii) shall make withdrawals from the REMIC IIIU Distribution Account for any of the following purposes: (A) to make distributions to Holders of the Class R-IIIU Certificates pursuant to Section 4.01(a)(vi) or Section 9.01, as applicable, and (B) to clear and terminate the REMIC IIIU Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (f) The Trustee (i) shall be deemed to make withdrawals from the REMIC IV Distribution Account for the following purposes: (A) to make distributions on the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D and Class X Certificates on each Distribution Date pursuant to Sections 4.01(b), 4.01(c)(i), 4.01(c)(ii), 4.01(c)(ii) or Section 9.01, as applicable, and (B) to make distributions to Holders of the Class R-IV Certificates pursuant to Section 4.01(b) or Section 9.01, as applicable; and (C) to clear and terminate the REMIC IV Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            SECTION 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account and the REO Account.

            (a) The Master Servicer may direct any depository institution maintaining the Certificate Account and the Interest Reserve Account, and the Special Servicer may direct any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account and the Interest Reserve Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee for the benefit of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer or the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised
Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account and the Interest Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Master Servicer directs the investment of funds in the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal by the Master Servicer. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account and the Interest Reserve Account), the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except to the extent that it is the obligor on any such Permitted Investment.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, use its best efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain (and, if the related Mortgagor is required by the terms of the related Mortgage Loan and does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to the provisions of this Agreement regarding Nonrecoverable Advances, and further subject to Section 3.11(h) hereof)), to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates) all insurance coverage as is required under the related Mortgage Loan (subject to applicable law), in each case with an insurer that possesses the Required Claims Paying Rating at the time such policy is issued (to the extent consistent with the related Mortgage Loan documents); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. The Special Servicer shall cause to be maintained for each REO Property, in each case with an insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Mortgagor under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard, and the Special Servicer shall be reimbursed for the premium costs thereof as a Servicing Advance pursuant to and to the extent permitted under Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (b)

               (i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of
      Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

               (ii) If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a master single interest insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Mortgagor has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such master single interest insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Mortgagor for the amount of such incremental costs. All other costs associated with any such master single interest insurance policy (including, without limitation, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master single interest insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

            In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

            (d) All insurance coverage required to be maintained under this
Section 3.07 shall be obtained from Qualified Insurers.

            SECTION 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or

               (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard, but subject to Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any other right it has, or grant any other consent it is otherwise entitled to withhold, under any related "due-on-sale" clause other than in connection with transfers and assumptions under the Mortgage Loans in which the obligations of the original recourse parties (including any guarantors) of the Mortgage Loans are not changed, such as transfers to inter vivos trusts for tax or estate planning purposes unless it first (1) shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter, and a written recommendation and rationale therefor, (2) in the case of the Master Servicer, shall have obtained the consent of the Special Servicer, and (3) if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same Mortgagor or to other Mortgagors that are, to the Master Servicer's or Special Servicer's, as applicable, actual knowledge, Affiliates of the Mortgagor under the subject Mortgage Loan) is $20,000,000 or more, or 2% or more of the then current principal balance of the Mortgage Pool shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause governing the transfer of any Mortgaged Property which secures, or controlling interests in any Mortgagor under, a Group of Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing, or a controlling interest in all the Mortgagors (if more than one) under, such Group of Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee. In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to
Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause unless it first shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer written notice of the matter and a written explanation of the surrounding circumstances, and (2) upon request made within such five Business Day period, shall have discussed the matter with the Directing Certificateholder and/or, in the case of the Master Servicer, with the Special Servicer; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause with respect to any Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) With respect to a request to the Special Servicer from the Master Servicer for approval for the assumption or waiver of a due-on-encumbrance clause of a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within five (5) Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the assumption.

            (e)

               (i) The parties to this Agreement mutually acknowledge and agree that the Mortgage Loan Seller is the lender with respect to both first lien Mortgage Loans (the "Senior Mortgage Loans") and subordinate lien Mortgage Loans (the "Junior Mortgage Loans"), both of which are secured by deeds of trust on the same Mortgaged Properties, for those Mortgage Loans listed on Schedule II and made to the Mortgagors listed on such Schedule II, which Schedule II is attached to this Agreement. As used in this
      Section 3.08(e), the term "Senior Mortgage Loan Seller" shall mean the Mortgage Loan Seller in its capacity as lender of the Senior Mortgage Loans, together with any and all of its successors and assigns, including without limitation the Trust created hereunder and any servicers of the Senior Mortgage Loans, and the term "Junior Mortgage Loan Seller" shall mean the Mortgage Loan Seller in its capacity as lender of the Junior Mortgage Loans, together with any and all of its successors and assigns, including without limitation any servicers of the Junior Mortgage Loans.

               (ii) The Senior Mortgage Loans shall be transferred to the Trust pursuant to this Agreement; however, the Junior Mortgage Loans shall not be so transferred. The Junior Mortgage Loan Seller hereby agrees that any and all claims, now or hereafter existing, of the Junior Mortgage Loan Seller with respect to the Junior Mortgage Loans are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing, which Senior Mortgage Loan Seller may have against the Mortgagors with respect to the Senior Mortgage Loans (including any claims by the Senior Mortgage Loan Seller for interest accruing after any assignments for the benefit of creditors by the Mortgagors or the institution by or against the Mortgagors of any proceedings under the Bankruptcy Code, or any claims by the Senior Mortgage Loan Seller for any such interest which would have accrued in the absence of such assignments or the institution of such proceedings).

               (iii) The Junior Mortgage Loan Seller agrees not to sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which the Junior Mortgage Loan Seller may hold against the Mortgagors arising out of the Junior Mortgage Loans and not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Section 3.08(e), and not to enforce or apply any security now or hereafter existing therefor, nor to file or join in any petitions to commence any proceedings under the Bankruptcy Code, so long as any claims of the Senior Mortgage Loan Seller against the Mortgagors shall exist in respect of the Senior Mortgage Loans.

               (iv) In case of any assignments for the benefit of creditors by the Mortgagors, or in case any proceedings under the Bankruptcy Code are instituted by or against the Mortgagors, or in case of the appointment of any receivers for the Mortgagors' businesses or assets, or in case of any dissolution or winding up of the affairs of the Mortgagors: (a) the Mortgagors and any assignees, trustees in bankruptcy, receivers, debtors in possession or other person or persons in charge are hereby directed to pay to Senior Mortgage Loan Seller the full amount of Senior Mortgage Loan Seller's claims against the Mortgagors arising out of the Senior Mortgage Loans (including interest to the date of payment) before making any payments of principal or interest to the Junior Mortgage Loan Seller on the Junior Mortgage Loans, and insofar as may be necessary for that purpose, the Junior Mortgage Loan Seller hereby assigns and transfers to the Senior Mortgage Loan Seller all security for the Junior Mortgage Loans or proceeds thereof, and all rights to any payments related thereto, and
      (b) the Junior Mortgage Loan Seller hereby irrevocably constitutes and appoints the Senior Mortgage Loan Seller its true and lawful attorney to act in its name and stead: (i) to file the appropriate claim or claims on behalf of the Junior Mortgage Loan Seller if the Junior Mortgage Loan Seller does not do so prior to thirty (30) days before the expiration of the time to file claims in such proceedings and if the Senior Mortgage Loan Seller elects, at its sole discretion, to file such claim or claims and (ii) to accept or reject any plans or reorganization or arrangements on behalf of the Junior Mortgage Loan Seller, and to otherwise vote the Junior Mortgage Loan Seller's claims in respect of any indebtedness now or hereafter owing from the Mortgagors to the Junior Mortgage Loan Seller under the Junior Mortgage Loans in any manner the Senior Mortgage Loan Seller deems appropriate for its own benefit and protection. The Junior Mortgage Loan Seller and the Senior Mortgage Loan Seller shall take such further actions, if any, as may be reasonably necessary at the time of any such proceedings, appointment, dissolution or winding up to effect the direction contained in the preceding clause (a) and the appointment contained in the preceding clause (b).

               (v) The Senior Mortgage Loan Seller is hereby authorized by the Junior Mortgage Loan Seller to take such actions with respect to the Senior Mortgage Loans as it deems appropriate, without the involvement of the Junior Mortgage Loan Seller, including, without limitation: (a) renew, compromise, extend, accelerate or otherwise change the times of payments, or any other terms, of any existing or future claims of the Senior Mortgage Loan Seller against the Mortgagors arising out of the Senior Mortgage Loans, (b) increase or decrease the rates of interest payable thereon or any parts thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sales thereof in such manner as the Senior Mortgage Loan Seller may at its discretion determine, (e) release the Mortgagors or any guarantors of any indebtedness of the Mortgagors from liability arising from the Senior Mortgage Loans and (f) make optional future advances to the Mortgagors related to the Senior Mortgage Loans, all without notice to the Junior Mortgage Loan Seller and without affecting the subordination provided by this Section 3.08(e).

               (vi) The Junior Mortgage Loan Seller shall mark the original of any promissory notes or other evidences of any existing or future indebtedness of the Mortgagors to the Junior Mortgage Loan Seller with respect to the Junior Mortgage Loans with a conspicuous legend which reads substantially as follows:

            "THIS PROMISSORY NOTE IS SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO BANK OF AMERICA, N.A. AND ITS SUCCESSORS AND ASSIGNS ARISING OUT OF LOAN NO. _____________________ DATED _____________ IN THE ORIGINAL PRINCIPAL AMOUNT OF $_____________. THIS PROMISSORY NOTE MAY BE ENFORCED ONLY IN ACCORDANCE WITH SECTION 3.08(e) OF THAT CERTAIN POOLING AND SERVICING AGREEMENT DATED AS OF DECEMBER 1, 1999 EXECUTED BY BANK OF AMERICA, N.A. AS THE MORTGAGE LOAN SELLER AND THE OTHER PARTIES THERETO.

               (vii) In the event that any payments or any cash or noncash distributions are made to the Junior Mortgage Loan Seller in violation of the terms of this Agreement, the Junior Mortgage Loan Seller shall receive same in trust for the benefit of the Senior Mortgage Loan Seller, and shall forthwith remit them to the Senior Mortgage Loan Seller in the form in which they were received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Senior Mortgage Loan Seller.

               (viii) For violation of this Section 3.08(e), the Junior Mortgage Loan Seller shall be liable for all loss and damage sustained by reason of such breach, and upon any such violation the Senior Mortgage Loan Seller may, at its option, accelerate the maturity of any of its existing or future claims against the Mortgagors arising out of the Senior Mortgage Loans.

               (ix) The Junior Mortgage Loan Seller represents and warrants, and each of the Junior Mortgage Loan Seller and the Senior Mortgage Loan Seller agrees, that (A) this Section 3.08(e) shall be binding upon the heirs, successors and assigns of the Junior Mortgage Loan Seller, the Mortgagors and the Senior Mortgage Loan Seller; and (B) this Section 3.08(e) and any existing or future claims of the Senior Mortgage Loan Seller against the Mortgagors may be assigned by the Senior Mortgage Loan Seller, in whole or in part, without notice to the Junior Mortgage Loan Seller or to the Mortgagors.

               (x) Notwithstanding the provisions of Section 3.08(e)(iii), so long as there has been no occurrence of any default under any agreements between the Mortgagors and the Senior Mortgage Loan Seller, now existing or hereafter entered into, the Junior Mortgage Loan Seller may receive regularly scheduled principal and interest payments on the Junior Mortgage Loans, provided, however, that the Junior Mortgage Loan Seller shall not receive any prepayments of principal or interest on the said Junior Mortgage Loans without the prior written consent of the Senior Mortgage Loan Seller.

               (xi) The Senior Mortgage Loan Seller and the Junior Mortgage Loan Seller hereby agree that, anything to the contrary contained herein or in the Senior Mortgage Loans or in the Junior Mortgage Loans notwithstanding, they hereby waive, release and discharge forever any provisions whatsoever and wheresoever contained in the documents evidencing or securing either the Senior Mortgage Loans or the Junior Mortgage Loans, or both, which provide that an event of default under the Senior Mortgage Loans shall constitute an event of default under the Junior Mortgage Loans, and vice versa.

            SECTION 3.09      Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof, if the Special Servicer determines, consistent with the Servicing Standard, that such action would be in the best economic interest of the Trust. The Special Servicer shall advance or direct the Master Servicer to advance, as contemplated by Section 3.19(d), all costs and expenses to be incurred on behalf of the Trust in any such proceedings, subject to each of the Master Servicer and the Special Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. In connection with the foregoing, in the event of a default under any Mortgage Loan or Group of Cross-Collateralized Mortgage Loans that are secured by real properties located in multiple states, and such states include the State of California or another state with a statute, rule or regulation comparable to the State of California's "one action" rule, then the Special Servicer shall consult with Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties (the cost of such consultation to be advanced by the Master Servicer as a Servicing Advance, at the direction of the Special Servicer as contemplated by
Section 3.19(d), subject to the Master Servicer being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a)). When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in
Section 3.05(a), such Advance to be made at the direction of the Special Servicer when the Appraisal is obtained by the Special Servicer).

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the reasonable cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust will not cause any of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to
      Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

            The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

            (e) The Special Servicer shall provide written reports to the Master Servicer, who will forward such reports to the Trustee, the Directing Certificateholder, and the Rating Agencies, monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of (i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward copies of all such reports to the Certificateholders upon written request promptly following its receipt thereof. In addition, the Master Servicer will deliver or cause to be delivered to any of the Class G, Class H, Class K, Class L, Class M and Class N Certificateholders that shall request a copy of any such written reports and any Phase I Environmental Assessments within 15 days after receipt of such written reports and Phase I Environmental Assessments from the Special Servicer.

            (f) The Special Servicer, with the assistance of the Master Servicer, shall file the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Section 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Master Servicer, at the direction of the Special Servicer, shall advance the costs incurred in any such deficiency action, and any related consultation with counsel, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a).

            (h) The Special Servicer shall maintain accurate records, of each Final Recovery Determination in respect of any defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the tenth Business Day following such Final Recovery Determination.

            SECTION 3.10      Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) The Trustee, if requested, shall promptly (but in no event later than four (4) Business Days following such request) execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the applicable Master Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Original Closing Date) and applicable law. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in accordance with the following paragraph, except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or except as provided in Section 3.22(d). The Master Servicer shall, monthly out of its Master Servicing Fee, pay to any Sub-Servicer retained by the Master Servicer such Sub-Servicer's sub-servicing fee (including, without limitation, any Primary Servicing Fee, if applicable), to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

            Midland may, at its option and at its expense, sell or pledge the rights to the "Transferable Portion" (as hereinafter defined) of its Master Servicing Fee; provided that in the event of any resignation or termination of Midland (or any successor thereto) as Master Servicer, the rights of Midland or any transferee of such Transferable Portion shall terminate (except for the right to receive the Excess Portion (as defined below), if any, on any Distribution Date as set forth in the penultimate sentence of this paragraph). In the event of the appointment of a successor Master Servicer, the Trustee shall cooperate with Midland to attempt to appoint a successor (which may be the Trustee) which, subject to the Trustee's satisfaction as to quality of servicing and the best interests of Certificateholders and the requirements of Article VII of this Agreement, will perform the services of the Master Servicer for payment of an amount (the "Successor Servicer Retained Fee") less than the full Master Servicing Fee expressed as a fixed number of basis points such that the Transferable Portion is reduced only to the extent reasonably necessary (in the sole discretion of the Trustee) to provide market rate compensation (except that the Transferable Portion shall be reduced to zero during any period for which the Trustee serves as successor servicer hereunder by reason of a default by the Master Servicer). If, and only if, the successor Master Servicer shall have so agreed to perform such services for less than the full Master Servicing Fee, then while such successor Master Servicer will be entitled to receive the full Master Servicing Fee, it shall pay the excess of the Transferable Portion (which would otherwise be payable) over the difference between the Master Servicing Fee and the Successor Servicer Retained Fee on each Distribution Date (any such excess, the "Excess Portion") to Midland or any transferee of the Transferable Portion, as applicable, at such time and to the extent the Master Servicer is entitled to receive payment of the Master Servicing Fees under this Agreement, notwithstanding any termination of Midland under this Agreement. If the successor Master Servicer shall not have agreed to perform such services for such lesser amount, the rights of Midland or any transferee to the Transferable Portion shall terminate. The "Transferable Portion" of the Master Servicing Fee is the amount by which the Master Servicing Fee exceeds the sum of (i) the Primary Servicing Fee, (ii) the Standby Fee and (iii) the amount of the related Master Servicing Fee calculated using a rate of 0.01% per annum.

            (b) The Master Servicer shall be entitled to receive as additional servicing compensation:

               (i) Net Default Charges with respect to any Portfolio Mortgage Loan and any Conduit Mortgage Loan initially primary serviced by Bank of America, N.A. (as indicated on the initial Mortgage Loan Schedule), Default Charges with respect to any other Mortgage Loan, assumption fees, modification fees charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums), but in each case only to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan;

               (ii) amounts collected for checks returned for insufficient funds, to the extent actually paid by a Mortgagor with respect to any Mortgage Loan;

               (iii) any Prepayment Interest Excesses collected on the Mortgage Loans, to the extent not offset by any Prepayment Interest Shortfall;

               (iv) interest or other income earned on deposits in the Certificate Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Certificate Account for each Collection Period); and

               (v) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained by the Master Servicer;

provided that with respect to the items of additional servicing compensation set forth in clauses (i), and (ii) above, the Master Servicer shall, in turn, pay the amounts described therein to the related Sub-Servicer to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

            In accordance with this Agreement and the applicable Sub-Servicing Agreements, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicer retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, or Servicing Accounts or Reserve Accounts, as applicable, and the Master Servicer shall not be entitled to reimbursement from the Trust Fund therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Original Closing Date) and applicable law. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. As to each Specially Serviced Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Standby Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Standby Fee shall accrue in the same manner as the Master Servicing Fee from time to time at the Standby Fee Rate on the basis of the same principal amount and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Original Closing Date). Standby Fees shall be payable on each Distribution Date by the Master Servicer on a loan-by-loan basis out of its Master Servicing Fees received with respect to each Mortgage Loan and each REO Loan or by means of a P&I Advance.

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, except that no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the Mortgage Loan Seller in satisfaction of its repurchase obligation under this Agreement. Furthermore, no Workout Fees will be payable from or based upon the receipt of any Liquidation Proceeds paid by any Majority Certificateholder of the Controlling Class, the Special Servicer, or the Master Servicer in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Default Interest) and principal (including scheduled payments, prepayments, balloon payments and Liquidation Proceeds) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with clause (ii) of the first paragraph of
Section 6.04 or is replaced in accordance with Section 3.23, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any partial or unscheduled payment, or full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer pursuant to Section 3.18, by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to
Section 3.18 or Section 9.01, or by the Mortgage Loan Seller pursuant to Section
2.03 within 90 days (or, if an additional 90-day extension is permitted, 180 days) of its discovery or notice of the breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or Liquidation Proceeds; provided, that (without limiting the Special Servicer's right to any Workout Fee that is properly payable therefrom), no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan described in the parenthetical to the first sentence of this paragraph.

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

            Subject to the Special Servicer's right to employ Sub-Servicers, the Special Servicer's right to receive the Special Servicing Fee, the Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) The Special Servicer shall be entitled to receive as additional special servicing compensation:

               (i) (A) to the extent accrued for the period when any Mortgage Loan is a Specially Serviced Mortgage Loan or to the extent allocable to an REO Loan, any Net Default Charges actually collected on such Mortgage Loan or REO Loan, as the case may be, and (B) assumption fees or fees for waivers of due-on-encumbrance clauses, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) actually collected on or with respect to Specially Serviced Mortgage Loans or REO Loans; and

               (ii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

            To the extent the amounts described in clause (i)(B) of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation to which the Master Servicer (or, if so provided by the applicable Sub-Servicing Agreement, any Sub-Servicer retained thereby) is entitled pursuant to Section 3.11(b) in the form of assumption fees, modification fees, Default Charges, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) collected by the Special Servicer on Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Loans, or in the form of amounts collected for checks returned for insufficient funds with respect to any Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans), shall be paid promptly to the Master Servicer by the Special Servicer.

            The Special Servicer shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account and the Master Servicer is not required to advance such expenses at the direction of the Special Servicer, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

            (e) If (i) the Special Servicer is required under this Agreement to make a Servicing Advance, but does not make such Servicing Advance within two
(2) Business Days after the Special Servicer receives notice from the Trustee or the Master Servicer of failure to make such Servicing Advance, the Master Servicer shall, if it has actual knowledge of such failure on the part of the Special Servicer, make such Servicing Advance and if the Master Servicer fails to make such Servicing Advance, then within one (1) Business Day after the Master Servicer receives notice from the Trustee of its failure to make such Servicing Advance, and/or (ii) the Master Servicer is required under this Agreement to make a Servicing Advance, but does not make such Servicing Advance within one (1) Business Day after the Master Servicer receives notice from the Trustee of failure to make such Servicing Advance, then if the Trustee has actual knowledge of such failure on the part of the Master Servicer in either of clause (i) or (ii) above, it (subject to Section 3.11(g) below) shall make such Servicing Advance. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01(a).

            (f) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Special Servicer (to the extent it has not already been reimbursed for any such Servicing Advance by the Master Servicer) and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (out of its own funds) for so long as such Servicing Advance is outstanding, and such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan (but only if such Mortgage Loan is a Portfolio Mortgage Loan or a Conduit Mortgage Loan initially primary serviced by Bank of America, N.A. (as indicated on the initial Mortgage Loan Schedule), or is a Specially Serviced Mortgage Loan as to which such Default Charges were collected during, and are allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan); and second, at any time coinciding with or following the reimbursement of such Servicing Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided in Sections 3.03(a) and 3.05(a), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account or a Servicing Account.

            (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Depositor, and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of a Servicing Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

            (h) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

            SECTION 3.12      Inspections; Collection of Financial Statements.

            (a) Commencing in 2001, the Master Servicer or, in the case of any inspection required to be performed 60 days after any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer, shall, at its own cost and expense, inspect or cause the inspection of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000 or equal to or greater than two percent (2%) of the then current principal balance of the Mortgage Pool, at least once every year) and 60 days after delinquency, provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the second succeeding sentence, by the Special Servicer. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property within 60 days after the servicing of the related Mortgage Loan is transferred thereto pursuant to Section 3.21(a) and annually thereafter so long as it is a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, or (iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection. The Master Servicer and the Special Servicer each shall (i) within 15 days of the preparation thereof, unless otherwise directed, deliver (in hard copy or in electronic format, at the Master Servicer's or the Special Servicer's option) to the Directing Certificateholder, the Rating Agencies, each other and the Trustee, which shall then, as required by Section 8.12(b), upon written request of a Class G, Class H, Class K, Class L, Class M, and Class N Certificateholder, deliver to such Holder a copy of and (ii) upon request by any such Person, promptly discuss therewith the contents of each such written report prepared or caused to be prepared by or on behalf of it. Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in such written report as the Special Servicer, and/or the Directing Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(a) and, if and to the extent delivered to it in a written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a). The preceding sentence notwithstanding, in the event the Trustee has received, as of December 31 of any calendar year, inspection reports with respect to less than 50% of the Mortgaged Properties as set forth in the first sentence of this Section 3.12(a), the Trustee shall notify the Master Servicer of such fact in writing on or before January 31 of the immediately succeeding calendar year. The notice provided by the Trustee to the Master Servicer of the deficiency in the number of inspection reports provided to the Trustee, shall constitute notice "requiring the same to be remedied" within the meaning of Section 7.01(a)(vi) hereof and shall so state on its face. If the Master Servicer does not provide satisfactory evidence (which shall include the presentation of the required reports) of the performance of the number of inspections required pursuant to the first sentence of this Section 3.12(a) within 30 days of such notice, the Master Servicer shall be deemed to have failed duly to observe and perform in all material respects its covenants and agreements set forth in this Section 3.12(a).

            (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect or otherwise obtain promptly (from the related Mortgagor in the case of a Mortgage Loan) annual and quarterly operating statements and rent rolls of the related Mortgaged Property or REO Property (and financial statements of the related Mortgagor in the case of a Mortgage Loan), whether or not delivery of such items is required pursuant to the terms of the related Mortgage. If the Master Servicer fails to obtain required operating statements and/or rent rolls within thirty (30) days after the required time the Mortgagor is to deliver such operating statements and/or rent rolls pursuant to the related Mortgage Loan Documents, or, if the related Mortgage Loan has no such requirements, within one hundred twenty (120) days after the Mortgagor's fiscal year (or any quarter thereof) ends, the Special Servicer, after consultation with and in cooperation with the Master Servicer and any related Sub-Servicers, may communicate with the related Mortgagor in an effort to collect the uncollected operating statements and rent rolls. The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly: (i) review all such items as may be collected; (ii) subject to Section 4.02(b), prepare written reports based on such reviews identifying the revenues, expenses, Net Cash Flow and Debt Service Coverage Ratios for the related Mortgage Loans and REO Loans and any extraordinary increases or decreases in expenses or revenues associated with the related Mortgaged Properties and REO Properties; (iii) unless otherwise directed, deliver copies (in hard copy or in electronic format, at the Master Servicer's or the Special Servicer's option) of the collected items, and subject to Section 4.02(b), unless otherwise directed, deliver the written reports prepared in respect thereof, to the Directing Certificateholder, the Rating Agencies, each other and the Trustee, which shall, as required by Section 8.12(b), upon written request of a Class G, Class H, Class K, Class L, Class M, and Class N Certificateholder, deliver a copy to such Holder, in each case within 15 days of its receipt or preparation pursuant to Section 4.02(b), as applicable (it being understood and agreed that with respect to Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans) that are primary serviced by a Sub-Servicer, such collected items shall be deemed to have been received by the Master Servicer or the Special Servicer, as the case may be, at the same time they are received by the applicable Sub-Servicer); and (iv) promptly upon the request of any Person referred in the immediately preceding clause (iii), to discuss therewith the contents of the collected items and the written reports referred to in the immediately preceding clause (iii). Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in the collected items and written reports referred to above as the Special Servicer, and/or the Directing Certificateholder, and/or a Class G, Class H, Class K, Class L, Class M and Class N Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(b) and, if and to the extent delivered to it in written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

            SECTION 3.13      Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer will deliver to the Rating Agencies and the Trustee, which shall, as required by Section 8.12(b), upon written request of a Class G, Class H, Class K, Class L, Class M and Class N Certificateholder, deliver a copy to such Holder, with a copy to the Depositor, on or before April 30 of each year, beginning April 30, 2000, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status as a REMIC of, or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of, any portion of the Trust Fund from the Internal Revenue Service or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.14      Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning April 30, 2000 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Rating Agencies and the Trustee, which shall promptly deliver a copy to the Directing Certificateholder and, as required by Section 8.12(b), upon request of a Class G, Class H, Class K, Class L, Class M and Class N Certificateholder, to such Holder, to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or the Special Servicer's, as the case may be, servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or the Special Servicer's, as the case may be, duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers require it to report, in which case such exceptions and errors shall be so reported. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. If the Depositor notifies the Trustee, the Master Servicer and the Special Servicer on or before March 1 of any year that such statements are required to be filed with the Commission as part of the Form 10-K for the Trust covering the prior calendar year, each of the Master Servicer and the Special Servicer shall deliver such statement in respect of it by March 15 of such year.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.15      Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            SECTION 3.16      Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year beginning after the year in which the Trust acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the REMIC Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year beginning after the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as defined in Section 860F of the Code or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than three years following the year that such property was acquired, as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Certificate Account pursuant to
Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third calendar year following the year in which the Trust acquired ownership of the related REO Property.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain (or cause to be established and maintained) one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            SECTION 3.17      Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing and other requirements of the Code for maintaining the status of "foreclosure property", however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Code Section 860G(d) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Special Servicer or the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v)the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            SECTION 3.18 Sale of Defaulted Mortgage Loans and REO Properties.

            (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

            (b) If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding, and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18(b) or in Section 3.18(c) is in accordance with the Servicing Standard, the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and each Rating Agency, and the Trustee shall, within 5 Business Days after receipt of such notice, notify all the Certificateholders of the Controlling Class. The Majority Certificateholder of the Controlling Class may at its option purchase from the Trust, at a price equal to the applicable Purchase Price, any such Defaulted Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Certificateholder(s) effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or any designee thereof).

            (c) If the Majority Certificateholder of the Controlling Class has not purchased any Defaulted Mortgage Loan described in the first sentence of
Section 3.18(b) within five (5) Business Days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option purchase such Mortgage Loan from the Trust, within five (5) Business Days after the Majority Certificateholder of the Controlling Class fails to so purchase, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) The Special Servicer may offer to sell or otherwise realize upon any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would maximize the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty except to the limited extent contemplated in Section 3.18(f)). Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09 and, otherwise, in accordance with the Servicing Standard.

            The Special Servicer shall use its reasonable efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple offers are received contemporaneously, highest) cash offer received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

            The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit an offer to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its respective Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (e) Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer or, if such cash offer is from an Interested Person, by the Trustee. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser, retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is making an offer with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Trustee if the Special Servicer or an Affiliate thereof is making such an offer. The cost of any such narrative appraisal shall be advanced by the Master Servicer, at the direction of the Special Servicer, and shall constitute a Servicing Advance. When any Interested Person is among those making an offer with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all offers be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offered amount. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). Notwithstanding the other provisions of this Section 3.18, no cash offer from any Interested Person or any Affiliate thereof in an amount less than the related Purchase Price shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such offer is the highest cash offer received and at least two additional offers (not including the offers of Interested Persons or any Affiliates thereof) have been received from Independent third parties reflecting prices less than the related Purchase Price. The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

            (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust (except such recourse imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

            (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower offer are more favorable).

            SECTION 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

            (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Mortgage Loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs for making such copies (other than with respect to the Rating Agencies). The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, upon the request of the Master Servicer, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

            (b) Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain the Appraisal referred to below) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the Mortgagor under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been received within the prior twelve months. The cost of such Appraisal shall be advanced by the Master Servicer, subject to Section 3.19(d), such Advance to be made at the direction of the Special Servicer when the Appraisal is received by the Special Servicer. For purposes of this Section 3.19(b), an Appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the Special Servicer.

            With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for three (3) consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such three (3) months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which shall be advanced by the Master Servicer as a Servicing Advance at the direction of the Special Servicer, subject to Section 3.19(d)). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such loan. The Master Servicer shall verify the accuracy of the mathematical computation of any Appraisal Reduction Amount determined by the Special Servicer and that the amounts used therein are consistent with the Master Servicer's records.

            (c) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Class G, Class H, Class K, Class L, Class M and Class N Certificateholder, as required by Section 8.12(b), the Trustee shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer for any Servicing Advances made by the Special Servicer, but not previously reimbursed (whether pursuant to Section 3.05(a), this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder and at least five Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein); and provided, further, that the Special Servicer shall, with respect to Specially Serviced Mortgage Loans and REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. The Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance), other than an Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the non-Specially Serviced Mortgage Loans in the Mortgage Pool during the most recently ended Collection Period, and
(ii) that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan, calculated at 0.01% per annum, together with the aggregate Prepayment Interest Excesses received during such Collection Period.

            (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Mortgage Loan pursuant to
Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Mortgage Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent.

            (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Mortgage Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Mortgage Loan except in the case of a default thereunder.

            SECTION 3.20      Modifications, Waivers, Amendments and Consents.

            (a) The Special Servicer (as to Specially Serviced Mortgage Loans and, where applicable, as to consents to actions of the Master Servicer) and, to the limited extent permitted below, the Master Servicer (as to non-Specially Serviced Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder (except that any modification, assumption or waiver of any due-on-encumbrance clause with respect to a Mortgage Loan serviced and administered by the Master Servicer must also be consented to by the Special Servicer, which consent shall be granted or withheld in accordance with the Servicing Standard), without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

               (i) Other than as expressly provided in Section 2.03(d) (with respect to a Mortgage Loan cross-collateralized with a repurchased Mortgage Loan), Section 3.02 (with respect to Default Charges), Section
      3.08 (with respect to due-on-sale and due-on-encumbrance clauses), and this Section 3.20 (a) (iii) or (v) (with respect to release or substitution of collateral and a corresponding principal payment), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan without the consent of the Special Servicer (it being understood that (A) the Master Servicer shall promptly provide the Special Servicer with all information that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer (for no additional compensation) shall decide whether to withhold or grant such consent in accordance with the Servicing Standard, and (C) if any such consent has not been expressly denied within ten (10) Business Days of the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision, such consent shall be deemed to have been granted) and neither the Master Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or, to the extent required by the REMIC Provisions, materially increase, substitute or otherwise alter the collateral for the Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or credit enhancement contract with respect thereto (other than the substitution of a similar commercially available credit enhancement contract); provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), than would liquidation;

               (ii) The Special Servicer may not, in connection with any particular extension, extend the maturity date of any Specially Serviced Mortgage Loan beyond (A) the date which is two years prior to the Rated Final Distribution Date, or (B) the date which is 20 years prior to the expiration date of any related Ground Lease; provided, however, that with respect to the requirements of this clause (B) the Special Servicer may in its discretion agree to extend the maturity beyond a date meeting such requirement so long as in no event the maturity date of such Mortgage Loan is extended beyond the date which is 10 years prior to the expiration of any related Ground Lease;

               (iii) Neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of, referenced in this
      Section 3.20(a) or in Section 3.08 with respect to, any Mortgage Loan not otherwise permitted by this Section 3.20(a) or in Section 3.08 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

               (iv) The Special Servicer shall not, in the case of Specially Serviced Mortgage Loans, permit (or, in the case of non-Specially Serviced Mortgage Loans, consent to the Master Servicer's permitting) any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon an inspection of the Mortgaged Property and a Phase I Environmental Assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), solely at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) in the case of substitutions of collateral only, the Master Servicer or the Special Servicer, as the case may be, have obtained written confirmation from each Rating Agency (solely at the expense of the related Mortgagor) that such substitution will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates;

               (v) The Special Servicer shall not, in the case of Specially Serviced Mortgage Loans, release (or, in the case of non-Specially Serviced Mortgage Loans, consent to the Master Servicer's releasing) any collateral securing an outstanding Mortgage Loan (including, without limitation, as part of a substitution of collateral), except in connection with a payment in full or a defeasance pursuant to the terms of the related Mortgage Loan or, subject to the other provisions of this Section 3.20, a discounted payoff of such Mortgage Loan, or except as provided in
      Section 3.09(d), or except where Section 3.20(a)(iii) is satisfied and the Rating Agencies have been notified in writing and (A) either (1) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Cash Flow being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (B) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) if the real property collateral that is being released has an Appraised Value in excess of $3,000,000, or if any substitution of real property collateral is to be made, the Rating Agencies have each confirmed in writing that such release and/or substitution would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by Moody's and/or S&P, as applicable, to any Class of Certificates; and

               (vi) Except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other actions referenced in this
      Section 3.20(a), with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Servicing Standard.

provided that (1) the limitations, conditions and restrictions set forth in clauses (i), (ii), (iv), (v) and (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Original Closing Date, and (2) notwithstanding clauses (i) through
(vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer has complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee. The Special Servicer shall include with any such Officer's Certificate any supporting documentation forming the basis for its conclusion.

            (c) Any payment of interest which is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

            (d) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans, and, where applicable, as to consents of actions of the Master Servicer) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section
3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause
(i) of Section 3.20(a).

            (f) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents); and (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Master Servicer shall deliver to each Class G, Class H, Class K, Class L, Class M and Class N Certificateholders that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including billing and collection) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

            Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Group.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee the originals, and to the Master Servicer copies, of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

            (d) The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything in any other Section of this Agreement to the contrary, in all cases subject to Sections 3.21(e) and 3.21(f), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Directing Certificateholder in writing and the Directing Certificateholder has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Directing Certificateholder's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term of a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

               (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

               (iv) any acceptance of a discounted payoff;

               (v)any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

               (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage
      Loan);

               (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage
      Loan);

               (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

               (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's response.

In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such actions as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein, subject to
Section 3.21(e) and 3.21(f). Upon reasonable request, the Special Servicer shall provide the Directing Certificateholder with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.12(b).

            Each of the Master Servicer and the Special Servicer shall notify the Directing Certificateholder of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is in accordance with such Mortgage Loan.

            (e) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Directing Certificateholder prior to acting, and provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Directing Certificateholder and, if any Directing Certificateholder resigns or is removed, during the period following such resignation or removal until a replacement is selected and (ii) no advice, direction or objection from or by the Directing Certificateholder, as contemplated by Section 3.21(d), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller, the REMIC Administrator or the Trustee, or any of their respective Affiliates, officers, directors, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

            (f) The Directing Certificateholder will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgement; provided, however, that the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Directing Certificateholder may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, that the Directing Certificateholder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Holders of the Controlling Class, and the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder, any Holder of the Controlling Class or any directory, officer, employee, agent or principal thereof for having so acted.

            (g) Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Directing Certificateholder for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if
(i) the Special Servicer has, in accordance with Section 3.21(d), notified the Directing Certificateholder in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            SECTION 3.22      Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer, may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (but only until such time as such Mortgage Loan becomes a Corrected Mortgage Loan, to the extent that the Special Servicer is responsible for servicing such Mortgage Loan) and, except as set forth in Section 3.22(d), the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan;
(iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in Section 3.12, either
(A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) hereof may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) does not authorize any Sub-Servicer to approve a modification of any Mortgage Loan without the approval of the Master Servicer, in the case of non-Specially Serviced Mortgage Loans or of the Special Servicer, in the case of Specially Serviced Mortgage Loans; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (viii) provides that the Master Servicer and the Special Servicer each shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Subservicing Agreement and, in any event, from its own funds. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or
Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer and to the Directing Certificateholder for any Sub-Servicer appointed by the Special Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents; provided that the foregoing requirements set forth in this sentence shall not apply in the case of the Sub-Servicing Agreements in effect as of the Original Closing Date that are listed on Schedule III hereto or in the case of the Sub-Servicers thereunder.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent subservicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

            (c) Each of the Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of its respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto, and then the Trustee shall provide a copy of such notice to the Directing Certificateholder and, in accordance with Section 8.12(b), shall, upon request, provide a copy of such notice to each Class G, Class H, Class K, Class L, Class M and Class N Certificateholder of any such default.

            (d) With respect to the Sub-Servicing Agreements in effect as of the Original Closing Date that are listed on Schedule III hereto, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination
(i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) to terminate such Sub-Servicing Agreement without cause, provided that no Sub-Servicer may be terminated without cause unless it receives Sub-Servicer Termination Compensation. For purposes hereof, a Sub-Servicer shall receive "Sub-Servicer Termination Compensation" if any successor Master Servicer elects to terminate such Sub-Servicer without cause, in which case either of the following shall occur: (i) such successor Master Servicer shall pay to such Sub-Servicer a fee (a "Sub-Servicer Termination Fee") in an amount equal to two times the product of (A) the Primary Servicing Fee Rate in effect under such Sub-Servicing Agreement at the time of such Sub-Servicer's termination and (B) the then-current outstanding principal balance of the Mortgage Loans serviced by such Sub-Servicer or (ii) such successor Master Servicer shall agree to pay such Sub-Servicer an interest-only strip (the "Termination Strip") out of its related Master Servicing Fees for each Mortgage Loan serviced by such Sub-Servicer at the time of such Sub-Servicer's termination (such strip to be calculated in the same manner as the related Master Servicing Fees, but at a per annum rate equal to the applicable Primary Servicing Fee Rate minus 0.04%). Any subsequent successor Master Servicer shall be obligated to pay any such Termination Strip agreed to by a predecessor Master Servicer. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. It shall be the corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by the second preceding sentence), to pay Sub-Servicer Termination Compensation to such terminated Sub-Servicer. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

            (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

            SECTION 3.23 Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

            The Majority Certificateholder of the Controlling Class may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or at the expense of the Majority Certificateholder that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if it was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 3.24      Confidentiality.

            The Master Servicer and the Special Servicer shall each keep confidential and shall not disclose to any Person other than each other, the Depositor, the Trustee, the Rating Agencies and the Directing Certificateholder, any information which it obtains in its capacity as Master Servicer or Special Servicer with regard to the Sub-Servicer (other than the name of the Sub-Servicer) or the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) to the extent that it is appropriate for the Master Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental authorities, (ii) to the extent required by this Agreement or any Sub-Servicing Agreement, (iii) to the extent such information is otherwise publicly available, (iv) to the extent such disclosure is required by law or court order or (v) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder. Notwithstanding anything in this
Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate general statistical information relating to the Mortgage Loan portfolio being serviced (as to any Sub-Servicer, limited to its own subserviced portfolio), so long as no Mortgagors are identified.

            SECTION 3.25      No Solicitation of Prepayments.

            Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Mortgage Loans; provided however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of proprietary, non-public information obtained by or through the Master Servicer or Special Servicer or from documentation relating to the Certificates, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

            SECTION 3.26 Certain Matters with Respect to Loans Permitting Defeasance, Franchise Loans and Certain Loans Permitting Additional Debt.

            (a) With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance, provided such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8).

            (b) The Master Servicer shall enforce the provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise, including rating agencies' fees, accounting fees and attorneys' fees.

            (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require (to the extent permitted by the related Mortgage Loan documents) the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related treasury securities, and provide a copy of such certification to each Rating Agency.

            (d) To the extent that the terms of Mortgage Loan documents permit defeasance, the Master Servicer shall not approve the form and substance of any required legal opinion(s) in connection with such defeasance unless, subject to the Servicing Standard, S&P shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates.

            (e) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan documents, the Master Servicer shall require the related Mortgagor to (i) provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, (ii) deliver a certification from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) designate a Single-Purpose Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (iv) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

            (f) To the extent that the terms of Mortgage Loan documents permit the related Mortgagor, subsequent to the Original Closing Date, to incur additional debt secured by the Mortgaged Property and condition such incurrence of additional debt on lender's consent or the execution of a standstill agreement in form and substance satisfactory to the lender and subject to the Servicing Standard, the Master Servicer shall not consent or so approve the form and substance of such standstill agreement unless each Rating Agency shall have confirmed to it in writing that the form and substance of such standstill agreement is satisfactory to such Rating Agency and that the execution and delivery of such a standstill agreement with respect to such additional debt will not result in the downgrade, withdrawal or qualification (if applicable) of any Class of Certificates.

            (g) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, constitutes 2% or more of the then current principal balance of the Mortgage Pool, or is one of the ten (10) largest Mortgage Loans in the Mortgage Pool as of the Original Cut-off Date, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender for the transfer of an Over 49% Interest in the related borrower or in any special purpose entity owning an equity interest in such borrower, or any Over 49% Interest in any entity owning an Over 49% Interest in any borrower or in any special purpose entity owning an equity interest in such borrower, the Master Servicer shall not so consent to such a transfer unless each Rating Agency shall have confirmed to it in writing that such transfer, if consummated, would not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates. For purposes of this clause (h), an "Over 49% Interest" in any entity refers to any interest representing over 49% of the equity ownership interests in such entity.

            (h) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, constitutes 2% or more of the then current principal balance of the Mortgage Pool, or is one of the ten (10) largest Mortgage Loans in the Mortgage Pool as of the Original Cut-off Date, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless each Rating Agency shall have confirmed to it in writing that such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificate.

            SECTION 3.27      [RESERVED]

            SECTION 3.28 Maintenance of Portfolio Mortgage Loan Environmental Policy.

            Each of the Master Servicer and the Special Servicer hereby agrees to act in accordance with the Servicing Standard to abide by the terms and conditions precedent to payment of claims under the Environmental Policy and to act in accordance with the Servicing Standard to take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, the Environmental Policy. In addition, each of the Master Servicer and the Special Servicer hereby agrees that it will act in accordance with the Servicing Standard to take any and all actions required under the Environmental Policy in connection with any claim, including, without limitation (i) complying with the protocol for estimation of cleanup costs as set forth in the Environmental Policy and (ii) timely presenting of proof of loss containing all required information.

            The Environmental Policy may be amended from time to time by the mutual agreement of the parties thereto, provided that such amendment shall not result in a downgrade, qualification or withdrawal, as applicable, of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            As to a Portfolio Mortgage Loan, upon the occurrence of either a monetary or non-monetary default, which in the Master Servicer's or the Special Servicer's reasonable judgment (subject to the Servicing Standard) materially and adversely affects the Portfolio Mortgage Loan or Mortgaged Property, beyond any applicable grace or cure period, or upon notice or discovery that a Mortgaged Property has suffered a "pollution event" ("Pollution Event") as described in the Environmental Policy, the Master Servicer or the Special Servicer shall obtain, or shall cause the related Sub-Servicer to obtain, within three (3) Business Days following the Special Servicer's, Master Servicer's or Sub-Servicer's discovery or notification of such a default or Pollution Event, with a copy to the Special Servicer or the Master Servicer, as the case may be, and to the Directing Certificateholder, the following information, as applicable: (i) the nature of any default and/or Pollution Event, when each first occurred, when the Special Servicer, the Master Servicer or Sub-Servicer became aware of each, and whether any default or Pollution Event is continuing, and as for each default, provide each defaulted dollar payment amount (if any), and quote and name each affected document, section and paragraph containing or directly quoting the default language, and as for each Pollution Event, provide an address sufficient to describe both the location of the affected Mortgaged Property and the location of the Pollution Event; (ii) whether the Master Servicer or the Special Servicer has a good faith belief that the default will be cured and/or each Pollution Event will be eradicated or cleaned-up within a certain time period, and if so: (x) detail the underlying facts and the nature of such belief; (y) indicate the likely cure/eradication/clean-up timeframe in days. The Master Servicer or the Special Servicer shall obtain, or shall cause the related Sub-Servicer to obtain, copies of the following documents pertaining to the related Mortgaged Property: each Environmental Site Inspection, report and/or analysis; each appraisal narrative regarding the historical use; and each property inspection; which shall be given to the Directing Certificateholder upon request, and shall be used by the Master Servicer or the Special Servicer to create or cause to create an environmental insurance protocol plan proposal (an "Environmental Insurance Protocol"). In addition, the Master Servicer or the Special Servicer shall review and comply with all terms and conditions of the Environmental Policy, including giving specific and timely notice thereunder.

            Each Environmental Insurance Protocol shall require the Master Servicer or the Special Servicer to order, at the Trust Fund's expense, a Phase I Environmental Site Assessment Report within ten (10) Business Days of discovery or notice of a default or a Pollution Event. All related out-of-pocket expenses related to this process incurred by the Sub-Servicer, the Special Servicer and the Master Servicer shall be a Trust Fund expense.

            Any and all amounts collected by the Master Servicer, the Special Servicer or the Trustee or, except with respect to Portfolio Mortgage Loans which it has already repurchased hereunder, the Portfolio Mortgage Loan Seller, under the Environmental Policy shall be immediately deposited in the Certificate Account. Costs and expenses incurred by the Master Servicer or the Special Servicer in connection with this Section 3.28 shall be reimbursable out of the Certificate Account as a Trust Fund expense. Neither the Master Servicer nor the Special Servicer shall be required to incur any cost or expense for premiums for such Environmental Policy.

                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

            SECTION 4.01      Distributions on the Certificates.

            (a) (i) On each Distribution Date, amounts held in the Distribution Account shall be withdrawn (to the extent of the Available Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed on the REMIC I Regular Interests as set forth in
Section 4.01(a)(ii) herein. Thereafter, such amounts shall be considered to be held in the REMIC II Distribution Account and distributed on the REMIC II Uncertificated Regular Interests as set forth in Section 4.01(a)(ii) and on the Unaffected REMIC II Certificates as set forth in Section 4.01(b) (to the extent of the Available Distribution Amount, the "REMIC II Distribution Amount"). Such amounts distributed on the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests shall be considered to be held in the REMIC III Distribution Account until distributed to the Holders of the Class G, Class H and Class K Certificates as set forth in Section 4.01(b), to the Trustee for the benefit of the Class UX Uncertificated Interest as set forth in Section 4.01(a)(ii) and to the Holders of the Class R-III Certificates as set forth in
Section 4.01(a)(v) (to the extent of such portion of the Available Distribution Amount, the "REMIC III Distribution Amount"). Such amounts distributed on the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests shall be considered to be held in the REMIC IIIU Distribution Account until distributed to the Trustee for the benefit of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B and Class UA-3B Uncertificated Interests as set forth in Section 4.01(a)(ii) and to the Holders of the Class R-IIIU Certificates as set forth in Section 4.01(a)(vi) (to the extent such portion of the Available Distribution Amount, the "REMIC IIIU Distribution Amount"). Such amounts distributed on the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B and Class UA-3B Interests, together with the amounts distributed on the Class MB, Class MC and Class MD Uncertificated Interests and on the Class UX Uncertificated Interest as described in the second and third sentences, respectively, of this Section 4.01(a)(i), shall be considered to be held in the REMIC IV Distribution Account until distributed to the Holders of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D and Class X Certificates and the Class R-IV Certificates as set forth in Section 4.01(b) (to the extent of such portion of the Available Distribution Amount, the "REMIC IV Distribution Amount").

               (ii) The allocation and reimbursement of Realized Losses and Additional Trust Fund Expenses and timing and amount of principal and interest distributions (1) on each REMIC I Regular Interest will be identical to such principal and interest amounts, allocations, reimbursements and timing and amount of distributions on the Corresponding REMIC II Uncertificated Regular Interests (in the case of the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LG, Class LH, Class LJ and Class LK Uncertificated Interests) or the Class LE, Class LF, Class LL, Class LM, Class LN Uncertificated Interest taken together with their related Components of the Class MX Uncertificated Interest (2) on each of the Class MH and Class MJ Uncertificated Interests will be identical to such principal and interest amounts, allocations, reimbursements and timing and amount of distributions on Class H Certificates (in the case of the Class MH and Class MJ Uncertificated Interests, allocated between them as specified in the definition of "Uncertificated Principal Balance" and in
      Section 4.01(b) of this Agreement) taken together with their related components of the Class UX Uncertificated Interest (3) on each of the Class MG, Class MK and Class MX Uncertificated Interests will be identical to such principal amounts, allocations, reimbursements and timing and amount of distributions on the Class G Certificates (taken together with the Class G Component), on the Class K Certificates (taken together on the Class K Component, and on the Class MX Component (in the case of the Class MX Uncertificated Interest) of the Class UX Uncertificated Interest, provided that such amounts for the Class UX Uncertificated Interest will be allocated among the Class MG Component, Class MH Component, Class MJ Component and Class MK Component of the Class MX Uncertificated Interest based on their respective entitlements, (4) on each of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C, and Class MA-2C Uncertificated Interests will be identical to such principal and interest amounts, allocations, reimbursements and timing and amount of distribution in the aggregate on the corresponding REMIC IIIU Uncertificated Regular Interests, allocated among them as specified in the definition of "Uncertificated Principal Balance" and (5) on each of the Class UA-1, Class UA-2, Class UA-3, Class UA-4, Class UA-1C, Class UA-2C, Class MB, Class MC and Class MD Uncertificated Interests will be identical to such principal amounts, allocations, reimbursements and timing and amount of distributions on the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C and Class D Certificates, respectively taken together with their related Components of the Class X Certificates.

               (iii) Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Sections 4.01(a)(i) and 4.01(c)(v) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Distribution Account, if any).

               (iv) Any amount that remains in the REMIC II Distribution
      Account on each Distribution Date after distribution of the REMIC II Distribution Amount and Prepayment Premiums allocable to the REMIC II Uncertificated Regular Interests pursuant to Sections 4.01(a)(i) and
      Section 4.01(c)(v) and distributions on the Unaffected REMIC II Certificates pursuant to Section 4.01(b) and Sections 4.01(c)(i) and (ii) shall be distributed to the Holders of the Class R-II Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC II Distribution Account, if any).

               (v) Any amount that remains in the REMIC III Distribution Account on each Distribution Date after distribution of the REMIC III Distribution Amount allocable to the REMIC III Uncertificated Regular Interest pursuant to Sections 4.01(a)(i) and the Unaffected REMIC III Certificates pursuant to Section 4.01(b) shall be distributed to the Holders of the Class R-III Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC III Distribution Account, if any).

               (vi) any amount that remains in the REMIC IIIU Distribution Account on each Distribution Date after distribution of the REMIC IIIU Distribution Amount and Prepayment Premiums allocable to the REMIC IIIU Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(v) shall be distributed to the Holders of the Class R-IIIU Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC IIIU Distribution Account, if any).

            (b) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall make distributions to the Certificates in the following priority (deemed, in the case of the Class X, Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B, Class B, Class C, Class D and Class R-IV Certificates, to be made from the REMIC IV Distribution Account, in the case of the Unaffected REMIC III Certificates to be made from the REMIC III Distribution Account, and in the case of the Unaffected REMIC II Certificates, to be made from the REMIC II Distribution Account):

               (i) concurrently from the Available Distribution Amount, pro rata, to the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) to the Class A-1A and Class A-2A Certificates, in reduction of the Certificate Principal Balances thereof until the Certificate Principal Balances thereof have been reduced to zero, an amount up to the Group A Senior Certificate Principal Distribution Amount for such Distribution Date;

               (iii) to the Class A Certificates, in reduction of the Certificate Principal Balances thereof, an amount up to the remaining portion of the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (ii), in the following order of priority:

            first, to the Class A-1B Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            second, to the Class A-2B Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            third, to the Class A-3B Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            fourth, to the Class A-1A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            fifth, to the Class A-2A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               (iv) to reimburse the holders of the Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid;

               (v) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (vi) if the Class Principal Balances of the Class A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (vii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (viii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ix) if the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (x) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xii) if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xiii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xiv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xv) if the Class Principal Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xvi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xvii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xviii) if the Class Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xix) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xx) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxiii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxiv) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balances of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxvi) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxvii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxviii) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

               (xxix) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxx) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxi) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxii) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxiii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K and Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxiv) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxv) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxvi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxvii) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxviii)to distributions to the Holders of the Class R-IV Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxi) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) and (iii) above, will be so made to the Holders of the respective Classes of Class A Certificates, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv), (xxvii), (xxx), (xxxiii), and (xxxvi) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) above, in connection with payments of principal to be made to the Holders of any Class of Class A Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv), (xxvii), (xxx), (xxxiii) and (xxxvi) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.

            (c)

               (i) On each Distribution Date, Prepayment Premiums collected on the Group A Mortgage Loans during the related Prepayment Period (including for this purpose any amount paid by the Mortgage Loan Seller in respect of the Movie Theater Mortgage Loan in accordance with Section 4.01(c)(vi)) will be distributed by the Trustee to the following Classes of
      Certificates: to the Class A-1A, Class A-2A, Class B, Class C Class D, Class E, and Class F Certificates, in an amount equal to the product of
      (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1A, Class A-2A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M and Class N Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums relating to the Group A Mortgage Loans collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

               (ii) On each Distribution Date, Prepayment Premiums collected on the Group B Mortgage Loans during the related Collection Period will be distributed by the Trustee to the Class A-1B, Class A-2B and Class A-3B Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal on such Distribution Date from the Group B Mortgage Loans, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Group B Mortgage Loans collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums relating to the Group B Mortgage Loans collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

               (iii) The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

               (iv) No Prepayment Premiums will be distributed to the holders of the Class G, Class H, Class K, Class L, Class M or Class N Certificates. After the Certificate Principal Balances of the Class A-1A, Class A-2A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Prepayment Premiums and yield maintenance charges with respect to the Group A Mortgage Loans shall be distributed to the holders of the Class X Certificates. After the Certificate Principal Balance of the Class A-1B, Class A-2B, and Class A-3B Certificates have been reduced to zero, all Prepayment Premiums with respect to the Group B Mortgage Loans shall be distributed to holders of the Class X Certificates.

               (v) All distributions of Prepayment Premiums made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Sections 4.01(c)(i) and 4.01(c)(ii) (excluding for this purpose any amount paid by the Mortgage Loan Seller in respect of the Movie Theater Mortgage Loan in accordance with 4.01(c)(vi)), which amount shall be deemed distributed in accordance with such Section 4.01(c)(vi), shall first be deemed to be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interests for such Distribution Date pursuant to Section 4.01(a)(ii) above. The amount of Prepayment Premiums distributable (A) on the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C and Class D Certificates shall be distributed, (1) from REMIC II to REMIC IIIU in respect of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests, (2) from REMIC II to REMIC IV in respect of the Class MB, Class MC and Class MD Uncertificated Interests, (3) from REMIC IIIU to REMIC IV in respect of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B and Class UA-3B Uncertificated Interests, in each case based on the amount distributable on the corresponding Certificates; and (B) on the Class X Certificates the amount of Prepayment Premiums remaining, after allocations to the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B and Class B, Class C, Class D, Class E and Class F Certificates in accordance with Sections 4.01(c)(i) and 4.01(c)(ii) (which remaining amount shall be the entire amount so distributable after the Class Principal Balances of such Classes of Certificates have been reduced to zero).

               (vi) In the event of a payment default under Mortgage Loan No. 51828 (the "Movie Theater Mortgage Loan"), the Mortgage Loan Seller agrees to pay: (1) to the Trust, for the benefit of the holders of the Class A-1A, A-2A, Class X, Class B, Class C, Class D, Class E and Class F Certificates that are then entitled to receive a distribution of Prepayment Premiums pursuant to Section 4.01(c)(i) above, an amount equal to any Prepayment Premiums due, but not received, on the Movie Theater Mortgage Loan and (2) to reimburse the holders of the Registered Certificates after any payment required by the above Clause (1) after the Certificate Principal Balances of the Class G, Class H, Class K, Class L, Class M and Class N Certificates have been reduced to zero, for any loss then realized and attributable due to the liquidation of the Movie Theater Mortgage Loan; provided, however, (a) the aggregate amount payable by the Mortgage Loan Seller pursuant to this sentence shall in no event exceed $2,189,591.00 (which dollar amount equals 10% of the aggregate principal balance of the Movie Theater Loan as of August 1, 2000); and (b) the indemnification referenced this Section 4.01(c)(vi) will expire upon the earlier of (x) the date which is three years after the date the property securing the Movie Theater Loan is no longer included in the bankruptcy estate of the related borrower and (y) the date that the Mortgaged Property is leased to a tenant having a rating of "B" or better or the equivalent from a nationally recognized rating agency. The Trustee shall distribute any such payment received from the Mortgage Loan Seller pursuant to the first sentence of this Section 4.01(c)(vi) to the Classes of such Certificates then so entitled in the same manner as provided in
      Section 4.01(c)(i). Notwithstanding anything to the contrary contained in
      Section 4.01(c)(v) above, any amount so paid by the Mortgage Loan Seller and distributed by the Trustee to the holders of any of the Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D or Class X Certificates shall be deemed to have been deposited in the REMIC IV Distribution Account and distributed exclusively from REMIC IV, and any amount so paid and distributed to the holders of any of the Class E or Class F Certificates shall be deemed to have been deposited in the REMIC II Distribution Account and distributed exclusively from REMIC II.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-IV Certificateholders all unclaimed funds and other assets which remain subject hereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            SECTION 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first-class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Regular Certificates and to the Special Servicer and to the Rating Agencies a statement (a "Distribution Date Statement"), substantially in the form contemplated on pages C-1 through C-23 of the Prospectus Supplement, as to the distributions made on such Distribution Date setting forth:

               (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

               (iii) the Available Distribution Amount for such Distribution
      Date;

               (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date;

               (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Determination Date;

               (vii) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, and (D) current but specially serviced or in foreclosure but not an REO Property;

               (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

               (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

               (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

               (xi) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xii) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

               (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

               (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

               (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xvi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

               (xvii) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period; and

               (xviii) a brief description of any material, waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

               (xix) current, reimbursed and outstanding Advances;

               (xx) current and cumulative Prepayments;

               (xxi) the number and aggregate principal balance of Mortgage Loans as to which (A) foreclosure proceedings have been commenced as to the related Mortgaged Property, and (B) bankruptcy proceedings have been commenced as to the related Mortgagor; and

               (xxii) the ratings from all Rating Agencies for all classes of Certificates.

            Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Original Closing Date) shall be made available with the Distribution Date Statement.

            In the case of information furnished pursuant to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xvi) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Trustee shall also provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, a report (based on information received from the Master Servicer and Special Servicer) containing, as and to the extent received from the Master Servicer and Special Servicer, information regarding the Mortgage Pool as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to the Prospectus Supplement (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be the actual expenses, actual revenues and actual Net Cash Flow for the respective Mortgaged Properties and a Debt Service Coverage Ratio calculated on the basis thereof).

            In addition, the Trustee shall provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each (i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Special Servicer Loan Status Report (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information is provided in the foregoing or other reports delivered by the Master Servicer), (v) Historical Loss Estimate Report, and (vi) Servicer Watch List (such reports, together with the CMSA Loan Periodic Update File, the CMSA Financial File, and the CMSA Property File, the "Servicer Reports") that has been received by the Trustee since the prior Distribution Date. Additionally, the Trustee shall also be required to provide or make available, either in electronic format or by first-class mail, the Servicer Reports to any potential investor in the Certificates who requests such reports in writing.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV Certificates the related Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV Certificates may reasonably request.

            The Trustee shall make available each month, to any interested party, the Distribution Date Statement, via the Trustee's Website and fax on demand service. The Trustee's fax on demand service may be accessed by calling
(301) 815-6610. In addition, the Trustee shall also make (i) the Servicer Reports, (ii) the CMSA Loan Set Up File, (iii) the CMSA Bond Level File, and
(iv) the CMSA Collateral File available each month to any Certificateholder, any Certificate owner, the Rating Agencies or any other interested party via the Trustee's Website. In addition the Trustee shall make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee shall make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. For assistance with the above-mentioned services, interested parties may call (301) 815-6600.

            The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and my affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

            In connection with providing access to the Trustee's Website, the Trustee may require online registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance herewith.

            (b) At or before 1:00 p.m. (New York City time) on the second Business Day prior to the related Distribution Date (the "Master Servicer Reporting Date"), beginning in April, 2000, unless otherwise stated below the Master Servicer shall deliver or cause to be delivered to the Trustee, the Directing Certificateholder and to the Special Servicer and, to each Rating Agency (which delivery to the Special Servicer, the Directing Certificateholder and the Rating Agencies may be accomplished by making such information available on the Master Servicer's Internet Website), in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis, the following reports (together with the CMSA Loan Periodic Update File, the CMSA Financial File (beginning in May, 2000), and the CMSA Property File, the "Servicer Reports"):
(1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) a Historical Loan Modification Report, (4) a Historical Loss Estimate Report, and (5) the Special Servicer Loan Status Report most recently received by the Master Servicer (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information has been included in the foregoing or other reports delivered by the Master Servicer) and (6) the Servicer Watch List.

            At or before 1:00 p.m. (New York City time) on the third Business Day prior to related Distribution Date, beginning in January, 2000, the Master Servicer shall deliver to the Trustee, the Special Servicer, the Directing Certificateholder and each Rating Agency (which delivery to the Special Servicer, the Directing Certificateholder and the Rating Agencies may be accomplished by making such information available on the Master Servicer's Internet Website) a single report, in electronic format, setting forth the information specified in clauses (i) through (xv) below on a loan-by-loan basis (the items specified in clause (xiii) below to be reported once per calendar quarter, and the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer one (1) Business Day after the related Determination Date, as required by Section 4.02(c) below) (the "CMSA Loan Periodic Update File"):

               (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

               (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans and (B) Prepayment Premiums;

               (iii) the aggregate amount of any P&I Advances (specifying the principal and interest portions thereof separately) to be made pursuant to
      Section 4.03 of this Agreement that were made in respect of the immediately preceding Distribution Date;

               (iv) the amount of the Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other servicing compensation with respect to the Mortgage Pool for the Collection Period ending on such Determination Date, specifying the items and amounts of such other servicing compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers retained by each;

               (v) the number and aggregate unpaid principal balance as of the close of business on the last day of the most recently ended calendar month of Mortgage Loans in the Mortgage Pool (A) remaining outstanding,
      (B) delinquent 30-59 days, (C) delinquent 60-89 days, (D) delinquent 90 days or more but not in foreclosure and (E) in foreclosure; and the number and aggregate unpaid principal balance as of the close of business on such Determination Date of Mortgage Loans in the Mortgage Pool (x) as to which the related Mortgaged Property has become REO Property during the Collection Period ending on such Determination Date, (y) as to which the related Mortgaged Property was REO Property as of the end of such Collection Period and (z) the terms of which have been modified during such Collection Period pursuant to this Agreement;

               (vi) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan;

               (vii) with respect to any REO Property that was included in the Trust Fund as of the close of business on such Determination Date, the loan number of the related Mortgage Loan, the appraised value of such REO Property and the amount of REO Revenues and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date;

               (viii) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

               (ix) with respect to any Mortgage Loan or REO Property as to which a Final Recovery Determination was made by the Master Servicer during the Collection Period ending on such Determination Date, the loan number of such Mortgage Loan or, in the case of an REO Property, of the related Mortgage Loan, the amount of Liquidation Proceeds and/or other amounts, if any, received thereon during such Collection Period and the portion thereof included in the Available Distribution Amount for the immediately succeeding Distribution Date, and any resulting Realized Loss;

               (x) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (xi) the aggregate amount of Realized Losses on the Mortgage Pool for the Collection Period ending on such Determination Date (and the portions allocable to principal and interest);

               (xii) the aggregate amount of the Additional Trust Fund Expenses (broken down by type) withdrawn from the Certificate Account during the Collection Period ending on such Determination Date;

               (xiii) to the extent provided by the related Mortgagors, information with respect to occupancy rates for all Mortgaged Properties, sales per square foot with respect to all retail Mortgaged Properties, and capital expenditures and capital reserve balances with respect to all Mortgaged Properties, in each case in the format of the Mortgage Loan Schedule;

               (xiv) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan); and

               (xv) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer pursuant to this Agreement during the related Collection Period.

            At or before 1:00 p.m. (New York City time) on the second Business Day prior to the related Distribution Date, beginning in April, 2000, the Master Servicer shall deliver to the Trustee, the Special Servicer, the Directing Certificateholder and each Rating Agency (which delivery to the Special Servicer, the Directing Certificateholder and the Rating Agencies may be accomplished by making such information available on the Master Servicer's Internet Website), the CMSA Property File, as set forth in Exhibit 1 to the Confirmation.

            At or before 1:00 p.m. (New York City time) on the second Business Day prior to the related Distribution Date, beginning in May, 2000, the Master Servicer shall deliver to the Trustee, the Special Servicer, the Directing Certificateholder and each Rating Agency (which delivery to the Special Servicer, the Directing Certificateholder and the Rating Agencies may be accomplished by making such information available on the Master Servicer's Internet Website), the CMSA Financial File, as set forth in Exhibit 1 to the Confirmation.

            On the date on which the reports described above are delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee and the Rating Agencies a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth in Annex C to the Prospectus Supplement, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

            Not later than the fifth day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business as to the calendar month prior to such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Original Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

            Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2000, within 105 days (or 180 days, in the case of annual operating information), of receipt by the Master Servicer, as to non-Specially Serviced Mortgage Loans, and within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the written analysis of the operations, by completing an "Operating Statement Analysis Report" in the form of Exhibit I for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit). The Master Servicer shall maintain one Operating Statement Analysis Report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Master Servicer or the Special Servicer, as applicable, within thirty days after receipt by the Master Servicer or Special Servicer, as applicable, of updated operating statements for such Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will use the "Normalized" column (applying CMSA normalization methodology in effect from time to time) of the Operating Statement Analysis Worksheet to update the Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis Report for such Mortgaged Property. The Special Servicer shall remit each Operating Statement Analysis Report prepared by it or the related data fields, together with each Operating Statement Analysis Worksheet or related data fields with the underlying operating statements and rent rolls, to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer. All Operating Statement Analysis Reports and Operating Statement Analysis Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall forward copies thereof to the Rating Agencies, the Directing Certificateholder, and the Trustee and, upon request, any Certificateholder or, to the extent the Trustee or a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. No later than 1:00 p.m., New York City time, on the Master Servicer Remittance Date, beginning in March, 2000, the Master Servicer shall prepare in electronic form and deliver to the Trustee, the Rating Agencies, and the Special Servicer a Watch List of all Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans (the "Servicer Watch List"). For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a Debt Service Coverage Ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially and adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Master Servicer's attention without any expansion of its duties under this Agreement by reason hereof that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceeding, or
(B) relate to a Mortgagor or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least 30 days delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity.

            The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of the vacating by an anchor tenant of a retail Mortgaged Property and any material casualty at or condemnation or eminent domain proceeding in respect of a Mortgaged Property, subject to its becoming aware of such change or event.

            To the extent the statements, reports and information (or portions thereof) to be delivered by the Master Servicer under this Section 4.02(b) are derived from underlying information to be delivered to the Master Servicer by the Special Servicer, the Master Servicer shall not be liable for any failure to deliver such statement, report or information (or portion thereof) on the prescribed dates, to the extent such failure is caused by the Special Servicer's failure to deliver such underlying information in a timely manner. Absent actual knowledge to the contrary, the Master Servicer may conclusively rely on any such information forwarded to it by the Special Servicer and shall have no obligation to verify the same.

            (c) At or before 1:00 p.m. (New York City time) one (1) Business Day after the Determination Date prior to each Distribution Date, the Special Servicer shall forward to the Master Servicer (A) data fields required for the Master Servicer to prepare the Special Servicer Loan Status Report and (B) all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to
Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Master Servicer and the Trustee, upon the reasonable written request of either of them, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

            The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

            SECTION 4.03      P&I Advances.

            (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees (but not the Special Servicer's Standby Fee), Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. 816-435-6853 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone to Steven W. Smith at telephone no. 816-435-3695 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 3:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make, by 10:00 a.m. on the Distribution Date or in any event by such time as shall be required in order to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer.

            (b) The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (except for the Standby Fee, which shall be advanced if not otherwise paid) and Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than 5 Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor and the Rating Agencies, setting forth the basis for such determination, together with ( such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance.

            (d) As and to the extent permitted by Section 3.05(a), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds). With respect to any Master Servicer Remittance Date, to the extent that such P&I Advance relates to any Mortgage Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment (a "Past Grace Period Loan"), such interest shall begin to accrue when such Mortgage Loan becomes a Past Grace Period Loan for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer or any of its Sub-Servicers). Such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan (but only if such Mortgage Loan is a Portfolio Mortgage Loan or a Conduit Mortgage Loan initially primary serviced by Bank of America, N.A. (as indicated on the initial Mortgage Loan Schedule) or is a Specially Serviced Mortgage Loan as to which such Default Charges were collected during, and are allocable to, the period, if any, that it was a Specially Serviced Mortgage Loan or an REO Loan); and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided by Section 3.05(a), the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made.

            SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class N, Class M, Class L, Class K, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

            (b) With respect to any Distribution Date, (i) any Realized Losses allocated to the Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B and Class UA-3B Uncertificated Interests as a write-off and shall be allocated pro rata among such REMIC IIIU Regular Interests; (ii) any Realized Losses allocated to the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B and Class UA-3B Uncertificated Interests pursuant to clause (i) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MA-1, Class MA-2, Class MA-3, Class MA-4, Class MA-1C and Class MA-2C Uncertificated Interests as a write-off and shall be allocated pro rata among such Uncertificated Interests in accordance with their Uncertificated Principal Balances; (iii) any Realized Losses allocated to the Class B, Class C and Class D Certificates pursuant to
Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MB, Class MC and Class MD Uncertificated Interests, respectively, as a write-off, (iv) any Realized Losses allocated to the Class K Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balance of the Class MK Uncertificated Interest as a write-off, (v) any Realized Losses allocated to the Class H and Class G Certificates pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the Class MG, Class MH and Class MJ Uncertificated Interests as a write-off and shall be allocated first to the Class MJ and Class MH Uncertificated Interests, pro rata, then to the Class MG Uncertificated Interest in that order; (vi) any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the Uncertificated Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-1C, Class LA-2C, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM and Class LN Uncertificated Interests in the same priority as its Class of Corresponding REMIC II Uncertificated Regular Interests pursuant to Clauses
(ii), (iii), (iv) and (v) or Class of Corresponding Certificates pursuant to
Section 4.04(a).

            SECTION 4.05      Interest Reserve Account.

            The Master Servicer shall establish and maintain the Interest Reserve Account in the Master Servicer's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account, which the Master Servicer may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year which is not a leap year, the Master Servicer shall withdraw from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis (other than the Actual 365/360 Mortgage Loan), and deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs (as calculated by the Master Servicer, who shall notify the Trustee of such amount on or prior to the related Master Servicer Remittance Date), to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On or prior to the Master Servicer Remittance Date in March of each calendar year, the Master Servicer shall remit to the Trustee for deposit into the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-22; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class L, Class M, Class N, Class G, Class H and Class K Certificates have been issued in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Original Closing Date of not less than $100,000 (or, with respect to the Class A Certificates, $10,000 and, with respect to the Class X Certificates, $1,000,000) and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Class A-1A, Class A-2A, Class A-1B, Class A-2B and Class A-3B Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances (or initial Certificate Notional Amount as the case may) as of the Second Sequel Closing Date of not less than $10,000, the Class B, Class C, Class D, Class E and Class F Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances (or Certificate Notional Amount), as the case may be, of not less than $100,000 and with respect to Class X Certificates $1,000,000 and whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a difference denomination. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates issued on the Original Closing Date, the First Sequel Closing Date or the Second Sequel Closing Date shall, in any event, be dated the Original Closing Date, the First Sequel Closing Date or the Second Sequel Closing Date, as the case may be.

            (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            SECTION 5.02      Registration of Transfer and Exchange of
Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Original Closing Date at Wells Fargo Center, Sixth and Marquette, MAC #N9303-121, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

            If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section
5.02. The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            (c) With respect to the Subordinated Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to a Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) except for the Residual Certificate (which may not be transferred to a Holder who does not make the representation described in clause (i)(a)) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other Certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriter or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinions of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the Certificate Registrar and/or the Trust Fund. To the extent the purchase or holding of a Subordinate Certificate would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of a Subordinate Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Master Servicer or the Special Servicer, as applicable, will make available, or cause to be made available, upon reasonable request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

            (D) Except in connection with the initial issuance of the Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

            (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Original Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

            (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2000, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

            (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            SECTION 5.03      Book-Entry Certificates.

            (a) The Class A-1A, Class A-2A, Class A-1B, Class A-2B, Class A-3B, Class B, Class C, Class D, Class E, Class F and Class X Certificates (as of the Second Sequel Closing Date), the Class G, Class H and Class K Certificates (as of the First Sequel Closing Date), and the Class L, Class M and Class N Certificates (as of the Original Closing Date) shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

            (b) The Depositor, the Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            SECTION 5.04      Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05      Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            SECTION 5.06      Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            SECTION 5.07 Regarding the Identification of Certain Certificateholders.

            (a) For purposes of determining the identity of the holders of the Class G, Class H, Class K, Class L, Class M, and Class N Certificates to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV Certificates, from time to time, upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.

                                   ARTICLE VI

  THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE SPECIAL
                      SERVICER AND THE REMIC ADMINISTRATOR

            SECTION 6.01 Liability of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            SECTION 6.02 Merger, Consolidation or Conversion of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator.

            Subject to the following paragraph, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Special Servicer, or the Mortgage Loan Seller unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

            SECTION 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

            None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h);
(ii) incidental to the performance of obligations and duties hereunder, including, without limitation, in the case of the Master Servicer or the Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by
Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

            SECTION 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

            SECTION 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its (or its corporate parent's) most recent annual audited financial statements (or, if not available, the audited annual financial statements of it and its affiliates on a consolidated basis), and such other information directly related to the servicing of the Mortgage Loans or its ability to perform its obligations hereunder as it possesses as is publicly available regarding its business, affairs, property and condition, financial or otherwise. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      Events of Default.

            (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

               (i) any failure by the Master Servicer (A) to deposit into the Certificate Account or the Interest Reserve Account any amount required to be so deposited under this Agreement which continues unremedied for two Business Days following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or (B) to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date; or

               (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of one Business Day following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(e); or

               (v) any failure by the Special Servicer to timely make any Emergency Advance (or timely direct the Master Servicer to make any Servicing Advance) required to be made by it or the Master Servicer at its direction pursuant to this Agreement, which failure continues unremedied for a period of two (2) Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in
      Section 3.11(e); or

               (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended, once only, for an additional 30 days; or

               (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended, once only, for an additional 30 days; or

               (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights provided, however, that if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended, once only, for an additional 30 days; or

               (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

               (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (xii) Moody's places the ratings from any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing concerns of the Master Servicer or the Special Servicer, as applicable, as the sole or contributory factor in such rating action and the Master Servicer or the Special Servicer, as applicable, shall not have resolved all such matters to the satisfaction of Moody's within sixty
      (60) days (or such longer time period as may be agreed in writing by Moody's) after such placement on "watch" status; or

               (xiii) either the Master Servicer is removed from S&P's approved master servicer list or the Special Servicer is removed from S&P's approved special servicer list and the ratings of any of the Certificates rated by S&P are downgraded, qualified (including, without limitation, the placement of such Certificates on "negative credit watch") or withdrawn in connection with such removal, and the Master Servicer or the Special Servicer, as the case may be, shall not have been restored to such list within sixty (60) days following such removal.

Each Event of Default listed above as items (iv) through (xiii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xii) or (xiii)) will constitute an Event of Default in each such capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clause (xi) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. With respect to each of the Events of Default listed above as clauses (xii) and (xiii), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from at least 51% of the Voting Rights within fifteen
(15) Business Days after delivery of such notice by the Trustee, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party. Notwithstanding the foregoing, the Majority Certificateholders of the Controlling Class have the right to appoint a new Special Servicer pursuant to Section 3.23.

            (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by
Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            SECTION 7.02      Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation, (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Subject to Section
3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within thirty days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

            SECTION 7.03      Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04      Waiver of Events of Default.

            The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            SECTION 7.05      Additional Remedies of Trustee Upon Event of
Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            SECTION 8.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

            (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Seller.

            SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Sections 2.08 and 2.09) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

            SECTION 8.04      Trustee May Own Certificates.

            The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

            SECTION 8.05      Fees of Trustee; Indemnification of Trustee.

            (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that none of the Trustee or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            SECTION 8.06      Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "Aa3" by Moody's, and "AA" by S&P (or, in the case of each Rating Agency, such lower ratings as would not, as confirmed in writing by such Rating Agency, result in a downgrade, qualification (if applicable) or withdrawal of any of the then-current ratings assigned by such Rating Agency to the Certificates). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

            SECTION 8.07      Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Depositor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Mortgage Loan Seller, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates.

            SECTION 8.08      Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files and related documents and statements at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09      Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

            SECTION 8.10      Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee which do not comply with the provisions of Section 8.10(b).

            SECTION 8.11      Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to
Section 3.07(c).

            SECTION 8.12      Access to Certain Information.

            (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund, that is within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee 12 copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 12 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Original Closing Date pursuant to Section 3.13, (B) all accountants' reports delivered to the Trustee since the Original Closing Date pursuant to Section 3.14, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund), and (G) any appraisal obtained for a Required Appraisal Loan. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

            In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

            SECTION 8.13      Filings with the Securities and Exchange
Commission.

            The provisions of this paragraph shall not apply until such time as any Class of Certificates is registered under the Securities Act of 1933. Thereupon, the Depositor shall prepare for filing, execute and properly file with the Commission, the initial 8-K. The Trustee shall, at the expense of the Depositor, prepare for filing, execute and properly file with the Commission (i) the Form 10-K, (ii) the form 15 in January 2001 and (iii) the Form 8-K with the following attachments: (a) the Distribution Date Statements, and (b) any additional items requested by the Depositor, and (c) any items specifically provided herein to be filed on behalf of the Trust under the Exchange Act; provided that any such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system; and provided, further, that any such items that are required to be delivered by the Master Servicer or the Special Servicer to the Trustee shall be so delivered in the format required for electronic filing via the EDGAR system (in addition to any other required format). The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR compatible format nor shall it have any responsibility to convert any items to such format. The Depositor shall (i) promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates; and, (ii) promptly forward copies of any response from the Commission to the Trustee.

            SECTION 8.14      Year 2000 Compliance.

            The Trustee covenants that by December 31, 1999, any custom-made software or hardware designed or purchased or licensed by it and used by it in the course of the operation or management of, or the compiling, reporting or generation of, data required by this Agreement will be capable of identifying correctly or performing calculations or other processing accurately with respect to dates after December 31, 1999.

            SECTION 8.15      Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer has the right, and if the Master Servicer fails to exercise such right, the Special Servicer has the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer, the Special Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance. In the event that the Master Servicer, the Special Servicer or any Majority Certificateholder of the Class (other than the Depositor or the Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such date that is allocable to payments on the relevant Class in accordance with Sections 4.01(a)(iii), (iv), (v) and (vi) and Section 4.01(b). Final distributions on the REMIC I Regular Interests, the REMIC II Uncertificated Regular Interests, the REMIC III Uncertificated Regular Interest and the REMIC IIIU Regular Interests shall be made on such date as provided in
Section 4.01(a)(ii).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-IV Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

            SECTION 9.02      Additional Termination Requirements.

            In the event the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust (and, accordingly, REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section
9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV as defined in Section 860F of the Code or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV pursuant to Treasury Regulations Section 1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

               (iii) prior to the end of such 90-day liquidation period and at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV shall terminate at that time.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            SECTION 10.01     REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The REMIC IIIU Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-IIIU Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC IIIU. The REMIC IV Certificates (other than the Class R-IV Certificates) are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the code), and the Class R-IV Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC IV. For the avoidance of doubt, the Class X Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the Class UA-1A, Class UA-2A, Class UA-1B, Class UA-2B, Class UA-3B, Class MB, Class MC, Class MD and Class UX Uncertificated Interests, and Class UX Uncertificated Interest represents such "specified portions" of the interest payments on the Class MG, Class MH, Class MJ, Class MK and Class MX Uncertificated Interests, and the Class MX Uncertificated Interest represents such "specified portions" of the interest payments on the Class LL Uncertificated Interest, the Class LM Uncertificated Interest, and the Class LN Uncertificated Interest. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in any of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (c) The Original Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The First Sequel Closing Date is hereby designated as the "start up day" of REMIC III within the meaning of Section 860G(a)(9) of the Code. The Second Sequel Closing Date is hereby designated as the "startup day" of each of REMIC IIIU and REMIC IV within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations
Section 1.860G-1(a)(4)(iii) of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the REMIC IIIU Regular Interests and the REMIC IV Regular Certificates is November 15, 2029, the Distribution Date following the latest maturity date of any Mortgage Loan.

            (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV, and otherwise act on behalf of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

            (e) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (f) The REMIC Administrator shall perform or cause to be performed on behalf of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II (as to the Unaffected REMIC II Certificates), REMIC III (as to the Unaffected REMIC III Certificates), and REMIC IV (as to the REMIC IV Regular Certificates), Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II (as to the Unaffected REMIC II Certificates), REMIC III (as to the Unaffected REMIC III Certificates), and REMIC IV (as to the REMIC IV Regular Certificates).

            (g) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause any of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to either such REMIC, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV, or causing REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

               (i) In the event that any tax is imposed on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any taxes on contributions to REMIC I or REMIC II, REMIC III, REMIC IIIU or REMIC IV after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this
      Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X;
      (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

            (h) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, (i) the applicable Uncertificated Principal Balance, REMIC I Remittance Rate and each category of distribution on or with respect to the REMIC I Regular Interests. Such records with respect to REMIC II shall include, for each Distribution Date, (i) the applicable Uncertificated Principal Balance, REMIC II Remittance Rate, Class MX Notional Amount, Class MX Pass-Through Rate, and each category of distribution on or with respect to the REMIC II Uncertificated Regular Interests and (ii) the Certificate Principal Balances, the Pass-Through Rates and each category of distribution on or with respect to the Unaffected REMIC II Certificates. Such records with respect to REMIC III shall include, for each Distribution Date, (i) the Class UX Notional Amount, the Class UX Pass-Through Rate and each category of distribution on or with respect to the Class UX Uncertificated Interest and
(ii) the Certificate Principal Balance, Pass-Through Rate and each category of distribution on or with respect to the Unaffected REMIC III Certificates. Such records with respect to REMIC IIIU shall include, for each Distribution Date, the applicable Uncertificated Principal Balance, REMIC IIIU Remittance Rate, and each category of distribution on or with respect to the REMIC IIIU Uncertificated Regular Interests. Such records with respect to REMIC IV shall include for each Distribution Date, each category of distribution on or with respect to the REMIC IV Regular Interests.

            (i) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Seller regarding the Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Original Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

            SECTION 10.03     Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

            SECTION 10.04     Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01     Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV; (vi) to modify, add to or eliminate any provisions of
Section 5.02(d)(i), (ii) and (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses
(i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this Section 11.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 11.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and
(iii) of this Section 11.01(b).

            (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation,
(i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Conduit Mortgage Loans or Portfolio Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information which the holders of the Class G, Class H, Class K, Class L, Class M and Class N Certificates are entitled to receive or request to receive under this Agreement. For purposes of this Section 11.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 11.01(b). Any restructuring pursuant to this Section 11.01(c) shall require the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

            (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV pursuant to the REMIC Provisions or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

            (f) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

            (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (h) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (d) shall be payable out of the Distribution Account.

            SECTION 11.02     Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this section.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03     Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04     Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05     Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (1) in the case of the Depositor, Banc of America Commercial Mortgage Inc., Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 Attention: David A. Gertner, telecopy number: (704) 386-1094 (with copies to Tia I. Cottey, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor), Charlotte, North Carolina 28255, telecopy number: (704) 387-0922; (2) in the case of the Mortgage Loan Seller, Bank of America, N.A., Bank of America Corporate Center, NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: David Gertner, telecopy number: (704) 386-1904; (3) in the case of the Master Servicer, Midland Loan Services, Inc., 210 W. 10th Street, Kansas City, Missouri 64108, Attention:
Chief Executive Officer, telecopy number (816) 435-2326; (4) in the case of the Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, 12th Floor, San Francisco, California 94104, Attention: Henry Bieber, telecopy number (415) 391-2949; (5) in the case of the Trustee and REMIC Administrator, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS), Banc of America Commercial Mortgage Inc., Series 2000-1, telecopy number (410) 884-2360; and (6) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300; (B) Standard & Poor's Ratings Services, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003,
Attention: Commercial Mortgage Group Surveillance Manager, telecopy number (212) 438-2662, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06     Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07     Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 3.22, 3.24, 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.08     Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.09     Notices to and from Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default hereunder that has not been cured;

               (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

               (iv) any change in the location of the Distribution Account;

               (v) the final payment to any Class of Certificateholders; and

               (vi) the repurchase of any Mortgage Loan by the Mortgage Loan Seller pursuant to Section 2.03.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee and the appointment of a successor;

               (ii) any change in the location of the Certificate Account;

               (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

               (iv) any material casualty at or condemnation or eminent domain proceeding in respect of a Mortgaged Property;

               (v) the vacating by an anchor tenant of a retail Mortgaged Property; and

               (vi) the addition or substitution of collateral for any Mortgage Loan.

            (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance described in
      Section 3.13; and

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

In addition, as and to the extent required by Section 3.12(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual operating statements, rent rolls and financial statements collected, by it pursuant to Section 3.12(b).

            (d) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the Regular Certificates required by the first paragraph of Section 4.02(a).

            (e) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, or a Class G, Class H, Class K, Class L, Class M, and Class N Certificateholder (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 11.09, shall be so delivered or otherwise made available through an electronic medium.

            (f) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

            (g) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

            SECTION 11.10     Requests for Information; Standing Requests.

            (a) Any Holder of a Class G, Class H, Class K, Class L, Class M, or Class N Certificate, at its expense, shall be entitled to, upon request to the Master Servicer, or to the Special Servicer, as applicable, receive a copy from the Master Servicer, or from the Special Servicer, as applicable, of any notice or report to be delivered by such Servicer hereunder to the Directing Certificateholder, except to the extent that the Trustee is required to deliver such information to such Certificateholders pursuant to the terms of this Agreement.

            (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, or any Holder of a Class G, Class H, Class K, Class L, Class M or Class N Certificate, is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Mortgage Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.

                                BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    Depositor


                                By: /s/: James E. Naumann
                                    ------------------------------------
                                    Name:  James E. Naumann
                                    Title: Senior Vice President



                                BANK OF AMERICA, N.A.,
                                   Mortgage Loan Seller


                                By: /s/: James E. Naumann
                                    -------------------------------
                                    Name:  James E. Naumann
                                    Title: Senior Vice President



                                MIDLAND LOAN SERVICES, INC.,
                                   Master Servicer


                                By: /s/: Lawrence D. Ashley
                                    -------------------------------
                                    Name:  Lawrence D. Ashley
                                    Title: Senior Vice President



                                GMAC COMMERCIAL MORTGAGE CORPORATION,
                                    Special Servicer


                                By: /s/: Henry J. Bieber
                                    -------------------------------
                                    Name:  Henry J. Bieber
                                    Title: Senior Vice President

                                WELLS FARGO BANK MINNESOTA, N.A.
                                   Trustee and REMIC Administrator

                                By: /s/: Leslie A. Gaskill
                                    -------------------------------
                                    Name:  Leslie A. Gaskill
                                    Title: Vice President

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


On the 27th day of September, 2000, before me, a notary public in and for said State, personally appeared James E. Naumann known to me to be a Senior Vice President of BANC OF AMERICA COMMERCIAL MORTGAGE INC. and the Managing Director of BANK OF AMERICA, N.A., two of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       /s/:  Cheryl D. Faust
                                       --------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:


May 19, 2001

STATE OF MISSOURI       )
                        )  ss.:
COUNTY OF JACKSON       )


On the 25th day of September , 2000, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       /s/:  Jill Ann Palmer
                                       --------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:


June 16, 2002

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


On the 27th day of September , 2000, before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, known to me to be a Vice President of WELLS FARGO BANK MINNESOTA, N.A. which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       /s/:  Jack A. Aini
                                       --------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:


June 9, 2001

STATE OF CALIFORNIA     )
                        )     ss.:
COUNTY OF SAN FRANCISCO )


On the 22nd day of September , 2000, before me, a notary public in and for said State, personally appeared Henry J. Bieber, known to me to be a Senior Vice President of GMAC COMMERCIAL MORTGAGE CORPORATION, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       /s/:  Lisa L. Connolly
                                       --------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:


May 8, 2002

                                   EXHIBIT A-1
                         FORM OF CLASS A-1A CERTIFICATE

                         CLASS A-1A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
7.1090% per annum                              this  Certificate as of the Issue
                                               Date:
                                               $_________________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal  Balance  of  all
September 1, 2000                              the  Class A-1A  Certificates  as
                                               of the Issue Date:  $ 153,230,577
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of  principal
                                               due on or before such date (the
                                               "Initial Pool Balance"):
Master Servicer:                               $771,179,585
Midland Loan Services, Inc.
                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-1A-__                        CUSIP No. [_______________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-2
                         FORM OF CLASS A-2A CERTIFICATE

                         CLASS A-2A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date: $________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal Balance of all
September 1, 2000                              the Class A-2A Certificates as
                                               of the Issue Date:  $ 299,000,640
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-2A-__                        CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2A Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-3
                         FORM OF CLASS A-1B CERTIFICATE

                         CLASS A-1B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.8010%                                        this  Certificate as of the Issue
                                               Date:  $________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal  Balance  of  all
September 1, 2000                              the  Class A-1B  Certificates  as
                                               of the Issue Date:  $ 55,591,451
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-1B-__                        CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1B Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-4
                         FORM OF CLASS A-2B CERTIFICATE

                         CLASS A-2B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date: $________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal Balance of all
September 1, 2000                              the Class A-2B Certificates as
                                               of the Issue Date: $ 38,390,866
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-2B-__                        CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2B Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-5
                         FORM OF CLASS A-3B CERTIFICATE

                         CLASS A-3B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date: $_________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal Balance of all
September 1, 2000                              the Class A-3B Certificates as
                                               of the Issue Date:  $ 19,967,220
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. A-3B-1                         CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-3B Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-6
                           FORM OF CLASS X CERTIFICATE

                           CLASS X COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Notional Amount of
Variable                                       this Certificate as of the Issue
                                               Date: $__________________
Date of Amended and Restated Second Amended
and Restated Pooling and Servicing             Class Notional Amount of all the
Agreement:                                     Class X Certificates as of the
September 1, 2000                              Issue Date:  $ 771,179,585

Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. X-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-7
                           FORM OF CLASS B CERTIFICATE

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
Variable                                       this  Certificate as of the Issue
                                               Date: $__________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal Balance of all
September 1, 2000                              the Class B Certificates as of
                                               the Issue Date:  $ 40,999,766
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date: September 27, 2000                 principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. B-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-9
                           FORM OF CLASS C CERTIFICATE

                           CLASS C COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date: $__________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal Balance of all
September 1, 2000                              the Class C Certificates as of
                                               the Issue Date: $ 35,142,657
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. C-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                   EXHIBIT A-9
                           FORM OF CLASS D CERTIFICATE

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date: $___________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal Balance of all
September 1, 2000                              the Class D Certificates as of
                                               the Issue Date:  $ 11,714,219
Commencement Date:  September 1, 2000

Issue Date:  September 27, 2000                Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the
October 16, 2000                               Commencement Date, after
                                               deducting payments of principal
Master Servicer:                               due on or before such date (the
Midland Loan Services, Inc.                    "Initial Pool Balance"):
                                               $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. D-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-10
                           FORM OF CLASS E CERTIFICATE

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date: $_________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:                       Class Principal Balance of all
September 1, 2000                              the Class E Certificates as of
                                               the Issue Date:  $27,333,177
Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of principal
                                               due on or before  such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. E-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-11
                           FORM OF CLASS F CERTIFICATE

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date: $______________

Date of Second Amended and Restated Pooling    Class Principal Balance of all
and Servicing Agreement:                       the Class F Certificates as of
September 1, 2000                              the Issue Date: $11,714,219

Commencement Date:  September 1, 2000
                                               Approximate Aggregate unpaid
Issue Date:  September 27, 2000                principal balance of the
                                               Mortgage Pool as of the
First Distribution Date:                       Commencement Date, after
October 16, 2000                               deducting payments of  principal
                                               due on or before such date (the
Master Servicer:                               "Initial Pool Balance"):
Midland Loan Services, Inc.                    $771,179,585

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. F-__                           CUSIP No. [_______________]



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC. (SUCCESSOR IN INTEREST TO NATIONSLINK FUNDING CORPORATION), BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Second Amended and Restated Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-12
                           FORM OF CLASS G CERTIFICATE

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.85% per annum                                this Certificate as of the Issue
                                               Date: $____________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  September 1, 2000    Class Principal Balance of all
                                               the Class G Certificates as of
Commencement Date:  Setember 1, 2000           the Issue Date:  $11,714,219

Issue Date:  February 16, 2000                 Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Original
March 15, 2000                                 Cut-off Date, after deducting
                                               payments of principal due on or
Master Servicer:                               before such date (the "Initial
Midland Loan Services, Inc.                    Pool Balance"):  $780,947,924

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. G-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 16, 2000, AND BASED ON ITS ISSUE PRICE OF 72.81405%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR AS TO THE CONDUIT MORTGAGE LOANS AND 6% CPR AS TO THE PORTFOLIO MORTGAGE LOANS: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 27.22401111%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.51%; AND (III) THE AMOUNT OF OID FOR THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 16, 2000 TO MARCH 15,
2000) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, COMPUTED USING THE EXACT METHOD, IS APPROXIMATELY 0.11882632%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      ______This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A

         Certificate Balance of Definitive
         Certificates exchanged or transferred
         for, or issued in exchange for or upon
         transfer of, an interest in this Book-  Remaining Principal Amount  Notation
Date              Entry Certificate              of Book-Entry Certificate   Made By
-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-13
                           FORM OF CLASS H CERTIFICATE

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.85% per annum                                this Certificate as of the Issue
                                               Date: $_________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  September 1, 2000    Class Principal Balance of all
                                               the Class H Certificates as of
Commencement Date:  Setember 1, 2000           the Issue Date:  $19,523,698

Issue Date:  February 16, 2000                 Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Original
March 15, 2000                                 Cut-off Date, after deducting
                                               payments of principal due on or
Master Servicer:                               before such date (the "Initial
Midland Loan Services, Inc.                    Pool Balance"):  $780,947,924

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. H-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 16, 2000, AND BASED ON ITS ISSUE PRICE OF 70.59334%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR AS TO THE CONDUIT MORTGAGE LOANS AND 6% CPR AS TO THE PORTFOLIO MORTGAGE LOANS: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 29.44471111%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 11.99%; AND (III) THE AMOUNT OF OID FOR THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 16, 2000 TO MARCH 15,
2000) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, COMPUTED USING THE EXACT METHOD, IS APPROXIMATELY 0.12508533%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A

         Certificate Balance of Definitive
         Certificates exchanged or transferred
         for, or issued in exchange for or upon
         transfer of, an interest in this Book-  Remaining Principal Amount  Notation
Date              Entry Certificate              of Book-Entry Certificate   Made By
-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-14
                           FORM OF CLASS K CERTIFICATE

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.85% per annum                                this Certificate as of the Issue
                                               Date: $______________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  September 1, 2000    Class Principal Balance of all
                                               the Class K Certificates as of
Commencement Date:  September 1, 2000          the Issue Date: $3,904,740

Issue Date:  February 16, 2000                 Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Original
March 15, 2000                                 Cut-off Date, after deducting
                                               payments of principal due on or
Master Servicer:                               before such date (the "Initial
Midland Loan Services, Inc.                    Pool Balance"): $780,947,924

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. K-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON FEBRUARY 16, 2000, AND BASED ON ITS ISSUE PRICE OF 66.42204%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR AS TO THE CONDUIT MORTGAGE LOANS AND 6% CPR AS TO THE PORTFOLIO MORTGAGE LOANS: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 33.61601111%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.94%; AND (III) THE AMOUNT OF OID FOR THE SHORT FIRST ACCRUAL PERIOD (FEBRUARY 16, 2000 TO MARCH 15,
2000) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, COMPUTED USING THE EXACT METHOD, IS APPROXIMATELY 0.13524000.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      ______This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A

         Certificate Balance of Definitive
         Certificates exchanged or transferred
         for, or issued in exchange for or upon
         transfer of, an interest in this Book-  Remaining Principal Amount  Notation
Date              Entry Certificate              of Book-Entry Certificate   Made By
-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-15
                           FORM OF CLASS L CERTIFICATE

                           CLASS L COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date:  $_________________

Date of Second Amended and Restated Pooling
and Servicing Agreement:  Setember 1, 2000     Class Principal Balance of all
                                               the Class L Certificates as of
Commencement Date:  September 1, 2000          the Issue Date:  $15,618,958

Issue Date:  September 27, 2000                Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Original
January 17, 2000                               Cut-off Date, after deducting
                                               payments of principal due on or
Master Servicer:                               before such date (the "Initial
Midland Loan Services, Inc.                    Pool Balance"):  $780,947,924

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. L-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON SEPTEMBER 27, 2000, AND BASED ON ITS ISSUE PRICE OF 54.81733%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 6 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR AS TO THE CONDUIT MORTGAGE LOANS AND 6% CPR AS TO THE PORTFOLIO MORTGAGE LOANS: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 45.28266667%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.26%; AND (III) THE AMOUNT OF OID FOR THE SHORT FIRST ACCRUAL PERIOD (SEPTEMBER 27, 2000 TO JANUARY 15, 2000) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, COMPUTED USING THE EXACT METHOD, IS APPROXIMATELY 0.12055054%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A

         Certificate Balance of Definitive
         Certificates exchanged or transferred
         for, or issued in exchange for or upon
         transfer of, an interest in this Book-  Remaining Principal Amount  Notation
Date              Entry Certificate              of Book-Entry Certificate   Made By
-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-16
                           FORM OF CLASS M CERTIFICATE

                           CLASS M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date:  $________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  Setember 1, 2000     Class Principal Balance of all
                                               the Class M Certificates as of
Commencement Date:  September 1, 2000          the Issue Date:  $7,809,479

Issue Date:  September 27, 2000                Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Original
January 17, 2000                               Cut-off Date, after deducting
                                               payments of principal due on or
Master Servicer:                               before such date (the "Initial
Midland Loan Services, Inc.                    Pool Balance"):  $780,947,924

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. M-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON DECEMBER 21, 1999, AND BASED ON ITS ISSUE PRICE OF 48.07433%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 6 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR AS TO THE CONDUIT MORTGAGE LOANS AND 6% CPR AS TO THE PORTFOLIO MORTGAGE LOANS: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 52.02566667%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 15.55%; AND (III) THE AMOUNT OF OID FOR THE SHORT FIRST ACCRUAL PERIOD (DECEMBER 21, 1999 TO JANUARY 15, 2000) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, COMPUTED USING THE EXACT METHOD, IS APPROXIMATELY 0.09780767%. THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR
(II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A

         Certificate Balance of Definitive
         Certificates exchanged or transferred
         for, or issued in exchange for or upon
         transfer of, an interest in this Book-  Remaining Principal Amount  Notation
Date              Entry Certificate              of Book-Entry Certificate   Made By
-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-17
                           FORM OF CLASS N CERTIFICATE

                           CLASS N COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
Variable                                       this Certificate as of the Issue
                                               Date:  $________________
Date of Second Amended and Restated Pooling
and Servicing Agreement:  Setember 1, 2000     Class Principal Balance of all
                                               the Class N Certificates as of
Commencement Date:  September 1, 2000          the Issue Date:  $19,523,699

Issue Date:  December 21, 1999                 Approximate Aggregate unpaid
                                               principal balance of the
First Distribution Date:                       Mortgage Pool as of the Original
January 17, 2000                               Cut-off Date, after deducting
                                               payments of principal due on or
Master Servicer:                               before such date (the "Initial
Midland Loan Services, Inc.                    Pool Balance"): $780,947,924

                                               Trustee and REMIC Administrator:
Special Servicer:                              Wells Fargo Bank Minnesota, N.A.
GMAC Commercial Mortgage Corporation

Mortgage Loan Seller:
Bank of America, N.A.

Certificate No. N-__                           CUSIP No. [_______________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE IS ISSUED ON DECEMBER 21, 1999, AND BASED ON ITS ISSUE PRICE OF 26.89333%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 6 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF 0% CPR AS TO THE CONDUIT MORTGAGE LOANS AND 6% CPR AS TO THE PORTFOLIO MORTGAGE LOANS: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 73.20666667%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 24.70%; AND (III) THE AMOUNT OF OID FOR THE SHORT FIRST ACCRUAL PERIOD (DECEMBER 21, 1999 TO JANUARY 15, 2000) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, COMPUTED USING THE EXACT METHOD, IS APPROXIMATELY 0.04188154%.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA,
SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A

         Certificate Balance of Definitive
         Certificates exchanged or transferred
         for, or issued in exchange for or upon
         transfer of, an interest in this Book-  Remaining Principal Amount  Notation
Date              Entry Certificate              of Book-Entry Certificate   Made By
-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

-------  --------------------------------------  --------------------------  --------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-18
                          FORM OF CLASS R-I CERTIFICATE

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Second Amended and Restated Pooling
and Servicing Agreement:  Setember 1, 2000     Certificate No. R-I-___
                                               Percentage Interest evidenced by
Commencement Date:  September 1, 2000          this Certificate in the related
                                               Class:  ____%
Issue Date:  December 21, 1999
                                               Approximate Aggregate unpaid
First Distribution Date:                       principal balance of the
January 17, 2000                               Mortgage Pool as of the Original
                                               Cut-off Date, after deducting
Master Servicer:                               payments of principal due on or
Midland Loan Services, Inc.                    before such date (the "Initial
                                               Pool Balance"):  $780,947,924

Special Servicer:                              Trustee and REMIC Administrator:
GMAC Commercial Mortgage Corporation           Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Seller:
Bank of America, N.A.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-19
                         FORM OF CLASS R-II CERTIFICATE

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Second Amended and Restated Pooling   Certificate No. R-II - __
and Servicing Agreement:  Setember 1, 2000

Commencement Date:  September 1, 2000         Percentage Interest evidenced by
                                              this Certificate in the related
Issue Date:  December 21, 1999                Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
January 17, 2000                              principal balance of the
                                              Mortgage Pool as of the Original
Master Servicer:                              Cut-off Date, after deducting
Midland Loan Services, Inc.                   payments of principal due on or
                                              before such date (the "Initial
                                              Pool Balance"): $780,947,924

Special Servicer:
GMAC Commercial Mortgage Corporation          Trustee and REMIC Administrator:
                                              Wells Fargo Bank Minnesota, N.A.
Mortgage Loan Seller
Bank of America, N.A.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-20
                         FORM OF CLASS R-III CERTIFICATE

                         CLASS R-III COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Second Amended and Restated Pooling   Certificate No. R-III - __
and Servicing Agreement:  September 1, 2000

Commencement Date:  September 1, 2000         Percentage Interest evidenced by
                                              this Certificate in the related
Issue Date:  February 16, 2000                Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
March 15, 2000                                principal balance of the
                                              Mortgage Pool as of the Original
Master Servicer:                              Cut-off Date, after deducting
Midland Loan Services, Inc.                   payments of principal due on or
                                              before such date (the "Initial
                                              Pool Balance"):  $780,947,924
Special Servicer:
GMAC Commercial Mortgage Corporation          Trustee and REMIC Administrator:
                                              Wells Fargo Bank Minnesota, N.A.
Mortgage Loan Seller
Bank of America, N.A.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-21
                        FORM OF CLASS R-IIIU CERTIFICATE

                        CLASS R-IIIU COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Second Amended and Restated Pooling   Certificate No. R-IIIU-__
and Servicing Agreement:  September 1, 2000

Commencement Date:  September 1, 2000         Percentage Interest evidenced by
                                              this Certificate in the related
Issue Date:  September 27, 2000               Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
October 16, 2000                              principal balance of the
                                              Mortgage Pool as of the
Master Servicer:                              Commencement Date, after
Midland Loan Services, Inc.                   deducting payments of principal
                                              due on or before such date (the
                                              "Initial Pool Balance"):
                                              $771,179,585

Special Servicer:
GMAC Commercial Mortgage Corporation          Trustee and REMIC Administrator:
                                              Wells Fargo Bank Minnesota, N.A.
Mortgage Loan Seller
Bank of America, N.A.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-IIIU Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                  EXHIBIT A-22
                         FORM OF CLASS R-IV CERTIFICATE

                         CLASS R-IV COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2000-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Second Amended and Restated Pooling   Certificate No. R-IV-__
and Servicing Agreement:  September 1, 2000

Commencement Date:  September 1, 2000         Percentage Interest evidenced by
                                              this Certificate in the related
Issue Date:  September 27, 2000               Class:  _____%

First Distribution Date:                      Approximate Aggregate unpaid
October 16, 2000                              principal balance of the
                                              Mortgage Pool as of the
Master Servicer:                              Commencement Date, after
Midland Loan Services, Inc.                   deducting payments of principal
                                              due on or before such date (the
                                              "Initial Pool Balance"):
                                              $771,179,585

Special Servicer:
GMAC Commercial Mortgage Corporation          Trustee and REMIC Administrator:
                                              Wells Fargo Bank Minnesota, N.A.
Mortgage Loan Seller
Bank of America, N.A.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSLINK FUNDING CORPORATION, BANK OF AMERICA, N.A., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among NationsLink Funding Corporation, as Depositor, and the Mortgage Loan Seller, Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee

                                    By:_______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-IV Certificates referred to in the within-mentioned Agreement.

Dated:

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

Dated:
                                    _________________________________________
                                    Signature by or on behalf of Assignor

                                    _________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of ______________________________.


            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ________________________________, the assignee named above, or _________________________________________, as its agent.

                                    EXHIBIT B

                   FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank Minnesota, N.A.,
Wells Fargo Center, Sixth and Marquette
Minneapolis, Minnesota 55479-0113
Attn: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. 2000-1 MAC # N9303-121


Banc of America Commercial Mortgage Inc.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

     Re:  Transfer of Banc of America Commercial Mortgage Inc.,
          Commercial Mortgage Pass-Through Certificates, Series 2000-1

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Second Amended and Restated Pooling and Servicing Agreement dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, Bank of America, N.A., as Mortgage Loan Seller, Midland Loan Services, Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee on behalf of the holders of Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), Commercial Mortgage Pass-Through Certificates, Series 2000-1 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1.    Check one of the following:*

----------
* Purchaser must include one of the following two certifications.

            [_] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or
                  (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            [_] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:*

            [_] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            [_] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

            8. Please make all payments due on the Certificates:**

----------
* Each Purchaser must include one of the two alternative certifications.

** Only to be filled out by Purchasers of Definitive Certificates. Please select
(a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                  (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                        Bank:
                                    ____________________________________
                        ABA#:
                                    ____________________________________
                        Account #:
                                    ____________________________________
                        Attention:
                                    ____________________________________

                  (b)   by mailing a check or draft to the following address:


                                       Very truly yours,



                                       _______________________________________
                                                [The Purchaser]


                                       By:   _________________________________
                                             Name:
                                             Title:
Dated:

                                   EXHIBIT C-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                        PURSUANT TO SECTION 5.02(D)(I)(B)

STATE OF                )
                        )  participation.:

COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says that:

            1. He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation) Class R-[I], [II], [III], [IIIU] and [IV] Commercial Mortgage Pass-Through Certificates, Series 2000-1, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificates")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a "non-United States person". (For this purpose:
(i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non-United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulation ss.1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is
______________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 2000.

                                          [NAME OF TRANSFEREE]


                                          By:
                                             _______________________________
                                             [Name of Officer]
                                             [Title of Officer]

[Corporate Seal]


ATTEST:

____________________________
[Assistant] Secretary

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ___ day of ______________, 2000.


                                  NOTARY PUBLIC


COUNTY OF ____________
STATE OF _____________
My Commission expires the _________ day of _____________, 2000.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(D)(I)(D)

                                                __________________, 20___


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55745
Attn: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. 2000-1 MAC # N9303-121

            Re: Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), Commercial Mortgage Pass-Through Certificates, Series 2000-1, Class R-[I], [II] and [III], evidencing a __% percentage interest in the Class to which it belongs

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the "Transferee") of
the captioned Class R-[I], [II], [III], [IIIU] and [IV] Certificates (the "Residual Certificates"), pursuant to Section 5.02 of the Second Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2000, among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, Bank of America, N.A., as Mortgage Loan Seller, Midland Loan Services, Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,


                                          __________________________________
                                          (Transferor)


                                          By:
                                               _____________________________
                                               Name:
                                                    ________________________
                                               Title:
                                                     _______________________

                                    EXHIBIT D

                               REQUEST FOR RELEASE

                                                ____________________, 20___


Wells Fargo Bank Minnesota, N.A.
1015 10th Ave. S.E.
Minneapolis, MN 55414
Attn: Corporate Trust Services (CMBS) -Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2000-1

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Second Amended and Restated Pooling and Servicing Agreement dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, Bank of America, N.A., as Mortgage Loan Seller, Midland Loan Services, Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, and you, as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name:
                           ---------------------------------------------

            Address:
                    ----------------------------------------------------

            Loan No.:
                     ---------------------------------------------------

If only particular documents in the Mortgage File are requested, please specify which:

------------------------------------------------------------------------------

Reason for requesting file (or portion thereof):

      ______            1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

      ______            2.    The Mortgage Loan is being foreclosed.

      ______            3.    Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                              MIDLAND LOAN SERVICES, INC..


                              By:
                                   -------------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                          ------------------------------------

                                    EXHIBIT E

                            FORM OF REO STATUS REPORT

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                                           Operating Information Reflected As NOI______ or NCF________
------------------------------------------------------------------------------------------------------------------------------------
        P4                  P7                P13                P9                P10             P16 OR P17             L8

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                     SHORT NAME (WHEN
    PROPERTY ID        APPROPRIATE)      PROPERTY TYPE          CITY              STATE          SQ FT OR UNITS     PAID THRU DATE
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
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REO' s data reflected at the property level for relationships with more than one
(1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
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(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int -
Internal Value.
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
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------------------------------------------------------------------------------------------------------------------------------------
        P4                  P21                L37                L39                L38                                  L25


------------------------------------------------------------------------------------------------------------------------------------
                     (a)               (b)                 (c)                (d)                (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------------------------------
                                                             OTHER EXPENSE       TOTAL T & I
                      ALLOCATED LOAN   TOTAL P&I ADVANCES       ADVANCE            ADVANCE                          CURRENT MONTHLY
    PROPERTY ID           AMOUNT           OUTSTANDING        OUTSTANDING        OUTSTANDING      TOTAL EXPOSURE          P&I
------------------------------------------------------------------------------------------------------------------------------------
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
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        P4                 L11            P53 OR P74     P58 OR P72/P79 OR         P24                                   P25
                                                                P83

------------------------------------------------------------------------------------------------------------------------------------
                                                         (f)                                                      (g)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                APPRAISAL BPO OR      APPRAISAL
                                          LTM NOI/NCF                                            INTERNAL VALUE         BPO OR
    PROPERTY ID       MATURITY DATE          DATE        LTM DSCR (NOI/NCF)   VALUATION DATE       SOURCE (1)      INTERNAL VALUE
------------------------------------------------------------------------------------------------------------------------------------
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
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        P4                                     L35                L77               P28                P26


------------------------------------------------------------------------------------------------------------------------------------
                     (h)=(.90*g) - e
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    DATE ASSET
                       LOSS USING 90%    TOTAL APPRAISAL                      REO ACQUISITION     EXPECTED TO BE
    PROPERTY ID       APPR. OR BPO (F)  REDUCTION REALIZED   TRANSFER DATE          DATE             RESOLVED             COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
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

                                REO STATUS REPORT

------------------------  ------------------  ----------------  ------------  -------------  ----------------  ------------
     Prospectus ID          Property Name      Property Type       City          State       Sq Ft or Units     Paid Thru
                                                                                                                  Date
------------------------  ------------------  ----------------  ------------  -------------  ----------------  ------------


------------------------  --------------------  -----------------------  -----------------------  --------------------
     Prospectus ID         Ending Scheduled     Total P&I Advances to    Total Expenses to Date     Other Advances
                                Balance                  Date                                     (Taxes & Insurance)
------------------------  --------------------  -----------------------  -----------------------  --------------------


------------------------  -------------------  ----------------------  ----------------  --------------  ------------  -------------
     Prospectus ID          Total Exposure      Current Monthly P&I     Maturity Date    LTM NOI Date      LTM NOI       LTM DSCR

------------------------  -------------------  ----------------------  ----------------  --------------  ------------  -------------


------------------------  ---------------------  ------------------
     Prospectus ID         Cap Rate Assigned        Valuation/
                                  ***             Appraisal Date
------------------------  ---------------------  ------------------

                                REO STATUS REPORT

------------------------  ------------------  ----------------  ------------  --------------------  ------------------
Prospectus ID             Property Name       Property Type     City          Value using NOI &     Appraisal / BPO or
                                                                              Cap Rate              Internal Value
------------------------  ------------------  ----------------  ------------  --------------------  ------------------


------------------------  -----------------------  ----------------------  ---------------------  ------------------
Prospectus ID             Loss Using 92%           Estimated Recovery %    Total Appraisal        Special Servicing
                          Appraisal or BPO                                 Reduction Realized     Transfer Date
------------------------  -----------------------  ----------------------  ---------------------  ------------------


------------------------  ---------------------  ----------------------  ------------------------
Prospectus ID             REO Acquisition Date   Pending Resolution             Comments
                                                 Date
------------------------  ---------------------  ----------------------  ------------------------

                                    EXHIBIT F

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55479
Attn: Corporate Trust Services (CMBS) - Banc of America Commercial Mortgage Inc. 2000-1-MAC # N9303-121


Banc of America Commercial Mortgage Inc.
100 North Tryon Street
Charlotte, North Carolina  28255
Attention:

            Re: Transfer of Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), Commercial Mortgage Pass-Through Certificates, Series 2000-1

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), Commercial Mortgage Pass-Through Certificates, Series 2000-1, Class __ (the "Certificate") issued pursuant to that Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 2000 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as depositor (the "Depositor"), Bank of America, N.A., as mortgage loan seller, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (the "Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law (without regard to the identity or nature of the other Holders of Certificates of any Class), will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agents or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the Placement Agent, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.

                                       Very truly yours,


                                       _______________________________________
                                                [The Purchaser]


                                       By:   _________________________________
                                             Name:
                                             Title:

                                    EXHIBIT G

                   FORM OF INTERIM CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.,
   as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bank of America, N.A.,
  as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Midland Loan Services, Inc.,
210 W. 10th Street
Kansas City, MO 64108

            Re: Second Amended and Restated Pooling and Servicing Agreement dated as of September 1, 2000 (the "Agreement") among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, Bank of America, N.A., as Mortgage Loan Seller, Midland Loan Services, Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 2000-1

Ladies and Gentlemen:

            Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i) through (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the related Agreement.

                                    Respectfully,


                                    [Name]
                                    [Title]

cc: Robert W. Long, Esq., Assistant General Counsel, Bank of America Corporation

                                    EXHIBIT H

                      FORM OF FINAL CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.,
   as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bank of America, N.A.,
  as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Midland Loan Services, Inc.,
  as Master Servicer
210 W. 10th Street
Kansas City, MO 64108

            Re: Second Amended and Restated Pooling and Servicing Agreement dated as of September 1, 2000 (the "Agreement") among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, Bank of America, N.A., as Mortgage Loan Seller, Midland Loan Services, Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 2000-1

Ladies and Gentlemen:

            Pursuant to Section 2.02 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property,
(xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in Section 2.02 (b) and Section 2.02(c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct, and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the related Agreement.

                                    Respectfully,


                                    [Name]
                                    [Title]

cc: Robert W. Long, Esq., Assistant General Counsel, Bank of America Corporation

                                    EXHIBIT I

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
                      (inclds. Retail/Office/Whs/Mixed use)
                                 as of MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
------------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID
------------------------------------------------------------------------------------------------------------------------------------
  Current Scheduled Loan Balance
    /Paid to Date                                                                Current Allocated Loan Amount %
------------------------------------------------------------------------------------------------------------------------------------
  Property Name
------------------------------------------------------------------------------------------------------------------------------------
  Property Type
------------------------------------------------------------------------------------------------------------------------------------
  Property Address, City, State
------------------------------------------------------------------------------------------------------------------------------------
  Net Rentable SF/Units/Pads,Beds                                 USE SECOND BOX TO SPECIFY SQ FT.,UNITS...
------------------------------------------------------------------------------------------------------------------------------------
  Year Built/Year Renovated
------------------------------------------------------------------------------------------------------------------------------------
  Cap Ex Reserve (annually)/per                                   SPECIFY ANNUAL/PER UNIT...
     Unit.etc. (1)
------------------------------------------------------------------------------------------------------------------------------------
  Year of Operations                UNDERWRITING      MM/DD/YY       MM/DD/YY       MM/DD/YY        MM/DD/YY
------------------------------------------------------------------------------------------------------------------------------------
  Occupancy Rate (physical)
------------------------------------------------------------------------------------------------------------------------------------
  Occupancy Date
------------------------------------------------------------------------------------------------------------------------------------
  Average Rental Rate
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   (1) TOTAL $ AMOUNT OF CAPITAL RESERVES REQUIRED ANNUALLY BY LOAN DOCUMENTS.
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
INCOME:
------------------------------------------------------------------------------------------------------------------------------------
  Number of Mos. Covered                                                                                  (prcdng yr  (prcdng yr to
                                                                                                           to base)    2nd prcdng)
------------------------------------------------------------------------------------------------------------------------------------
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING  PRECEDING YR.  TTM/YTD (2)   YYYY-U/W     YYYY-YYYY
------------------------------------------------------------------------------------------------------------------------------------
  Statement Classification(yr)      BASE LINE                                  (FM NOI ADJ    AS OF / /    VARIANCE      VARIANCE
                                                                                 SHEET)
------------------------------------------------------------------------------------------------------------------------------------
  Gross Potential Rent (3)
------------------------------------------------------------------------------------------------------------------------------------
    LESS: VACANCY/COLLECTION LOSS

------------------------------------------------------------------------------------------------------------------------------------
              OR
------------------------------------------------------------------------------------------------------------------------------------
  Base Rent (3)
------------------------------------------------------------------------------------------------------------------------------------
  Laundry/Vending Income
------------------------------------------------------------------------------------------------------------------------------------
  Parking Income
------------------------------------------------------------------------------------------------------------------------------------
  Other Income
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
------------------------------------------------------------------------------------------------------------------------------------
                                  (2) SERVICER WILL NOT BE EXPECTED TO "NORMALIZE" THESE YTD/TTM NUMBERS.
------------------------------------------------------------------------------------------------------------------------------------
                                  (3) USE EITHER GROSS POTENTIAL (WITH VACANCY/COLLECTION LOSS) OR BASE RENTS;
                                  USE NEGATIVE $AMT FOR VACANCY/COLLECTION LOSS
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
------------------------------------------------------------------------------------------------------------------------------------
  Real Estate Taxes
------------------------------------------------------------------------------------------------------------------------------------
  Property Insurance
------------------------------------------------------------------------------------------------------------------------------------
  Utilities
------------------------------------------------------------------------------------------------------------------------------------
  Repairs and Maintenance
------------------------------------------------------------------------------------------------------------------------------------
  Management Fees
------------------------------------------------------------------------------------------------------------------------------------
  Payroll & Benefits
------------------------------------------------------------------------------------------------------------------------------------
  Advertising & Marketing
------------------------------------------------------------------------------------------------------------------------------------
  Professional Fees
------------------------------------------------------------------------------------------------------------------------------------
  General and Administrative
------------------------------------------------------------------------------------------------------------------------------------
  Other Expenses
------------------------------------------------------------------------------------------------------------------------------------
  Ground Rent
------------------------------------------------------------------------------------------------------------------------------------
*TOTAL OPERATING EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*NET OPERATING INCOME
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
  Extraordinary Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*NET CASH FLOW
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 DEBT SERVICE (PER SERVICER)
------------------------------------------------------------------------------------------------------------------------------------
*NET CASH FLOW AFTER DEBT SERVICE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*DSCR: (NOI/DEBT SERVICE)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*DSCR: (NCF/DEBT SERVICE)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
                                      (IE. OPERATING STATEMENTS, FINANCIAL STATEMENTS, TAX RETURN, OTHER)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: YEARS ABOVE WILL ROLL, ALWAYS SHOWING A 3YR SEQUENTIAL HISTORY. COMMENTS FROM THE MOST RECENT NOI ADJUSTMENT
WORKSHEET SHOULD BE CARRIED FORWARD TO OPERATING STATEMENT ANALYSIS REPORT. YEAR-OVER-YEAR VARIANCES (EITHER HIGHER OR LOWER) MUST
BE EXPLAINED AND NOTED FOR THE FOLLOWING: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.
------------------------------------------------------------------------------------------------------------------------------------
INCOME COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EXPENSE COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CAPITAL ITEMS COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic file.
------------------------------------------------------------------------------------------------------------------------------------

                 MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT
                           (INCLDS. MOBILE HOME PARKS)
                                 as of MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
------------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID
------------------------------------------------------------------------------------------------------------------------------------
  Current Scheduled Loan Balance
    /Paid to Date                                                                Current Allocated Loan Amount %
------------------------------------------------------------------------------------------------------------------------------------
  Property Name
------------------------------------------------------------------------------------------------------------------------------------
  Property Type
------------------------------------------------------------------------------------------------------------------------------------
  Property Address, City, State
------------------------------------------------------------------------------------------------------------------------------------
  Net Rentable SF/Units/Pads,Beds                                 USE SECOND BOX TO SPECIFY SQ FT.,UNITS...
------------------------------------------------------------------------------------------------------------------------------------
  Year Built/Year Renovated
------------------------------------------------------------------------------------------------------------------------------------
  Cap Ex Reserve (annually)/per                                   SPECIFY ANNUAL/PER UNIT...
     Unit.etc. (1)
------------------------------------------------------------------------------------------------------------------------------------
  Year of Operations                UNDERWRITING      MM/DD/YY       MM/DD/YY       MM/DD/YY        MM/DD/YY
------------------------------------------------------------------------------------------------------------------------------------
  Occupancy Rate (physical)
------------------------------------------------------------------------------------------------------------------------------------
  Occupancy Date
------------------------------------------------------------------------------------------------------------------------------------
  Average Rental Rate
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   (1) TOTAL $ AMOUNT OF CAPITAL RESERVES REQUIRED ANNUALLY BY LOAN DOCUMENTS.
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
INCOME:
------------------------------------------------------------------------------------------------------------------------------------
  Number of Mos. Covered                                                                                  (prcdng yr  (prcdng yr to
                                                                                                           to base)    2nd prcdng)
------------------------------------------------------------------------------------------------------------------------------------
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING  PRECEDING YR.  TTM/YTD (2)   YYYY-U/W     YYYY-YYYY
------------------------------------------------------------------------------------------------------------------------------------
  Statement Classification(yr)      BASE LINE                                  (FM NOI ADJ    AS OF / /    VARIANCE      VARIANCE
                                                                                 SHEET)
------------------------------------------------------------------------------------------------------------------------------------
  Gross Potential Rent (3)
------------------------------------------------------------------------------------------------------------------------------------
    LESS: VACANCY/COLLECTION LOSS

------------------------------------------------------------------------------------------------------------------------------------
              OR
------------------------------------------------------------------------------------------------------------------------------------
  Base Rent (3)
------------------------------------------------------------------------------------------------------------------------------------
  Laundry/Vending Income
------------------------------------------------------------------------------------------------------------------------------------
  Parking Income
------------------------------------------------------------------------------------------------------------------------------------
  Other Income
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
------------------------------------------------------------------------------------------------------------------------------------
                                  (2) SERVICER WILL NOT BE EXPECTED TO "NORMALIZE" THESE YTD/TTM NUMBERS.
------------------------------------------------------------------------------------------------------------------------------------
                                  (3) USE EITHER GROSS POTENTIAL (WITH VACANCY/COLLECTION LOSS) OR BASE RENTS;
                                  USE NEGATIVE $AMT FOR VACANCY/COLLECTION LOSS
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
------------------------------------------------------------------------------------------------------------------------------------
  Real Estate Taxes
------------------------------------------------------------------------------------------------------------------------------------
  Property Insurance
------------------------------------------------------------------------------------------------------------------------------------
  Utilities
------------------------------------------------------------------------------------------------------------------------------------
  Repairs and Maintenance
------------------------------------------------------------------------------------------------------------------------------------
  Management Fees
------------------------------------------------------------------------------------------------------------------------------------
  Payroll & Benefits
------------------------------------------------------------------------------------------------------------------------------------
  Advertising & Marketing
------------------------------------------------------------------------------------------------------------------------------------
  Professional Fees
------------------------------------------------------------------------------------------------------------------------------------
  General and Administrative
------------------------------------------------------------------------------------------------------------------------------------
  Other Expenses
------------------------------------------------------------------------------------------------------------------------------------
  Ground Rent
------------------------------------------------------------------------------------------------------------------------------------
*TOTAL OPERATING EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*NET OPERATING INCOME
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
  Extraordinary Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*NET CASH FLOW
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 DEBT SERVICE (PER SERVICER)
------------------------------------------------------------------------------------------------------------------------------------
*NET CASH FLOW AFTER DEBT SERVICE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*DSCR: (NOI/DEBT SERVICE)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*DSCR: (NCF/DEBT SERVICE)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
                                      (IE. OPERATING STATEMENTS, FINANCIAL STATEMENTS, TAX RETURN, OTHER)
------------------------------------------------------------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: YEARS ABOVE WILL ROLL, ALWAYS SHOWING A 3YR SEQUENTIAL HISTORY. COMMENTS FROM THE MOST RECENT NOI ADJUSTMENT
WORKSHEET SHOULD BE CARRIED FORWARD TO OPERATING STATEMENT ANALYSIS REPORT. YEAR-OVER-YEAR VARIANCES (EITHER HIGHER OR LOWER) MUST
BE EXPLAINED AND NOTED FOR THE FOLLOWING: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.
------------------------------------------------------------------------------------------------------------------------------------
INCOME COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EXPENSE COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CAPITAL ITEMS COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic file.
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT J

                        CMSA Standard Information Package
                               SERVICER WATCH LIST
                              as of ______________
                               (Loan Level Report)

------------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI______ or NCF________
------------------------------------------------------------------------------------------------------------------------------------

         S4                 S55             S61          S57          S58           L7              L8        L11        L56/L93
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        PRECEDING
     PROSPECTUS        SHORT NAME         PROPERTY                               SCHEDULED      PAID THRU   MATURITY    FISCAL YR
      LOAN ID      (WHEN APPROPRIATE)       TYPE         CITY        STATE      LOAN BALANCE      DATE        DATE     DSCR NOI/NCF
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list in descending balance order.
------------------------------------------------------------------------------------------------------------------------------------
Comment section should include reason and other pertinent information.
------------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                                                          $
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

         S4              L70/L97
----------------------------------------------------------------------

----------------------------------------------------------------------

     PROSPECTUS      MOST RECENT DSCR
      LOAN ID            NOI/NCF         COMMENT / ACTION TO BE TAKEN
----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------
Total:
----------------------------------------------------------------------

                                    EXHIBIT K

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
             (INCLDS. RETAIL/OFFICE/IND/WHS/MIXED USE/SELF STORAGE)
                                 as of MM/DD/YY

===================================================================================================================================
 PROPERTY OVERVIEW
                                                ------------------
     PROSPECTUS ID
                                                ------------------          ---------------         ---------------
      Current Scheduled Loan Balance/Paid to                                                                       Current Allocated
      Date                                                                                                         Loan Amount %
                                                -------------------------------------------------------------------
      Property Name
                                                -------------------------------------------------------------------
      Property Type
                                                -------------------------------------------------------------------
      Property Address, City, State
                                                -------------------------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                                      USE SECOND BOX TO SPECIFY SQFT.,UNITS...
                                                ------------------          ---------------
      Year Built/Year Renovated
                                                ------------------          ---------------
      Cap Ex Reserve (annually)/per Unit.etc. (1)                                          SPECIFY ANNUAL/PER UNIT...
                                                ------------------          ---------------
      Year of Operations
                                                ------------------
      Occupancy Rate (physical)
                                                ------------------
      Occupancy Date
                                                ------------------
      Average Rental Rate
                                                ------------------

                                                (1) TOTAL $ AMOUNT OF CAPITAL RESERVES REQUIRED ANNUALLY BY LOAN DOCUMENTS, EXCL.
                                                    LEASING COMMISSION AND TI'S
===================================================================================================================================
 INCOME:                                             YYYY                                                            NOTES
                                               ------------------           ---------------         ---------------
                                                   BORROWER                   ADJUSTMENT              NORMALIZED
     Statement Classification                       ACTUAL
                                               ------------------           ---------------         ---------------
     Gross Potential Rent (2)
                                               ------------------           ---------------         ---------------
        LESS: VACANCY/COLLECTION LOSS
                                               --------------------------------------------------------------------
                     OR
                                               --------------------------------------------------------------------
     Base Rent (2)
                                               ------------------           ---------------         ---------------
     Expense Reimbursement
                                               ------------------           ---------------         ---------------
     Percentage Rent
                                               ------------------           ---------------         ---------------
     Other Income/Parking Income
                                               ------------------           ---------------         ---------------
 EFFECTIVE GROSS INCOME
                                               ------------------           ---------------         ---------------
                                               (2) USE EITHER GROSS POTENTIAL (WITH VACANCY/COLLECTION LOSS) OR BASE RENTS;
                                                   USE NEGATIVE $ AMT FOR VACANCY/COLLECTION LOSS
 OPERATING EXPENSES:
                                               ------------------           ---------------         ---------------
     Real Estate Taxes
                                               ------------------           ---------------         ---------------
     Property Insurance
                                               ------------------           ---------------         ---------------
     Utilities
                                               ------------------           ---------------         ---------------
     Repairs and Maintenance
                                               ------------------           ---------------         ---------------
     Janitorial
                                               ------------------           ---------------         ---------------
     Management Fees
                                               ------------------           ---------------         ---------------
     Payroll & Benefits Expense
                                               ------------------           ---------------         ---------------
     Advertising & Marketing
                                               ------------------           ---------------         ---------------
     Professional Fees
                                               ------------------           ---------------         ---------------
     General and Administrative
                                               ------------------           ---------------         ---------------
     Other Expenses                                                                                                FOR SELF-STORAGE
                                                                                                                   INCLUDE FRANCHISE
                                                                                                                   FEES
                                               ------------------           ---------------         ---------------
     Ground Rent
                                               ------------------           ---------------         ---------------
  TOTAL OPERATING EXPENSES
                                               ------------------                                   ---------------
  OPERATING EXPENSE RATIO
                                               ------------------                                   ---------------
  NET OPERATING INCOME
                                               ------------------                                   ---------------
     Leasing Commissions (3)
                                               ------------------           ---------------         ---------------
     Tenant Improvements (3)
                                               ------------------           ---------------         ---------------
     Capital Expenditures
                                               ------------------           ---------------         ---------------
     Extraordinary Capital Expenditures
                                               ------------------           ---------------         ---------------
  TOTAL CAPITAL ITEMS
                                               ------------------           ---------------         ---------------
                                               (3) ACTUAL CURRENT YR, BUT NORMALIZE FOR ANNUAL IF POSSIBLE VIA CONTRACTUAL,
                                                   U/W OR OTHER DATA
                                               ------------------                                   ---------------
  NET CASH FLOW
                                               ------------------                                   ---------------
  DEBT SERVICE (PER SERVICER)
                                               ------------------                                   ---------------
  NET CASH FLOW AFTER DEBT SERVICE
                                               ------------------                                   ---------------
  DSCR: (NOI/DEBT SERVICE)
                                               ------------------                                   ---------------
  DSCR: (NCF/DEBT SERVICE)
                                               --------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                               --------------------------------------------------------------------
                                               (I.E.. OPERATING STATEMENTS, FINANCIAL STATEMENTS, TAX RETURN, OTHER)
===================================================================================================================================

NOTES AND ASSUMPTIONS: THIS REPORT SHOULD BE COMPLETED ANNUALLY FOR "NORMALIZATION" OF BORROWER'S NUMBERS. METHODOLOGY USED IS PER
MBA/CMSA STANDARD METHODOLOGY UNLESS OTHERWISE NOTED. THE "NORMALIZED" COLUMN AND CORRESPONDING COMMENTS SHOULD ROLL THROUGH TO THE
OPERATING STATEMENT ANALYSIS REPORT

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

                      MULTIFAMILY NOI ADJUSTMENT WORKSHEET
                           (INCLDS.MOBILE HOME PARKS)
                                 AS OF MM/DD/YY

===================================================================================================================================
 PROPERTY OVERVIEW
                                                ------------------
     PROSPECTUS ID
                                                ------------------          ---------------         ---------------
      Current Scheduled Loan Balance/Paid to                                                                       Current Allocated
      Date                                                                                                         Loan Amount %
                                                -------------------------------------------------------------------
      Property Name
                                                -------------------------------------------------------------------
      Property Type
                                                -------------------------------------------------------------------
      Property Address, City, State
                                                -------------------------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                                      USE SECOND BOX TO SPECIFY SQFT.,UNITS...
                                                ------------------          ---------------
      Year Built/Year Renovated
                                                ------------------          ---------------
      Cap Ex Reserve (annually)/per Unit.etc. (1)                                          SPECIFY ANNUAL/PER UNIT...
                                                ------------------          ---------------
      Year of Operations
                                                ------------------
      Occupancy Rate (physical)
                                                ------------------
      Occupancy Date
                                                ------------------
      Average Rental Rate
                                                ------------------

                                                (1) TOTAL $ AMOUNT OF CAPITAL RESERVES REQUIRED ANNUALLY BY LOAN DOCUMENTS.
===================================================================================================================================
 INCOME:                                             YYYY                                                            NOTES
                                               ------------------           ---------------         ---------------
                                                   BORROWER                   ADJUSTMENT              NORMALIZED
     Statement Classification                       ACTUAL
                                               ------------------           ---------------         ---------------
     Gross Potential Rent (2)                                                                                      Include Pad
                                                                                                                   /RV Rent
                                               ------------------           ---------------         ---------------
        LESS: VACANCY/COLLECTION LOSS
                                               --------------------------------------------------------------------
                     OR
                                               --------------------------------------------------------------------
     Base Rent (2)
                                               ------------------           ---------------         ---------------
     Laundry/Vending Income
                                               ------------------           ---------------         ---------------
     Parking Income
                                               ------------------           ---------------         ---------------
     Other Income                                                                                                  Include forfeited
                                                                                                                   security/late
                                                                                                                   fees/pet
                                               ------------------           ---------------         ---------------
 EFFECTIVE GROSS INCOME
                                               ------------------           ---------------         ---------------
                                               (2) USE EITHER GROSS POTENTIAL (WITH VACANCY/COLLECTION LOSS) OR BASE RENTS;
                                                   USE NEGATIVE $ AMT FOR VACANCY/COLLECTION LOSS
 OPERATING EXPENSES:
                                               ------------------           ---------------         ---------------
     Real Estate Taxes
                                               ------------------           ---------------         ---------------
     Property Insurance
                                               ------------------           ---------------         ---------------
     Utilities
                                               ------------------           ---------------         ---------------
     Repairs and Maintenance
                                               ------------------           ---------------         ---------------
     Management Fees
                                               ------------------           ---------------         ---------------
     Payroll & Benefits Expense
                                               ------------------           ---------------         ---------------
     Advertising & Marketing
                                               ------------------           ---------------         ---------------
     Professional Fees
                                               ------------------           ---------------         ---------------
     General and Administrative
                                               ------------------           ---------------         ---------------
     Other Expenses
                                               ------------------           ---------------         ---------------
     Ground Rent
                                               ------------------           ---------------         ---------------
  TOTAL OPERATING EXPENSES
                                               ------------------                                   ---------------
  OPERATING EXPENSE RATIO
                                               ------------------                                   ---------------
  NET OPERATING INCOME
                                               ------------------                                   ---------------
     Capital Expenditures
                                               ------------------           ---------------         ---------------
     Extraordinary Capital Expenditures
                                               ------------------           ---------------         ---------------
  TOTAL CAPITAL ITEMS
                                               ------------------           ---------------         ---------------
  NET CASH FLOW
                                               ------------------                                   ---------------
  DEBT SERVICE (PER SERVICER)
                                               ------------------                                   ---------------
  NET CASH FLOW AFTER DEBT SERVICE
                                               ------------------                                   ---------------
  DSCR: (NOI/DEBT SERVICE)
                                               ------------------                                   ---------------
  DSCR: (NCF/DEBT SERVICE)
                                               --------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
                                               --------------------------------------------------------------------
                                               (I.E.. OPERATING STATEMENTS, FINANCIAL STATEMENTS, TAX RETURN, OTHER)
===================================================================================================================================

NOTES AND ASSUMPTIONS: THIS REPORT SHOULD BE COMPLETED ANNUALLY FOR "NORMALIZATION" OF BORROWER'S NUMBERS. METHODOLOGY USED IS PER
MBA/CMSA STANDARD METHODOLOGY UNLESS OTHERWISE NOTED. THE "NORMALIZED" COLUMN AND CORRESPONDING COMMENTS SHOULD ROLL THROUGH TO THE
OPERATING STATEMENT ANALYSIS REPORT

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT L

                         ENVIRONMENTAL INSURANCE POLICY


SECURITIZATION COLLATERAL PROTECTION AND                      [LOGO HERE]
ENVIRONMENTAL LIABILITY INSURANCE                                  Z
DECLARATIONS CLAIMS MADE AND REPORTED COVERAGE                   ZURICH

                           STEADFAST INSURANCE COMPANY
                                 Dover, Delaware
                   Administrative Offices - 1400 American Lane
                         Schaumburg, Illinois 60196-1056

POLICY
NUMBER:     PLC 3568240-00               RENEWAL OF:  N/A

ITEM 1.     NAMED INSURED(S):       BANK OF AMERICA SECURITIES, LLC
            ADDRESS:                100 North Tryon Street
                                    Charlotte, North Carolina 28255

ITEM 2.     "POLICY PERIOD":        EFFECTIVE DATE:  December 15, 1999
                                    12:01 A.M. Local time at the address shown in Item 1.

            "Policy period" means the period for which coverage is provided by the Company to the "insured" under the terms and conditions of this policy. For each "covered location" the "policy period" shall begin on the effective date of the policy set out in the Declarations and end: (1) for Coverage A - the earlier of one (1) year after the maturity date, as extended, of a loan evidenced by a "mortgage agreement" or the date on which a loan evidenced by a "mortgage agreement is sold or transferred such that such loan is no longer part of the pool of loans held by the "insured" pursuant to the "PSA"; and (2) for Coverages B, C and D two (2) years from the date on which all the certificates are fully paid (or provisions are made for payment) as defined in the "PSA".

ITEM 3.     LIMITS OF LIABILITY:

            Coverage A           $10,000,000  "Outstanding loan balance" and
                                              "Extra expenses"

            Coverage B, C and D: $10,000,000  Each Claim

                                 $36,000,000  Total for all Claims under
                                              Coverage A, B, C and/or D

            Deductible:          $ 0

ITEM 4.     COVERED LOCATION(S):

            See "covered locations" endorsement to the policy and includes "covered locations" subsequently owned by the "insured" or its assignees or designees, whether by virtue of the foreclosure of the "insured's" lien, by way of deed in lieu of foreclosure or such other transfer of title or interest calculated to allow the "insured" the opportunity to recover upon debt evidenced by a "mortgage agreement" and secured, in whole or in part, by such "covered location".

ITEM 5.     AGREEMENT:

            NATIONSLINK FUNDING CORPORATION, Depositor, BANK OF AMERICA, N.A., Mortgage Loan Seller, ORIX REAL ESTATE CAPITAL MARKETS, LLC, Master Servicer and Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Trustee and REMIC Administrator, Series 1999-2 and dated August 1, 1999.

ITEM 6. FORMS AND ENDORSEMENTS: Estimated Cleanup Costs Protocol Endorsement Covered Location(s) Endorsement
Broad Form Nuclear energy Liability Exclusion

ITEM 7.     POLICY PREMIUM:   $1,700.00 per covered location; $83,300 total

ITEM 8.     ERP PREMIUM:      100% of policy premium per "covered location".

ITEM 9.     BROKER:     ENVIRONMENTAL WARRANTY
90 FARMINGTON AVENUE
WEST HARTFORD, CT 06107





Signed by: /s/
           ----------------------------                     -------------------
           Authorized Representative                        Date

Copyright(C)1999 by Zurich Insurance Company          STF-ENVL-D-737-A CW (8/99)
                                     2 of 2
All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic or mechanical, including, photocopying, taping or information storage and retrieval systems - without permission of the Zurich Insurance Company.

ENDORSEMENT NO. 1

                                                         [INSERT LOGO]
COVERED LOCATION(S)                                            Z
                                                             ZURICH

-----------------------------------------------------------------------------------------------
  Policy No.    Eff. Date   Exp. Date of   Eff. Date     Producer    Add'l Prem.  Return Prem.
                 of Pol.        Pol.        of End.
-----------------------------------------------------------------------------------------------
PLC 3568240-00  12/15/1999   12/15/2000    12/15/1999    09561000        N/A          N/A
-----------------------------------------------------------------------------------------------

NAMED INSURED AND MAILING ADDRESS:  PRODUCER:

BANK OF AMERICA SECURITIES, LLC     Environmental Warranty 100
NORTH TRYON STREET 90               Farmington Avenue
CHARLOTTE, NORTH CAROLINA 28255     West Hartford, Connecticut 06107

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECURITIZATION COLLATERAL PROTECTION AND ENVIRONMENTAL LIABILITY INSURANCE POLICY - CLAIMS MADE AND REPORTED COVERAGE

In consideration of the payment of premium and the Deductible by the "named insured" and in reliance upon the statements in the Application made a part hereof, we agree with the "named insured", subject to all the terms, exclusions and conditions of the policy that the Declarations shall be amended to include the following "covered location(s)":

------------------------------------------------------------------------------------------------------------------------------------
NUMBER   LOAN #    NAME                                    ADDRESS                                CITY                 COUNTY
------------------------------------------------------------------------------------------------------------------------------------
1        1201524   Plaza Bel Air                           4751 East Sunrise Drive                Tucson               Pima
------------------------------------------------------------------------------------------------------------------------------------
2        1202613   Koretoff Industrial Complex             15960-15983 Downey Avenue              Paramount            Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
3        1795152   Mill Creek Clinic                       15808 Mill Creek Boulevard             Mill Creek           Snohomish
------------------------------------------------------------------------------------------------------------------------------------
4        2006195   Comp USA & Mens Warehouse               6400 Owensmouth Avenue                 Woodland Hills       Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
5        2006617   Kingswood Gardens Apartments            540 South Winery Avenue                Fresno               Fresno
------------------------------------------------------------------------------------------------------------------------------------
6        2006963   Rancho Del Oro Commerce Ctr II          4055-4065 Oceanside Blvd.              Oceanside            San Diego
------------------------------------------------------------------------------------------------------------------------------------
7        2021590   Almond Orchard Shopping Center          11753 Fair Oaks Boulevard              Citrus Heights       Sacramento
------------------------------------------------------------------------------------------------------------------------------------
8        2021665   Pacifica Plaza                          6101 Centinela Avenue                  Culver City          Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
9        2021699   Olivewood Shopping Center               1200-1390 West Olive Avenue            Merced               Merced
------------------------------------------------------------------------------------------------------------------------------------
10       2088714   Best Western Stovall's Inn              1110 West Katella Avenue               Anaheim              Orange
------------------------------------------------------------------------------------------------------------------------------------
11       2092138   Brookhurst Shopping Center              614-658 South Brookhurst Street        Anaheim              Orange
------------------------------------------------------------------------------------------------------------------------------------
12       3007531   Arrow Business Center                   402-446 W. Arrow Highway               San Dimas            Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
13       3009552   Ashton Park Apartments                  4441 South Escondido Road              Las Vegas            Clark
------------------------------------------------------------------------------------------------------------------------------------
14       3012895   Orchard Supply Hardware                 300 Foresta Boulevard                  San Leandro          Alameda
------------------------------------------------------------------------------------------------------------------------------------
15       3012945   Golf Course Square Apartments           1082 Golf Course Drive                 Rohnert Park         Sonoma
------------------------------------------------------------------------------------------------------------------------------------
16       3012952   Woodgate Oaks Apartments                290 Harvest Lane                       Santa Rosa           Sonoma
------------------------------------------------------------------------------------------------------------------------------------
17       3016946   Park Brighton Apartments                1229 Brighton Avenue                   Modesto              Stanislaus
------------------------------------------------------------------------------------------------------------------------------------
18       3018165   Venetian Gardens Shopping Center        1401-1465 West March Lane              Stockton             San Joaquin
------------------------------------------------------------------------------------------------------------------------------------
19       3018223   2739-2741 Taylor                        2739-2741 Taylor &                     San Francisco        San Francisco
                   211-229 Jefferson                       211-229 Jefferson
------------------------------------------------------------------------------------------------------------------------------------
20       3018256   Gateway Crossing Entertainment Complex  1919 Verdugo Boulevard                 La Canada Flintridge Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
21       3018413   Apple Apartments                        764 East Twain Avenue                  Las Vegas            Clark
------------------------------------------------------------------------------------------------------------------------------------
22       3020062   Villeurbanne Apartments                 2821 Lou Ann Drive                     Modesto              Stanislaus
------------------------------------------------------------------------------------------------------------------------------------
23       3021391   Int'l Aviation Air Cargo Term.          5975 & 6075 South Spencer Street       Las Vegas            Clark
------------------------------------------------------------------------------------------------------------------------------------
24       3022381   Metrocom Building                       980 University                         Los Gatos            Santa Clara
------------------------------------------------------------------------------------------------------------------------------------
25       3024965   75 Willow Road                          75 Willow Road                         Menlo Park           San Mateo
------------------------------------------------------------------------------------------------------------------------------------
26       3027125   2132-2154 Center Street                 2132-2154 Center Street                Berkeley             Alameda
------------------------------------------------------------------------------------------------------------------------------------
27       3028172   South Point Plaza                       2700 West Baseline Road                Tempe                Maricopa
------------------------------------------------------------------------------------------------------------------------------------
28       3032166   Rosewood Park Retirement                2405 SW 234th Ave                      Hillsboro            Washington
------------------------------------------------------------------------------------------------------------------------------------
29       3032679   First Place Apartments                  13008 NE 199th Street                  Battle Ground        Clark
------------------------------------------------------------------------------------------------------------------------------------
30       3032737   Sherlock Building                       320 SW Oak Street                      Portland             Multnomah
------------------------------------------------------------------------------------------------------------------------------------
31       3032893   SRC Vision Building                     2067 Commerce Drive                    Medford              Jackson
------------------------------------------------------------------------------------------------------------------------------------
32       3041985   The Voyager Hotel                       501 K Street                           Anchorage            NAP
------------------------------------------------------------------------------------------------------------------------------------
33       3045150   Bancroft Center                         2546-2580 Bancroft Way                 Berkeley             Alameda
------------------------------------------------------------------------------------------------------------------------------------
34       3048386   Harbor/91 Freeway Shopping Center       1604-1620 South Harbor Blvd.           Fullerton            Orange
------------------------------------------------------------------------------------------------------------------------------------
35       3054319   Silver Lake Medical Building            1920 100th ST SE                       Everett              Snohomish
------------------------------------------------------------------------------------------------------------------------------------
36       3056355   Worthington Ford of Alaska              1950 Gambell Street                    Anchorage            NAP
------------------------------------------------------------------------------------------------------------------------------------
37       3057650   Moss Bay Self Storage                   333 5th Place South                    Kirkland             King
------------------------------------------------------------------------------------------------------------------------------------
38       3059565   The Meadows Mobile Home Park            12493 State Highway 75                 Ketchum              Blaine
------------------------------------------------------------------------------------------------------------------------------------
39       3101680   South Lake Center                       NEC of Interstate 5 and Lower          Tualatin             Washington
                                                           Boones Ferry Road
------------------------------------------------------------------------------------------------------------------------------------
40       3101847   Allen Business Park                     6110-6190 Southwest Arctic Dr., et al. Beaverton            Washington
------------------------------------------------------------------------------------------------------------------------------------
41       3102092   Alder Creek Apartments                  11716 NE 49th                          Vancouver            Clark
------------------------------------------------------------------------------------------------------------------------------------
42       3102464   Columbia Vista Manufactured Home Park   839 Livingston Place                   Troutdale            Multnomah
------------------------------------------------------------------------------------------------------------------------------------
43       3103140   Gallery Park Apartment                  1436 SW Park Avenue                    Portland             Multnomah
------------------------------------------------------------------------------------------------------------------------------------
44       4537841   Lakeside Plaza                          7900 Green Lake Drive North            Seattle              King
------------------------------------------------------------------------------------------------------------------------------------
45       4541876   Glenbrook Apartments                    3717 148th Street SW                   Lynnwood             Snohomish
------------------------------------------------------------------------------------------------------------------------------------
46       4542254   Sunrise Village Apartments              15615 East 4th Avenue                  Spokane              Spokane
------------------------------------------------------------------------------------------------------------------------------------
47       4542437   Evergreen Mini-Storage                  17600 147th Street Southeast           Monroe               Snohomish
------------------------------------------------------------------------------------------------------------------------------------
48       4548590   Baugh Construction Building             900 Poplar Place South                 Seattle              King
------------------------------------------------------------------------------------------------------------------------------------
49       4548707   Oakridge Business Park                  17965 Northeast 65th Street            Redmond              King County
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------
NUMBER      STATE    ZIP CODE
-----------------------------
1           AZ       85718
-----------------------------
2           CA       90723
-----------------------------
3           WA       98012
-----------------------------
4           CA       91367
-----------------------------
5           CA       93727
-----------------------------
6           CA       92054
-----------------------------
7           CA       95610
-----------------------------
8           CA       90230
-----------------------------
9           CA       95340
-----------------------------
10          CA       92802
-----------------------------
11          CA       92804
-----------------------------
12          CA       91773
-----------------------------
13          NV       89119
-----------------------------
14          CA       94578
-----------------------------
15          CA       94928
-----------------------------
16          CA       95403
-----------------------------
17          CA       95355
-----------------------------
18          CA       95207
-----------------------------
19          CA       94133

-----------------------------
20          CA       91011
-----------------------------
21          NV       89109
-----------------------------
22          CA       95350
-----------------------------
23          NV       89119
-----------------------------
24          CA       95030
-----------------------------
25          CA       94025
-----------------------------
26          CA       94704
-----------------------------
27          AZ       85282
-----------------------------
28          OR       97123
-----------------------------
29          WA       98604
-----------------------------
30          OR       97204
-----------------------------
31          OR       97504
-----------------------------
32          AK       99501
-----------------------------
33          CA       94704
-----------------------------
34          CA       92832
-----------------------------
35          WA       98208
-----------------------------
36          AK       99501
-----------------------------
37          WA       98033
-----------------------------
38          ID       83340
-----------------------------
39          OR       97062

-----------------------------
40          OR       97005
-----------------------------
41          WA       98682
-----------------------------
42          OR       97060
-----------------------------
43          OR       97201
-----------------------------
44          WA       98103
-----------------------------
45          WA       98037
-----------------------------
46          WA       99216
-----------------------------
47          WA       98272
-----------------------------
48          WA       98144
-----------------------------
49          WA       98052
-----------------------------

All other terms and condition of the policy shall apply and remain unchanged.

Signed by: /s/
           ----------------------------                     -------------------
           Authorized Representative                        Date

Copyright(C)1999 by Steadfast Insurance Company       STF-ENVL-D-160-A CW (3/99)
                                     3 of 3
All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic or mechanical, including, photocopying, taping or information storage and retrieval systems - without permission of the Steadfast Insurance Company.

ENDORSEMENT NO. 2

                                                           [INSERT LOGO]
ESTIMATED CLEANUP COSTS PROTOCOL                                 Z
                                                               ZURICH

-----------------------------------------------------------------------------------------------
  Policy No.    Eff. Date   Exp. Date of   Eff. Date     Producer    Add'l Prem.  Return Prem.
                 of Pol.        Pol.        of End.
-----------------------------------------------------------------------------------------------
PLC 3568240-00  12/15/1999   12/15/2000    12/15/1999    09561000        N/A          N/A
-----------------------------------------------------------------------------------------------

NAMED INSURED AND MAILING ADDRESS:  PRODUCER:

Bank of America Securities, LLC     Environmental Warranty, Inc.
100 North Tryon Street              90 Farmington Avenue
Charlotte, North Carolina 28255     West Hartford, Connecticut 06107

THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECURITIZATION COLLATERAL PROTECTION AND ENVIRONMENTAL LIABILITY INSURANCE

CLAIMS MADE AND REPORTED COVERAGE

In consideration of the payment of the premium and the Deductible by the "named insured" and the reliance upon the statements set forth in the Application made a part hereof, the Company agrees with the "named insured", subject to all the terms, exclusions, conditions of the policy, that the following shall apply to determine "estimated cleanup costs" applicable to Coverage A of the policy: I.

I.   "ESTIMATED CLEANUP COSTS" DETERMINATION PROTOCOL

The purpose of this endorsement is to determine the reasonable and necessary "estimated cleanup costs" which would be required to investigate, treat, monitor, remove, remediate, neutralize or immobilize contaminated soil, surface water, groundwater, stream sediment, air and similar or other environmental media of and from the "covered location." In the event a "claim" is made by the "named insured" under the terms of this policy which triggers Coverage A, the "estimated cleanup costs" shall be determined pursuant to the following protocol:

     A) THE "NAMED INSURED'S" PROPOSAL FOR SCOPE OF WORK TO DETERMINE "ESTIMATED CLEANUP COSTS"

          Within thirty (30) days from the Company's receipt of a "claim" under Coverage A, the "named insured" shall select an environmental consultant ("Consultant"), acceptable to the Company or who at the time of the "claim" appears on the "named insured's" and Company's list of accepted consultants and is a nationally-recognized consultant with experience in the region where the "covered location" is situated. The Consultant shall have thirty (30) days to develop a proposal and scope of work to determine the "estimated cleanup costs." The cost of the Consultant shall be the obligation of the Company. The Consultant shall consider the attached scope of work at Section IV., as guidance in developing the proposed scope of work for "estimated cleanup costs" ("SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS"). This proposal will be the "named insured's" SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS. The "named insured" shall provide the Company with the "named insured's" proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS within five (5) days of receipt of same from the Consultant. No later than twenty-one (21) days after receipt of the proposal from the "named insured", the Company shall provide to the "named insured" written notice of acceptance or rejection, in whole or in part, and the basis of such rejection, of the proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS. If the "named insured's" proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS is acceptable to the Company, the Company shall send written confirmation of its acceptance to the "named insured." Within fourteen (14) days of the "named insured's" receipt of the Company's written rejection of the proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS, the "named insured" and the Company agree to cooperate in good faith and use best efforts to resolve any dispute to determine a mutually agreeable SCOPE OF WORK FOR ESTIMATED CLEANUP Costs. In the event of failure to resolve such dispute, the "named insured" and the Company agree to come to a final determination of the SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS using the Dispute Resolution Procedure in Section II., of this endorsement. If reasonable under the circumstances and in accordance with paragraph B.(1) below, the Consultant can be authorized to implement those portions of the SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS that are acceptable to the Company pending resolution of any dispute.

     B)   THE CONTRACT WITH THE CONSULTANT TO DETERMINE "ESTIMATED CLEANUP
          COSTS"

          Within five (5) days of the Company and "named insured's" agreement with the proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS, the Consultant shall be retained by written contract with the "named insured." The contract shall specifically state that the Consultant has a duty to the Company as well as the "named insured", the Company is a third party beneficiary of the contract, and that the Company is relying on the results thereunder for use in claim valuation. The Consultant shall perform its scope of work to determine "estimated cleanup costs" in accordance with the scope of work as described in the contract between the "named insured" and the Consultant as agreed to by the Company in paragraph A., above.

          1) The Consultant shall product a written report ("ESTIMATED CLEANUP COSTS REPORT") indicating its determination of "estimated cleanup costs" which report shall describe in detail, and in such form and content as is consistent with the industry standard, and include the methodology and rationale by which the Consultant reached its determination of "estimated cleanup costs." A copy of such report shall be provided to the Company within five (5) days of its receipt by the "named insured."

          2) The Company shall use best efforts to review and accept or contest the ESTIMATED CLEANUP COSTS REPORT within twenty-one (21) days of the Company's receipt of the report. If the Company agrees, it shall become a determination of "estimated cleanup costs" for "claim" purposes under Coverage A of the policy. However, in the event that the Company contests the Consultant's determination of "estimated cleanup costs", then the Company shall be provided fourteen (14) days to conduct variance discussions with the Consultant and the "named insured" with all written submissions copied to the other party. If the variance discussions with the Consultant do not result in agreement on the "estimated cleanup costs", then the Company and the "named insured" will as soon as possible, proceed to resolve the dispute pursuant to Dispute Resolution Procedure Section II., of this endorsement.

II.  DISPUTE RESOLUTION PROCEDURE

     In the event of a dispute between the "named insured" and the Company regarding the establishment of the proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS with the Consultant or the determination of "estimated cleanup costs" contained in the ESTIMATED CLEANUP COST REPORT the Company and the "named insured" agree to follow this dispute resolution procedure. Within ten (10) days of the Company and the "named insured's" failure to agree on the proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS or a determination of "estimated cleanup costs" contained in the ESTIMATED CLEANUP COST REPORT, the Company and the "named insured" shall jointly retain a Consultant to act as an umpire ("Umpire Consultant") which is mutually acceptable to the "named insured" and to the Company or who at the time of the "claim" appears on the "named insured's" and Company's list of accepted consultants and is a nationally-recognized consultant with experience in the region where the "covered location" is situated. The cost of the Umpire Consultant shall be the obligation of the Company.

     A) PROPOSED SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS AND/OR ESTIMATED CLEANUP COSTS REPORT DISPUTE RESOLUTION

          The Umpire Consultant shall perform a "peer review" of the initial Consultant's proposed SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS in accordance with the Scope of Work set forth in Section IV., of this endorsement or perform a "peer review" of the ESTIMATED CLEANUP COSTS REPORT including the "estimated cleanup costs" determination. Within ten (10) days after the retention of the Umpire Consultant the Company and the "named insured" or its designee shall be provided the opportunity to present to the Umpire Consultant by appearance (or in written submission with a copy to the other party), information relevant to the SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS and/or the ESTIMATED CLEANUP COSTS Report with five (5) days to replay to any submission. Within thirty-five (35) days after the selection and the retention of the Umpire Consultant, the Umpire Consultant shall determine the SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS and/or the ESTIMATED CLEANUP COSTS REPORT including the "estimated cleanup costs" determination. A determination of the SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS and/or the ESTIMATED CLEANUP COSTS Report including the "estimated cleanup costs" determination which is agreed to by the Umpire Consultant and either the Company or the "named insured" shall be determinative for the purpose of this endorsement.

III. THE ESTIMATED CLEANUP COSTS DETERMINATION AND ITS USE UNDER COVERAGE A

     The Company will apply the "estimated cleanup costs" determination to arrive at a "claim" payment under Coverage A. If the Company makes a payment of "estimated cleanup costs" to the "named insured" under Coverage A then the "named insured" may elect to have the "estimated cleanup costs" payment made by the Company constitute a final determination of the "claim" under the policy.

     A) ESTIMATED CLEANUP COSTS CLAIM PAYMENT UNDER COVERAGE A AS A FINAL DETERMINATION

          If the "named insured" elects to have a "claim" payment of "estimated cleanup costs" constitute a final determination then the Company shall not have any further obligation for payment under the policy for "estimated cleanup costs" or any new and/or additional "cleanup costs" resulting from the "pollution event" which is the subject of the "claim" payment for "estimated cleanup costs." The "named insured" and the Company agree to execute all reasonable and necessary settlement documents simultaneously with the Company's payment to the "named insured" of the "estimated cleanup costs" under Coverage A.

     B) ESTIMATED CLEANUP COSTS CLAIM PAYMENT UNDER COVERAGE A NOT A FINAL DETERMINATION

          If the "estimated cleanup costs" is not a final determination of the "claim" under the policy and the "named insured' elects to have a "cleanup" performed at the "covered location", any difference between "estimated cleanup costs" paid to the "named insured" and actual "cleanup costs" incurred shall be handled in the following manner.

          1) DISCOVERY OF NEW AND/OR ADDITIONAL "CLEANUP COSTS" WHEN THE "NAMED INSURED" HAS ELECTED TO PERFORM THE "CLEANUP" AT THE "COVERED LOCATION"

               A) If during the "cleanup" at the "covered location" new and/or additional "cleanup costs" are discovered which arise from the "pollution event" which was the subject of a "claim" payment for "estimated cleanup costs" but were not part of the prior "estimated cleanup costs" payment, or occur because of the inaccuracy of the "estimated cleanup costs" determination then the Company may have obligations for additional "cleanup costs" covered under the terms and conditions of the policy. The "named insured" must notify the Company, in writing, as soon as possible following the discovery of new and/or additional "cleanup costs." This request for new and/or additional "cleanup costs" which arise from the "pollution event" which was the subject of a "claim" payment for "estimated cleanup costs" shall be considered part of the same "claim" for "estimated cleanup costs." Therefore, this request shall not be considered a new "claim" and the most the Company will pay for any new and/or additional "cleanup costs" under the policy shall be the "outstanding loan balance" and "extra expenses" for a "covered location" less any "estimated cleanup costs" previously paid or scheduled to be paid to the "named insured" by the Company.

               B) The Company agrees to provide a prompt written determination to the "named insured" with regard to whether the new and/or additional "cleanup costs" are covered under the terms and conditions of the policy in accordance with customarily accepted standards in the insurance industry. If the "cleanup costs" are covered under the terms and conditions of the policy then the Company agrees to provide payment for such covered "cleanup costs" to the "named insured" or its designee.

               C) If the actual "cleanup costs" incurred or paid by the "named insured" during the "cleanup" at a "covered location" are a lesser amount than the "estimated cleanup costs" payment then the "named insured" shall reimburse the Company for those amounts up to the amount of the Company's payment for the "estimated cleanup costs" under Coverage A of the policy.

          2) COOPERATION BETWEEN THE "NAMED INSURED" AND THE COMPANY WHEN THE "NAMED INSURED" ELECTS TO HAVE A "CLEANUP" PERFORMED AT THE "COVERED LOCATION" AND FOR WHICH THE COMPANY HAS MADE A "CLAIM" PAYMENT OF "ESTIMATED CLEANUP COSTS"

               A) The "named insured" and the Company agree to cooperate with each other in the administration of the "cleanup" at the "covered location" and the "named insured" agrees not to incur or authorize to be incurred by any third party, including the "borrower", any costs materially inconsistent with those which are described in the ESTIMATED CLEANUP COSTS REPORT and the "estimated cleanup costs" payment without the express written consent of the Company, which consent shall not be unreasonably withheld, delayed or denied. The "named insured" acknowledges that if costs which are materially inconsistent are paid or incurred without the Company's consent the Company shall have no obligation under the policy to provide coverage for such costs. If the "named insured" deems that any expenditure of costs within the "estimated cleanup costs" payment is necessary but the cost is for a task inconsistent with the description and conclusions of the ESTIMATED CLEANUP COSTS REPORT, the "named insured" agrees to notify the Company as soon as reasonably possible about such costs and seek the consent of the Company, which consent shall not be unreasonably withheld, delayed or denied, with regard to such costs. If the Company does not consent to the request for such costs then such costs shall not be applied against the "estimated cleanup costs" payment and such costs may be disallowed for coverage under the policy. Notwithstanding the foregoing, the "named insured" may take such "emergency action(s)" as reasonably necessary to prevent or mitigate further "cleanup costs", provided the "named insured" provides notice to the Company within ninety-six (96) hours. If oral notice is provided, the "named insured" agrees to follow up in writing, as soon as reasonably possible.

               B) The "named insured" agrees to provide the Company with quarterly status reports of the remediation and actual "cleanup" of each "covered location" beginning with the quarter period immediately following the Company's payment of any amount of "estimated cleanup costs" to the "named insured." The quarterly status reports shall include but not be limited to: (1) a description of the "cleanup"; and (2) a description of all costs incurred up tot he date of the report indicating the corresponding task in detail with reference to the relevant sections of the ESTIMATED CLEANUP COSTS Report. The Company shall review the "estimated cleanup costs" expended as to whether such costs are allowable and in accordance with the ESTIMATED CLEANUP COSTS REPORT. If the Company determinates that any costs expended for the "cleanup" at the "covered location" materially differ from those which are described in the ESTIMATED CLEANUP COSTS REPORT and the Company is thereby prejudiced by such payment outside the ESTIMATED CLEANUP COSTS REPORT, then the Company shall provide notice, in writing, to the "named insured" indicating the prejudice, and such costs may be disallowed from application against the "estimated cleanup costs" payment. Notwithstanding the above, the "named insured" shall keep and maintain records of all "cleanup" payments and make them available to the Company for review and audit.

               C) If at any time the actual "cleanup costs" incurred are equal to or greater than seventy-five percent (75%) of the "estimated cleanup costs" paid by the Company to the "named insured" or if at any time the "named insured" discovers new and/or additional "cleanup costs" which were not part of the ESTIMATED CLEANUP COSTS REPORT or "estimated cleanup costs" payment, the "named insured" shall provide the Company notice as soon as reasonably possible following the "named insured's" awareness of such costs. If oral notice is provided, the "named insured" agrees to follow up in writing, as soon as reasonably possible. Such notice shall include the information stated above. Further, the "named insured" agrees to provide notice to the Company, in writing, as soon as reasonably possible following the "named insured's" decision not to perform a "cleanup" at the "covered location", and the "named insured" also agrees to provide notice to the Company, in writing, as soon as reasonably possible of the "named insured's" knowledge of the "borrower's" election to perform a "cleanup" at the "covered location."

IV.  SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS

     A)   ENGAGEMENT:

          A Consultant shall be retained to perform the necessary investigation and subsequent estimation of anticipated environmental cleanup costs with specific reference to certain property suspected to be contaminated by a "pollution event."

          The Consultant will have access to a recent Phase I Environmental Site Assessment report on the subject property. Consultant shall, in it review of the historic data, consider what supplementary invasive sampling and other additional site work may be required to complete an ESTIMATED CLEANUP COST REPORT pursuant to the SCOPE OF WORK FOR ESTIMATED CLEANUP COSTS.

     B)   DEFINITION OF ESTIMATED CLEANUP COSTS INVESTIGATION:

          The investigation involves a (1) review, consideration and quantification of available, recent and/or historic data pertaining to the environmental character of the subject property, including database searches, Phase I and II Environmental Site Assessments, and
          (2) such additional invasive sampling of air, soil, groundwater, surface water, waste streams, chemicals, suspected asbestos containing materials, or other hazardous materials in solid, liquid or gaseous form as the Consultant determines to be reasonably necessary in its best professional judgment to quantify and delineate existing levels of contamination within the property with respect to the "pollution event" and with reference to and to the extent required by applicable "governmental authority" for purposes of the Consultant determining the "estimated cleanup costs" to "cleanup" the "pollution event."

     C)   PROPOSALS FOR INVASIVE SAMPLING:

          General: The types and locations of materials sampled and the analytical method employed shall be directly related to the nature of the suspected contamination or other potential violation of environmental laws or regulations. The analytical parameters shall be limited to the types of materials that are reasonably believed to have been released (e.g., a TCLP metals test is not appropriate when the only suspected release is related to gasoline). All testing shall be conducted in accordance with applicable EPA and state protocols.

          In connection with the Investigation, no Phase II investigative work shall be performed until the "named insured" and the Company have reviewed a written proposal for the Phase II Environmental Site Assessment and until the "named insured" and the Company have approved the same in writing. Any such proposal shall include:

          1) A description of the areas or materials to be sampled, which shall include a short but complete explanation as to why it is necessary to obtain such samples.

          2) A description of the sampling to be performed, which shall include the proposed depth of sub-surface sampling and a description of the analytical method to be used (including the types of substances that would be detected using the proposed analytical method).

          3) A detailed cost breakdown for each type of sample taken and each type of analysis performed, and any miscellaneous costs such as travel, report preparation, etc., plus a total cost figure of the services proposed.

          4) A time period within which the Phase II Environmental Site Assessment report can be completed, including a timeline for mobilization, sampling and analysis.

          5) Disclosure of whether the Consultant is obligated to provide any or all of the analytical testing results to local, state or federal government agencies.

          Additional Testing. If after the Consultant's invasive sampling is completed, the Consultant reasonably determines that additional sampling is required in order to properly delineate the environmental contamination for the purposes of determining the "estimated cleanup costs", the Consultant should notify the "named insured" and the Company and prepare for their prior approval a supplemental proposal for any such additional sampling before performing such work.

          The ESTIMATED CLEANUP COSTS REPORT shall include, as applicable, the following:

          1) A brief description of the property on which testing and sampling took place.

          2) A description of the location and type of materials sampled along with a sketch of the site indicating the sample locations.

          3) An explanation as to why sampling was deemed necessary in these areas.

          4) An explanation of the sampling protocol used and the analytical parameters to which the sample was subjected.

          5) A table setting forth the sample taken, the type of analysis performed, the detection limit for such analysis, the analytical results, and the permissible state or federal standards relating to the materials sampled. Such a table should clearly convey to the reader the extent to which detected materials exceed government standards, if at all.

          6) Conclusions and Recommendations. The report's conclusions and recommendations must contain concise recommendations, which are not ambiguous as to the course of action required by applicable "governmental authority" to "cleanup" the identified "pollution event" and "estimated cleanup costs." If the "estimated cleanup costs" are presented as a "high-low" dollar range, the difference between the high and low estimates should not be in excess of twenty percent (20%) of the lowest cost estimate. Finally, the Consultant should provide a reasonably detailed description of the methods and rationales utilized to obtain the "estimated cleanup costs" set forth in the report.

All other terms and conditions of the Policy shall apply and remain unchanged.


Signed by: /s/
           ----------------------------                     -------------------
           Authorized Representative                        Date

Copyright(C)1999 by Zurich Insurance Company          STF-ENVL-D-738-A CW (8/99)
                                                                     Page 6 of 6
All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic or mechanical, including, photocopying, taping or information storage and retrieval systems - without permission of the Zurich Insurance Company.

ENDORSEMENT NO. 3

                                                          [INSERT LOGO]
BROAD FORM NUCLEAR ENERGY LIABILITY EXCLUSION                   Z
                                                              ZURICH

-----------------------------------------------------------------------------------------------
  Policy No.    Eff. Date   Exp. Date of   Eff. Date     Producer    Add'l Prem.  Return Prem.
                 of Pol.        Pol.        of End.
-----------------------------------------------------------------------------------------------
PLC 3568240-00  12/15/1999   12/15/2000    12/15/1999    09561000        N/A          N/A
-----------------------------------------------------------------------------------------------

NAMED INSURED AND MAILING ADDRESS:  PRODUCER:

BANK OF AMERICA SECURITIES, LLC     ENVIRONMENTAL WARRANTY, INC.
100 NORTH TRYON STREET              970 FARMINGTON AVENUE
CHARLOTTE, NORTH CAROLINA 28255     WEST HARTFORD, CONNECTICUT 06107

THE ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECURITIZATION COLLATERAL PROTECTION AND ENVIRONMENTAL LIABILITY INSURANCE POLICY -

CLAIMS MADE AND REPORTED COVERAGE

In consideration of the payment of premium and the Deductible by the "named insured" and in reliance upon the statements in the Application made a part hereof, we agree with the "named insured", subject to all the terms, exclusions and conditions of the policy that Section IV. EXCLUSIONS shall be amended to include the following exclusion:

     (A) any coverage for "outstanding loan balance", "extra expenses", "estimated cleanup costs", "cleanup costs" and/or "loss(es)" including "claim expense(s)":

          (1) With respect to which an "insured" under the policy is also an "insured" under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters, Nuclear Insurance Association of Canada or any of their successors, or would be an "insured" under any such policy but for its termination upon exhaustion of its limit of liability; or

          (2) Resulting from the "hazardous properties" of "nuclear material" and with respect to which (a) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (b) the "insured" is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     (B) Under any Medical Payments coverage, to expenses incurred with respect to "bodily injury" resulting from the "hazardous properties" of "nuclear material" and arising out of the operation of a "nuclear facility" by any person or organization.

     (C) Under any coverage, for "outstanding loan balance", extra expenses", "estimated cleanup costs", "cleanup costs" or "loss(es)" including "claim expense(s)" resulting from "hazardous properties" of "nuclear material", if:

          (1) The "nuclear material" (a) is at any "nuclear facility" owned by or operated by or on behalf of, an "insured" or (b) has been discharged or dispersed therefrom;

          (2) The "nuclear material" is contained in "spent fuel", or "waste" at any time possessed, handled, used, processed, stored, transported or disposed of, by or on behalf of an "insured"; or

          (3) The "outstanding loan balance", "extra expenses", "estimated cleanup costs", "cleanup costs", and/or "loss(es)" including "claim expenses" arises out of the furnishing by an "insured" of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any "nuclear facility", but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (3) applies only to "property damage" to such "nuclear facility" and any property thereat.

     As used in this exclusion:

     "Hazardous properties" includes radioactive, toxic or explosive properties.

     "Nuclear material" means "source material", "special nuclear material" or "by-product material."

     "Source material", "special nuclear material", and "by-product material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof.

     "Spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a "nuclear reactor."

     "Waste" means any waste matter (a) containing "by-product material" other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its "source material" content, and (b) resulting from the operation by any person or organization of any "nuclear facility" included under the first two paragraphs of the definition of "nuclear facility."

     "Nuclear facility" means:

     (A)  Any "nuclear reactor";

     (B) Any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing "spent fuel", or (3) handling, processing or packaging "waste";

     (C) Any equipment or device used for the processing, fabricating or alloying of "special nuclear material" if at any time the total amount of such material in the custody of the "insured" at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

     (D) Any structure, basin, excavation, premises or place prepared or used for the storage or disposal of "waste";

     and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations.

     "Nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material. "Property damage" includes all forms of radioactive contamination of property.

     All other terms and conditions of the policy shall apply and remain unchanged.


Signed by: /s/
           ----------------------------                     -------------------
           Authorized Representative                        Date

Copyright(C)1999 by Steadfast Insurance Company       STF-ENVL-D-160-A CW (3/99)
                                                                     Page 2 of 2
All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic or mechanical, including, photocopying, taping or information storage and retrieval systems - without permission of the Steadfast Insurance Company.

ENDORSEMENT NO. 4

                                                           [INSERT LOGO]
SECURITIZATION COLLATERAL PROTECTION AND                         Z
ENVIRONMENTAL LIABILITY INSURANCE                              ZURICH

               THIS ENDORSEMENT CHANGES THE POLICY.  PLEASE READ IT CAREFULLY.

-----------------------------------------------------------------------------------------------
  Policy No.    Eff. Date   Exp. Date of   Eff. Date     Producer    Add'l Prem.  Return Prem.
                 of Pol.        Pol.        of End.
-----------------------------------------------------------------------------------------------
PLC 3568240-00  12/15/1999   12/15/2000    12/15/1999    09561000        N/A          N/A
-----------------------------------------------------------------------------------------------

This endorsement is issued by the company named in the Declarations. It changes the policy on the effective date listed above at the hour stated in the Declarations.

"NAMED INSURED" AND MAILING ADDRESS:  PRODUCER:

BANK OF AMERICA, N.A.                 ENVIRONMENTAL WARRANTY
100 NORTH TRYON STREET                970 FARMINGTON AVENUE
CHARLOTTE, NORTH CAROLINA 28255       WEST HARTFORD, CONNECTICUT 06107

It is hereby understood and agreed that Item 1. NAMED INSURED(S) and Item 5. AGREEMENT of the Declarations Page are deleted in its entirety and replaced with the following:

ITEM 1.     NAMES INSURED(S):         Bank of America, N.A.

            ADDRESS:                  100 North Tryon Street
                                      Charlotte, North Carolina  28255

ITEM 5. AGREEMENT: NATIONSLINK FUNDING CORPORATION, Depositor, BANK OF AMERICA, N.A., Mortgage Loan Seller, MIDLAND LOAN SERVICES, INC., Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Trustee and REMIC Administrator, Series 1999-3 and dated as of December 1, 1999.

All other terms and conditions of the policy shall apply and remain unchanged.


Signed by: /s/
           ----------------------------                     -------------------
           Authorized Representative                        Date

Copyright(C)1999 by Steadfast Insurance Company       STF-ENVL-D-160-A CW (3/99)
                                   Page 1 of 1
All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic or mechanical, including, photocopying, taping or information storage and retrieval systems - without permission of the Steadfast Insurance Company.

                                                          [INSERT LOGO]
SECURITIZATION COLLATERAL PROTECTION                            Z
AND ENVIRONMENTAL LIABILITY INSURANCE                         ZURICH

CLAIMS MADE AND REPORTED COVERAGE

This is a claim(s) made and reported policy. Notice of a potential "claim" is not a "claim" and does not trigger coverage under the policy. This policy has certain provisions and requirements unique to it and may be different from other policies the "insured" may have purchased. "Claims(s)" must first be made by or against the "insured" during the "policy period", and "claim(s)" must be reported, in writing, to the Company during the "policy period", the automatic extended reporting period or an extended reporting period, if applicable. The payment of "claim(s)", "loss(es)", "outstanding loan balance(s), "extra expenses", "cleanup costs", "estimated cleanup costs" and "claim" expense(s)", including defense costs, reduces the limits of insurance. If the policy's Limit of Liability is exhausted, the Company shall not be liable for "claim expense(s)" or for the amount of any "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance", "extra expenses", judgement or settlement.

Various provisions in this policy restrict coverage. Read the entire policy carefully to determine rights, duties and what is and is not covered. Words and phrases that appear in quotation marks have special meanings. Refer to Section II - DEFINITIONS.

In consideration of the payment of premium, the undertaking of the "insured" to pay the Deductible, in reliance upon the statements in the Application for this policy made a part hereof, subject to the Limit of Liability of this policy as set forth in the Declarations, exclusions, conditions and other terms of this policy, the Company agrees with the "named insured" as follows:

I.   INSURING AGREEMENTS

     COVERAGE A: LENDER COLLATERAL PROTECTION

     The Company agrees to pay to the "insured" the lesser of the following sums as a result of a "pollution event" on, at or under a "covered location" discovered by the "insured" during the "policy period":

     1.   the "outstanding loan balance" and "extra expenses"; or

     2.   "estimated cleanup costs";

     provided the "borrower" for the "covered location" is in "default" and the "claim" is reported to the Company during the "policy period". However, if the "estimated cleanup costs" are either equal to or greater than fifty percent (50%) of the "outstanding loan balance", the "insured" may select either the "estimated cleanup costs" or the "outstanding loan balance" and "extra expenses".

     COVERAGE B: FIRST PARTY CLEANUP

     The Company agrees to pay on behalf of an "insured" any "cleanup cost(s)" required by "governmental authority" as a result of a "pollution event" on, at or under a "covered location" discovered by the "insured" during the "policy period", provided that the "claim" is reported to the Company during the "policy period" or any applicable extended reporting period. The Company shall not, however, pay under this Coverage B for "cleanup costs" arising out of a "pollution event" which was the subject of a payment for "estimated cleanup costs" or the "outstanding loan balance" under Coverage A.

     COVERAGE C: THIRD PARTY LIABILITY

     The Company agrees to pay on behalf of an "insured" any "loss" caused by a "pollution event" on, at, under or coming from a "covered location" that an "insured" is legally obligated to pay as a result of "claim(s)" first made against the "insured" during the "policy period" provided that the "claim" is reported to the Company during the "policy period" or any applicable extended reporting period.

     COVERAGE D: THIRD PARTY NAMED PERILS CLEANUP FOR ASBESTOS OR LEAD INCIDENT

     The Company agrees to pay on behalf of an "insured" any "cleanup costs" caused by an "asbestos or lead incident" at a "covered location" during the "policy period" that the "insured" is legally obligated to pay pursuant to "governmental authority" as a result of a "claim" first made against the "insured" during the "policy period" provided that the "claim" is reported to the Company during the "policy period" or any applicable extended reporting period.

     Notwithstanding anything to the contrary contained in this policy, this Coverage D shall apply as excess insurance over any other applicable, valid and collectible insurance maintained by the "insured".

     COVERAGE C AND D: DEFENSE

     The Company shall have the right and duty to assume the adjustment, defense and settlement of any "claim" brought by or on behalf of any federal, state or local regulatory agency, or by or on behalf of a third party seeking payment for "cleanup costs" and/or "loss" to which this insurance applies under Coverage C and D. "Claim expense" paid under this policy reduces the applicable Limit of Liability set out in the Declarations as described in
     Section VI., Limit of Liability and Deductible. The Company's duty to adjust, defend and settle all "claims(s)" to which this insurance applies, pending and future, ends when the applicable Limit of Liability has been tendered into court or exhausted by payment of "claim expense", "cleanup costs" or "loss".

II.  DEFINITIONS

     A. "Asbestos or lead incident" means the discharge, dispersal or escape of asbestos, asbestos containing material, lead, or lead containing material, from the structure within which it was contained at a "covered location", caused by or arising out of:

          1.   hostile fire, lightning or explosion;

          2. collision, overturning and derailment of a vehicle, including but not limited to an automobile, truck or train;

          3.   windstorm;

          4.   automatic sprinkler leakage;

          5.   flood and earthquake.

     B. "Bodily injury" means physical injury, sickness, or disease sustained by any person including death resulting therefrom and mental anguish or emotional distress when accompanied by physical injury.

     C. "Borrower" means a person or entity that is financially obligated to the "insured" pursuant to a "mortgage agreement" pertaining to a "covered location".

     D.   "Claim(s)" means:

          1. Under Coverage A, notice by the "insured" to the Company, in writing, or if oral, followed up in writing, as soon as reasonably possible following the discovery of a "pollution event" by the "insured" and "default" by the "borrower" and which seeks the payment of "estimated cleanup costs" or the payment of the "outstanding loan balance"; or

          2. Under Coverage B, notice by the "insured" to the Company, in writing, or if oral, followed up in writing, as soon as reasonably possible following the discovery of a "pollution event" by the "insured" and which seeks the payment of "cleanup costs" required by" governmental authority"; or

          3. Under Coverage C, any demand received by the "insured" which alleges liability or responsibility on the part of the "insured" for "loss(es)"; or 4. Under Coverage D, any demand received by the "insured" which alleges liability or responsibility on the part of the "insured" pursuant to "governmental authority" for "cleanup costs" because of an "asbestos or lead incident".

     E.   "Claim expense(s)" means:

          1.   fees and costs charged by an attorney designated by the:

               a.   Company; or

               b.   "insured", with the prior written consent of the Company;
                    and

          2. all other fees, costs and expenses incurred by the Company, or incurred by the "insured" with the consent of the Company, which result from the investigation, adjustment, defense, settlement and appeal of a "claim".

          However, "claim expense(s)" does not include the salaries or expenses of regular employees or officials of the Company or the "insured" or the expenses of adjusters of the Company. The "insured" shall be entitled to $250 per day but not more than $5,000 in total as allowable expenses for the compensation of its officers or employees for personally attending any legal proceeding or meeting at the request of the Company. Notwithstanding anything to the contrary contained in this policy, these allowable expenses for the compensation of officers and employees shall not reduce the applicable Deductible or Limit of Liability set out in the Declarations.

     F. "Cleanup" means the investigation, treatment, monitoring, removal, remediation, neutralization or immobilization of contaminated soil, surface water, groundwater, or other contamination.

     G.   "Cleanup costs" means:

          1. the necessary expenses incurred in the investigation, treatment, monitoring, removal, remediation, neutralization or immobilization of contaminated soil, surface water, groundwater, or other contamination; and

          2. for a "claim" under Coverage B only, the legal fees and costs to represent the "insured" before any federal, state or local regulatory agency provided such fees and costs are reasonable and necessary and incurred with the written consent of the Company.

          However, any costs, charges or expenses incurred by the "insured" to confirm the existence of a "pollution event" shall not be considered "cleanup costs".

     H. "Covered location(s)" means that certain real property which is collateral for the "mortgage agreement" between the "named insured" and the "borrower" and includes "covered locations" subsequently owned by the "insured" or its assignees or designees, whether by virtue of foreclosure of the "insured's" lien, by way of deed in lieu of foreclosure or such other transfer of title or interest calculated to allow the "insured" the opportunity to recover upon debt evidenced by a "mortgage agreement" and secured, in whole or in part, by such "covered location". "Covered location(s)" provided coverage under this policy shall be shown on the "covered location(s)" endorsement to this policy.

     I. "Default" means the existence and declaration by the "insured" of a "default" or event of "default" as those terms are defined by and in accordance with the provisions of the "mortgaged agreement" between the "insured" and the "borrower".

     J. "Emergency action" means the reasonable and necessary costs incurred to prevent or mitigate an imminent and substantial endangerment to public health or the environment.

     K. "Estimated cleanup costs" means the necessary estimated expenses in connection with the investigation, treatment, monitoring, removal, remediation, neutralization or immobilization of contaminated soil, surface water, groundwater, or other contamination as determined by the Estimated Cleanup Cost Protocol Endorsement, however, any costs, charges or expenses incurred by the "insured" to confirm the existence of a "pollution event" shall not be considered "estimated cleanup costs".

     L. "Extra expenses" means the sum of the following: (1) lesser of the actual amount incurred or six (6) months of interest accrued and unpaid with respect to a "mortgage agreement"; (2) the lesser of the actual amount incurred or six (6) months of servicer interests on "mortgage agreement" payment advances; and (3) the lesser of the actual amount incurred or ten thousand dollars ($10,000.00) for legal fees, as each is defined in the "mortgage agreement" or "PSA", which shall begin to accrue as of the date of the "insured's" declaration of "default".

     M. "Governmental authority" means applicable federal, state, or local environmental or health and safety statutes and regulations, orders or ordinances.

     N.   "Insured" means:

          1.   the "named insured";

          2. its subsidiaries, affiliates and divisions, and all current and former executives, officers, directors, employees, contract or leased employees, agents and servants thereof when acting within the scope of their offices or employment or written agreements therewith;

          3. all current and former executives, officers, directors, employees, contract or leased employees, agents and servants of the "named insured" when acting within the scope of their offices or employment or written agreements with the "named insured";

          4. any other person or entity added to the policy by endorsement as a "insured";

     O.   "Loss(es)" means:

          1.   compensatory damages and legal obligations arising from:

               a.   "bodily injury"; or

               b.   "property damage"; and

          2.   "claim expense".

     P. "Mortgage agreement" means any and all such documents, certificates and instruments, including but not limited to a note, a mortgage or deed of trust, which evidence financial and other obligations of the "borrower" to the "insured" and as a result of which the "insured" obtains from the "borrower" a lien or other security interest upon a "covered location" as renewed, modified or extended.

     Q. "Mediation" means any non-binding intervention by a neutral third party.

     R.   "Named insured" means:

          1. the persons or entity(ies) designated in the Declarations (and their successor lien holders, servicers or trustees); and

          2.   any other entity designated by an Endorsement to this policy.

     S.   "Natural resource damages" means the sum of:

          1. reasonable direct costs, including costs of assessment (and related interest on any unpaid assessment), associated with action necessary to restore (including replacement and rehabilitation) natural resources to their baseline condition prior to the "pollution event"; and

          2. the "use value" of injury to or destruction of natural resources, including the land, surface water, groundwater, subsurface strata, air, fish, wildlife, or biota, between the time of a "pollution event" and restoration of the natural resources injured by the "pollution event".

          "Use value" means the value of the natural resources to the public attributable the direct use of the services provided by the natural resources.

     T. "Outstanding loan balance" means the unpaid principal as defined in the "mortgage agreement". However, any fees, costs or expense incurred to confirm the existence of a "pollution event" at the related "covered location" shall be specifically excluded from the "outstanding loan balance". For the purpose of determining the "claim" payment under Coverage A of this policy the "outstanding loan balance" shall be the amount of unpaid principal as of the date of the declaration of "default" by the "insured". However, a "claim" payment of the "outstanding loan balance" includes "extra expenses".

     U. "Policy period" means the period for which coverage is provided by the Company to the "insured" under the terms and conditions of this policy. For each "covered location" the "policy period" shall begin on the effective date of the policy set out in the Declarations and end:
          (1) for Coverage A - the earlier of one (1) year after the maturity date, as extended, of a loan evidenced by a "mortgage agreement" or the date in which a loan evidenced by a "mortgage agreement" is sold or transferred such that such loan is no longer part of the pool of loans held by the "insured" pursuant to the "PSA"; and (2) for Coverages B, C and D two (2) years from the date on which all the certificates are fully paid (or provisions are made for payment) and defined in the "PSA".

     V. "Pollution event" means the discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant, contaminant, pollutant, or hazardous substance, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste on, at, under or coming from the soil, surface waters, ground waters, stream sediment, air and similar or other environmental media of or from the "covered location", that requires the expenditure of "cleanup costs" to achieve compliance with "governmental authority" and/or that results in liability of the "insured" for "loss" and/or cleanup costs" under Coverage C. This policy provides coverage from any known "pollution events" disclosed to the Company prior to the effective date for coverage under this policy and unknown "pollution events".

     W. "Pooling and Servicing Agreement" also referred to as "PSA" means the agreement referred to in the Declarations to this policy.

     X.   "Property damage" means:

          1. physical injury to or destruction of tangible property, including the resulting loss of the use thereof;

          2.   "cleanup costs";

          3. loss of sue of tangible property that is not physically injured or destroyed; and

          4.   "natural resource damages".

III. TERRITORY

     The insurance afforded by this policy applies wordwide, provided that the "claim" is made within the United States of America (including its territories and possessions), Puerto Rico or Canada.

IV.  EXCLUSIONS

     This insurance does not apply to "claim(s) based upon or arising out of:

     A. any "pollution event" existing prior to the effective date of the policy which is known prior to the effective date of the policy to any "named insured's" principal, partner, director, officer, or employee with responsibility for the "mortgage agreement", environmental affairs, legal affairs or risk management unless prior to the effective date of coverage for a "covered location", such "pollution event" was disclosed to he Company;

     B. any dishonest, fraudulent, intentional or malicious act or those of a knowingly wrongful nature, or the intentional, willful or deliberate noncompliance with any statute, regulation, ordinance, administrative complaint, notice of violation, notice letter, executive order, or instruction of any governmental agency or body by or at the direction of the "insured", except that this exclusion will not apply to an "insured" who did not commit, participate in or have knowledge of any of the acts described;

     C.   any "claim" made by an "insured" against any other "insured";

     D.   a "claim made against an insured" by any entity or individual;

     E. any obligation of the "insured" which could have been brought in whole or in part under worker's compensation, disability benefits, unemployment compensation, employer's liability or any similar law;

     F. injury to any employee, contract employee or leased personnel of an "insured" if such injury occurs during and in the course of said employment, or to the spouse, child, parent, brother or sister of any employee, contact employee or leased personnel as a consequence of said employment, or to any obligation of an "insured" or indemnity or contribution to another because of "loss(es)" arising out of such injury in the course of employment;

     G. the liability of others assumed by an "insured" under any contract or agreement, however this exclusion does not apply to "loss" or "cleanup costs" that the "insured" would have by the operation of law in the absence of the contract or agreement;

     H. any "pollution event" which first commences after a "covered location" is sold, given away or abandoned by the "borrower" subsequent to the time the "insured" has discharged or released in full a security interest or lien upon that "covered location" that was created by a "mortgage agreement"; except that this exclusion shall not apply to "pollution events" on, at, under or coming from "covered location(s)" subsequently owned by the "insured" or its assignees or designees, whether by virtue of the foreclosure of the "insured's" line, by way of deed in lieu of foreclosure or such other transfer of title or interest calculated to allow the "insured" the opportunity to recover upon debt evidenced by a "mortgage agreement" and secured, in whole or in part, by such "covered location";

     I. any naturally occurring substance on, within or under a "covered location", in its unaltered form, or altered solely through naturally occurring processes or phenomena;

     J. any products, including but not limited to asbestos containing material and lead based paint which are part of the structure of the "covered location(s)", however, this exclusion shall not apply to coverage provided under Coverage D;

     K. heating, ventilating, air conditioning or cooling, and humidification ("HVAC") systems, which are part of the structure of the "covered location(s)";

     L. the normal maintenance or operation, or failure to properly maintain or operate HVAC systems;

     M. any consequence, whether direct or indirect, of war, invasion, act of foreign enemy, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection or military or usurped power, strike, riot or civil commotion;

     N. goods or products designed, manufactured, sold, handled, distributed, or supplied by the "insured" or by others trading under its name or under license from an "insured" once the goods or products are removed away from the "covered location".

V.   EXTENDED REPORTING PERIODS FOR COVERAGE B, C AND D ONLY

     A. The "named insured" shall be entitled to an automatic extended reporting period without additional charge upon termination of coverage as defined in this section. This period starts at the end of the "policy period" and lasts for thirty (30 days.

     B. In addition to the automatic extended reporting period the "named insured" shall be entitled to purchase an extended reporting period for up to three years in duration, except in the event of nonpayment of premium. The charge for an extended reporting period of up to three years in duration shall not be more than one hundred percent (100%) of the premium per "policy period". The extended reporting period for up to three years in duration starts when the automatic extended reporting period, set forth in the above paragraph, ends.

     C. Upon payment of the additional premium the Company shall issue an endorsement providing for an extended reporting period for up to three years in duration provided that the "named insured":

          1. makes a written request for such endorsement which the Company receives within thirty (30) days after termination of coverage as defined herein; and

          2. pays the additional premium when due. If such additional premium is paid when due, the extended reporting period may not be canceled by the Company provided that all other terms and conditions of the policy are met.

     D. The "claim" first reported within the automatic extended reporting period and the extended reporting period for up to three years in duration, if purchased in accordance with this section, shall be deemed to have been made on the last day of the "policy period', and coverage shall apply under this policy provided that the "pollution event" or the "asbestos or lead incident" occurred during the "policy period" and the "claim" is otherwise covered under the terms and conditions of this policy.

     E. If the automatic extended reporting period or an extended reporting period endorsement is in effect, the Company will provide the Each Claim Limit of Liability and that which is remaining in the Total for all Claims Limit of Liability shown in the Declaration to this policy, but only for "Claim(s)" first reported to the Company pursuant to the policy during the automatic extended reporting period or extended reporting period endorsement. The purchase of an extended reporting period does not reinstate or increase the Limit of Liability shown in the Declaration as applicable to the Total for all Claims.

     F. Notwithstanding, CONDITIONS (Section VIII.) Paragraph I., Other Insurance., the insurance afforded for "claim(s)" first reported during the automatic extended reporting period and the extended reporting period coverage is excess over any other valid and collectible insurance available under policies in force during the automatic extended reporting period or the extended reporting period endorsement.

     G. For the purposes of automatic extended reporting period and the extended reporting period for up to three years in duration, termination of coverage shall mean when the "policy period" ends for Coverages B, c and D only.

VI.  LIMIT OF LIABILITY AND DEDUCTIBLE

     A.   EACH CLAIM LIMIT OF LIABILITY

          The Company's liability for "estimated cleanup costs", and any new and/or additional "cleanup costs" arising from an "estimated cleanup costs" "claim" under Coverage A or "outstanding loan balance" and "extra expenses" "claim" under Coverage A shall not exceed the "outstanding loan balance" and "extra expenses" for the "covered location". The Company's liability for "cleanup costs" under Coverage B shall not exceed the Each Claim Limit of Liability set out in the Declarations to the policy. The Company's liability for "loss" including "claim expenses" under Coverage C shall not exceed the Each Claim Limit of Liability set out in the Declarations to the policy. The Company's liability for "cleanup costs" including "claim expenses" under Coverage D shall not exceed the Each Claim Limit of Liability set out n the Declaration to the policy.

     B.   TOTAL LIMIT OF LIABILITY

          Subject to paragraph A. above, the Company's total liability for all "loss(es)" including "claim expenses", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", "extra expenses", and "claim(s)" shall not exceed the Total for all Claims Limit of Liability set out in the Declarations. The Company shall not be obligated to pay any "loss(es)" including "claim expenses", cleanup costs", "estimated cleanup costs", "outstanding loan balances", extra expenses" and "claim(s)", or undertake or continue the defense of any "claim", whether pending or future, after the Total for all Claims Limit of Liability has been tendered into court or exhausted by payments of "loss(es)" including "claim expenses", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", "extra expenses" or "claim(s)".

     C.   DEDUCTIBLE

          The Deductible amount stated in the Declaration is the obligation of the "insured" and applies to each "claim". The Company may advance payment for "loss(es)" including "claim expenses", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", and "extra expenses" that fall within the Deductible. The "insured" shall promptly reimburse the Company for advancing any element of "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balances", and "extra expenses" paid by the Company within an "insured's" Deductible.

          If the Company and the "insured" agree to use "mediation" to resolve a "claim" provided coverage under INSURING AGREEMENT (Section I.) Coverages C and D, and a "claim" is resolved thereby, the Deductible shall be reduced by fifty percent (50%) for that "claim" only, subject to a maximum reduction of $25,000.

     D. MULTIPLE INSUREDS, CLAIM(S), LOSS(ES), CLAIMANTS, POLLUTION EVENTS AND POLICY PERIODS

          1.   MULTIPLE INSUREDS OR CLAIMANTS

               The inclusion of more than one "insured" in the making of a single "claim" or the bringing of a single suit regarding the same "pollution event" shall not increase the Limit of Liability stated in the Declarations, neither shall the making of "claim(s)" or the bringing of suits by more than one person or organization increase the Limit of Liability state in the Declarations.

          2.   CLEANUP COSTS ARISING FORM ESTIMATED CLEANUP COSTS

               If under Coverage A, the "insured and the Company do not consent to the "estimated cleanup costs" payment as a final determination of the "claim" under the policy and the "insured" elects to have a "cleanup" performed at the "covered location" the following shall apply.

               If new and/or additional "cleanup costs" related to the "pollution event" which was the subject of a "claim" payment of "estimated cleanup costs" are discovered or occur because of the inaccuracy of the "estimated cleanup costs" determination and the "cleanup costs" were not part of the prior "estimated cleanup costs" payment, then the Company may have obligations for payment of the new and/or additional "cleanup costs" covered under the terms and conditions of the policy. The "insured" must notify the Company, in writing, as soon as possible following the discovery of such new and/or additional "cleanup costs". This request for new and/or additional "cleanup costs" shall be considered part of the same "claim" for "estimated cleanup costs" under Coverage A. Therefore, this request shall not be considered a new "claim" and the most the Company will pay for any new and/or additional "cleanup costs" under the policy shall be the "outstanding loan balance" and "extra expenses" for the "covered location" less any "estimated cleanup costs" previously paid or scheduled to be paid to the "insured" by the Company.

               If the actual "cleanup costs" incurred to paid by the "insured" are a lesser amount than the "estimated cleanup costs" payment the "insured" shall reimburse the company for those amounts up to the amount of the Company's payment for the "estimated cleanup costs" under Coverage A of the policy.

          3.   MULTIPLE CLAIMS

               Two or more "claim(s)" arising out of the same "pollution event" with respect to a "covered location" shall be considered a single "claim" and only one Deductible shall apply regardless of the number of "insureds" or claimants involved or "policy periods" during which such "claim(s)" or "loss(es)", cleanup costs", "estimated cleanup costs", "outstanding loan balances" and "extra expenses" occurred, and the liability of the Company shall not exceed the applicable Limit of Liability Any "claim" which takes place over two or more "policy periods" shall be subject to the respective Limit of Liability and Total for all Claims Limit of Liability applicable to the first "policy period" during which the first "claim" was reported to the Company.

               Consistent with paragraph 2., above all claims for new and/or additional "cleanup costs" arising from a "pollution event" which was the subject to a "claim" payment for "estimated cleanup costs" under Coverage A shall be considered one "claim" and therefore, only one Deductible and one applicable Limit of Liability shall apply.

          4.   CLAIMS ARISING FROM POTENTIAL CLAIMS

               Any potential "claim which results in a "claim" in a subsequent uninterrupted renewal "policy period" shall be subject to the respective Limit of Liability and Total for all Claims Limit of Liability applicable to the "policy period" in effect when the potential "claim" was reported to the Company.

          5.   CLAIMS REPORTED IN THE EXTENDED REPORTING PERIOD

               The automatic extended reporting period and the extended reporting period for up to three years in duration, if purchased by the "named insured", shall not serve to increase or reinstate the Limit of Liability set out n the Declarations to the Policy. The Limit of Liability shall be that which remains at the end of the "policy period".

     E.   EXHAUSTION OF LIMITS AND TRANSFER OF DUTIES

          When the Each Claim or Total for all Claims Limit of Liability has actually been exhausted in the payment of "loss(es)", "cleanup costs" and "claim(s)" the Company will:

          1. notify the "insured", in writing, as soon as possible, that such limits have been exhausted and the Company's duty to defend "claim(s)" under INSURING AGREEMENT (Section I.) Coverages C and/or D has also ended; and

          2. commence an cooperate in the transfer of control to any appropriate "insured" of all "claim(s)" which are subject to that limit and which are reported to the Company before that limit is exhausted.

VII. CLAIMS PROVISIONS

     A.   NOTICE OF CLAIM

          1. In the event of "claim", the "insured" or its designee must give written or oral notice to the Company, as soon as possible:

               A. under Coverage A following the discovery of both a "default" and a "pollution event";

               B. under Coverage B following the discovery of both a "pollution event"; and

               C. under Coverages C and D following the "insured's" receipt of a "claim".

          2. The notice shall contain particulars sufficient to identify an "insured" and reasonably obtainable information with respect to:

               A. the time, place, "covered location" and circumstances of the "claim", including how and when the "insured" first became aware of the "claim";

               B. the names and addresses of any injured parties and available witnesses;

               C. any and all applicable and relevant investigative or engineering reports, data or information about the "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balances" and "extra expenses" in the control of the "insured"; and

               D. any and all other applicable and relevant information known by the "insured" about the "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance(s)", "extra expenses" and "claim(s)";

          3. If a "claim" is made, the "insured" shall forward to the Company as soon as reasonably possible following the "insured's" receipt of every demand, notice, summons, complaint, order or other process related to the "claim" received by a "insured" or its designee.

     B.   NOTICE OF POTENTIAL CLAIM

          If during the "policy period" the "insured" has actual knowledge of a "pollution event" or "asbestos or lead incident" which may reasonably be expected to give rise to a "claim", the "insured" or its designee shall provide written notice to the Company as soon as reasonably possible during the "policy period" containing particulars sufficient to identify an "insured" and reasonably obtainable information with respect to:

          1. the time, place, "covered location" and circumstances of the "pollution event" or "asbestos or lead incident", including how and when the "insured" first became aware of the "pollution event";

          2. the names and addresses of any injured parties and available witnesses;

          3. any and all applicable and relevant investigative or engineering reports, data or information about the "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" and "extra expenses" in the control of the "insured";

          4. any and all other applicable and relevant information known by the "insured" about the "claim", "pollution event", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance", "extra expenses" and possible "claim";

          and any subsequent "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" and "extra expenses" for which coverage is provided by this policy which arises out of the "pollution event" shall be deemed for the purposes of this policy to have been made on the date upon which the written notice of the "pollution event" was received by the Company.

     C.   NOTICE TO THE COMPANY

          All "claim(s)" ad potential "claim(s)" shall be reported to:

                  Zurich U.S.
                  Environmental Risk Management
                  One Liberty Plaza
                  165 Broadway, 53rd Floor
                  New York, New York
                  Attn:  Environmental Counsel

          or any other address as substituted by the Company by endorsement onto the policy.

          In the event of oral notice, the "insured" agrees to furnish a written report to the Company as soon as possible.

     D.   SELECTION OF DEFENSE COUNSEL

          1. In the event an "insured" is entitled by law to select independent counsel to defend an "insured" at the Company's expense, the "claim expense" including all attorney's fees the Company must pay to that counsel are limited to rates the Company actually pays to counsel the Company retains in the ordinary course of business in the defense of similar claims in the community where the "claim" arose or is being defended.

               Additionally, the Company may exercise the right to require that such counsel have certain minimum qualifications with respect to their legal competency including experience in defending "claim(s)" similar to the one pending against an "insured" and to require such counsel to have errors and omissions insurance coverage. As respects any such counsel, and "insured" agrees to use best efforts to have counsel timely respond to the Company's request for information regarding the "claim". Furthermore, an "insured" may at any time, by its signed consent, waive its right to select independent counsel.

          2. The "insured" shall have the option to consent to the Company's choice of legal counsel, which consent shall not be unreasonably withheld, delayed or denied.

     E.   SETTLEMENT

          The "insured" shall not admit liability or settle any "claim" without the Company's written consent which consent shall not be unreasonably withheld, delayed or denied. If the Company recommends a reasonable settlement of a "claim", the "insured" shall have the opportunity to concur, such concurrence not to be unreasonably withheld, delayed or denied. If the Company recommends a reasonable settlement:

          1. for an amount within the deductible and the "insured" refuses to concur with such settlement, then the Company shall not be liable for any "loss" in excess of the Deductible; or

          2. for a total amount in excess of the balance of the Deductible and an "insured" refuses to concur with such reasonable settlement then the Company's liability for "loss" shall be limited to that portion of the recommended settlement and the costs, charges and expenses as of an "insured's" refusal which exceed the Deductible and fall within the Limit of Liability.

     F.   VOLUNTARY PAYMENTS

          No costs, charges or expenses subject to payment under this policy shall be paid or incurred by the "insured" without the Company's written consent, which consent shall not be unreasonably withheld, delayed or denied.

          Notwithstanding the foregoing, an "insured" may take such "emergency action(s)" as reasonably necessary to prevent or mitigate further damage, "cleanup costs" and/or "loss(es)" under Coverages B, C and/or D, provided an "insured" provides notice to the Company within ninety-six (96) hours.

          If oral notice is provided the "insured" agrees to follow up in writing.

VIII. CONDITIONS

     A. ASSIGNMENT - Assignment of interest under this policy may be freely assigned by the "named insured" to successor lien holders, trustees or servicers as long as within thirty (30) days from the effective date of the assignment the "named insured" provides the Company notice of the assignment indicating the name and address of the assignee. However, assignment of interest under this policy to any other entity shall not bind the Company until its consent is endorsed thereon which consent shall not be unreasonably withheld, delayed or denied.

     B. AUDIT AND INSPECTION - The Company shall be permitted, upon reasonable prior notice to review and inspect on a continuing basis an "insured's" policies and procedures applicable to an "insured's" real estate servicing practices. Neither the Company's right to make inspections, nor the actual undertaking thereof nor any report thereon shall constitute an undertaking, on behalf of an "insured" or others, to determine or warrant that "insured's" real estate servicing practices are in compliance with any law, rule or regulation.

     C. BANKRUPTCY - Bankruptcy or insolvency of an "insured" or "borrower" will not relieve the Company of its obligations under this policy.

     D. CANCELLATION - This policy may be canceled by the "named insured" by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when the cancellation shall be effective. This policy may be canceled by the Company only for reasons of fraud or material misrepresentation or, non-payment of premium. The policy may be canceled by the Company by mailing to the "named insured", at the address shown in this policy, a notice stating when thereafter (not less than 60 days for fraud or material misrepresentation; or 10 days for non-payment of premium) such cancellation shall be effective. The mailing of notice as aforesaid shall be sufficient proof of notice. The time of surrender or the effective date and hour of cancellation stated in the notice shall become the end of the "policy period". Delivery of such written notice either by the "named insured" or by the Company shall be equivalent to mailing.

     E. CHANGES - Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or change in any part of this policy or stop the Company from asserting any right under the terms of this policy. The terms of this policy shall not be waived or changed except by endorsement issued by the Company and accepted by the "named insured" to form a part of this policy.

     F. COOPERATION - The "insured" and the Company agree to assist and cooperate in the fulfillment of the terms of the policy, including the investigation, adjustment, defense or settlement of "claim(s)".

     G. DECLARATIONS - By acceptance of this policy, the "first named insured" agrees that the statements in the Application are their agreements and representations, all "named insureds" agree that the statements in the Declarations are their agreements, and that this policy is issued in reliance upon the truth of such statements and representations and that this policy embodies all agreements existing between the "named insured" and the Company or any of its agents relating to this insurance.

     H.   OTHER INSURANCE -

          1. With regard to Coverage A, B or C, the insurance provided under this policy is primary insurance, except when stated in the Declarations to apply in excess of or contingent upon the absence of other insurance. When this insurance is primary and the "insured" has other insurance which is stated in the Declarations to be applicable to the "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" on an excess basis, the amount of the Company's liability under this policy shall not be reduced by the existence of such excess insurance.

               When both this insurance and other insurance apply to a "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" on the same basis, whether primary, excess or contingent, the Company shall not be liable under this policy for a greater proportion of the "claim", "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" than that set out in the Declarations or the following contribution provision, whichever method is lower:

               a. Contribution by Equal Shares - Under this approach each insurer contributes equal amounts until it has paid its applicable limit of insurance or none of the "loss", "cleanup costs", "estimated cleanup costs", "outstanding loan balance" or "extra expenses" remains, whichever occurs first; or

               b. Contribution by Limits - each insurer's share is based on the ratio of its applicable limit of insurance to the total applicable limits of insurance of all insurers.

          2. With regard to Coverage D the insurance provided under this policy is excess over any other applicable, valid and collectible insurance maintained by the "insured" and applicable to the "claim".

     I. SEPARATION OF INSUREDS - Except with respect to the Limit of Liability and any rights and duties specifically assigned to the "named insured", this insurance applies:

          1.   as if each "named insured" were the only "named insured"; and

          2.   separately to each "insured" against whom "claim" is made.

               Misrepresentation, concealment, breach of condition or violation of any duty under this policy by one "insured" shall not prejudice the interest of coverage for another "insured" under this policy.

     J. SOLE AGENT - The first "named insured" or its designee shall act on behalf of all "insureds" for all purposes, including but not limited to the payment or return of premium, receipt and acceptance of any endorsement issued to form a part of this policy, giving and receiving notice of cancellation or non-renewal, and the exercise of the rights provided in the extended reporting periods section.

     K. SUBROGATION - In the event of payment under Coverage B, C or D of this policy, the Company shall be subrogated to all an "insured's" rights of recovery, up to the amount of the Company's payment of a "claim" under the policy, thereof against any person or organization except for rights against a "borrower" in possession of the "covered location". An "insured" shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The "insured" shall do nothing to prejudice such rights.

     L.   OFFSET AND REIMBURSEMENT -

          1.   Outstanding Loan Balance

               If, under Coverage A, the Company makes a "claim" payment of the "outstanding loan balance" at a "covered location", the Company has additional rights to offset and reimbursement as follows.

               The Company may elect as soon as reasonably possible after making payment of the "outstanding loan balance" and any "extra expenses", to have the "insured" assign to the Company, the "mortgage agreement" and other associated documents which evidence the extension of credit to the "borrower". Once election is made in writing by the Company, the "insured" will execute all necessary documents to effect such an assignment or transfer in a commercially reasonable time.

               If such an assignment or transfer is made, and the Company actually receives funds, net of costs to collect, from the sale, transfer, foreclosure, or workout of the "mortgage agreement" or "covered location", it shall credit the "insured's" Total for All Claims Limit of Liability up to the amount of the "outstanding loan balance" and "extra expenses" paid by the Company within a commercially reasonable time following receipt of such funds. If no assignment or transfer is made because the Company has not elected to have the "insured" make an assignment or transfer, then if the "insured" receives funds, net of costs to collect, from the sale, transfer, foreclosure, or workout of the "mortgage agreement" or "covered location", it shall reimburse the Company up to the payment of the "outstanding loan balance" and "extra expenses" paid by the Company to the "insured", net of costs to collect, and remit the same to the Company within a commercially reasonable time following receipt of such funds.

               For purposes of this subsection, the term "costs to collect" shall include costs that relate to the exercise and acquisition of the assignment, any costs to "cleanup" the "covered location", any costs incurred for the protection and preservation of the value of collateral, satisfaction of taxes, assessments and liens of third parties, and all sale costs, including reasonable attorneys fees, whether of the "mortgage agreement", the debt or the "covered location" itself.

          2.   Estimated Cleanup Costs

               If, under Coverage A, the Company makes a "claim" payment of the "estimated cleanup costs" at a "covered location", the Company shall have additional rights to offset and reimbursement as follows.

               If the "insured" receives funds, net of costs to collect, from the sale, transfer, foreclosure, or workout of the "mortgage agreement" or "covered location" in excess of the "outstanding loan balance" and "extra expenses", the "insured" shall reimburse the Company with the amount of funds up to the "estimated cleanup costs" paid at the "covered location" within a commercially reasonable period of time following receipt of such funds.

               For purposes of this subsection, the "costs to collect" shall include only those costs paid by the "insured" to "cleanup" the "covered location" to the extent that such costs were not part of an "estimated cleanup costs" payment under the policy, for the protection and preservation of collateral, satisfaction of taxes, assessments and liens of third parties, and all sale costs, including reasonable attorneys fees, whether of the "mortgage agreement", the debt or the "covered location" itself.

               If after one hundred eighty (180) days following the "claim" payment, the "insured" has to attempted a sale, transfer, foreclosure, or workout of the "mortgage agreement" or "covered location", the Company may elect to have the "insured" assign to the Company, the "mortgage agreement" and other associated documents which evidence the "insured's" extension of credit to the "borrower". It is in the discretion of the "insured" to accept the Company's request for the assignment of the "mortgage agreement" under this paragraph 2.

               If such an assignment or transfer is made, and the Company actually receives funds, net of costs to collect, from the sale, transfer, foreclosure or workout of the "mortgage agreement" or "covered location", it shall credit the "insured's" Total for All Claims Limit of Liability up to the amount of "estimated cleanup costs" paid by the Company within a commercially reasonable time following receipt of such funds.

               It is understood and agreed, between the "insured" and the Company that each party makes no promises or representations with respect to any efforts to achieve collection of funds under this Condition M.

     N. THIRD PARTY BENEFICIARY - This policy shall apply to, inure to the benefit of, and be binding upon the "insured" and the Company. Except for the "insured's" permitted assignees or transferees no third party beneficiaries are anticipated or intended by this policy.

                                IMPORTANT NOTICE

SERVICE OF SUIT

In the event of failure of the Company to pay any amount claimed to be due hereunder, the Company, at the request of the "insured", will submit to the jurisdiction of a court of competent jurisdiction within the United States. It is further agreed that service of process in such a suit shall be acknowledged by:

      General Counsel - Law Department
      Steadfast Insurance Company
      1400 American Lane
      Schaumburg, Illinois  60196

or his or her representative, and that in any suit instituted against the Company upon this policy, the Company will abide by the final decisions such court or of any appellate court in the event of any appeal. Further, pursuant to any applicable statute of any state, territory or district of the United States which makes provision therefore, the Company hereby designates the Superintendent, Commissioner or Director of Insurance, other officer specified for that purpose in the statute, or his successor or successors in office and the above General Counsel as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the "insured" or an beneficiary hereunder arising out of this policy and hereby designate the above General Counsel as the person to whom the said officer is authorized to mail such process or a true copy thereof.

IN WITNESS CLAUSE

In return for the payment of premium, and subject to the terms of this policy, the Company agrees to provide insurance as stated in this policy. This policy shall not be valid unless countersigned by a duly authorized representative of the Company.

In Witness Whereof, the Company has executed this policy, and, where required, have had it countersigned by a duly authorized representative of the Company

            PRESIDENT                     CORPORATE SECRETARY
      STEADFAST INSURANCE COMPANY      STEADFAST INSURANCE COMPANY



Copyright(C)1999 by Steadfast Insurance Company         STF-ENVL-737-A CW (6/99)
                                  Page 15 of 15
All rights reserved. No part of this document covered by the copyrights hereon may be reproduced or copied in any form by any means - graphic, electronic or mechanical, including, photocopying, taping or information storage and retrieval systems - without permission of the Steadfast Insurance Company.

                                    EXHIBIT M

                             FORM OF REQUEST FOR REVIEW


                                                   __________________, 20_____


Wells Fargo Bank Minnesota, N.A.
1015 10th Ave. S.E.
Minneapolis, MN 55414
Attention: Mortgage Document Custody - Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-1

            Re: Second Amended and Restated Pooling and Servicing Agreement dated as of September 1, 2000 (the "Agreement") among Banc of America Commercial Mortgage Inc. (successor in interest to NationsLink Funding Corporation), as Depositor, Bank of America, N.A., as Mortgage Loan Seller, Midland Loan Services, Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass Through Certificates, Series 2000-1

Ladies and Gentlemen:

             Pursuant to Section 2.02(b) of the above referenced Agreement, [_________________] requests a review of the following Mortgage file:

            Property Name:    ________________________________________
            Property Address: ________________________________________
            Loan Number:      ________________________________________

            The results of such review should be returned to [___________________] at the following address:

                              ___________________________________
                              ___________________________________
                              ___________________________________
                              Phone: ____________________________
                              Fax:  _____________________________

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

Sequence      Loan
 Number      Number        Property Name                                         Property Address
------------------------------------------------------------------------------------------------------------------------------------
   A1        51545     224-246 Worth Avenue (Palm V)                        224-246 Worth Avenue
   A2        51546     256 Worth Avenue (Power-Love Associates)             256 Worth Avenue
   A3        51447     Dutch Square Center                                  800 Bush River Road
   A4        51828     Edwards Megaplex Theater                             4900 East 4th Street
   A5        51022     Huffman Mill Plaza                                   Huffman Mill Road
   A6        51671     Wal-Mart Stores Portfolio 2                          Summary Page
   A7        51670     Wal-Mart Stores Portfolio 1                          Summary Page
   A8        51573     Golden Triangle Mall                                 2201 I-35E South
   A9        51521     Mansfield Plaza                                      State Route 57
   A10       51524     Raintree Towne Shopping Center                       Smithburg Road (Route 537)
   A11       51547     175 Worth Avenue (Hals Realty Associates)            175 Worth Avenue and 411 South Country Road
   A12       51605     Tinseltown Theater Complex                           320 South Lincoln Way
   A13       51606     Lucky Center                                         923-965 E. Las Tunas Drive
  B14       3018223    2739-2741 Taylor 211-229 Jefferson                   2739-2741 Taylor & 211-229 Jefferson
   A15       50592     Huntersville Square S/C                              NE Corner of Gilead Road and Statesville Rd.
   A16       51625     Orange Village Shopping Center                       541-591 North Madison Road (U.S. Route 15)
   A17       50889     Barnes & Noble/Chili's Land Lease                    98-108 Middlesex Turnpike
   A18       50998     Southside Shopping Center                            32 Mill Creek Drive and Avon Street Extended
  B19       2021590    Almond Orchard Shopping Center                       11753 Fair Oaks Boulevard
   A20       50740     Laurel Square Shopping Center                        US 13 and State Route 468
  B21       3101680    South Lake Center                                    NEC of Interstate 5 and Lower Boones Ferry Road
   A22       51223     Wayman Court Shopping Center                         23120-23130 Lyons Ave.
   A23       51126     New Lake Hill Shopping Center                        901-927 Hillside Ave.
  B24       3018256    Gateway Crossing Entertainment Complex               1919 Verdugo Boulevard
   A25       51062     Bainbridge Market Place                              2600 Bainbridge Blvd.
   A26       51611     Franconia Center                                     6110-6122 Franconia Road
  B27       2021699    Olivewood Shopping Center                            1200-1390 West Olive Avenue
  B28       3045150    Bancroft Center                                      2546-2580 Bancroft Way
   A29       51561     Southside Commons                                    2108 S. Irby Street
  B30       1201524    Plaza Bel Air                                        4751 East Sunrise Drive
  B31       3101847    Allen Business Park                                  6110-6190 Southwest Arctic Dr., et al.
   A32       51578     Mt. Paran Shopping Center                            5290 Roswell Road
   A33       51562     White Horse Commons                                  6134 White Horse Road
  B34       2006195    Comp USA & Mens Warehouse                            6400 Owensmouth Avenue
  B35       3048386    Harbor / 91 Freeway Shopping Center                  1604 - 1620 South Harbor Blvd
   A36       51572     Town Center Mall Shoppes                             390 Ernest W. Barrett Parkway
   A37       51551     Pecos Wigwam Commercial                              2599 Wigwam Parkway
   A38       50814     Town Center                                          3286 US Hwy 17 S
  B39       3018165    Venetian Gardens Shopping Center                     1401-1465 West March Lane
   A40       50874     Cinco Village Shopping Center                        23144 Cinco Ranch Blvd.
  B41       3012895    Orchard Supply Hardware                              300 Foresta Boulvard
   A42       50917     Cantrell Shopping Center                             SC Hwy. 9 @ Old Furnace Rd.
  B43       3027125    2132-2154 Center Street                              2132-2154 Center Street
   A44       51564     Huffines Plaza                                       229 Huffines Plaza
   A45       51522     Town East Center                                     1100 Homer Road
  B46       3028172    South Point Plaza                                    2700 West Baseline Road
   A47       51518     Centre Stage at Jonestown Shopping Center            381 Jonestown Road
  B48       2092138    Brookhurst Shopping Center                           614-658 South Brookhurst Street
   A49       51588     Windy Hill Crossing                                  2311-2343 Windy Hill  Road
   A50       51534     Harrison Ridge                                       417-435 Ridge Road
   A51       51589     Zaragosa Retail Center                               835 Zaragosa Road
   A52       51842     Tiburon Apartments                                   901 South Country Club Drive
   A53       51841     Farmstead Apartments                                 1415 North Country Club Drive
   A54       51840     Cimarron Apartments                                  151 East First Street
   A55       50927     Wellington Meadows Apartments                        9550 West Sahara Avenue
   A56       50156     Mariner Shores Apartments                            2201 N. Buffalo Drive
   A57       51520     The Mark at Salem Station                            11132-A Sunburst Lane
   A58       51816     Oasis Vista Apartments                               3300 Needles Highway
   A59       51519     Hickory Hills Townhouses                             22501 Iverson Dr.
   A60       50787     1121 Morrison Ave                                    1121-1175 Morrison Ave.
   A61       51669     North Decatur Manor Apartments                       3799-F North Decatur Road
  A62       3102092    Alder Creek Apartments                               11716 NE 49th
   A63       50130     Grassy Creek Apartments                              1331 Panama Ave.
   A64       50295     Oakridge Apartments                                  633 Rushcreek Drive
  A65       3018413    Apple Apartments                                     764 East Twain Avenue
  A66       2006617    Kingswood Gardens Apartments                         540 South Winery Avenue
  A67       3012945    Golf Course Square Apartments                        1082 Golf Course Drive
  A68       3012952    Woodgate Oaks Apartments                             290 Harvest Lane
   A69       51663     Seasons Apartments                                   819 Robin Hood Trail
   A70       51460     Bath Street Apartments                               215 Bath Street
  A71       3016946    Park Brighton Apartments                             1229 Brighton Avenue
  A72       4542254    Sunrise Village Apartments                           15615 East 4th Avenue
  A73       3009552    Ashton Park Apartments                               4441 South Escondido Road
   A74       51533     Clearbrook Apartments                                4000 West 34th Street
  A75       3032679    First Place Apartments                               13008 NE 199th Street
   A76       51568     Sunchase Square Apartments                           7317 Holly Hill Drive
   A77       51511     Casa Verde Apartments                                700-810 San Pedro & 701-811 Navarro
   A78       51078     Venbury Trail Apartments                             900 8th Street Southwest
  A79       3103140    Gallery Park Apartment                               1436 SW Park Avenue
   A80       51630     Summit Crossing Apartments                           3440 Boulder Park Drive
   A81       51614     Timber Ridge Apartments                              1342 North Garden Drive
   A82       51526     Shadowbrook Apartments                               145 Navajo Drive
  A83       4541876    Glennbrook Apartments                                3717 148th Street SW
   A84       50550     Embassy Square Apartments                            11230 Otsego Street
   A85       51525     Seashore Apartments                                  19822 Brookhurst Street
   A86       50395     2304 Sedgwick Ave                                    2304 Sedgwick Ave.
   A87       51624     Imperial Courtyard Apartments                        430 West 6th St.
   A88       51164     Power Properties 3                                   Summary Page
   A89       51532     West Oaks Club Apartments                            43120 30th Street West
   A90       51515     5400 Live Oak Apartments                             5400 Live Oak St.
   A91       51550     Buffalo Avenue Apartments                            5914 Buffalo Avenue and 13545 Califa Street
   A92       51465     Ladera Apartments                                    203 Ladera Street
   A93       51629     Anderson Park Apartments                             251 Anderson Ave.
  A94       3020062    Villeurbanne Apartments                              2821 Lou Ann Drive
   A95       51195     Pelican Cove Apartments                              707-709 Eaton St.
   A96       51512     Oakley Lofts                                         1855 North Oakley
   A97       51234     Del Nido Apartments                                  2100 South Avenue A
   A98       51513     Balcones Apartments                                  1000 Balcones Drive
   A99       51595     Bonnie Brae                                          236 South Bonnie Brae Street
  A100       51535     Westwood Apts.                                       519 West 940 North
  A101       50374     1065 Jerome Ave                                      1065 Jerome Avenue
  A102       51379     Bethany Biltmore Apartments                          1350 E. Bethany Home Road
  A103       51596     Casa Manana Apartments                               227-235 Cypress Drive
  A104       51473     Bayshore Apartments                                  3224-3254 Burke Road
  A105       50599     610 West 143rd St.                                   610 West 143rd St
  A106       51539     Central Manor Apartments                             2611 Central Avenue NE
  A107       50600     213-217 West 238th St                                213-217 West 238th St.
  A108       50789     511 West 147th St.                                   511- 519 West 147th St.
  A109       51667     SCI Portfolio-411 N Ackard St.                       411 N. Ackard St.
  A110       51626     Lahser Medical Complex Buildings II, III & IV        27207-27211 Lahser Road
  B111      3024965    75 Willow Road                                       75 Willow Road
  A112       51088     Kaiser Foundation Health Plan Building               1033 Third Street
  A113       51114     Corporate Pointe II                                  26901 Agoura Rd.
  A114       50943     Brand Village                                        1111 N. Brand Blvd.
  A115       51549     Harold Poll Building                                 110 S. Union Street
  A116       51594     Dorsey Hall Medical Center                           9501 Old Annapolis Road
  A117       51627     Plantation Business Park & Sheridan Park             Summary Page
  B118      4537841    Lakeside Plaza                                       7900 Green Lake Drive North
  B119      3054319    Silver Lake Medical Building                         1920 100th ST SE
  B120      3032737    Sherlock Building                                    320 SW Oak Street
  B121      2021665    Pacifica Plaza                                       6101 Centinela Avenue
  A122       51618     1750 Fifth Avenue Building                           1750 Fifth Avenue and 1755 Fourth Avenue
  A123       51593     Maracay Building                                     15160 North Hayden Road
  A124       51530     West End Court                                       830 West End Court
  B125      1795152    Mill Creek Clinic                                    15808 Mill Creek Boulevard
  A126       51457     Century Plaza                                        1777 N. California Blvd.
  A127       51579     Innkeepers Portfolio                                 Summary Page
  A128       51635     Radisson Suites - Secaucus, NJ                       350 Route 3 West
  A129       51153     Hilton Garden Inn                                    705 Currency Circle
  A130       51587     Biltmore Suites Hotel                                NC Highway 68 & Regency Drive
  B131      2088714    Best Western Stovall's Inn                           1110 West Katella Avenue
  A132       51824     Hawthorn Suites                                      1502 East Central Texas Expressway
  B133      3041985    The Voyager Hotel                                    501 K Street
  A134       51637     Rosewood Care Center - Moline                        7300 34th Ave
  A135       51638     Rosewood Care Center - Peoria                        1500 West Northmoor Rd
  B136      3032166    Rosewood Park Retirement                             2405 SW 234th Ave
  A137       51051     Walnut Woods of Boyertown                            35 North Walnut Street
  A138       51067     Hampshire Retirement                                 3460 R Street
  A139       51560     Creekwood Care Center                                830 Tamalpais Avenue
  A140       50832     Cox Communications Building                          5651 Copley Dr.
  B141      3022381    Metrocom Building                                    980 University
  B142      1202613    Koretoff Industrial Complex                          15960-15983 Downey Avenue
  B143      4548590    Baugh Construction Building                          900 Poplar Place South
  B144      3032893    SRC Vision Building                                  2067 Commerce Drive
  A145       51424     C-2 Civic Center Business Park                       920 E. Madison Street
  B146      4548707    Oakridge Business Park                               17965 Northeast 65th Street
  B147      2006963    Rancho Del Oro Commerce Ctr II                       4055-4065 Oceanside Blvd.
  A148       51414     Career Guidance Foundation Center                    8090 Engineer Road
  A149       51607     Meadows Mobile Home Park                             1515 Polaris Drive
  A150       51567     Lord Calvert Mobile Home Park                        21165 Great Mills Rd
  B151      3059565    The Meadows Mobile Home Park (ID)                    12493 State Highway 75
  B152      3102464    Columbia Vista Manufactured Home Park                839 Livingston Place
  A153       51604     Desert Classic Mobile Home Park                      5250 South Campbell Avenue
  B154      3021391    Int'l Aviation Air Cargo Term.                       5975 & 6075 South Spencer Street
  B155      3056355    Worthington Ford of Alaska                           1950 Gambell Street
  A156       51576     I-40 Bell                                            Summary Page
  B157      4542437    Evergreen Mini-Storage                               17600 147th Street Southeast
  B158      3057650    Moss Bay Self Storage                                333 5th Place South
  A159       51632     American Store & Lock #1                             13304 E. Independence Blvd. and 101 Seaboard Dr.

                                                                                                                           Remaining
                                                                                                                              Term
                                                                                                                           To Stated
Sequence                                         Zip       Mortgage    Amortization                                         Maturity
 Number        City                  State      Code       Rate(%)        Basis         Original Balance   Cut-off Balance  (months)
------------------------------------------------------------------------------------------------------------------------------------
   A1       Palm Beach                 FL       33480       8.010%        ACT/360        $17,705,750.00     $17,582,613.88     108
   A2       Palm Beach                 FL       33480       8.010%        ACT/360        $11,933,800.00     $11,850,805.42     108
   A3       Columbia                   SC       29210       7.875%        ACT/360        $23,800,000.00     $23,513,185.80     101
   A4       Ontario                    CA       91764       8.430%        ACT/360        $22,000,000.00     $21,895,906.28     111
   A5       Burlington                 NC       27215       7.170%        ACT/360        $18,400,000.00     $18,253,462.97     109
   A6       Multiple                   LA      Multiple     7.990%        ACT/360        $12,600,000.00     $12,533,113.09     138
   A7       Multiple                   TX      Multiple     7.990%        ACT/360        $ 4,400,000.00      $4,376,642.69     138
   A8       Denton                     TX       76205       8.240%        ACT/360        $17,000,000.00     $16,888,820.89     108
   A9       Hackettstown               NJ       07840       7.760%        ACT/360        $ 8,500,000.00      $8,436,911.91     108
   A10      Freehold                   NJ       07728       7.670%        ACT/360        $ 8,222,000.00      $8,159,555.25     108
   A11      Palm Beach                 FL       33480       8.010%        ACT/360        $ 6,253,000.00      $6,209,512.93     108
   A12      North Aurora               IL       60542       8.700%        ACT/360        $ 5,484,022.00      $5,459,909.38     111
   A13      San Gabriel                CA       91776       7.920%        ACT/360        $ 5,442,000.00      $5,403,248.30     108
  B14       San Francisco              CA       94133       8.355%        30/360         $ 6,045,000.00      $5,070,755.73     132
   A15      Huntersville               NC       28078       7.694%        ACT/360        $ 4,451,249.08      $4,392,580.64     212
   A16      Orange                     VA       22960       7.810%        ACT/360        $ 4,400,000.00      $4,370,032.66     109
   A17      Burlington                 MA       01803       7.090%        ACT/360        $ 4,500,000.00      $4,290,569.85     168
   A18      Charlottesville            VA       22902       7.500%        ACT/360        $ 4,103,086.00      $4,076,150.83     110
  B19       Citrus Heights             CA       95610       8.250%        30/360         $ 4,500,000.00      $3,993,906.03     36
   A20      Laurel                     DE       19956       7.553%        ACT/360        $ 4,000,000.00      $3,966,443.44     107
  B21       Tualatin                   OR       97062       9.200%        30/360         $ 4,000,000.00      $3,676,344.03     50
   A22      Santa Clarita              CA       91321       7.250%        ACT/360        $ 3,675,000.00      $3,571,356.88     96
   A23      New Hyde Park              NY       11040       7.000%        ACT/360        $ 3,600,000.00      $3,540,855.28     99
  B24       La Canada Flintridge       CA       91011       9.430%        30/360         $ 4,000,000.00      $3,395,176.44     11
   A25      Chesapeake                 VA       23324       7.250%        ACT/360        $ 3,400,000.00      $3,376,253.62     170
   A26      Alexandria                 VA       22310       8.330%        ACT/360        $ 3,309,789.00      $3,290,082.76     109
  B27       Merced                     CA       95340       7.625%        30/360         $ 3,750,000.00      $2,973,679.29     39
  B28       Berkeley                   CA       94704       8.580%        30/360         $ 3,060,000.00      $2,958,853.59     89
   A29      Florence                   SC       29505       8.070%        ACT/360        $ 2,872,000.00      $2,838,809.58     108
  B30       Tucson                     AZ       85718       7.750%        ACT/360        $ 3,000,000.00      $2,717,647.84     11
  B31       Beaverton                  OR       97005       9.550%        30/360         $ 2,855,000.00      $2,658,308.22     55
   A32      Atlanta                    GA       30342       8.250%        ACT/360        $ 2,694,000.00      $2,676,429.10     108
   A33      Greenville                 SC       29611       8.070%        ACT/360        $ 2,517,000.00      $2,487,912.14     108
  B34       Woodland Hills             CA       91367       8.000%        30/360         $ 3,000,000.00      $2,437,825.65     37
  B35       Fullerton                  CA       92832       8.000%        30/360         $ 2,650,000.00      $2,415,111.38     152
   A36      Kennesaw                   GA       30144       8.360%        ACT/360        $ 2,450,000.00      $2,434,493.11     108
   A37      Henderson                  NV       89014       8.020%        ACT/360        $ 2,400,000.00      $2,382,193.38     107
   A38      Chocowinity                NC       27817       7.525%        ACT/360        $ 2,400,000.00      $2,373,051.16     163
  B39       Stockton                   CA       95207       9.250%        30/360         $ 2,450,000.00      $2,259,729.55     15
   A40      Katy                       TX       77494       7.290%        ACT/360        $ 2,235,000.00      $2,197,212.52     97
  B41       San Leandro                CA       94578       8.125%        30/360         $ 2,350,000.00      $2,089,288.57     65
   A42      Boiling Springs            SC       29316       7.350%        ACT/360        $ 2,093,558.89      $2,072,179.46     99
  B43       Berkeley                   CA       94704       9.125%        30/360         $ 2,080,000.00      $1,995,427.50     80
   A44      Lewisville                 TX       75057       8.650%        ACT/360        $ 1,971,000.00      $1,938,246.26     109
   A45      Minden                     LA       71055       7.980%        ACT/360        $ 1,900,000.00      $1,828,604.18     105
  B46       Tempe                      AZ       85282       9.000%        30/360         $ 2,000,000.00      $1,761,588.45     141
   A47      Winston-Salem              NC       27104       8.090%        ACT/360        $ 1,714,700.00      $1,689,976.88     105
  B48       Anaheim                    CA       92804       8.400%        30/360         $ 1,700,000.00      $1,426,765.46     45
   A49      Marietta                   GA       30067       8.330%        ACT/360        $ 1,400,000.00      $1,353,004.06     108
   A50      Munster                    IN       46321       9.610%        ACT/360        $ 1,125,000.00      $1,114,849.36     107
   A51      El Paso                    TX       79907       9.370%        ACT/360          $ 992,250.00       $ 977,366.90     109
   A52      Mesa                       AZ       85210       7.970%        ACT/360        $16,524,000.00     $16,435,833.32     111
   A53      Mesa                       AZ       85201       7.970%        ACT/360        $11,200,000.00     $11,140,240.46     111
   A54      Mesa                       AZ       85201       7.970%        ACT/360        $ 6,157,000.00      $6,124,148.23     111
   A55      Las Vegas                  NV       89117       7.100%        ACT/360        $19,040,000.00     $18,873,499.73     108
   A56      Las Vegas                  NV       89128       8.380%        ACT/360        $10,900,000.00     $10,669,447.89     108
   A57      Fredericksburg             VA       22407       7.400%        ACT/360        $10,200,000.00     $10,111,037.30     107
   A58      Laughlin                   NV       89029       7.730%        ACT/360        $ 8,940,000.00      $8,884,640.29     110
   A59      Great Mills                MD       20634       7.160%        ACT/360        $ 7,300,000.00      $7,221,406.87     105
   A60      Bronx                      NY       10472       7.310%        ACT/360        $ 5,985,900.00      $5,871,356.45     92
   A61      Decatur                    GA       30032       8.043%        ACT/360        $ 5,225,000.00      $5,195,184.21     110
  A62       Vancouver                  WA       98682       8.000%        30/360         $ 5,300,000.00      $5,043,965.73     121
   A63      Indianapolis               IN       46241       7.860%        ACT/360        $ 5,075,000.00      $4,955,950.39     85
   A64      Houston                    TX       77067       7.670%        ACT/360        $ 4,900,000.00      $4,869,187.77     110
  A65       Las Vegas                  NV       89109       8.370%        30/360         $ 4,000,000.00      $3,780,675.13     73
  A66       Fresno                     CA       93727       8.150%        30/360         $ 4,500,000.00      $3,706,640.36     40
  A67       Rohnert Park               CA       94928       7.620%        30/360         $ 3,700,000.00      $3,428,683.30      5
  A68       Santa Rosa                 CA       95403       7.620%        30/360         $ 3,450,000.00      $3,197,015.77      5
   A69      Statesboro                 GA       30458       7.770%        ACT/360        $ 3,212,795.00      $3,193,103.89     110
   A70      Santa Barbara              CA       93101       7.015%        ACT/360        $ 3,000,000.00      $2,955,729.04     101
  A71       Modesto                    CA       95355       8.000%        30/360         $ 3,000,000.00      $2,878,768.52     70
  A72       Spokane                    WA       99216       7.110%        30/360         $ 3,000,000.00      $2,812,908.30     74
  A73       Las Vegas                  NV       89119       7.755%        30/360         $ 3,000,000.00      $2,769,936.25      2
   A74      Houston                    TX       77092       8.070%        ACT/360        $ 2,735,271.00      $2,713,272.65     106
  A75       Battle Ground              WA       98604       7.310%        30/360         $ 2,700,000.00      $2,631,719.92     90
   A76      Dallas                     TX       75231       7.990%        ACT/360        $ 2,600,000.00      $2,571,814.81     109
   A77      College Station            TX       77845       7.410%        ACT/360        $ 2,600,000.00      $2,575,249.08     106
   A78      Altoona                    IA       50009       6.960%        ACT/360        $ 2,600,000.00      $2,556,895.66     159
  A79       Portland                   OR       97201       7.875%        30/360         $ 2,587,500.00      $2,499,365.69     77
   A80      Atlanta                    GA       30331       8.690%        ACT/360        $ 2,472,000.00      $2,461,100.85     111
   A81      St. Louis                  MO       63138       8.030%        ACT/360        $ 2,386,000.00      $2,369,493.77     108
   A82      Sedona                     AZ       86336       7.990%        ACT/360        $ 2,356,000.00      $2,338,377.82     107
  A83       Lynnwood                   WA       98037       8.250%        30/360         $ 2,455,000.00      $2,298,335.02     68
   A84      North Hollywood            CA       91601       7.040%        ACT/360        $ 2,300,000.00      $2,249,339.49     99
   A85      Huntington Beach           CA       92646       7.655%        ACT/360        $ 2,180,000.00      $2,162,186.06     107
   A86      Bronx                      NY       10468       7.770%        ACT/360        $ 2,131,800.00      $2,085,721.29     88
   A87      Irving                     TX       75060       8.000%        ACT/360        $ 2,100,000.00      $2,085,356.76     108
   A88      Multiple                   TX      Multiple     7.250%        ACT/360        $ 2,050,000.00      $2,020,002.77     100
   A89      Lancaster                  CA       93536       7.210%        ACT/360        $ 1,950,000.00      $1,930,506.29     106
   A90      Dallas                     TX       75214       7.640%        ACT/360        $ 1,800,000.00      $1,782,817.78     105
   A91      Van Nuys                   CA       91401       7.830%        ACT/360        $ 1,746,000.00      $1,732,371.10     107
   A92      Santa Barbara              CA       93101       7.125%        ACT/360        $ 1,600,000.00      $1,576,973.84     101
   A93      Atlanta                    GA       30314       8.640%        ACT/360        $ 1,542,554.00      $1,530,536.89     111
  A94       Modesto                    CA       95350       8.625%        30/360         $ 1,575,000.00      $1,524,085.44     74
   A95      Oceanside                  CA       92054       7.178%        ACT/360        $ 1,500,000.00      $1,472,953.74     96
   A96      Chicago                    IL       60647       7.630%        ACT/360        $ 1,450,000.00      $1,436,934.21     106
   A97      Yuma                       AZ       85364       7.127%        ACT/360        $ 1,440,000.00      $1,414,720.98     97
   A98      College Station            TX       77845       7.560%        ACT/360        $ 1,400,000.00      $1,387,160.65     106
   A99      Los Angeles                CA       90057       8.100%        ACT/360        $ 1,300,000.00      $1,291,778.31     109
  A100      Provo                      UT       84604       7.930%        ACT/360        $ 1,119,000.00      $1,109,663.43     106
  A101      Bronx                      NY       10452       7.870%        ACT/360        $ 1,071,000.00      $1,048,399.66     88
  A102      Phoenix                    AZ       85014       7.963%        ACT/360        $ 1,025,000.00      $1,012,382.22     100
  A103      San Ysidro                 CA       92173       8.280%        ACT/360        $ 1,000,000.00       $ 993,966.64     109
  A104      Pasedena                   TX       77504       8.125%        ACT/360        $ 1,000,000.00       $ 981,974.44     102
  A105      New York                   NY       10031       7.490%        ACT/360          $ 868,000.00       $ 852,161.93     106
  A106      Minneapolis                MN       55418       8.420%        ACT/360          $ 805,000.00       $ 795,656.01     107
  A107      Bronx                      NY       10463       7.280%        ACT/360          $ 813,000.00       $ 796,119.57     92
  A108      Bronx                      NY       10031       7.750%        ACT/360          $ 771,000.00       $ 759,939.77     110
  A109      Dallas                     TX       75201       8.680%        ACT/360        $26,518,000.00     $26,313,039.06     111
  A110      Southfield                 MI       48034       8.080%        ACT/360        $10,649,600.00     $10,594,358.38     99
  B111      Menlo Park                 CA       94025       7.820%        30/360         $ 8,000,000.00      $7,583,133.74     78
  A112      San Rafael                 CA       94901       7.200%        ACT/360        $ 7,520,000.00      $7,399,941.98     106
  A113      Calabasas                  CA       91301       6.900%        ACT/360        $ 6,400,000.00      $6,292,452.00     99
  A114      Glendale                   CA       91202       6.990%        ACT/360        $ 5,313,000.00      $5,212,959.74     96
  A115      Seattle                    WA       98101       7.790%        ACT/360        $ 4,919,000.00      $4,859,032.10     108
  A116      Ellicott City (Columbia)   MD       21043       7.870%        ACT/360        $ 4,247,290.00      $4,196,290.18     108
  A117      Multiple                   SC      Multiple     8.380%        ACT/360        $ 3,800,000.00      $3,765,794.70     110
  B118      Seattle                    WA       98103       7.500%        30/360         $ 3,515,000.00      $3,340,041.68     81
  B119      Everett                    WA       98208       7.690%        30/360         $ 2,950,000.00      $2,861,872.04     96
  B120      Portland                   OR       97204       7.320%        30/360         $ 3,000,000.00      $2,836,216.21     88
  B121      Culver City                CA       90230       7.280%        30/360         $ 5,200,000.00      $2,213,014.52     17
  A122      San Diego                  CA       92101       8.030%        ACT/360        $ 2,523,000.00      $2,505,546.04     108
  A123      Scottsdale                 AZ       85260       8.260%        ACT/360        $ 1,987,500.00      $1,976,801.40     110
  A124      Vernon Hills               IL       60061       7.110%        ACT/360        $ 1,775,430.00      $1,746,621.28     106
  B125      Mill Creek                 WA       98012       8.625%        30/360         $ 1,925,000.00      $1,605,082.31     41
  A126      Walnut Creek               CA       94596       7.955%        ACT/360        $ 1,500,000.00      $1,476,042.56     104
  A127      Multiple                   WA      Multiple     7.160%        ACT/360        $58,000,000.00     $58,000,000.00     110
  A128      Secaucus                   NJ       07094       8.630%        ACT/360        $13,800,000.00     $13,681,839.04     110
  A129      Lake Mary                  FL       32746       7.550%        ACT/360        $ 6,300,000.00      $6,059,308.93     159
  A130      High Point                 NC       27265       8.973%        ACT/360        $ 4,200,000.00      $4,162,417.20     109
  B131      Anaheim                    CA       92802       8.250%        30/360         $ 4,350,000.00      $3,413,217.81     96
  A132      Killeen                    TX       76541       8.910%        ACT/360        $ 2,660,000.00      $2,638,489.68     110
  B133      Anchorage                  AK       99501       8.550%        ACT/360        $ 2,000,000.00      $1,779,731.02     65
  A134      Moline                     IL       61265       8.890%        ACT/360        $10,312,500.00     $10,236,059.40     111
  A135      Peoria                     IL       61614       8.890%        ACT/360        $ 8,775,000.00      $8,709,956.02     111
  B136      Hillsboro                  OR       97123       8.250%        30/360         $10,000,000.00      $9,614,820.63     86
  A137      Boyertown                  PA       19512       6.770%        ACT/360        $ 7,800,000.00      $7,570,818.72     97
  A138      Merced                     CA       95348       6.770%        ACT/360        $ 7,100,000.00      $6,891,386.41     97
  A139      Novato                     CA       94947       8.440%        ACT/360        $ 2,050,000.00      $2,026,300.36     107
  A140      San Diego                  CA       92111       8.110%        ACT/360        $12,560,000.00     $12,415,966.81     108
  B141      Los Gatos                  CA       95030       7.795%        30/360         $ 3,640,000.00      $3,326,721.46     77
  B142      Paramount                  CA       90723       9.750%        30/360         $ 4,000,000.00      $3,108,296.04     112
  B143      Seattle                    WA       98144       8.625%        30/360         $ 3,220,000.00      $3,102,760.10     86
  B144      Medford                    OR       97504       8.300%        30/360         $ 3,000,000.00      $2,908,683.46     93
  A145      Phoenix                    AZ       85034       8.025%        ACT/360        $ 1,762,500.00      $1,741,139.67     100
  B146      Redmond                    WA       98052       8.875%        30/360         $ 1,590,000.00      $1,534,257.26     86
  B147      Oceanside                  CA       92054       8.500%        ACT/360        $ 2,000,000.00      $1,434,310.48     102
  A148      San Diego                  CA       92111       8.200%        ACT/360          $ 465,000.00       $ 456,315.87     101
  A149      Pittsburg                  CA       94565       7.800%        ACT/360        $ 6,400,000.00      $6,361,078.65     110
  A150      Lexington Park             MD       20653       8.450%        ACT/360        $ 3,500,000.00      $3,479,819.38     109
  B151      Ketchum                    ID       83340       7.375%        30/360         $ 2,150,000.00      $2,096,962.41     100
  B152      Troutdale                  OR       97060       7.750%        30/360         $ 2,010,000.00      $1,871,432.08     67
  A153      Tucson                     AZ       85706       7.800%        ACT/360        $ 1,700,000.00      $1,682,875.51     110
  B154      Las Vegas                  NV       89119       8.125%        30/360         $ 8,100,000.00      $7,707,141.84     43
  B155      Anchorage                  AK       99501       7.130%        30/360         $ 6,000,000.00      $5,838,228.56     63
  A156      Multiple                   TX      Multiple     8.490%        ACT/360        $ 5,132,000.00      $5,098,589.95     107
  B157      Monroe                     WA       98272       8.500%        30/360         $ 2,450,000.00      $2,163,381.38     69
  B158      Kirkland                   WA       98033       8.000%        30/360         $ 2,250,000.00      $2,081,378.00     156
  A159      Stallings (Indian Trail)   NC       28079       8.150%        ACT/360        $ 1,160,000.00      $1,149,075.83     110

Sequence        Stated                                                        Primary        Master           Ownership
 Number      Maturity Date     Due Day   Monthly Payment    Admin. Fee     Servicing Fee  Servicing Fee       Interest
------------------------------------------------------------------------------------------------------------------------------------
   A1          8/1/2009          1st       $ 130,041.97      0.14375%         0.10000%      0.14075%         Fee Simple
   A2          8/1/2009          1st       $ 87,649.20       0.14375%         0.10000%      0.14075%         Fee Simple
   A3          1/1/2009          1st       $ 172,566.52      0.14375%         0.10000%      0.14075%         Fee Simple
   A4          11/1/2009         1st       $ 168,070.77      0.14375%         0.10000%      0.14075%         Fee Simple
   A5          9/1/2009          1st       $ 124,523.57      0.14375%         0.10000%      0.14075%         Fee Simple
   A6          2/1/2012          1st       $ 92,366.51       0.14375%         0.10000%      0.14075%         Fee Simple
   A7          2/1/2012          1st       $ 32,254.97       0.14375%         0.10000%      0.14075%         Fee Simple
   A8          8/1/2009          1st       $ 127,595.83      0.14375%         0.10000%      0.14075%         Fee Simple
   A9          8/1/2009          1st       $ 60,953.79       0.14375%         0.10000%      0.14075%         Fee Simple
   A10         8/1/2009          1st       $ 58,449.53       0.14375%         0.10000%      0.14075%         Fee Simple
   A11         8/1/2009          1st       $ 45,925.90       0.14375%         0.10000%      0.14075%         Fee Simple
   A12         11/1/2009         1st       $ 42,947.13       0.14375%         0.10000%      0.14075%         Fee Simple
   A13         8/1/2009          1st       $ 39,628.39       0.14375%         0.10000%      0.14075%         Fee Simple
  B14          8/1/2011          1st       $ 58,858.59       0.14375%         0.10000%      0.14075%         Fee Simple
   A15         4/1/2018          1st       $ 34,133.17       0.14375%         0.10000%      0.14075%         Fee Simple
   A16         9/1/2009          1st       $ 31,704.77       0.12375%         0.08000%      0.12075%         Fee Simple
   A17         8/1/2014          1st       $ 35,131.97       0.14375%         0.10000%      0.14075%         Leasehold
   A18         10/1/2009         1st       $ 28,689.37       0.14375%         0.10000%      0.14075%         Fee Simple
  B19          8/1/2003          1st       $ 35,480.26       0.14375%         0.10000%      0.14075%         Fee Simple
   A20         7/1/2009          1st       $ 28,113.89       0.14375%         0.10000%      0.14075%         Fee Simple
  B21          10/1/2004         1st       $ 34,177.37       0.14375%         0.10000%      0.14075%         Fee Simple
   A22         8/1/2008          1st       $ 26,563.15       0.14375%         0.10000%      0.14075%         Fee Simple
   A23         11/1/2008         1st       $ 23,950.89       0.14375%         0.10000%      0.14075%         Fee Simple
  B24          6/28/2001         1st       $ 41,600.20       0.14375%         0.10000%      0.14075%         Leasehold
   A25         10/1/2014         1st       $ 23,193.99       0.14375%         0.10000%      0.14075%         Fee Simple
   A26         9/1/2009          1st       $ 25,051.73       0.14375%         0.10000%      0.14075%         Fee Simple
  B27          11/1/2003         1st       $ 31,186.30       0.14375%         0.10000%      0.14075%         Fee Simple
  B28          1/1/2008          1st       $ 24,805.14       0.14375%         0.10000%      0.14075%         Fee Simple
   A29         8/1/2009          1st       $ 22,299.91       0.14375%         0.10000%      0.14075%         Fee Simple
  B30          7/1/2001          1st       $ 22,659.86       0.14375%         0.10000%      0.14075%         Fee Simple
  B31          3/1/2005          1st       $ 25,043.34       0.14375%         0.10000%      0.14075%         Fee Simple
   A32         8/1/2009          1st       $ 20,239.12       0.14375%         0.10000%      0.14075%         Fee Simple
   A33         8/1/2009          1st       $ 19,543.48       0.14375%         0.10000%      0.14075%         Fee Simple
  B34          9/1/2003          1st       $ 25,093.20       0.14375%         0.10000%      0.14075%         Fee Simple
  B35          4/1/2013          1st       $ 25,324.78       0.14375%         0.10000%      0.14075%         Fee Simple
   A36         8/1/2009          1st       $ 18,595.83       0.14375%         0.10000%      0.14075%         Fee Simple
   A37         7/1/2009          1st       $ 17,643.82       0.14375%         0.10000%      0.14075%         Fee Simple
   A38         3/1/2014          1st       $ 16,822.25       0.14375%         0.10000%      0.14075%         Leasehold
  B39          11/1/2001         1st       $ 22,438.74       0.14375%         0.10000%      0.14075%         Fee Simple
   A40         9/1/2008          1st       $ 15,307.32       0.14375%         0.10000%      0.14075%         Fee Simple
  B41          1/1/2006          1st       $ 19,839.55       0.14375%         0.10000%      0.14075%         Fee Simple
   A42         11/1/2008         1st       $ 14,503.11       0.14375%         0.10000%      0.14075%         Fee Simple
  B43          4/1/2007          1st       $ 17,633.67       0.14375%         0.10000%      0.14075%         Fee Simple
   A44         9/1/2009          1st       $ 17,292.38       0.14375%         0.10000%      0.14075%         Fee Simple
   A45         5/1/2009          1st       $ 18,135.46       0.14375%         0.10000%      0.14075%         Fee Simple
  B46          5/1/2012          1st       $ 20,285.33       0.14375%         0.10000%      0.14075%         Fee Simple
   A47         5/1/2009          1st       $ 13,336.73       0.14375%         0.10000%      0.14075%         Fee Simple
  B48          5/1/2004          1st       $ 14,651.01       0.14375%         0.10000%      0.14075%         Fee Simple
   A49         8/1/2009          1st       $ 13,647.20       0.24375%         0.20000%      0.24075%         Fee Simple
   A50         7/1/2009          1st        $ 9,915.25       0.14375%         0.10000%      0.14075%         Fee Simple
   A51         9/1/2009          1st        $ 9,165.00       0.14375%         0.10000%      0.14075%         Fee Simple
   A52         11/1/2009         1st       $ 120,901.86      0.14375%         0.10000%      0.14075%         Fee Simple
   A53         11/1/2009         1st       $ 81,947.52       0.14375%         0.10000%      0.14075%         Fee Simple
   A54         11/1/2009         1st       $ 45,049.19       0.14375%         0.10000%      0.14075%         Fee Simple
   A55         8/1/2009          1st       $ 127,954.89      0.14375%         0.10000%      0.14075%         Fee Simple
   A56         8/1/2009          1st       $ 82,886.35       0.26875%         0.22500%      0.26575%         Fee Simple
   A57         7/1/2009          1st       $ 70,622.74       0.14375%         0.10000%      0.14075%         Fee Simple
   A58         10/1/2009         1st       $ 63,923.74       0.14375%         0.10000%      0.14075%         Fee Simple
   A59         5/1/2009          1st       $ 49,354.02       0.14375%         0.10000%      0.14075%         Fee Simple
   A60         4/1/2008          1st       $ 41,212.26       0.14375%         0.10000%      0.14075%         Fee Simple
   A61         10/1/2009         1st       $ 38,495.94       0.14375%         0.10000%      0.14075%         Fee Simple
  A62          9/1/2010          1st       $ 38,889.52       0.14375%         0.10000%      0.14075%         Fee Simple
   A63         9/1/2007          1st       $ 36,744.45       0.19375%         0.15000%      0.19075%         Fee Simple
   A64         10/1/2009         1st       $ 34,833.70       0.14375%         0.10000%      0.14075%         Fee Simple
  A65          8/10/2006         10th      $ 31,859.42       0.14375%         0.10000%      0.14075%         Fee Simple
  A66          12/1/2003         1st       $ 38,060.98       0.14375%         0.10000%      0.14075%         Fee Simple
  A67          1/1/2001          1st       $ 27,632.13       0.14375%         0.10000%      0.14075%         Fee Simple
  A68          1/1/2001          1st       $ 25,765.09       0.14375%         0.10000%      0.14075%         Fee Simple
   A69         10/1/2009         1st       $ 23,061.28       0.14375%         0.10000%      0.14075%         Fee Simple
   A70         1/1/2009          1st       $ 19,989.31       0.14375%         0.10000%      0.14075%         Fee Simple
  A71          6/1/2006          1st       $ 21,995.78       0.14375%         0.10000%      0.14075%         Fee Simple
  A72          10/1/2006         1st       $ 21,451.32       0.14375%         0.10000%      0.14075%         Fee Simple
  A73          10/1/2000         1st       $ 22,669.71       0.14375%         0.10000%      0.14075%         Fee Simple
   A74         6/1/2009          1st       $ 20,204.09       0.14375%         0.10000%      0.14075%         Fee Simple
  A75          2/1/2008          1st       $ 18,528.77       0.14375%         0.10000%      0.14075%         Fee Simple
   A76         9/1/2009          1st       $ 20,050.00       0.14375%         0.10000%      0.14075%         Fee Simple
   A77         6/1/2009          1st       $ 18,019.61       0.14375%         0.10000%      0.14075%         Fee Simple
   A78         11/1/2013         1st       $ 17,228.08       0.14375%         0.10000%      0.14075%         Fee Simple
  A79          1/1/2007          1st       $ 18,761.17       0.14375%         0.10000%      0.14075%         Fee Simple
   A80         11/1/2009         1st       $ 19,341.40       0.14375%         0.10000%      0.14075%         Fee Simple
   A81         8/1/2009          1st       $ 17,557.55       0.14375%         0.10000%      0.14075%         Fee Simple
   A82         7/1/2009          1st       $ 17,271.07       0.14375%         0.10000%      0.14075%         Fee Simple
  A83          4/1/2006          1st       $ 19,337.49       0.14375%         0.10000%      0.14075%         Fee Simple
   A84         11/1/2008         1st       $ 15,274.06       0.14375%         0.10000%      0.14075%         Fee Simple
   A85         7/1/2009          1st       $ 15,474.92       0.14375%         0.10000%      0.14075%         Fee Simple
   A86         12/1/2007         1st       $ 15,301.95       0.24375%         0.20000%      0.24075%         Fee Simple
   A87         8/1/2009          1st       $ 15,409.06       0.14375%         0.10000%      0.14075%         Fee Simple
   A88         12/1/2008         1st       $ 13,984.61       0.14375%         0.10000%      0.14075%         Fee Simple
   A89         6/1/2009          1st       $ 13,249.57       0.14375%         0.10000%      0.14075%         Fee Simple
   A90         5/1/2009          1st       $ 12,758.87       0.14375%         0.10000%      0.14075%         Fee Simple
   A91         7/1/2009          1st       $ 12,605.22       0.14375%         0.10000%      0.14075%         Fee Simple
   A92         1/1/2009          1st       $ 10,779.50       0.14375%         0.10000%      0.14075%         Fee Simple
   A93         11/1/2009         1st       $ 12,566.93       0.14375%         0.10000%      0.14075%         Fee Simple
  A94          10/1/2006         1st       $ 12,248.33       0.14375%         0.10000%      0.14075%         Fee Simple
   A95         8/1/2008          1st       $ 10,159.49       0.14375%         0.10000%      0.14075%         Fee Simple
   A96         6/1/2009          1st       $ 10,268.00       0.14375%         0.10000%      0.14075%         Fee Simple
   A97         9/1/2008          1st        $ 9,703.49       0.14375%         0.10000%      0.14075%         Fee Simple
   A98         6/1/2009          1st        $ 9,846.59       0.14375%         0.10000%      0.14075%         Fee Simple
   A99         9/1/2009          1st        $ 9,629.72       0.14375%         0.10000%      0.14075%         Fee Simple
  A100         6/1/2009          1st        $ 8,156.29       0.14375%         0.10000%      0.14075%         Fee Simple
  A101         12/1/2007         1st        $ 7,761.78       0.29375%         0.25000%      0.29075%         Fee Simple
  A102         12/1/2008         1st        $ 7,494.67       0.14375%         0.10000%      0.14075%         Fee Simple
  A103         9/1/2009          1st        $ 7,533.77       0.14375%         0.10000%      0.14075%         Fee Simple
  A104         2/1/2009          1st        $ 7,801.15       0.14375%         0.10000%      0.14075%         Fee Simple
  A105         6/1/2009          1st        $ 6,063.24       0.29375%         0.25000%      0.29075%         Fee Simple
  A106         7/1/2009          1st        $ 6,438.74       0.14375%         0.10000%      0.14075%         Fee Simple
  A107         4/1/2008          1st        $ 5,562.65       0.29375%         0.25000%      0.29075%         Fee Simple
  A108         10/1/2009         1st        $ 5,523.54       0.29375%         0.25000%      0.29075%         Fee Simple
  A109         11/1/2009         1st       $ 216,756.31      0.14375%         0.10000%      0.14075%         Leasehold
  A110         11/1/2008         1st       $ 78,737.73       0.14375%         0.10000%      0.14075%         Fee Simple
  B111         2/1/2007          1st       $ 60,794.42       0.14375%         0.10000%      0.14075%         Fee Simple
  A112         6/1/2009          1st       $ 54,113.07       0.14375%         0.10000%      0.14075%         Fee Simple
  A113         11/1/2008         1st       $ 42,150.41       0.14375%         0.10000%      0.14075%         Fee Simple
  A114         8/1/2008          1st       $ 35,311.85       0.14375%         0.10000%      0.14075%         Fee Simple
  A115         8/1/2009          1st       $ 37,283.89       0.14375%         0.10000%      0.14075%         Fee Simple
  A116         8/1/2009          1st       $ 32,416.35       0.14375%         0.10000%      0.14075%         Fee Simple
  A117         10/1/2009         1st       $ 30,291.95       0.14375%         0.10000%      0.14075%         Fee Simple
  B118         5/1/2007          1st       $ 25,986.26       0.14375%         0.10000%      0.14075%         Fee Simple
  B119         8/1/2008          1st       $ 22,166.12       0.14375%         0.10000%      0.14075%         Fee Simple
  B120         11/1/2007         1st       $ 21,819.68       0.14375%         0.10000%      0.14075%         Fee Simple
  B121         1/1/2002          1st       $ 61,129.48       0.14375%         0.10000%      0.14075%         Fee Simple
  A122         8/1/2009          1st       $ 18,565.67       0.14375%         0.10000%      0.14075%         Fee Simple
  A123         10/1/2009         1st       $ 14,945.40       0.14375%         0.10000%      0.14075%         Fee Simple
  A124         6/1/2009          1st       $ 12,673.23       0.14375%         0.10000%      0.14075%         Fee Simple
  B125         1/1/2004          1st       $ 16,858.20       0.14375%         0.10000%      0.14075%         Fee Simple
  A126         4/1/2009          1st       $ 11,532.56       0.14375%         0.10000%      0.14075%         Fee Simple
  A127         10/1/2009         1st       $ 436,918.21      0.09375%         0.05000%      0.09075%         Fee Simple
  A128         10/1/2009         1st       $ 112,332.90      0.14375%         0.10000%      0.14075%         Leasehold
  A129         11/1/2013         1st       $ 50,945.16       0.14375%         0.10000%      0.14075%         Fee Simple
  A130         9/1/2009          1st       $ 35,168.62       0.09375%         0.05000%      0.09075%         Fee Simple
  B131         8/1/2008          1st       $ 27,844.52       0.14375%         0.10000%      0.14075%         Leasehold
  A132         10/1/2009         1st       $ 22,158.91       0.14375%         0.10000%      0.14075%         Fee Simple
  B133         1/1/2006          1st       $ 17,506.49       0.14375%         0.10000%      0.14075%         Fee Simple
  A134         11/1/2009         1st       $ 85,766.65       0.14375%         0.10000%      0.14075%         Fee Simple
  A135         11/1/2009         1st       $ 72,979.62       0.14375%         0.10000%      0.14075%         Fee Simple
  B136         10/1/2007         1st       $ 78,845.01       0.14375%         0.10000%      0.14075%         Fee Simple
  A137         9/1/2008          1st       $ 53,989.65       0.14375%         0.10000%      0.14075%         Fee Simple
  A138         9/1/2008          1st       $ 49,144.42       0.14375%         0.10000%      0.14075%         Fee Simple
  A139         7/1/2009          1st       $ 16,424.35       0.14375%         0.10000%      0.14075%         Fee Simple
  A140         8/1/2009          1st       $ 97,857.13       0.14375%         0.10000%      0.14075%         Fee Simple
  B141         1/1/2007          1st       $ 29,983.67       0.14375%         0.10000%      0.14075%         Fee Simple
  B142        11/15/2009         1st       $ 42,374.51       0.14375%         0.10000%      0.14075%         Fee Simple
  B143         10/1/2007         1st       $ 26,200.11       0.14375%         0.10000%      0.14075%         Fee Simple
  B144         5/1/2008          1st       $ 23,753.83       0.14375%         0.10000%      0.14075%         Fee Simple
  A145         12/1/2008         1st       $ 12,963.33       0.14375%         0.10000%      0.14075%         Fee Simple
  B146         10/1/2007         1st       $ 13,207.39       0.14375%         0.10000%      0.14075%         Fee Simple
  B147         2/1/2009          1st       $ 19,694.79       0.14375%         0.10000%      0.14075%         Fee Simple
  A148         1/1/2009          1st        $ 3,650.77       0.14375%         0.10000%      0.14075%         Fee Simple
  A149         10/1/2009         1st       $ 46,071.71       0.14375%         0.10000%      0.14075%         Fee Simple
  A150         9/1/2009          1st       $ 26,788.05       0.14375%         0.10000%      0.14075%         Fee Simple
  B151         12/1/2008         1st       $ 15,713.91       0.14375%         0.10000%      0.14075%         Fee Simple
  B152         3/1/2006          1st       $ 15,182.11       0.14375%         0.10000%      0.14075%         Fee Simple
  A153         10/1/2009         1st       $ 12,896.44       0.14375%         0.10000%      0.14075%         Fee Simple
  B154         3/1/2004          1st       $ 63,189.32       0.14375%         0.10000%      0.14075%         Leasehold
  B155         11/1/2005         1st       $ 42,905.63       0.14375%         0.10000%      0.14075%         Fee Simple
  A156         7/1/2009          1st       $ 39,424.27       0.14375%         0.10000%      0.14075%         Fee Simple
  B157         5/1/2006          1st       $ 20,822.94       0.14375%         0.10000%      0.14075%         Fee Simple
  B158         8/1/2013          1st       $ 21,502.17       0.14375%         0.10000%      0.14075%         Fee Simple
  A159         10/1/2009         1st        $ 9,068.64       0.14375%         0.10000%      0.14075%         Fee Simple


Sequence                                                                Measurement       Original Amortization
 Number        Crossed         Property Type        Total Units             Unit                 (months)
------------------------------------------------------------------------------------------------------------------------------------
   A1           Yes(1)            Retail                37,210               SF                    360
   A2           Yes(1)            Retail                29,088               SF                    360
   A3             No              Retail               540,070               SF                    360
   A4             No              Retail               124,614               SF                    360
   A5             No              Retail               295,300               SF                    360
   A6           Yes(2)            Retail               722,209               SF                    360
   A7           Yes(2)            Retail               201,922               SF                    360
   A8             No              Retail               262,648               SF                    360
   A9             No              Retail               154,398               SF                    360
   A10            No              Retail               124,218               SF                    360
   A11            No              Retail                19,740               SF                    360
   A12            No              Retail                60,560               SF                    360
   A13            No              Retail                67,538               SF                    360
  B14             No              Retail                24,435               SF                    180
   A15            No              Retail                84,098               SF                    283
   A16            No              Retail               100,882               SF                    360
   A17            No              Retail                47,000               SF                    240
   A18            No              Retail                45,891               SF                    360
  B19             No              Retail                84,527               SF                    300
   A20            No              Retail                56,200               SF                    360
  B21             No              Retail                41,760               SF                    298
   A22            No              Retail                31,080               SF                    300
   A23            No              Retail                27,567               SF                    360
  B24             No              Retail                37,793               SF                    180
   A25            No              Retail                46,444               SF                    360
   A26            No              Retail                45,663               SF                    360
  B27             No              Retail                53,222               SF                    228
  B28             No              Retail                22,655               SF                    300
   A29            No              Retail                37,410               SF                    300
  B30             No              Retail                65,911               SF                    300
  B31             No              Retail                79,698               SF                    300
   A32            No              Retail                33,593               SF                    360
   A33            No              Retail                33,620               SF                    300
  B34             No              Retail                30,000               SF                    240
  B35             No              Retail                32,831               SF                    180
   A36            No              Retail                24,261               SF                    360
   A37            No              Retail                35,640               SF                    360
   A38            No              Retail                45,978               SF                    360
  B39             No              Retail                52,304               SF                    240
   A40            No              Retail                20,000               SF                    360
  B41             No              Retail                42,024               SF                    240
   A42            No              Retail                25,425               SF                    353
  B43             No              Retail                19,348               SF                    300
   A44            No              Retail                57,885               SF                    240
   A45            No              Retail               152,511               SF                    180
  B46             No              Retail                49,332               SF                    180
   A47            No              Retail                25,200               SF                    300
  B48             No              Retail                31,500               SF                    240
   A49            No              Retail                32,000               SF                    180
   A50            No              Retail                28,285               SF                    300
   A51            No              Retail                16,660               SF                    240
   A52          Yes(3)          Multifamily                582              Units                  360
   A53          Yes(3)          Multifamily                348              Units                  360
   A54          Yes(3)          Multifamily                210              Units                  360
   A55            No            Multifamily                332              Units                  360
   A56            No            Multifamily                192              Units                  360
   A57            No            Multifamily                223              Units                  360
   A58            No            Multifamily                408              Units                  360
   A59            No            Multifamily                168              Units                  360
   A60            No            Multifamily                305              Units                  342
   A61            No            Multifamily                164              Units                  360
  A62             No            Multifamily                152              Units                  360
   A63            No            Multifamily                198              Units                  360
   A64            No            Multifamily                228              Units                  360
  A65             No            Multifamily                208              Units                  300
  A66             No            Multifamily                390              Units                  240
  A67             No            Multifamily                 96              Units                  300
  A68             No            Multifamily                 96              Units                  300
   A69            No            Multifamily                 96              Units                  360
   A70            No            Multifamily                 51              Units                  360
  A71             No            Multifamily                133              Units                  360
  A72             No            Multifamily                 85              Units                  300
  A73             No            Multifamily                125              Units                  300
   A74            No            Multifamily                177              Units                  360
  A75             No            Multifamily                 60              Units                  360
   A76            No            Multifamily                192              Units                  300
   A77            No            Multifamily                 84              Units                  360
   A78            No            Multifamily                 96              Units                  360
  A79             No            Multifamily                 31              Units                  360
   A80            No            Multifamily                120              Units                  360
   A81            No            Multifamily                144              Units                  360
   A82            No            Multifamily                 54              Units                  360
  A83             No            Multifamily                 80              Units                  300
   A84            No            Multifamily                 50              Units                  360
   A85            No            Multifamily                 64              Units                  360
   A86            No            Multifamily                 57              Units                  360
   A87            No            Multifamily                 91              Units                  360
   A88            No            Multifamily                 54              Units                  360
   A89            No            Multifamily                 72              Units                  360
   A90            No            Multifamily                 45              Units                  360
   A91            No            Multifamily                 44              Units                  360
   A92            No            Multifamily                 28              Units                  360
   A93            No            Multifamily                 96              Units                  300
  A94             No            Multifamily                 42              Units                  360
   A95            No            Multifamily                 24              Units                  360
   A96            No            Multifamily                 10              Units                  360
   A97            No            Multifamily                 95              Units                  360
   A98            No            Multifamily                 66              Units                  360
   A99            No            Multifamily                 65              Units                  360
  A100            No            Multifamily                 24              Units                  360
  A101            No            Multifamily                 58              Units                  360
  A102            No            Multifamily                 32              Units                  360
  A103            No            Multifamily                 31              Units                  360
  A104            No            Multifamily                 60              Units                  300
  A105            No            Multifamily                 49              Units                  360
  A106            No            Multifamily                 41              Units                  300
  A107            No            Multifamily                 59              Units                  360
  A108            No            Multifamily                 60              Units                  360
  A109            No              Office               349,810               SF                    300
  A110            No              Office                77,764               SF                    360
  B111            No              Office                43,342               SF                    300
  A112            No              Office                34,025               SF                    300
  A113            No              Office                59,237               SF                    360
  A114            No              Office                54,527               SF                    360
  A115            No              Office                55,232               SF                    300
  A116            No              Office                38,081               SF                    300
  A117            No              Office                47,902               SF                    300
  B118            No              Office                32,680               SF                    300
  B119            No              Office                18,541               SF                    300
  B120            No              Office                55,694               SF                    300
  B121            No              Office               105,837               SF                    120
  A122            No              Office                30,122               SF                    360
  A123            No              Office                20,433               SF                    360
  A124            No              Office                26,943               SF                    300
  B125            No              Office                15,017               SF                    240
  A126            No              Office                20,731               SF                    300
  A127            No               Hotel                 1,005              Rooms                  264
  A128            No               Hotel                   151              Rooms                  300
  A129            No               Hotel                   123              Rooms                  240
  A130            No               Hotel                    62              Rooms                  300
  B131            No               Hotel                   290              Rooms                  181
  A132            No               Hotel                    63              Rooms                  300
  B133            No               Hotel                    38              Rooms                  237
  A134          Yes(4)          Health Care                120              Beds                   300
  A135          Yes(4)          Health Care                120              Beds                   300
  B136            No            Health Care                144              Units                  300
  A137            No            Health Care                112              Units                  300
  A138            No            Health Care                113              Units                  300
  A139            No            Health Care                 50              Beds                   300
  A140            No            Industrial             118,264               SF                    300
  B141            No            Industrial              66,210               SF                    240
  B142            No            Industrial             192,700               SF                    180
  B143            No            Industrial              68,881               SF                    300
  B144            No            Industrial              84,820               SF                    300
  A145            No            Industrial              33,214               SF                    360
  B146            No            Industrial              41,298               SF                    300
  B147            No            Industrial              93,160               SF                    180
  A148            No            Industrial               8,250               SF                    300
  A149            No            Mobile Home                367              Pads                   360
  A150            No            Mobile Home                300              Pads                   360
  B151            No            Mobile Home                157              Pads                   300
  B152            No            Mobile Home                 77              Pads                   300
  A153            No            Mobile Home                276              Pads                   300
  B154            No          Special Purpose          118,331               SF                    300
  B155            No          Special Purpose           74,923               SF                    300
  A156            No           Mini Storage            193,489               SF                    360
  B157            No           Mini Storage             96,980               SF                    240
  B158            No           Mini Storage             55,375               SF                    180
  A159            No           Mini Storage             61,530               SF                    300

                                   SCHEDULE II

               SCHEDULE OF MORTGAGE LOANS UNDER SECTION 3.08(E)

Loan No.    Description                                           Loan Amount

4542437     David W. Holtzerland                                  $2,450,000.00



                                  SCHEDULE III

                       SUB-SERVICING AGREEMENTS IN EFFECT
                         AS OF THE ORIGINAL CLOSING DATE

                 BANK OF AMERICA, N.A. SUB-SERVICING AGREEMENT


Agreement (with respect to each of the Sub-Servicers listed below)

Amended and Restated Master Subservicing Agreement for Securitization Transactions, dated as of March 25, 1998, among Bank of America, N.A. (successor in interest to NationsBank, N.A.), Berkshire Mortgage Finance Corporation, First Security Bank, N.A., L.J. Melody & Company, Patrician Financial Company Limited Partnership and Prudential MultiFamily Mortgage, Inc. (successor in interest to Washington Mortgage Financial Group, Ltd.), as supplemented by Sub-Servicer Addition Agreements dated September 25, 1998 executed by ARCS Commercial Mortgage Co., L.P., a California limited partnership, and Bank of America, N.A. (successor in interest to Bank of America NT&SA) and as supplemented by the Confirmation thereto dated December 21, 1999.

Sub-Servicers

ARCS Commercial Mortgage Co., L.P., a California limited partnership

Bank of America, N.A.

Berkshire Mortgage Finance Corporation

First Security Bank, N.A.

L.J. Melody & Company

Patrician Financial Company Limited Partnership

Prudential MultiFamily Mortgage, Inc.

                                   SCHEDULE P9

          EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (IX)

51699 BEST WESTERN STOVALL'S INN:         Pending condemnation action.

                                 SCHEDULE P41(A)

        EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XLI)(A)

51734 INT'L AVIATION AIR CARGO TERMINAL: The ground lease does not contain such a provision.

                                 SCHEDULE P41(B)

        EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XLI)(B)

51727 GATEWAY CROSSING ENTERTAINMENT COMPLEX: The ground lease does not contain a provision regarding priority.

51734 INT'L AVIATION AIR CARGO TERMINAL: The ground lease does not contain a provision regarding priority.

                                 SCHEDULE P41(K)

        EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (XLI)(K)

51727 GATEWAY CROSSING ENTERTAINMENT COMPLEX: Rent increases every five (5) years.

51734 INT'L AVIATION AIR CARGO TERMINAL: Rent increases every three (3) years.

                                  SCHEDULE P59

          EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (LIX)

51749 ROSEWOOD PARK RETIREMENT: The loan documents do not contain any provision with respect to subordinate financing.

                                  SCHEDULE P61

          EXCEPTIONS TO PORTFOLIO MORTGAGE LOAN REPRESENTATION (LXI)

      Loan No. 4542437, David W. Holtzerland, in the amount of $2,450,000. There is secondary financing by Bank of America which is not included in Series 2000-1 (Loan No. 4548350, David W. Holtzerland, in the amount of $420,000).

                                   SCHEDULE C9

           EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (IX)

51562 WHITE HORSE COMMONS SHOPPING CENTER:      Right of way taking in
                                                progress with respect to 552
                                                square foot strip of land.
                                                Release of such strip has
                                                been agreed to by lender.

                                  SCHEDULE C23

          EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XXIII)

51521 MANSFIELD PLAZA: There is an encroachment of the building on the setback lines. However, the title company insures against forfeiture of title due to such encroachment.

51546 256 WORTH AVENUE: It appears that the building may violate the setback line. However, the title company does not take exception for such a violation.

51671 WAL-MART STORES PORTFOLIO 2: A significant portion of the Denham Springs, LA store lies outside of the boundary of the Mortgaged Property. The title policy takes exception for this encroachment.

                                  SCHEDULE C43

          EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLIII)

The Mortgagor for the following loan is not a Single-Purpose Entity:

50787 1121 Morrison Avenue

                                  SCHEDULE C44

          EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLIV)

51524 RAINTREE TOWNE CENTER: Lender agrees to release a parcel of approximately 7 acres upon the subdivision and purchase of the parcel by the ground tenant.

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                                  SCHEDULE C45

           EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLV)

The loan documents for the following loans permit specified additional financing:

51637 Rosewood Care Center - Moline
51638 Rosewood Care Center - Peoria

                                 SCHEDULE C46(C)

        EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVI) (C)

51051 WALNUT WOODS OF BOYERTOWN: Not addressed in loan documents.

The loan documents for the following loans were silent as to 2(a), 3(b) and 3(c):

51637 Rosewood Care Center - Moline
51638 Rosewood Care Center - Peoria

                                 SCHEDULE C48(A)

       EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII) (A)

50814 TOWN CENTER: The ground lease does not contain such a provision and there was no estoppel certificate in the file.

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                                 SCHEDULE C48(B)

       EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII) (B)

51635 RADISSON SUITES - SECAUCUS, NJ: There is a fee mortgage as an exception in the title policy.

                                 SCHEDULE C48(C)

        EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII)(C)

51636 RADISSON SUITES, SECAUCUS, NJ: Until September 2000, all proceeds are to be applied to restoration regardless of whether or not there is a total loss or taking.

                                 SCHEDULE C48(G)

       EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII) (G)

50889 BARNES & NOBLE/CHILI'S: The ground lease does not contain such a provision.

50814 TOWN CENTER: : The ground lease does not contain such a provision.

                                 SCHEDULE C48(H)

       EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII) (G)

MORTGAGE LOAN #51635 RADISSON SUITES - SECAUCUS, NJ: The ground lessor has the option to purchase the Loan Documents prior to a foreclosure. The purchase price shall be (i) the outstanding principal amount of, plus the accrued and unpaid interest on, the note secured by the leasehold mortgage and (ii) the amount of all advances made by the Leasehold Mortgagee to cure defaults by Tenant under the lease or otherwise made to protect the security interest of the Leasehold Mortgagee plus all accrued and unpaid interest on such advances.

                                 SCHEDULE C48(J)

       EXCEPTIONS TO CONDUIT MORTGAGE LOAN REPRESENTATION (XLVIII) (J)

50889 BARNES & NOBLE/CHILI'S: Rent increases throughout term.